Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-290225

JOINT PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Investar Holding Corporation and Wichita Falls Bancshares, Inc.:

On July 1, 2025, Investar Holding Corporation, or “Investar,” and Wichita Falls Bancshares, Inc., or “WFB,” entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” which provides for the combination of the two companies. Under the merger agreement, WFB will merge with and into Investar, with Investar as the surviving corporation, in a transaction we refer to as the “merger.” After completion of the merger, First National Bank, WFB’s wholly-owned banking subsidiary, will merge with and into Investar Bank, N.A., Investar’s wholly-owned banking subsidiary, with Investar Bank as the surviving bank, in a transaction we refer to as the “bank merger.” The merger will combine two community banks with a history of service, alignment of culture and common commitment to enhancing shareholder value.

Under the merger agreement, Investar will issue an aggregate of 3,955,334 shares of Investar common stock (the “stock consideration”) and cash consideration of $7.2 million (the “cash consideration” and, together with the stock consideration, the “merger consideration”), subject to certain adjustments, in exchange for all of the shares of WFB common stock issued and outstanding immediately prior to the effective time of the merger.

Although the aggregate number of shares of Investar common stock that WFB shareholders will receive is fixed, subject to certain exceptions, the market value of the stock consideration will fluctuate with the market price of Investar common stock and will not be known at the time WFB or Investar shareholders vote on the merger. Investar common stock is currently quoted on the Nasdaq Global Market under the symbol “ISTR.” Based on the closing price of $19.32 per share of Investar common stock on June 30, 2025, the last full trading day before the public announcement of the merger, the stock consideration represented approximately $123.07 in value for each share of WFB common stock outstanding on such date. Based on the closing price of $22.53 per share of Investar common stock on September 17, 2025, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, the stock consideration represented approximately $143.52 in value per share of WFB common stock outstanding on such date, and, together with the cash consideration, the value of the merger consideration represented approximately $155.12 in value per share of WFB common stock as of the same date. We urge you to obtain current market quotations for the price of Investar common stock.

Investar and WFB will each hold a special meeting of their respective shareholders in connection with the merger, and the shareholders of Investar and WFB will be asked to vote to approve the merger agreement and related matters, as described in the attached joint proxy statement/prospectus. Investar will hold a special meeting of its shareholders on October 24, 2025, at 9:00 a.m. local time, at Investar Tower, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. WFB will hold a special meeting of its shareholders on October 23, 2025, at 5:00 p.m. local time, at First National Bank, 3801 Fairway Boulevard, Wichita Falls, Texas 76310.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF INVESTAR COMMON STOCK OR WFB COMMON STOCK YOU OWN. Whether or not you plan to attend the Investar special meeting or the WFB special meeting in person, we encourage you to take the time to register your vote by completing and mailing the enclosed proxy card or voting by Internet or telephone utilizing the instructions provided on the proxy card. Submitting a proxy now will NOT prevent you from being able to vote in person at your shareholder meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

Investar’s board of directors unanimously recommends that Investar shareholders vote “FOR” the Investar merger proposal and “FOR” the other matters to be considered at the Investar special meeting.

WFB’s board of directors unanimously recommends that WFB shareholders vote “FOR” the WFB merger proposal and “FOR” the other matters to be considered at the WFB special meeting.

The attached joint proxy statement/prospectus provides you with detailed information about the Investar special meeting, the WFB special meeting, the merger agreement, the merger and other related matters, and we encourage you to carefully read this joint proxy statement/prospectus, including the “Risk Factors” section beginning on page 22, for a discussion of the risks relating to the proposed merger. You can also obtain information about Investar from documents that it has filed with the Securities and Exchange Commission that are incorporated into this joint proxy statement/prospectus by reference.

On behalf of our respective boards of directors, we appreciate your attention to this important matter.

Sincerely,

John J. D’Angelo	Sam Beard
President and Chief Executive Officer	Chairman
Investar Holding Corporation	Wichita Falls Bancshares, Inc

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”), the Office of the Comptroller of the Currency, any state securities commission or any bank or other regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of Investar common stock to be issued in the merger are not deposits or savings accounts or other obligations of any bank, and are not insured by the FDIC or any other governmental agency.

The date of this joint proxy statement/prospectus is September 23, 2025, and it is first being mailed or otherwise delivered to Investar shareholders and WFB shareholders on or about September 23, 2025.

WICHITA FALLS BANCSHARES, INC.
3801 Fairway Boulevard
Wichita Falls, Texas 76310

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 23, 2025

To the shareholders of Wichita Falls Bancshares, Inc.:

NOTICE IS HEREBY GIVEN that Wichita Falls Bancshares, Inc. (which we refer to as “WFB”) will hold a special meeting of its shareholders on October 23, 2025 at First National Bank, 3801 Fairway Boulevard, Wichita Falls, Texas 76310, at 5:00 p.m., local time, to consider and vote upon the following matters:

•

A proposal to approve the Agreement and Plan of Merger, dated July 1, 2025, by and between Investar Holding Corporation (which we refer to as “Investar”) and WFB, as the same may be amended from time to time (which we refer to as the “merger agreement”), which provides for the merger of WFB with and into Investar (which we refer to as the “merger”), and the transactions contemplated by the merger agreement, including the merger and the termination of the WFB Shareholders’ Agreement, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the “WFB merger proposal”); and

•	A proposal to adjourn the WFB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the WFB merger proposal (which we refer to as the “WFB adjournment proposal”).

The WFB board of directors has fixed the close of business on September 2, 2025 as the record date for the WFB special meeting. Only WFB shareholders of record at the close of business on the record date are entitled to notice of, to attend, and to vote at, the WFB special meeting and any adjournment or postponement of the WFB special meeting.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of WFB common stock entitled to vote thereon is required to approve the WFB merger proposal. Approval of the WFB adjournment proposal (if necessary or appropriate) requires the approval of a majority of the votes cast at the WFB special meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF WFB COMMON STOCK YOU OWN. Whether or not you plan to attend the WFB special meeting in person, we encourage you to take the time to register your vote by completing and mailing the enclosed proxy card or voting by Internet or telephone utilizing the instructions provided on the proxy card. Submitting a proxy now will NOT prevent you from being able to vote in person at your shareholder meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

WFB shareholders are entitled to dissenters’ rights under the provisions of the Texas Business Organizations Code (which we refer to as the “TBOC”) in connection with the proposed merger. If the merger is completed, shareholders perfecting their dissenters’ rights are entitled, if they have complied with the provisions of the TBOC regarding rights of dissenting shareholders, to be paid the “fair value” of their shares in cash, as provided in the relevant sections of the TBOC. A copy of the applicable statutory provisions of the TBOC is included with the accompanying joint proxy statement/prospectus as Annex D, and a summary of the provisions can be found under the section of the joint proxy statement/prospectus entitled “The Merger—Dissenters’ Rights.” It is a condition to Investar’s obligation to consummate the merger that holders of no more than 10.0% of the outstanding shares of WFB common stock exercise dissenters’ rights.

The WFB board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the termination of the WFB Shareholders’ Agreement, and unanimously recommends that WFB shareholders vote “FOR” the WFB merger proposal and “FOR” the WFB adjournment proposal (if necessary or appropriate).

The joint proxy statement/prospectus accompanying this notice provides you with detailed information about the WFB special meeting, the merger agreement, the merger and other related matters. We encourage you to carefully read this joint proxy statement/prospectus, including the attached annexes and any documents incorporated into this joint proxy statement/prospectus by reference.

BY ORDER OF THE BOARD OF DIRECTORS Sam Beard Chairman Wichita Falls Bancshares, Inc.

Wichita Falls, Texas

September 23, 2025

INVESTAR HOLDING CORPORATION
10500 Coursey Boulevard, 3rd Floor
Baton Rouge, Louisiana 70816

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 24, 2025

To the shareholders of Investar Holding Corporation:

NOTICE IS HEREBY GIVEN that Investar Holding Corporation (which we refer to as “Investar”) will hold a special meeting of its shareholders on October 24, 2025, at Investar Tower, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, at 9:00 a.m., local time, to consider and vote upon the following matters:

•

A proposal to approve the Agreement and Plan of Merger, dated July 1, 2025, by and between Investar and Wichita Falls Bancshares, Inc. (which we refer to as “WFB”), as the same may be amended from time to time (which we refer to as the “merger agreement”), which provides for the merger of WFB with and into Investar (which we refer to as the “merger”), and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Investar’s common stock as consideration for the merger, each as more fully described in the attached joint proxy statement/prospectus (which we refer to as the “Investar merger proposal”); and

•

A proposal to adjourn the Investar special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Investar merger proposal (which we refer to as the “Investar adjournment proposal”).

The Investar board of directors has fixed the close of business on September 2, 2025 as the record date for the Investar special meeting. Only Investar shareholders of record at the close of business on the record date are entitled to notice of, to attend, and to vote at, the Investar special meeting and any adjournment or postponement of the Investar special meeting.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Investar common stock present in person or by proxy at the Investar special meeting or of a majority of the outstanding shares of Investar common stock, whichever is greater, is required to approve the Investar merger proposal. A majority of the votes cast at the Investar special meeting is required to approve the Investar adjournment proposal (if necessary or appropriate). Investar has determined that Investar shareholders are not entitled to appraisal rights under Louisiana law in connection with the merger.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF INVESTAR COMMON STOCK YOU OWN. Whether or not you plan to attend the Investar special meeting in person, we encourage you to take the time to register your vote by completing and mailing the enclosed proxy card or voting by Internet or telephone utilizing the instructions provided on the proxy card. Submitting a proxy now will NOT prevent you from being able to vote in person at your shareholder meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

The Investar board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, and unanimously recommends that Investar shareholders vote “FOR” the Investar merger proposal and “FOR” the Investar adjournment proposal (if necessary or appropriate).

The joint proxy statement/prospectus accompanying this notice provides you with detailed information about the Investar special meeting, the merger agreement, the merger and other related matters. We encourage you to carefully read this joint proxy statement/prospectus, including the attached annexes and any documents incorporated into this joint proxy statement/prospectus by reference.

BY ORDER OF THE BOARD OF DIRECTORS John J. D’Angelo President and Chief Executive Officer Investar Holding Corporation

Baton Rouge, Louisiana

September 23, 2025

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed by Investar with the Securities and Exchange Commission (which we refer to as the “SEC”) (File No. 333-290225) under the Securities Act of 1933, which we refer to as the Securities Act, constitutes a prospectus of Investar with respect to the shares of Investar common stock to be issued to WFB shareholders in connection with the proposed merger. This document also constitutes a proxy statement of each of Investar and WFB in connection with their respective special meetings of shareholders. This document also provides notice of the special meeting of Investar and WFB in accordance with state law with respect to their special meetings at which shareholders will consider and act on the proposals described in the respective notices. In this document, unless the context requires otherwise, references to “we,” “us,” and “our” are to Investar and WFB, collectively, and “you” refers to the shareholder of Investar or WFB to which this document relates.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this document or in any supplement to this document, and we do not take any responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this document or any supplement to this document is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

This document does not constitute an offer to sell, or solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, such offer or solicitation is unlawful. Except where the context otherwise indicates, information contained in this document regarding Investar has been provided by Investar, and information contained in this document regarding WFB has been provided by WFB.

ADDITIONAL INFORMATION

As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Instead, this joint proxy statement/prospectus incorporates important business and financial information about Investar from documents filed by it with the SEC that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Investar, including a copy of the registration statement to which this joint proxy statement/prospectus relates, including any amendments, schedules and exhibits, at no cost from the SEC’s website at http://www.sec.gov or the address set forth below. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other documents referred to in this joint proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. See “Where You Can Find More Information” beginning on page 137 for more details.

You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting Investar at Investar Holding Corporation, 10500 Coursey Boulevard, 3rd Floor, Baton Rouge, Louisiana 70816, Attn: Corporate Secretary, Telephone: (225) 227-2222.

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your respective company’s shareholder meeting, or October 17, 2025 if you are an Investar shareholder and October 16, 2025 if you are a WFB shareholder.

If you are an Investar shareholder and have questions about the Investar special meeting or this joint proxy statement/prospectus, or need help voting your shares of Investar common stock, you may contact John R. Campbell, at Investar by phone at (225) 227-2215, by email at john.campbell@investarbank.com or by physical writing at Investar Holding Corporation, Attn.: John R. Campbell, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

If you are an WFB shareholder and have questions about the WFB special meeting or this joint proxy statement/prospectus, or need help voting your shares of WFB common stock, you may contact Robert Faulkner, Vice President, at WFB by phone at (940) 696-3000, by email at rfaulkner@fnbtx.com or by physical writing at Wichita Falls Bancshares, Inc., Attn.: Robert Faulkner, 3801 Fairway Boulevard, Wichita Falls, Texas 76310.

Annexes
Agreement and Plan of Merger	Annex A
Form of Bank Agreement and Plan of Bank Merger (Exhibit A)
Form of WFB Voting Agreement (Exhibit B)
Form of Director Support Agreement (Exhibit C)
Form of Claims Letter (Exhibit D)
Opinion of Olsen Palmer LLC	Annex B
Opinion of Janney Montgomery Scott LLC	Annex C
Subchapter H. of the Texas Business Organizations Code	Annex D

QUESTIONS AND ANSWERS

The following are answers to certain questions you may have regarding the merger, the Investar special meeting, and the WFB special meeting. We urge you to carefully read the remainder of this joint proxy statement/prospectus, including the annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all the information that might be important to you in determining how to vote.

Q:	What is the merger?

A:

Investar and WFB entered into an Agreement and Plan of Merger on July 1, 2025 (which we refer to as the “merger agreement”), which provides for the strategic merger of WFB with and into Investar, with Investar continuing as the surviving entity (which we refer to as the “merger”), followed by the merger of WFB’s wholly-owned banking subsidiary, First National Bank, with and into Investar’s wholly-owned banking subsidiary, Investar Bank, National Association (which we refer to as “Investar Bank”), with Investar Bank as the surviving bank (which we refer to as the “bank merger”).

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. We urge you to carefully read this joint proxy statement/prospectus and the merger agreement in their entirety.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

The completion of the merger is subject to customary closing conditions, including the approval of the merger agreement and the transactions contemplated by the merger agreement by the requisite votes of the holders of WFB common stock and Investar common stock. WFB will hold a special meeting of its shareholders (which we refer to as the “WFB special meeting”) and Investar will hold a special meeting of its shareholders (which we refer to as the “Investar special meeting”) to obtain, among other things, the required shareholder approvals in connection with the merger.

This document serves as the joint proxy statement being used by WFB’s board of directors and Investar’s board of directors to solicit proxies from the holders of WFB common stock and Investar common stock, respectively, in connection with the respective special meetings. As such, this joint proxy statement contains information about, among other things, the WFB special meeting, the Investar special meeting, the proposals to be presented at each special meeting, the merger agreement and the merger, and certain other related matters.

This document is also a prospectus of Investar that is being delivered to WFB shareholders because Investar is offering shares of its common stock to WFB shareholders in connection with the merger.

This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the meetings, as well as about an investment in Investar common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	What will WFB shareholders receive in the merger?

A:

In exchange for all outstanding shares of WFB common stock, Investar will issue an aggregate of 3,955,334 shares of its common stock (which we refer to as the “stock consideration”) and will pay $7.2 million in cash to the shareholders of WFB (which we refer to as the “cash consideration,” and together with the stock consideration, the “merger consideration”), subject to certain adjustments, and each share of WFB common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive a pro rata share of the merger consideration (which we refer to as the “per share merger consideration”).

Investar will not issue any fractional shares of Investar common stock in the merger. Instead, a WFB shareholder who otherwise would have received a fraction of a share of Investar common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the fraction of a share (rounded to the nearest one thousandth of a share) of Investar common stock to which such shareholder would otherwise be entitled to receive by (2) the volume-weighted average trading price of Investar common stock during the five consecutive trading days immediately prior to closing (which we refer to as the “average closing price”).

Following the completion of the merger, former WFB shareholders are expected to own approximately 28.70% of the combined company based on the number of shares of Investar common stock outstanding as of September 17, 2025.

Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:

Yes. Although the aggregate number of shares of Investar common stock that WFB shareholders will receive is fixed, subject to certain exceptions, the market value of the stock consideration and, thus, the merger consideration will fluctuate with the market price of Investar common stock and will not be known at the time WFB shareholders vote on the merger. Investar common stock is currently quoted on the Nasdaq Global Market under the symbol “ISTR.”

Q:	What will happen to shares of Investar common stock in the merger?

A:	Nothing. Each share of Investar common stock outstanding will remain outstanding as a share of Investar common stock following the effective time of the merger.

Q:	When and where are the WFB special meeting and the Investar special meeting?

A:	WFB Special Meeting: The WFB special meeting will be held on October 23, 2025, at First National Bank, 3801 Fairway Boulevard, Wichita Falls, Texas 76310, at 5:00 p.m., local time.

Investar Special Meeting: The Investar special meeting will be held on October 24, 2025, at Investar Tower, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, at 9:00 a.m., local time.

Q:	Who is entitled to vote at each shareholder meeting?

A:

WFB Special Meeting: All holders of WFB outstanding common stock who held shares at the close of business on September 2, 2025 (which we refer to as the “WFB record date”) are entitled to receive notice of, to attend and to vote at the WFB special meeting.

Investar Special Meeting: All holders of Investar outstanding common stock who held shares at the close of business on September 2, 2025 (which we refer to as the “Investar record date”) are entitled to receive notice of, to attend and to vote at the Investar special meeting.

Q:	What are WFB shareholders being asked to vote on and why is this approval necessary?

A:	WFB shareholders are being asked to vote on the following proposals at the WFB special meeting:

•

A proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger and the termination of the WFB Shareholders’ Agreement (which we refer to as the “WFB merger proposal”); and

•	A proposal to adjourn the WFB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the WFB merger proposal (which we refer to as the “WFB adjournment proposal”).

Shareholder approval of the WFB merger proposal is required for completion of the merger. WFB will transact no other business at the WFB special meeting, except for business properly brought before the WFB special meeting or any adjournment or postponement thereof.

Each director and certain executive officers of WFB and First National Bank (who collectively constitute approximately 16.9% of the outstanding WFB common stock based on the shares outstanding as of the WFB record date) have entered into voting agreements with Investar agreeing to, among other things, vote their shares of WFB common stock in favor of the merger agreement and the transactions contemplated thereby and against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of WFB in the merger agreement.

Q:	What are Investar shareholders being asked to vote on and why is this approval necessary?

A:	Investar shareholders are being asked to vote on the following proposals at the Investar special meeting:

•

A proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Investar common stock as merger consideration (which we refer to as the “Investar merger proposal”); and

•

A proposal to adjourn the Investar special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Investar merger proposal (which we refer to as the “Investar adjournment proposal”).

Shareholder approval of the Investar merger proposal is required for completion of the merger. Investar will transact no other business at the Investar special meeting, except for business properly brought before the Investar special meeting or any adjournment or postponement thereof.

Q:	What constitutes a quorum at each shareholder meeting?

A:

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of WFB or Investar common stock entitled to vote at such meeting is necessary in order to constitute a quorum for purposes of the matters being voted on at the WFB special meeting or Investar special meeting, as applicable. A shareholder will generally be considered present if the shareholder is in attendance in person at the special meeting or if the shareholder returns an executed proxy, even if the shareholder abstains from voting with respect to one or more matters to be presented at the meeting.

Q:	What vote is required to approve each proposal at the WFB special meeting?

A:

WFB merger proposal: Approval of the WFB merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of WFB common stock entitled to vote thereon. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the WFB merger proposal, it will have the same effect as a vote “AGAINST” the WFB merger proposal. WFB shareholders must approve the WFB merger proposal in order for the merger to occur.

WFB adjournment proposal: Approval of the WFB adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the WFB adjournment proposal exceeds the number of votes cast “AGAINST” the WFB adjournment proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the WFB adjournment proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal. WFB’s shareholders are not required to approve the WFB adjournment proposal in order for the merger to occur. If WFB’s shareholders fail to approve the WFB adjournment proposal, but approve the WFB merger proposal, the merger may nonetheless occur.

Q:	What vote is required to approve each proposal at the Investar special meeting?

A:

Investar merger proposal: Approval of the Investar merger proposal requires the affirmative vote of the greater of (1) two-thirds of the outstanding shares of Investar common stock present, in person or by proxy, at the Investar special meeting or (2) a majority of the outstanding shares of Investar common stock entitled to vote thereon. The failure of a shareholder to be present at the meeting, either in person or by proxy, will not be treated a share present at the meeting and will, thus, have no effect on shareholder approval of the Investar merger proposal under the first standard; however, it will be treated the same as a vote “AGAINST” the Investar merger proposal under the second standard. Under either standard, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” the Investar merger proposal. Investar shareholders must approve the Investar merger proposal in order for the merger to occur.

Investar adjournment proposal: Approval of the Investar adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the Investar adjournment proposal exceed the number of votes cast “AGAINST” the Investar adjournment proposal. An Investar shareholder who fails to vote in person or by proxy, fails to instruct his or her bank, broker or other nominee to vote, or marks “ABSTAIN” on his or her proxy card, with respect to the Investar adjournment proposal will not be deemed to have cast a vote, and it will have no effect on the proposal. If Investar’s shareholders fail to approve the Investar adjournment proposal, but approve the Investar merger proposal, the merger may nonetheless occur.

Q:	When will the merger be completed?

A:

We will complete the merger on a date to be determined by Investar within 35 days after all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory and shareholder approvals. While we currently expect the merger to be completed in late 2025 or early 2026, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:	How does the WFB board of directors and the Investar board of directors recommend that I vote?

A:

The WFB board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the termination of the WFB Shareholders’ Agreement, and unanimously recommends that WFB shareholders vote “FOR” the WFB merger proposal and “FOR” the WFB adjournment proposal, if presented.

The Investar board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, and unanimously recommends that Investar shareholders vote “FOR” the Investar merger proposal and “FOR” the Investar adjournment proposal, if presented.

Q:	What do I need to do now?

A:

After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly using the instructions discussed in this joint proxy statement/prospectus.

Q:	How many votes do I have?

A:

Holders of WFB common stock are entitled to one vote per share of WFB common stock owned of record as of the WFB record date on each proposal presented at the WFB special meeting, and holders of Investar common stock are entitled to one vote per share of Investar common stock owned of record as of the Investar record date on each proposal presented at the Investar special meeting.

Q:	How do I vote?

A:	Whether or not you plan to attend the Investar special meeting or WFB special meeting, as applicable, we urge you to vote by proxy to ensure that your vote is counted.

If you are a holder of record of WFB common stock as of September 2, 2025, the WFB record date, you may submit your proxy before the WFB special meeting in any of the following ways:

•	by mail, by completing, signing, dating and returning the enclosed proxy card to WFB using the enclosed postage-paid envelope;
•	by telephone, by calling toll-free (866) 890-7413 and following the recorded instructions; or
•	via the internet, by accessing the website www.proxypush.com/FNBTX and following the instructions on the website.

If you are a shareholder of record of Investar as of September 2, 2025, the Investar record date, you may submit your proxy before the Investar special meeting in any of the following ways:

•	by mail, by completing, signing, dating and returning the enclosed proxy card to Investar using the enclosed postage-paid envelope;
•	by telephone, by calling toll-free (855) 652-7332 and following the recorded instructions; or
•	via the internet, by accessing the website www.proxypush.com/ISTR and following the instructions on the website.

If you intend to submit your proxy by mail, your completed proxy card must be received prior to your respective company’s shareholder meeting. Investar shareholders who intend to submit a proxy by telephone or via the internet must do so by 11:59 p.m. Eastern time on the day before your special meeting. WFB shareholders who intend to submit a proxy by telephone or via the internet must do so by 4:00 p.m. Eastern time on the day of your special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name,” you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to vote your shares in person at the relevant company’s shareholder meeting.

You may also cast your vote in person at your respective company’s shareholder meeting. If you plan to attend your respective company’s shareholder meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. Whether or not you intend to be present at your shareholder meeting, you are urged to complete, sign, date and return the enclosed proxy card to WFB or Investar, as applicable, in the enclosed postage-paid envelope or submit a proxy by telephone or via the internet as described on the enclosed instructions as soon as possible. For information about changing your vote or revoking a proxy, see “Can I change my vote?” below.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:

If your shares of WFB or Investar stock are registered directly in your name, you are considered the shareholder of record with respect to those shares of stock. If your shares of stock are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” If your shares are held in street name, this joint proxy statement/prospectus and the proxy card, as applicable, have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q:	If my shares are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:

No. Your bank or broker cannot vote your shares on any of the proposals at the WFB or Investar shareholder meeting without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to WFB (with respect to WFB shareholders) or Investar (with respect to Investar shareholders) or by voting in person at the WFB special meeting or the Investar special meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The WFB merger proposal, WFB adjournment proposal, Investar merger proposal and the Investar adjournment proposal are all non-routine matters, and a broker or nominee does not have discretionary voting power with respect to those proposals. As a result, we do not expect any broker non-votes at either the Investar special meeting or the WFB special meeting. In the case of an abstention, a shareholder is expressly declining to vote in favor of or against a particular proposal or matter.

Because, under Texas law, the WFB merger proposal must be approved by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote, an abstention, a broker non-vote or the failure of a shareholder to tender a vote will have the same effect as a vote “AGAINST” the WFB merger proposal.

Similarly, in the case of the Investar merger proposal, under the applicable voting standard, an abstention and a broker non-vote will, and the failure of a shareholder to tender a vote may, have the same effect as a vote “AGAINST” the Investar merger proposal.

However, abstentions, broker non-votes as well as the failure of a shareholder to tender a vote are not treated as votes cast and, thus, will have no effect on the WFB adjournment proposal or the Investar adjournment proposal.

Q:	Can I change my vote?

A:

WFB shareholders: Yes. If you are the record holder of your WFB shares, you may revoke your proxy in any one of four ways: (1) you may submit another properly completed proxy card bearing a later date by mail or email which is received by WFB prior to the WFB special meeting; (2) you may send a written notice which is received prior to the WFB special meeting that you are revoking your proxy to: Wichita Falls Bancshares, Inc., 3801 Fairway Boulevard, Wichita Falls, Texas 76310, Attention: Corporate Secretary; (3) you may cast a new vote by telephone or via the internet at any time before 4:00 p.m. Eastern time on the day of the WFB special meeting; or (4) you may attend the WFB special meeting and notify the election officials prior to the meeting starting that you wish to revoke your proxy and vote in person. However, your attendance at the WFB special meeting will not, by itself, revoke your proxy.

Investar shareholders: Yes. If you are the record holder of your Investar shares, you may revoke your proxy in any one of four ways: (1) you may submit another properly completed proxy card bearing a later date which is received by Investar prior to the special meeting; (2) you may send a written notice which is received prior to the special meeting that you are revoking your proxy to: John R. Campbell, Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816; (3) you may cast a new vote by telephone or via the internet at any time before 11:59 p.m. Eastern time on the day before the Investar special meeting; or (4) you may attend the special meeting and notify the election officials at any time prior to polls closing that you wish to revoke your proxy and vote in person. However, your attendance at the special meeting will not, by itself, revoke your proxy.

If your shares are held in street name by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

Q:	Are WFB shareholders entitled to dissenters’ rights?

A:

Yes. WFB shareholders may assert dissenters’ rights in connection with the merger and, upon complying with the requirements of the Texas Business Organizations Code (which we refer to as the “TBOC”), receive cash in the amount of the fair value of their shares, which may be more or less than the value a WFB shareholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable provisions of the TBOC with respect to dissenters’ rights will result in the loss of the right of appraisal. For further information, see “The Merger—Dissenters’ Rights” on page 68. Under the merger agreement, Investar will not be obligated to consummate the merger if dissenters’ rights are properly asserted with respect to 10.0% or more of the outstanding shares of WFB common stock.

Q:	Are Investar shareholders entitled to dissenters’ rights?

A:	No.

Q:	What are the U.S. federal income tax consequences of the merger to WFB shareholders?

A:

The merger is expected to qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and it is a condition to the respective obligations of WFB and Investar to complete the merger that each party will have received an opinion of its legal counsel to that effect.

Assuming the merger so qualifies, a U.S. holder of WFB common stock will recognize gain (but not loss) in an amount equal to the lesser of: (i) the amount, if any, by which the cash (excluding cash received in lieu of a fractional share) and the fair market value of the Investar common stock received by such shareholder exceeds the adjusted tax basis in such shareholder’s WFB common stock exchanged therefor, and (ii) the amount of cash received by such shareholder.  With respect to any cash received in lieu of a fractional share of Investar common stock, a U.S. holder generally would also recognize gain or loss equal to the difference between the amount of cash received and his or her aggregate tax basis allocable to the fractional share of Investar common stock.

See the section of this joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 134 for a general discussion of the material U.S. federal income tax consequences of the merger. The U.S. federal income tax consequences described above may not apply to all WFB shareholders. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You should therefore consult your own tax advisor to determine the tax consequences of the merger to you.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of WFB common stock will not receive any consideration for their shares in connection with the merger. Instead, WFB will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, WFB may be required to pay a termination fee. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement —Termination Fee” beginning on page 88 for a discussion of the circumstances under which termination fees will be required to be paid.

Q:	What happens if I sell my shares after the applicable record date but before the relevant company’s shareholder meeting?

A:

Each of the WFB record date and the Investar record date is earlier than the date of the WFB special meeting and the Investar special meeting, as applicable, and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of WFB common stock or Investar common stock, as applicable, after the applicable record date but before the date of the applicable shareholder meeting, you will retain your right to vote at such shareholder meeting (provided that such shares remain outstanding on the date of such shareholder meeting), but, with respect to WFB common stock, you will not have the right to receive the merger consideration to be received by WFB’s shareholders in connection with the merger. In order to receive the merger consideration, you must hold your shares of WFB common stock through completion of the merger.

Q:	If I am a WFB shareholder, should I send in my WFB common stock certificates now?

A:

No. Please do not send in your WFB common stock certificates with your proxy. After the merger is completed, Investar’s exchange agent will send you instructions for exchanging your shares of WFB common stock for your portion of the merger consideration. See “The Merger Agreement—Exchange of Certificates for Merger Consideration” beginning on page 74.

Q:	What should I do if I receive more than one set of voting materials?

A:

Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of stock that you own.

Q:	Whom should I contact with questions?

A:

WFB shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of WFB common stock, please contact Robert Faulkner, Vice President by phone at (940) 696-3000 or by email to rfaulkner@fnbtx.com.

Investar shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Investar common stock, please contact John R. Campbell by phone at (225) 227-2215 or by email to john.campbell@investarbank.com.

SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which this document refers before you decide how to vote with respect to the merger agreement. In addition, this document incorporates by reference important business and financial information about Investar. For a description of this information, please see “Where You Can Find More Information” beginning on page 137. You may also obtain the information incorporated by reference into this document without charge by following the instructions in that section. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies (page 91)

Investar Holding Corporation

Investar Holding Corporation is a financial holding company headquartered in Baton Rouge, Louisiana, and the parent company of Investar Bank, National Association, a national banking association with its main office in Wichita Falls, Texas. Through Investar Bank, Investar offers a wide range of commercial banking products through 29 locations throughout Louisiana, Texas, and Alabama. As of June 30, 2025, on a consolidated basis, Investar had total assets of $2.7 billion, total loans of $2.1 billion, total deposits of $2.3 billion, and stockholders’ equity of $255.9 million.

Investar’s common stock is listed on the Nasdaq Global Market under the symbol “ISTR.”

Investar’s principal office is located at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, and its telephone number at that location is (225) 227-2222.

Wichita Falls Bancshares, Inc.

Wichita Falls Bancshares, Inc. is a financial holding company headquartered in Wichita Falls, Texas, and the parent company of First National Bank, a national banking association that offers a full range of banking products and services from 7 full-service branch locations and 2 mortgage offices located in North Texas. As of June 30, 2025, WFB had total assets of $1.38 billion, total deposits of $1.14 billion, and total stockholders’ equity of $100.4 million.

WFB’s principal office is located at 3801 Fairway Boulevard, Wichita Falls, Texas 76310, and its main telephone number at that location is (940) 696-3000.

The Merger (page 45)

Investar and WFB have entered into the merger agreement, which provides for the merger of WFB with and into Investar, with Investar continuing as the surviving corporation. After completion of the merger, First National Bank will merge with and into Investar Bank, with Investar Bank as the surviving bank in the bank merger.

The terms and conditions by which WFB will merge with and into Investar are contained in the merger agreement, a copy of which is attached to this document as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. We encourage you to read that agreement carefully, as it is the legal document that governs the merger.

Merger Consideration (page 73)

If the merger is completed, in exchange for all outstanding shares of WFB common stock, Investar will issue an aggregate of 3,955,334 shares of its common stock and pay cash consideration of $7.2 million to the shareholders of WFB, subject to certain adjustments, and each share of WFB common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive a pro rata share of the merger consideration. Following the completion of the merger, former WFB shareholders are expected to own approximately 28.70% of the combined company based on the number of shares of Investar common stock outstanding as of September 17, 2025.

Under the merger agreement, the aggregate number of shares of Investar common stock issued in the merger and the cash consideration may increase to the extent that convertible subordinated promissory notes issued by WFB (which we refer to as the “WFB Convertible Subordinated Debt”) are converted after December 31, 2024 and prior to the effective time of the merger into shares of WFB common stock. In the event of such conversion, the aggregate merger consideration would be increased by 0.0425 shares of Investar common stock and $0.11 in cash for each dollar of the WFB Convertible Subordinated Debt so converted. However, the parties do not expect that any WFB Convertible Subordinated Debt will be converted between the date of this joint proxy statement/prospectus and the effective time of the merger. As a condition to closing, all issued and outstanding WFB Convertible Subordinated Debt not converted into WFB common stock will be redeemed and paid in full prior to closing.

Although the aggregate number of shares of Investar common stock that WFB shareholders will receive is fixed, subject to certain exceptions, the market value of the stock consideration will fluctuate with the market price of Investar common stock and will not be known at the time WFB or Investar shareholders vote on the merger. Investar common stock is currently quoted on the Nasdaq Global Market under the symbol “ISTR.” Based on the closing price of $19.32 per share of Investar common stock on June 30, 2025, the last full trading day before the public announcement of the merger, the stock consideration represented approximately $123.07 in value for each share of WFB common stock outstanding on such date. Based on the closing price of $22.53 per share of Investar common stock on September 17, 2025, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, the stock consideration represented approximately $143.52 in value per share of WFB common stock outstanding on such date, and, together with the cash consideration, the value of the merger consideration represented approximately $155.12 in value per share of WFB common stock as of the same date. We urge you to obtain current market quotations for the price of Investar common stock.

Investar will not issue any fractional shares of Investar common stock in the merger. Instead, a WFB shareholder who otherwise would have received a fraction of a share of Investar common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the fraction of a share (rounded to the nearest one thousandth of a share) of Investar common stock to which such shareholder would otherwise be entitled to receive by (2) the average closing price.

Exchange of Certificates for Merger Consideration (page 74)

As soon as practicable after the effective time of the merger, and in any event no later than 10 business days after the closing date, the exchange agent will mail or otherwise deliver to each WFB shareholder a letter of transmittal and instructions on how to surrender shares of WFB common stock for the merger consideration, including any cash in lieu of fractional shares. Upon the return to the exchange agent of a properly completed and executed letter of transmittal and any other documents reasonably requested by the exchange agent, and the surrender of the certificates representing shares of WFB common stock described in the letter of transmittal, such former WFB shareholder will be entitled to receive the merger consideration set forth in the merger agreement, including any applicable cash in lieu of fractional shares.

If a certificate representing WFB common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration deliverable in exchange for such certificate upon receipt of an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Investar or the exchange agent.

Recommendation of the WFB Board of Directors (page 37)

The WFB board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the termination of the WFB Shareholders’ Agreement, and recommends that WFB’s shareholders vote “FOR” the WFB merger proposal and “FOR” the WFB adjournment proposal, if presented. For the factors considered by the WFB board of directors in reaching its decision to approve the merger agreement, see “The Merger—WFB’s Reasons for the Merger; Recommendation of the WFB Board of Directors” beginning on page 48.

Opinion of WFB’s Financial Advisor (page 50 and Annex B )

On June 24, 2025, Olsen Palmer LLC (which we refer to as “Olsen Palmer”) rendered to the WFB board of directors its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date thereof, the per share merger consideration to be received in connection with the merger by WFB’s common shareholders pursuant to the terms of the merger agreement was fair to such holders from a financial point of view. Olsen Palmer’s opinion was directed to the WFB board of directors and did not address any other aspect or implication of the merger. The references to Olsen Palmer’s opinion in this joint proxy statement/prospectus are qualified in their entirety by reference to the full text of Olsen Palmer’s written opinion, which is included as Annex B to this joint proxy statement/prospectus, and Olsen Palmer’s opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Olsen Palmer in preparing its opinion.

Neither Olsen Palmer’s opinion, nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus, is intended to be, and they do not constitute, advice or a recommendation to the WFB board of directors or any shareholder of WFB as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Olsen Palmer’s opinion was furnished for the use and benefit of the WFB board of directors (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Olsen Palmer will not be deemed to have, any fiduciary duty to the WFB board of directors, WFB, any security holder or creditor of WFB or any other person, regardless of any prior or ongoing advice or relationships.

Recommendation of the Investar Board of Directors (page 41)

The Investar board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, and unanimously recommends that Investar shareholders vote “FOR” the Investar merger proposal and “FOR” the Investar adjournment proposal, if presented. For the factors considered by the Investar board of directors in reaching its decision to approve the merger agreement, see “The Merger—Investar’s Reasons for the Merger; Recommendation of the Investar Board of Directors” on page 58.

Opinion of Investar’s Financial Advisor (page 60 and Annex C)

On June 24, 2025, Janney Montgomery Scott LLC (which we refer to as “Janney”) rendered to Investar its written opinion letter with respect to the fairness to Investar’s shareholders, from a financial point of view, of the merger consideration to be issued in connection with the merger by Investar to WFB’s shareholders under the terms of the merger agreement, as of the date of the opinion. Janney’s opinion was directed to the Investar board of directors and did not address any other aspect or implication of the merger. The references to Janney’s opinion in this joint proxy statement/prospectus are qualified in their entirety by reference to the full text of Janney’s written opinion, which is included as Annex C to this joint proxy statement/prospectus, and Janney’s opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Janney in preparing its opinion.

Neither Janney’s opinion, nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus, is intended to be, and they do not constitute, advice or a recommendation to the Investar board of directors or any shareholder of Investar as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Janney’s opinion was furnished for the use and benefit of the Investar board of directors (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Janney will not be deemed to have, any fiduciary duty to the Investar board of directors, Investar, any security holder or creditor of Investar or any other person, regardless of any prior or ongoing advice or relationships.

WFB Special Meeting of Shareholders (page 37)

WFB will hold its special meeting of shareholders on October 23, 2025, at 5:00 p.m., local time, at First National Bank, 3801 Fairway Boulevard, Wichita Falls, Texas 76310. At the special meeting, WFB shareholders will be asked to vote on the WFB merger proposal and the WFB adjournment proposal, if presented.

The WFB board of directors has fixed the close of business on September 2, 2025 as the record date for determining the holders of WFB common stock entitled to receive notice of, to attend and to vote at, the WFB special meeting. As of the WFB record date, there were 620,912 shares of WFB common stock outstanding and entitled to vote at the WFB special meeting held by 133 holders of record.

Shareholder approval of the WFB merger proposal is required to complete the merger, and WFB will transact no business other than as listed above at the WFB special meeting, except for business properly brought before the WFB special meeting or any adjournment or postponement thereof. Each share of WFB common stock entitles the holder thereof to one vote at the WFB special meeting on each proposal presented.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of WFB common stock entitled to vote is necessary in order to constitute a quorum for purposes of the matters being voted on at the WFB special meeting.

Approval of the WFB merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of WFB common stock entitled to vote thereon. Assuming a quorum is present, approval of the WFB adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the WFB adjournment proposal exceed the number of votes cast “AGAINST” the WFB adjournment proposal.

WFB shareholders must approve the WFB merger proposal in order for the merger to occur. WFB shareholders are not, however, required to approve the WFB adjournment proposal in order for the merger to occur. If WFB shareholders fail to approve the WFB adjournment proposal, but approve the WFB merger proposal, the merger may nonetheless occur.

Each director and certain executive officers of WFB and First National Bank (which collectively constitute approximately 16.9% of the outstanding WFB shares as of the WFB record date) have entered into voting agreements with Investar agreeing to, among other things, vote their shares of WFB common stock in favor of the merger agreement and the transactions contemplated thereby and against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of WFB in the merger agreement.

Even if you expect to attend the special meeting of shareholders, WFB recommends that you promptly complete and return your proxy card in the enclosed return envelope. Alternatively, you may vote through the internet or by telephone prior to 4:00 p.m. Eastern time on the day of the WFB special meeting. Information for voting by internet or by telephone are set forth in the enclosed proxy card instructions.

Investar Special Meeting of Shareholders (page 41)

Investar will hold a special meeting of its shareholders on October 24, 2025, at 9:00 a.m., local time, at Investar Tower, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. At the special meeting, Investar shareholders will be asked to vote on the Investar merger proposal and the Investar adjournment proposal, if presented.

The Investar board of directors has fixed the close of business on September 2, 2025 as the record date for determining the holders of Investar common stock entitled to receive notice of, and to vote at, the Investar special meeting. As of the Investar record date, there were 9,825,883 shares of Investar common stock outstanding and entitled to vote at the Investar special meeting held by 669 holders of record.

Shareholder approval of the Investar merger proposal is required to complete the merger. Investar will transact no business other than as listed above at the Investar special meeting, except for business properly brought before the Investar special meeting or any adjournment or postponement thereof. Each share of Investar common stock entitles the holder thereof to one vote at the Investar special meeting on each proposal presented.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of Investar common stock entitled to vote is necessary in order to constitute a quorum for purposes of the matters being voted on at the Investar special meeting.

Approval of the Investar merger proposal requires that the greater of (1) two-thirds of the outstanding shares of Investar common stock present at the Investar special meeting or (2) a majority of the outstanding shares of Investar common stock entitled to vote thereon votes in favor or “FOR” the Investar merger proposal. Assuming a quorum is present, approval of the Investar adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the Investar adjournment proposal exceed the number of votes cast “AGAINST” the Investar adjournment proposal.

Investar shareholders must approve the Investar merger proposal in order for the merger to occur. Investar shareholders are not, however, required to approve the Investar adjournment proposal in order for the merger to occur. If the Investar shareholders fail to approve the Investar adjournment proposal, but approve the Investar merger proposal, the merger may nonetheless occur.

Even if you expect to attend the special meeting of shareholders, Investar recommends that you promptly complete and return your proxy card in the enclosed return envelope. Alternatively, you may vote through the internet or by telephone prior to 11:59 p.m. Eastern time on the day before the Investar special meeting. Information for voting by internet or by telephone are set forth in the enclosed proxy card instructions.

Interests of WFB’s Directors and Executive Officers in the Merger (page 66)

In considering the recommendation of the WFB board of directors with respect to the merger agreement, WFB shareholders should be aware that certain of WFB’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of WFB shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of WFB shareholders include:

•	The merger will result in the accelerated vesting of certain employee benefits;

•	Certain WFB’s executive officers are party to certain executive employment related agreements or change in control agreements that provide for payments upon completion of the merger;

•	WFB’s directors and executive officers have rights to ongoing indemnification and insurance coverage by Investar for acts or omissions occurring prior to the merger;

•	The merger agreement provides that two directors of WFB, which are expected to be David Flack and Jim Dunkerley, will be appointed to the Investar board upon consummation of the merger; and

•

The merger agreement provides for a retention bonus pool up to $1.0 million, which may be directed by Investar to employees of WFB and First National Bank, including executive officers, to incentivize them to remain with Investar following the completion of the merger.

The WFB board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. For a more complete description of these interests, see “The Merger—Interests of WFB’s Directors and Executive Officers in the Merger” beginning on page 66.

Board Composition and Management of Investar after the Merger (page 65)

Effective upon the closing of the merger, Investar will increase the size of the Investar board of directors by two members, and David Flack and Jim Dunkerley will be appointed to the boards of directors of each of Investar and Investar Bank. Mr. Flack and Mr. Dunkerley currently serve as outside directors of the boards of directors of WFB and First National Bank. Otherwise, the current members of the board of directors of Investar and Investar Bank following the effective time will be the members of the board of directors of Investar and Investar Bank immediately prior to the effective time.

At the effective time, the executive officers of Investar will remain the same.

Regulatory Approvals Required for the Merger (page 70)

To complete the merger, the parties must receive the prior approval of, or a waiver of the applicable application and prior approval requirements from, the Board of Governors of the Federal Reserve (which we refer to as the “Federal Reserve”). The bank merger will also require the approval of the Office of the Comptroller of the Currency (which we refer to as the “OCC”). The U.S. Department of Justice is also able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. Although neither Investar nor WFB knows of any reason why the regulatory approvals cannot be obtained, Investar and WFB cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, comments from the public and requests by regulators for additional information or materials.

Conditions to Complete the Merger (page 85)

We expect to complete the merger in late 2025 or early 2026. However, as more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. WFB’s and Investar’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions, among others:

•	the merger agreement and the transactions contemplated by the merger agreement having been approved by the requisite vote of Investar shareholders and the WFB shareholders;

•

all regulatory approvals required to consummate the merger and the bank merger having been obtained and remaining in full force and effect, and all statutory waiting periods, if any, having expired or been terminated, and no such regulatory approval including or containing, or having resulted in the imposition of, any burdensome condition;

•

no judgment, order, injunction or decree issued by any court or agency or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the merger agreement will be in effect;

•

no statute, rule, regulation, order, injunction or decree having been promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the transactions contemplated by the merger agreement;

•

the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part having become effective and no stop order to suspend the effectiveness of the registration statement or proceedings for that purpose having been initiated or threatened by the SEC or other governmental entity and not withdrawn;

•

such party having received an opinion of its legal counsel to the effect that, on the basis of the facts, representations and assumptions set forth therein, the merger will qualify as a reorganization under section 368(a) of the Code; and

•	the shares of Investar common stock to be issued under the merger agreement having been authorized for listing on Nasdaq, subject to official notice of issuance.

In addition to the conditions applicable to both parties, Investar’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•

each of the representations and warranties of WFB contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date), subject to materiality standards provided in the merger agreement;

•	WFB having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by WFB;

•

no change or event having occurred which has resulted in a material adverse effect with respect to WFB, and no condition, event, fact, circumstance or other occurrence having occurred that may reasonably be expected to have or result in a material adverse effect with respect to WFB;

•	the definitive agreement with respect to the bank merger having been executed and delivered;

•	holders of not more than 10.0% of the issued and outstanding shares of WFB common stock having exercised dissenters’ rights under the TBOC;

•

WFB having received, in form and substance satisfactory to WFB and Investar, all (1) consents, approvals, waivers and other assurances from all third parties which are required under the terms of the merger agreement, and (2) consents, approvals, amendments, or cancellation agreements necessary to terminate or fully satisfy obligations of WFB as of the effective time under WFB employee benefit plans;

•	WFB having redeemed and paid off any outstanding WFB Convertible Subordinated Debt, subject to any required consent; and

•	the WFB Shareholders’ Agreement having been terminated.

WFB’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•

each of the representations and warranties of Investar contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date), subject to materiality standards provided in the merger agreement;

•	Investar having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by Investar; and

•

no change or event having occurred which has resulted in a material adverse effect with respect to Investar, and no condition, event, fact, circumstance or other occurrence will have occurred that may reasonably be expected to have or result in a material adverse effect with respect to Investar.

Neither WFB nor Investar can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed. However, as of the date of this joint proxy statement/prospectus, neither Investar nor WFB has reason to believe that any of these conditions will not be satisfied.

Agreement Not to Solicit Other Offers (page 81)

Under the merger agreement, WFB has agreed that it will not, and will cause its subsidiaries and representatives not to, directly or indirectly,

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal;

•	furnish, or otherwise afford access, to any person (other than Investar) any information or data with respect to WFB or any of its subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which WFB is a party; or

•

enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

However, prior to the adoption of the WFB merger proposal, WFB may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party, subject to a confidentiality agreement. WFB must notify Investar promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.

Additionally, prior to the adoption of the WFB merger proposal, WFB may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that failure to take such actions more likely than not would cause it to violate its fiduciary duties to WFB’s shareholders under applicable law. However, WFB cannot take any of those actions in response to a superior proposal unless it provides Investar with a five business day period to negotiate in good faith to enable Investar to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.

Termination of the Merger Agreement (page 87)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the receipt of shareholder approvals, under the following circumstances:

•	by the mutual written agreement of the parties if the board of directors of each party so determines by a vote of a majority of the members of its entire board;

•

by either party, by a vote of a majority of the members of its entire board, in the event that (1) any regulatory approval required for consummation of the transactions contemplated by the merger agreement will have been denied by final, non-appealable action by such governmental entity; (2) any application for such approval will have been permanently withdrawn at the request of a governmental entity; (3) Investar makes a reasonable determination in good faith after consultation with its counsel that there is a substantial likelihood that any regulatory approval will be obtained only upon the imposition of a burdensome condition; or (4) any governmental entity will have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless in each case the party seeking to terminate the merger agreement was the cause of, or materially contributed to, such action;

•

by either party (provided that the terminating party is not then in material breach of its obligations relating to its special meeting) (1) if the requisite approval of the WFB shareholders will not have been obtained at the WFB special meeting, or (2) if the requisite approval of the Investar shareholders will not have been obtained at the Investar special meeting, in either case by reason of the failure to obtain the required vote at a duly held meeting or at any adjournment or postponement thereof;

•

by either party (provided that the termination party is not then in material breach of the merger agreement that would entitled the other party not to consummate the merger agreement) if there has been a material breach of any covenants or agreements or any of the representations and warranties set forth in the merger agreement on the part of the other party, which breach, individually or in the aggregate with all other breaches, would constitute the failure of a closing condition, and which (1) is not been cured prior to the earlier of 30 days after written notice from the non-breaching party or (2) cannot be cured during such period or such fewer days as remain prior to the expiration date;

•

by either party if the merger has not been consummated by the close of business on March 31, 2026, which will be automatically extended to June 30, 2026 if the only outstanding condition to closing is receipt of one or more of the requisite regulatory approvals (which, in each case, we refer to as the “expiration date”), unless the failure of the closing to occur by the expiration date is due to a material breach of the merger agreement by the party seeking to terminate;

•	by Investar, if there will have been a material breach by WFB of its covenant not to solicit offers or acquisition proposals;

•

by Investar, if the WFB board of directors (1) withdraws, amends or modifies in a manner adverse to the WFB recommendation, or makes any statement, filing or release, in connection with the WFB special meeting or otherwise, which is inconsistent with the WFB recommendation, (2) materially breaches its obligations to call and hold the WFB special meeting, (3) approves or recommends an acquisition proposal, (4) fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by Investar, (5) fails to publicly reconfirm the WFB recommendation within three business days of being requested to do so by Investar, or (6) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	by WFB, in connection with entering into a definitive agreement to effect a superior proposal.

Termination Fee (page 88)

If the merger agreement is terminated under certain circumstances, including circumstances involving an alternative acquisition proposal and changes in the recommendation of the WFB board of directors with respect to the WFB merger proposal, WFB may be required to pay to Investar a termination fee in the amount of $3.3 million. This termination fee could discourage other companies from seeking to acquire or merge with WFB.

Amendment, Waiver and Extension of the Merger Agreement (page 88)

Subject to compliance with applicable law, the merger agreement may be amended by WFB and Investar at any time before or after adoption of the merger agreement by the shareholders of Investar and WFB, as applicable, or either party may extend the time for performance of or waive compliance with the other party’s obligations under the merger agreement, in each case, in a signed writing. However, after the adoption of the merger agreement by the shareholders of Investar or WFB, there may not be, without the further approval of such shareholders, any amendment which requires further approval under applicable law.

Comparison of Shareholders’ Rights (page 128)

The rights of WFB’s shareholders will change as a result of the merger due to differences in Investar’s and WFB’s governing documents. See “Comparison of Shareholders’ Rights” beginning on page 128 for a description of the material differences in shareholders’ rights under each of the Investar and WFB governing documents.

Risk Factors (page 22)

You should consider all the information contained in this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should consider the factors described under the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 22.

Ancillary Agreements to the Merger Agreement (page 89)

WFB Voting Agreements

As a condition to Investar entering into the merger agreement, each director and certain executive officers of WFB and First National Bank who have voting power over shares of WFB common stock entered into a Voting Agreement (which we refer to as a “voting agreement”) in the form attached as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. Under the voting agreements, each such person agreed, among other things, to vote the shares of WFB common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions or agreements that would result in a breach of any covenant, representation or warranty of WFB contained in the merger agreement.

Director Support Agreements

At the time of the execution of the merger agreement, each director of WFB and First National Bank entered into a Director Support Agreement (which we refer to as a “director support agreement”) with Investar in the form attached as Exhibit C to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. Under the director support agreements, each such director agreed, among other things, (1) not to disclose or use any confidential information or trade secrets of WFB, First National Bank, Investar or Investar Bank for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the effective time of the merger, not to engage in certain competitive activities with Investar, including not soliciting employees and customers of WFB, First National Bank, Investar or Investar Bank, and (3) for a period of two years following the effective time of the merger, not to serve as a director, officer, manager, or employee of another financial institution within 50 miles of any current or former banking location of WFB or First National Bank.

Claims Letters

At the time of the execution of the merger agreement, each director and executive officer of WFB and First National Bank executed a letter agreement with Investar in the form attached as Exhibit D to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. Under the letter agreement, each such director released and discharged WFB and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including Investar and Investar Bank), from any and all liabilities or claims that the director and/or officer has or claims to have as of the date of the letter, with certain limited exceptions. Under the merger agreement, WFB has agreed to cause each director and executive officer of WFB and First National Bank to execute and deliver an additional claims letter, substantially in the same form referenced above, which will cover the time period between the date of the merger agreement and the effective time of the merger.

Dissenters’ Rights (page 68)

WFB shareholders are entitled to dissent from the merger and obtain the fair value of their WFB common stock in cash in accordance with the procedures established by the TBOC. Investar shareholders are not entitled to appraisal rights under Louisiana law with respect to the merger.

WFB shareholders who are entitled to vote on the merger have a right to demand payment in cash of the “fair value” of their shares of WFB common stock in accordance with the procedures established by Texas law, and Chapter 10, Subchapter H of the TBOC (§§ 10.351-10.368) sets forth the rights of WFB shareholders who wish to exercise dissenters’ rights with respect to the merger. Among other things, to be eligible to demand payment for their shares, WFB shareholders must file with WFB, prior to the vote on the WFB merger proposal, a written notice of such holder’s intention to demand payment for the fair value of its shares if the merger is completed. In addition, a WFB shareholder must not vote in favor of the WFB merger proposal and must comply with the other statutory requirements of Texas law concerning dissenters’ rights of appraisal. However, voting against the WFB merger proposal alone will not entitle a WFB shareholder to cash payment for its shares. A copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this joint proxy statement/prospectus. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

The statutory procedures for dissenting shareholders are complex. Accordingly, WFB shareholders desiring to exercise their dissenters’ rights should review carefully the applicable provisions of the TBOC and consult with their own legal advisors before electing or attempting to exercise these rights to ensure that they fully and properly comply with the requirements of the TBOC. The value determined in the appraisal process may be more or less than the value a WFB shareholder would receive in the merger under the terms of the merger agreement.

Under the merger agreement, Investar will not be obligated to consummate the merger if rights of dissenters are properly asserted with respect to more than 10.0% of the outstanding shares of WFB common stock.

Accounting Treatment (page 72)

Investar will account for the merger as a business combination using the acquisition method of accounting for financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Merger (page 134)

The merger is expected to qualify as a “reorganization” within the meaning of section 368(a) of the Code, and it is a condition to the respective obligations of Investar and WFB to complete the merger that each of Investar and WFB receives a tax opinion from its respective outside legal counsel, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization.” These opinions, however, will not bind the Internal Revenue Service (which we refer to as the “IRS”) or the courts, which could take a contrary view. Assuming the merger so qualifies, a U.S. holder of WFB common stock will recognize gain (but not loss) in an amount equal to the lesser of: (i) the amount, if any, by which the cash (excluding cash received in lieu of a fractional share) and the fair market value of the Investar common stock received by such shareholder exceeds the adjusted tax basis in such shareholder’s WFB common stock exchanged therefor, and (ii) the amount of cash received by such shareholder.  With respect to any cash received in lieu of a fractional share of Investar common stock, a U.S. holder generally would also recognize gain or loss equal to the difference between the amount of cash received and his or her aggregate tax basis allocable to the fractional share of Investar common stock.

The U.S. federal income tax consequences described above may not apply to all holders of WFB common stock or to WFB shareholders who exercise their dissenters’ rights. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge WFB shareholders to consult their own tax advisors for a full understanding of the particular tax consequences of the merger to you. See the section of this joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 134 for a general discussion of the material U.S. federal income tax consequences of the merger.

Trading Markets and Dividends (page 120)

Investar’s common stock is listed on the Nasdaq Global Market under the symbol “ISTR.”

WFB is a privately-owned corporation and its common stock has never been quoted or traded on any established public trading market.

Under the merger agreement, WFB is prohibited from paying any dividend or distribution to its shareholders before the effective time of the merger without the prior written consent of Investar. WFB’s ability to pay dividends is also subject to state and federal laws and regulations.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Investar, WFB, and the combined company following the proposed merger and statements for periods after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Investar, WFB, the proposed merger, or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.

These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this joint proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated by the forward-looking statements or historical results. In addition to factors previously disclosed in Investar’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	the ability to satisfy closing conditions to the merger, including receipt of all required shareholder and regulatory approvals, on the expected terms and schedule;

•	delays in closing the merger;

•	difficulties and delays in integrating Investar and WFB or fully realizing anticipated cost savings and other benefits and synergies of the merger;

•	business disruptions resulting from and following the merger;

•	deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with key employees;

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require WFB to pay a termination fee to Investar;

•	the risk that a regulatory approval is obtained subject to conditions that are not anticipated;

•	the impact of management time and effort that may be diverted to the resolution of merger-related issues;

•	limitations placed on the ability of Investar and WFB to operate their respective businesses during the pendency of the merger;

•	Investar’s potential exposure to unknown or contingent liabilities of WFB;

•	the challenges of integrating, retaining and hiring key personnel following the merger;

•	failure to attract new customers or retain existing customers in the manner anticipated;

•	failure to generate anticipated revenue levels following the merger as a result of losses of customers, market acceptance or other reasons;

•	the outcome of any legal proceedings that may be instituted against Investar or WFB or their respective boards of directors;

•

the effect of the announcement of the merger on Investar’s and WFB’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•	customer acceptance of the combined company’s products and services;

•	the amount of any costs, fees, expenses, impairments and charges related to the merger;

•	fluctuations in the market price of Investar common stock and the related effect on the market value of the merger consideration that WFB shareholders will receive upon completion of the merger;

•	factors affecting the financial condition or results of operations of Investar and WFB between the date of the merger agreement and closing;

•	enhanced competition for customers and employees in the markets in which WFB and Investar operate as a result of the announcement of the merger;

•	inaccuracies in the institutions’ assumptions about future events, which could result in material differences between their respective financial projections and actual financial performance;

•

disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, information technology systems and those affecting the third-party vendors in connection with systems integration following the merger and the impact of such events on the financial and regulatory condition, results of operations and prospects of Investar; and

•	the ability of Investar to move into a new market, manage risks and be accepted.

Any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus. Investar and WFB do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Investar, WFB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statements Regarding Forward-Looking Statements,” and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K of the year ended December 31, 2024 filed by Investar, you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this joint proxy statement/prospectus.

Because of the fixed number of shares to be issued in the merger, and the fluctuation of the market price of Investar common stock, WFB shareholders cannot be certain of the value of the per share stock consideration they will receive.

Upon completion of the merger, except for shares held by WFB shareholders who properly exercise their dissenting shareholder rights, each outstanding share of WFB common stock will be converted into the right to receive the per share merger consideration, a portion of which will consist of shares of Investar common stock. The market value of Investar common stock at the effective time of the merger will vary from the market value on the date we announced the merger, on the date that this joint proxy statement/prospectus is mailed, and on the date of the WFB shareholder meeting. Any change in the market price of Investar common stock prior to the completion of the merger will affect the market value of the stock consideration that WFB shareholders are entitled to receive in the merger.

The market price of Investar common stock could fluctuate due to changes in sentiment in the market regarding Investar’s operations or business prospects, including market sentiment regarding Investar’s entry into the merger agreement. Changes in market price may also result from a variety of factors that are beyond the control of Investar or WFB, including but not limited to general market and economic conditions; changes in their respective businesses, operations and prospects, or other companies with whom Investar or WFB competes or that investors consider comparable; and regulatory considerations. At the time of the WFB special meeting, WFB shareholders will not know the precise market value of the stock consideration they would be entitled to receive at the effective time of the merger. WFB shareholders should obtain current quotations for Investar common stock before voting their shares at the WFB special meeting.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that Investar does not anticipate or cannot be met.

Before the merger of Investar Bank and First National Bank may be completed, the parties must obtain the prior approval of the OCC. In addition, the Federal Reserve must either approve the merger of Investar and WFB or waive the application and prior approval requirements for such transaction. Other approvals, waivers or consents may also be required. In determining whether to grant these approvals or waivers, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described in “The Merger– Regulatory Approvals Required for the Merger,” beginning on page 70. An adverse development in any party’s regulatory standing or an adverse finding under any of the factors could result in an inability to obtain the requisite approval or waiver or could result in a delay in agency action. In addition, regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Although we do not currently expect that any such conditions or changes would be imposed, we cannot assure you that they will not be, and such conditions or changes could have the effect of delaying or preventing completion of the merger or imposing additional costs on or limiting the revenues of Investar following the merger. Neither party is obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger impose any burdensome condition on Investar or WFB, as described more fully in “The Merger Agreement – Covenants and Agreements - Regulatory Matters,” beginning on page 81.

If the conditions to the merger are not met or waived, or the merger agreement is terminated, the merger will not occur, which could negatively impact Investar and WFB.

The merger is subject to customary conditions that must be satisfied or waived, to the extent permitted by law, in order for the merger to be completed, including the receipt of the approvals of the merger agreement by the holders of WFB common stock and Investar common stock and the receipt or waiver of all required regulatory approvals. Please see “The Merger Agreement – Conditions to Complete the Merger,” beginning on page 85, for a more complete discussion of the conditions to completion of the merger. Various factors, including factors outside of either party’s control, could cause a party to fail to satisfy one or more of its closing conditions, and, accordingly, the merger may not be completed.

The merger agreement may also be terminated by either party under certain other circumstances, and the parties can mutually decide to terminate the merger agreement, at any time prior to the effective time of the merger, even if the merger agreement and the transactions contemplated by the agreement have already been approved by the WFB shareholders and the Investar shareholders. Please see “The Merger Agreement – Termination of the Merger Agreement,” beginning on page 87, for a more complete discussion of the circumstances in which the merger agreement may be terminated.

If the merger agreement is terminated, there may be various consequences. For example, Investar’s or WFB’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, or the price of Investar or WFB common stock could decline to the extent that the current price reflects a market assumption that the merger will be completed. Also, both parties will have incurred substantial expenses in connection with the proposed merger without realizing the benefits of the merger. If the merger agreement is terminated and the WFB board of directors seeks another merger or business combination, WFB shareholders cannot be certain that WFB will be able to find a party willing to pay equivalent or greater consideration than that which Investar has agreed to pay in the merger. If the merger agreement is terminated under certain circumstances, WFB will be required to pay to Investar a termination fee of $3.3 million. For a more complete description of this termination fee, please see “The Merger Agreement Termination Fee,” beginning on page 88. In addition, the reputation of Investar as an acquirer may be harmed and, as a result, it may make it more difficult for Investar to consummate future acquisitions.

The fairness opinions delivered to Investar and WFB by their respective financial advisors prior to signing the merger agreement will not reflect changes in circumstances after the dates of such opinions.

The opinion of Olsen Palmer as to the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of WFB common stock in the merger was delivered to the WFB board of directors and dated June 24, 2025. The opinion of Janney as to the fairness, from a financial point of view, to the shareholders of Investar of the merger consideration to be paid to the shareholders of WFB was delivered to the Investar board of directors and dated June 24, 2025. Each opinion speaks as of the date the opinion was rendered and does not speak as of the date of this joint proxy statement/prospectus, the time that the merger will be completed or as of any other date than the date of such opinion. In addition, neither opinion has been updated as of the date of this joint proxy statement/prospectus, and we do not expect either opinion to be updated at, or prior to, the effective time of the merger. Changes in the operations and prospects of Investar and WFB, general market and economic conditions and other factors that may be beyond the control of Investar and WFB may alter the value of Investar or WFB or the prices of shares of Investar common stock or WFB common stock by the time the merger is completed. Management of WFB is not aware of any material changes in WFB’s or Investar’s operations or performance since the delivery of the Olsen Palmer fairness opinions or that are anticipated to occur before the WFB special meeting or before the merger is completed, and management of Investar is not aware of any material changes in Investar’s or WFB’s operations or performance since the delivery of the Janney opinion or that are anticipated to occur before the Investar special meeting or before the merger is completed. A copy of the Olsen Palmer and Janney fairness opinions is included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. For a description of the opinion that WFB received from its financial advisor, please see “The Merger – Opinion of WFB’s Financial Advisor” beginning on page 50. For a description of the opinion that Investar received from its financial advisor, please see “The Merger – Opinion of Investar’s Financial Advisor” beginning on page 60.

If the merger is not completed, Investar and WFB will have incurred substantial expenses without realizing the expected benefits of the merger and may experience negative reactions to the termination of the merger from third parties.

Investar and WFB each have incurred and expect to continue to incur substantial costs in connection with the negotiation and completion of the merger and combining the businesses and operations of the two companies, and additional unanticipated transaction- and merger-related costs may be incurred prior to or following the consummation of the merger. If the merger is not completed, each party will have to recognize these expenses without realizing the expected benefits of the merger. In addition, if the merger is not completed, Investar and/or WFB experience negative reactions to the termination of the merger from customers, depositors, investors, vendors and others.

The merger agreement limits WFB’s ability to pursue alternatives to the merger.

The merger agreement contains non-solicitation provisions that generally restrict WFB and its representatives from initiating, soliciting, knowingly inducing or encouraging or knowingly facilitating the making of any offers with respect to, and from engaging or participating in negotiations with any person concerning, any competing acquisition proposals, subject to certain specified exceptions. Please see “The Merger Agreement – Covenants and Agreements – Agreement Not to Solicit Other Offers” beginning on page 81 for further information. In addition, the merger agreement provides that WFB will be required to pay a termination fee in the amount of $3.3 million in the event that the merger agreement is terminated under certain circumstances, including circumstances involving a competing acquisition proposal. Please see “The Merger Agreement – Termination Fee,” beginning on page 86. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of WFB from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire WFB than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

Investar and WFB will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Investar or WFB. These uncertainties may impair the ability of Investar or WFB to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with Investar or WFB to seek to change existing business relationships. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Employees of WFB and Investar may experience uncertainty about their future role with Investar following the merger until, or even after, strategies with regard to the combined company are announced or executed. If any key employees of Investar or WFB depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Investar following the merger, WFB’s and Investar’s respective businesses could be harmed whether or not the merger is ultimately consummated. In addition, subject to certain exceptions, WFB has agreed to operate its business in the ordinary course, and to comply with certain other operational restrictions, prior to closing the merger. Investar has also agreed, although to a lesser extent, to certain contractual restrictions. See “The Merger Agreement – Covenants and Agreements – Conduct of Business Prior to the Completion of the Merger” beginning on page 75 for a summary description of the restrictive covenants.

The merger with WFB may distract Investar’s management from its other responsibilities.

The acquisition of WFB could cause Investar’s management to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Investar. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Investar.

The merger may fail to qualify as a “reorganization” within the meaning of section 368(a) of the Code.

Each of Investar and WFB intends and expects the merger to qualify as a “reorganization” within the meaning of section 368(a) of the Code and the obligation of each of Investar and WFB to complete the merger is conditioned upon the receipt by each company of a U.S. federal income tax opinion from its legal counsel that concludes that the merger will qualify as a reorganization. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. If the merger were to fail to qualify as a reorganization within the meaning of section 368(a) of the Code, then the consequences to holders of WFB common stock would be materially different than as described in this joint proxy statement/prospectus, and WFB shareholders would likely recognize gain or loss on each share of WFB common stock exchanged for Investar common stock in the amount of the difference between the fair market value of the merger consideration and the shareholder’s adjusted tax basis in the WFB common stock. For a discussion of the U.S. tax consequences of the merger, please see “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 134.

We may be subject to claims and litigation relating to the merger that could prevent or delay the completion of the merger.

Any lawsuits filed in connection with the proposed merger could prevent or delay completion of the merger and result in substantial costs to WFB and Investar, including any costs associated with indemnification of individuals subject to such lawsuits. The defense or settlement of any lawsuit or claim that may be filed seeking remedies against WFB, its board of directors, or Investar or its board of directors, could prevent or delay the completion of the merger, which could negatively impact WFB, Investar or the combined company.

Some of WFB’s executive officers and directors have interests in the merger in addition to or different from the interests of WFB shareholder’s generally.

Some of WFB’s executive officers participated in negotiations of the merger agreement with Investar, and the WFB board of directors approved the merger agreement and is recommending that WFB shareholders vote to approve the merger agreement. In considering these facts and the other information included in or incorporated by reference into this joint proxy statement/prospectus, you should be aware that some of WFB’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with WFB shareholders generally. These interests and arrangements may create potential conflicts of interest. The WFB board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and the amendment and in recommending that holders of WFB common stock vote in favor of approving the WFB merger proposal. For a more complete description of these interests, please see “The Merger – Interests of WFB’s Directors and Executive Officers in the Merger,” beginning on page 66.

Investar and WFB may waive one or more conditions to the merger without re-soliciting shareholder approval.

Each of the conditions to the obligations of Investar and WFB to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Investar and WFB if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Investar and WFB may evaluate the materiality of any such waiver to determine whether amendment of this joint proxy statement/prospectus and re-solicitation of proxies are necessary. Investar and WFB, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

Investar may be unable to successfully retain Investar and/or WFB personnel after the merger is completed.

The success of the merger will depend in part on Investar’s ability to retain the talents and dedication of key employees currently employed by Investar and WFB. It is possible that these employees may decide not to remain with Investar and WFB, as applicable, while the merger is pending or with Investar after the merger is consummated. If key employees terminate their employment or if an insufficient number of employees is retained to maintain effective operations, Investar’s business activities may be adversely affected, and management’s attention may be diverted from successfully integrating WFB to hiring suitable replacements, all of which may cause Investar’s business to suffer. In addition, Investar and WFB may not be able to locate suitable replacements for any key employees who leave either company or to offer employment to potential replacements on reasonable terms.

WFB shareholders will experience a reduction in percentage ownership and voting power as a result of the merger and will have less influence on the management and policies of Investar than they have on WFB before the merger.

Upon completion of the merger, holders of WFB common stock will become holders of Investar common stock, with a percentage ownership and voting power in Investar that is much smaller than the shareholder’s percentage ownership and voting power in WFB prior to the merger. Based on the number of shares of Investar common stock and WFB common stock currently outstanding, current WFB shareholders are expected to own approximately 28.70% of the combined company (without giving effect to any shares of Investar common stock held by WFB shareholders prior to the merger). Consequently, WFB shareholders will have significantly less influence on the management and policies of Investar after the merger than they now have on the management and policies of WFB.

Shares of Investar common stock to be received by WFB shareholders as a result of the merger will have rights different from the shares of WFB common stock.

Upon completion of the merger, holders of WFB common stock will become holders of Investar common stock, and their rights as holders of Investar common stock will be governed by the Restated Articles of Incorporation, as amended (which we refer to as the “articles of incorporation”) and the Amended and Restated By-laws (which we refer to as the “bylaws”) of Investar, the Louisiana Business Corporation Act (which we refer to as the “LBCA”) and the rules and regulations applicable to public companies. The rights associated with Investar common stock are different from the rights associated with WFB common stock. Please see “Comparison of Shareholders’ Rights” beginning on page 128 for a discussion of the different rights associated with Investar common stock.

Investar’s and WFB’s pro forma condensed combined consolidated financial information is preliminary and the actual financial condition and results of operations of Investar following the merger may differ materially.

The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Investar’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined consolidated financial information reflects adjustments, which are based on preliminary estimates, to record the WFB identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation in this joint proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of WFB as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, see “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” beginning on page 30.

Integrating Investar and WFB may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the merger may not be realized.

Investar and WFB have operated, and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Investar’s ability to successfully integrate the businesses of Investar and WFB in a manner that permits growth opportunities and does not materially disrupt WFB’s existing customer and employee relationships nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Investar’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Investar’s ability to successfully conduct its business, which could have an adverse effect on Investar’s financial results and the value of Investar common stock. If Investar experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Investar and/or WFB to lose customers or cause customers to remove their accounts from Investar and/or WFB and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Investar and WFB during this transition period and on Investar for an undetermined period after completion of the merger. In addition, the actual cost savings or benefits of the merger could be less than anticipated.

The market price of Investar common stock after the merger may be affected by factors different from those affecting WFB common stock or Investar common stock currently.

Upon completion of the merger, holders of WFB common stock will become holders of Investar common stock. Investar’s business differs in important respects from that of WFB, and, accordingly, the results of operations of Investar and the market price of Investar common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Investar and WFB. For a discussion of the business of Investar and of certain factors to consider in connection with the business of Investar, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to under “Where You Can Find More Information,” beginning on page 137, including, in particular, the section titled “Risk Factors” in Investar’s Annual Report on Form 10-K for the year ended December 31, 2024. For a discussion of the business of WFB, please see “Information About WFB” on page 91.

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, Investar and WFB shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current Investar and WFB shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

Risks Relating to Investar’s Business

You should read and consider risk factors specific to Investar’s business that will also affect Investar after the merger. These risks are described in the sections titled “Risk Factors” in Investar’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information,” beginning on page 137, for the location of information incorporated by reference into this joint proxy statement/prospectus.

INVESTAR SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for Investar as of and for the six months ended June 30, 2025 and 2024, and as of and for each of the five years ended December 31, 2024. The summary historical consolidated financial data as of and for each of the five years ended December 31, 2024 were derived from Investar’s audited consolidated financial statements contained in Annual Reports on Form 10-K that Investar has previously filed with the SEC. The summary historical consolidated financial data as of and for the six months ended June 30, 2025 and 2024 were derived from Investar’s unaudited consolidated financial statements contained in Quarterly Reports on Form 10-Q that Investar has previously filed with the SEC. Investar’s historical results are not necessarily indicative of the results that may be expected for any future period, and the results of operations for the six months ended June 30, 2025 are not necessarily indicative of the results to be achieved by Investar for all of 2025 or for any other period.

	As of or for the Six Months Ended June 30,		As of or for the Years Ended December 31,
	2025	2024	2024	2023	2022	2021	2020
	(dollars in thousands, except per share data)
Financial Condition Data (1):
Total assets	$2,748,065	$2,787,578	$2,722,812	$2,815,155	$2,753,807	$2,513,203	$2,321,181
Investment securities	397,236	355,073	373,808	382,390	413,472	365,764	280,844
Loans, net	2,079,735	2,138,139	2,098,363	2,180,079	2,080,403	1,851,153	1,839,955
Allowance for credit losses	26,620	28,620	26,721	30,540	24,365	20,859	20,363
Goodwill and other intangible assets, net	41,427	41,996	41,696	42,320	43,147	44,036	32,232
Noninterest-bearing deposits	448,459	436,571	432,143	448,752	580,741	585,465	448,230
Interest-bearing deposits	1,889,726	1,773,631	1,913,801	1,806,975	1,501,624	1,534,801	1,439,594
Long-term borrowings	85,499	68,658	85,430	76,450	106,240	129,873	127,346
Total stockholders’ equity	255,929	230,196	241,296	226,768	2,157,782	242,598	243,284

Income Statement Data:
Interest income	$69,793	$71,512	$143,865	$133,201	$104,569	$95,542	$93,794
Interest expense	31,804	37,098	74,112	58,681	14,784	11,728	20,260
Net interest income	37,989	34,414	69,753	74,520	89,785	83,814	73,534
Provision for loan losses	3,455	1,834	3,480	2,000	2,922	22,885	11,160
Noninterest income	4,637	5,498	14,205	6,538	18,350	12,042	12,096
Noninterest expense	32,938	30,773	63,032	62,630	60,865	63,062	57,131
Income before income taxes	13,143	10,973	24,406	20,428	44,348	9,909	17,339
Income taxes	2,356	2,209	4,154	3,750	8,639	1,909	3,450
Net income	10,787	8,764	20,242	16,678	35,709	8,000	13,889

Per Common Share Data:
Basic earnings per share	$1.10	$0.89	$2.06	$1.69	$3.54	$0.77	$1.27
Diluted earnings per share	1.09	0.89	2.04	1.69	3.50	0.76	1.27
Dividends per share	0.215	0.20	0.41	0.395	0.365	0.31	0.25
Book value per common share	26.01	23.42	24.55	23.26	21.79	23.45	22.93
Tangible book value per share (2)	21.80	19.15	20.31	18.92	17.43	19.20	19.89
Period end common shares outstanding	9,839,848	9,828,825	9,828,413	9,748,067	9,901,847	10,343,494	10,608,869

Performance Ratios:
Return on average assets	0.80%	0.63%	0.73%	0.60%	1.37%	0.31%	0.61%
Return on average equity	8.66%	7.73%	8.60%	7.63%	15.63%	3.22%	5.77%
Net interest margin	2.95%	2.61%	2.63%	2.83%	3.67%	3.53%	3.49%
Efficiency ratio (3)	77.27%	77.10%	75.08%	77.26%	56.29%	65.79%	66.72%
Dividend payout ratio	19.55%	22.47%	19.90%	23.37%	10.31%	40.26%	19.69%

Asset Quality Ratios:
Nonperforming assets to total assets	0.48%	0.30%	0.52%	0.36%	0.44%	1.28%	0.62%
Nonperforming loans to total loans	0.36%	0.23%	0.42%	0.26%	0.54%	1.58%	0.74%
Allowance for credit losses to total loans	1.26%	1.32%	1.26%	1.38%	1.16%	1.11%	1.09%
Allowance for credit losses to nonaccrual loans	357.2%	582.7%	302.8%	529.3%	244.0%	71%	151%
Net charge-offs to average loans	(0.16%)	0.01%	0.03%	(0.11%)	(0.03%)	1.58%	0.73%

Capital Ratios:
Tangible common equity to tangible assets (4)	7.93%	6.85%	7.44%	6.65%	6.37%	8.04%	9.22%
Tier 1 leverage capital ratio	9.64%	8.81%	9.27%	8.35%	8.53%	8.12%	9.49%
Common equity tier 1 capital ratio	11.28%	10.02%	10.84%	9.51%	9.79%	9.45%	11.02%
Tier 1 capital ratio	11.70%	10.42%	11.25%	9.90%	10.21%	9.90%	11.36%
Total capital ratio	13.59%	13.16%	13.13%	12.99%	13.25%	12.99%	14.71%

(1)

The selected financial data includes the effect of the whole bank acquisition of Cheaha Financial Group, Inc., and the acquisition of two branches from PlainsCapital Bank, from the date of each acquisition and reflects the fair value of the assets and liabilities acquired on the date of acquisition, unless the context otherwise requires.

(2)

Tangible book value per common share is a non-GAAP financial measure. Tangible book value per common share is calculated as total stockholders’ equity less goodwill and other intangible assets, divided by the number of common shares outstanding as of the balance sheet date. We believe that the most directly comparable GAAP financial measure is book value per share. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, for a reconciliation of tangible book value per common share to book value per share.

(3)

Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, for more information regarding our calculation of the efficiency ratio.

(4)

Tangible equity to tangible assets is a non-GAAP financial measure. Tangible equity is calculated as total stockholders’ equity less goodwill and other intangible assets, and tangible assets is calculated as total assets less goodwill and other intangible assets. We believe that the most directly comparable GAAP financial measure is total equity to total assets. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, for a reconciliation of the ratio of tangible equity to tangible assets to the ratio of total equity to total assets.

WFB SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for WFB as of and for the six months ended June 30, 2025 and 2024, and as of and for each of the five years ended December 31, 2024. The summary historical consolidated financial data as of and for each of the five years ended December 31, 2024 were derived from WFB’s audited consolidated financial statements. The summary historical consolidated financial data as of and for the six months ended June 30, 2025 and 2024 were derived from WFB’s unaudited consolidated financial statements. WFB’s historical results are not necessarily indicative of the results that may be expected for any future period, and the results of operations for the six months ended June 30, 2025 are not necessarily indicative of the results to be achieved by WFB for all of 2025 or for any other period.

	As of or for the Six Months Ended June 30,		As of or for the Years Ended December 31,
	2025	2024	2024	2023	2022	2021	2020
		(dollars in thousands, except per share data)
Financial Condition Data:
Total assets	$1,380,233	$1,559,930	$1,542,651	$1,476,507	$1,154,701	$973,161	$900,200
Investment securities	53,331	58,544	55,658	58,916	63,655	60,715	63,762
Loans, net	1,135,875	1,266,568	1,260,776	1,205,509	940,019	690,149	620,399
Allowance for credit losses	10,726	11,154	10,815	10,338	11,589	9,438	8,075
Goodwill and other intangible assets, net	5,237	5,417	5,327	5,506	5,689	5,866	6,045
Noninterest-bearing deposits	192,018	179,056	217,335	261,635	270,775	241,745	172,649
Interest-bearing deposits	949,503	907,580	937,533	884,502	639,075	573,985	536,412
Long-term borrowings	40,398	68,917	64,868	73,754	43,776	50,127	63,887
Total stockholders’ equity	100,387	88,480	97,234	84,991	80,733	79,603	72,847

Income Statement Data:
Interest income	$40,173	$39,177	$80,279	$66,231	$47,630	$39,296	$33,354
Interest expense	22,963	22,803	48,226	31,381	7,118	6,280	7,471
Net interest income	17,210	16,374	32,053	34,850	40,512	33,016	25,883
Provision for loan losses	231	1,040	1,660	1,731	2,599	1,337	2,234
Noninterest income	1,712	1,128	2,743	3,040	5,437	11,502	11,812
Noninterest expense	15,564	15,480	29,798	29,141	31,006	31,456	27,822
Income before income taxes	3,127	982	3,338	7,018	12,344	11,725	7,639
Income taxes	209	(2,385)	(2,540)	—	—	—	—
Net income	2,918	3,367	5,878	7,018	12,344	11,725	7,639

Per Common Share Data:
Basic earnings per share	$4.70	$5.85	$10.04	$12.19	$21.44	$20.36	$14.24
Diluted earnings per share	3.82	4.27	7.48	12.19	21.44	20.36	14.24
Dividends per share	—	—	—	3.14	7.67	8.77	5.98
Book value per common share	161.68	153.67	156.60	147.61	140.22	138.26	126.52
Period end common shares outstanding	620,912	575,781	620,912	575,771	591,625	591,625	591,625

Performance Ratios:
Return on average assets	0.41%	0.47%	0.42%	0.56%	1.18%	1.25%	0.95%
Return on average equity	5.86%	7.66%	6.48%	8.55%	16.11%	15.48%	11.80%
Net interest margin	2.51%	2.45%	2.37%	2.93%	4.22%	4.09%	3.79%
Efficiency ratio (1)	82.25%	88.45%	85.64%	76.91%	67.48%	70.66%	73.81%
Dividend payout ratio	—%	—%	—%	25.76%	36.76%	44.25%	46.31%

Asset Quality Ratios:
Nonperforming assets to total assets	0.47%	0.36%	0.53%	0.21%	0.05%	0.05%	0.45%
Nonperforming loans to total loans	0.56%	0.44%	0.63%	0.25%	0.07%	0.07%	0.66%
Allowance for credit losses to total loans	0.94%	0.87%	0.85%	0.85%	1.23%	1.37%	1.30%
Allowance for credit losses to nonperforming loans	166.50%	200.68%	132.96%	325.71%	1,854.24%	1,978.62%	197.92%
Net charge-offs to average loans	0.03%	0.02%	0.10%	0.09%	0.07%	0.01%	0.06%

Capital Ratios (2):
Tier 1 leverage capital ratio	10.62%	10.09%	10.32%	9.71%	9.72%	9.46%	9.51%
Common equity tier 1 capital ratio	16.59%	13.20%	14.33%	12.16%	10.77%	12.59%	12.23%
Tier 1 capital ratio	16.59%	13.20%	14.33%	12.16%	10.77%	12.59%	12.23%
Total capital ratio	17.85%	14.41%	15.57%	13.30%	11.99%	13.84%	13.48%

(1)	Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income.

(2)	Capital ratios are for First National Bank only.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introductory Note to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following unaudited pro forma combined consolidated balance sheet as of June 30, 2025, and the unaudited pro forma condensed combined consolidated statements of income for the six months ended June 30, 2025, and the year ended December 31, 2024, have been prepared to show the impact on our historical financial position and results of operations of the following transactions:

•	the sale and issuance by Investar of 32,500 shares of Series A preferred stock for gross offering proceeds of $32.5 million; and

•

the consummation of the merger, including the expected issuance of 3,955,334 shares of Investar common stock to WFB’s shareholders, valued at $23.44 per share, which was the closing price of Investar common stock as of August 29, 2025.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 is presented as if the merger with WFB had occurred on June 30, 2025. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2024 and the six months ended June 30, 2025 are presented as if the merger and transactions that occurred therewith had occurred on January 1, 2024. The unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of WFB as a business combination under GAAP. Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Investar management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

We anticipate that the acquisition of WFB will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of WFB. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had WFB and Investar been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from, and should be read in conjunction with, Investar historical consolidated financial statements and related notes and those of WFB.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025

	Historical Investar	Historical WFB	Purchase Accounting Adjustments	Notes	Impact of Offering	Pro Forma Combined
	(Dollars in thousands)
Assets
Cash and due from banks	$28,311	$10,657	$(10,834)	(1)	$32,500	$60,634
Interest-bearing balances due from banks	26,913	126,543	—		—	153,456
Cash and cash equivalents	55,224	137,200	(10,834)			214,090

Available for sale securities at fair value	355,708	52,921	—		—	408,629
Held to maturity securities at amortized cost	41,528	410	—	(2)	—	41,938

Loans	2,106,355	1,146,601	(41,463)	(3)	—	3,211,493
Less: Allowance for credit losses	(26,620)	(10,726)	(5,106)	(4)	—	(42,452)
Loans, net	2,079,735	1,135,875	(46,569)		—	3,169,041

Equity securities at fair value	2,570	—	—		—	2,570
Nonmarketable equity securities	15,082	8,145	—		—	23,227
Bank premises and equipment, net of dep.	39,894	14,045	6,600	(5)	—	60,539
Other real estate owned, net	5,629	—	—		—	5,629
Accrued interest receivable	14,028	5,933	—		—	19,961
Deferred tax asset	15,328	—	7,287	(6)	—	22,615
Goodwill and other intangible assets, net	41,427	5,237	21,489	(7)(8)	—	68,153
Bank owned life insurance	60,627	13,532	—		—	74,159
Other assets	21,285	6,935	—		—	28,220
Total assets	$2,748,065	$1,380,233	$(22,027)		$32,500	$4,138,771

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$448,459	$192,018	$—		$—	$640,477
Interest-bearing	1,889,726	949,503	1,538	(9)	—	2,840,767
Total deposits	2,338,185	1,141,521	1,538		—	3,481,244

Advances from Federal Home Loan Bank	70,000	55,127	—	(2)	—	125,127
Repurchase agreements	11,023	2,374	—		—	13,397
Subordinated debt	16,717	24,408	—	(2)	—	41,125
Junior subordinated debt	8,782	8,720	—	(2)	—	17,502
Other borrowings	—	37,243	—	(2)	—	37,243
Accrued taxes and other liabilities	47,429	10,453	(934)	(10)	—	56,948
Total liabilities	2,492,136	1,279,846	604		—	3,772,586
Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—		32,500	32,500
Common stock	9,840	621	3,334	(11)	—	13,795
Surplus	146,107	33,277	55,481	(12)	—	234,865
Retained earnings	141,608	69,814	(84,771)	(13)	—	126,651
Accumulated other comprehensive income (loss)	(41,626)	(3,325)	3,325	(14)	—	(41,626)
Total stockholders’ equity	255,929	100,387	(22,631)		32,500	366,185
Total liabilities and stockholders’ equity	$2,748,065	$1,380,233	$(22,027)		$32,500	$4,138,771

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2025

			Pro Forma		Pro Forma
	Investar	WFB	Adjustments	Notes	Combined
	(In thousands, except share data)
Interest income:
Interest and fees on loans	$61,692	$38,116	$6,219	(15)	$106,027
Interest on investment securities	6,976	1,286	333	(16)	8,595
Other interest income	1,125	771	—		1,896
Total interest income	69,793	40,173	6,552		116,518
Interest expense:
Interest on deposits	29,096	17,758	94	(17)	46,948
Interest on borrowings	2,708	5,205	—	(2)	7,913

Total interest expense	31,804	22,963	94		54,861

Net interest income	37,989	17,210	6,458		61,657

Provision for loan losses	(3,455)	231	—		(3,224)
Net interest income after provision for loan losses	41,444	16,979	6,458		64,881

Noninterest income:
Service charges on deposit accounts	1,583	206	—		1,789
Mortgage loan sales/originations/processing	—	382	—		382
Loss on sale of loans	—	(1,913)	—		(1,913)
Loss on sale of fixed assets, net	(3)	—	—		(3)
Gain (loss) on sales of other real estate owned, net	29	(99)	—		(70)
Interchange fees	791	394	—		1,185
Income from bank owned life insurance	924	227	—		1,151
Change in the fair value of equity securities	(23)	—	—		(23)
Other operating income	1,336	503	—		1,839
Total noninterest income	4,637	(300)	—		4,337

Noninterest expense:
Depreciation and amortization	1,431	371	1,254	(19)(20)(21)	3,056
Salaries and employee benefits	19,860	7,450	—		27,310
Occupancy	1,316	1,209	—		2,525
Data processing	1,811	571	—		2,382
Marketing	223	103	—		326
Professional fees	1,059	671	—		1,730
Acquisition expense	341	—	(341)	(22)	—
Other operating expenses	6,897	3,177	—		10,074

Total noninterest expense	32,938	13,552	913		47,403

Net income before income tax expense	13,143	3,127	5,545		21,815
Income tax expense	2,356	209	1,164	(24)	3,729
Net income	10,787	2,918	4,381		18,086

Basic earnings per share	$1.10	$4.70			$1.37
Diluted earnings per share	$1.09	$3.82			$1.37
Average basic shares outstanding	9,838,521	620,912	3,334,422	(25)	13,172,943
Average diluted shares outstanding	9,938,622	764,696	3,190,638	(25)	13,129,260

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

	Historical Investar	Historical WFB	Pro Forma Adjustments	Notes	Pro Forma Combined
	(In thousands, except share data)
Interest income:
Interest and fees on loans	$128,498	$75,920	$16,585	(15)	$221,003
Interest on investment securities	12,296	2,618	665	(16)	15,579
Other interest income	3,071	1,741	—		4,812
Total interest income	143,865	80,279	17,250		241,394
Interest expense:
Interest on deposits	61,510	36,241	1,342	(17)	99,093
Interest on borrowings	12,602	11,985	—	(2)	24,587

Total interest expense	74,112	48,226	1,342		123,680

Net interest income	69,753	32,053	15,908		117,714

Provision for loan losses	(3,480)	1,660	14,333	(18)	12,513
Net interest income after provision for loan losses	73,233	30,393	1,575		105,201

Noninterest income:
Service charges on deposit accounts	3,241	455	—		3,696
Mortgage loan sales/originations/processing	—	604	—		604
Loss on sale of investment securities, net	(753)	(440)	—		(1,193)
Gain on sale of fixed assets, net	427	—	—		427
Gain on sales of other real estate owned, net	683	—	—		683
Interchange fees	1,615	780	—		2,395
Income from bank owned life insurance	4,886	363	—		5,249
Change in the fair value of equity securities	413	—	—		413
Legal settlement	1,122	—	—		1,122
Other operating income	2,571	981	—		3,552
Total noninterest income	14,205	2,743	—		16,948

Noninterest expense:
Depreciation and amortization	3,095	922	2,770	(19)(20)(21)	6,787
Salaries and employee benefits	38,615	16,323	—		54,938
Occupancy	2,576	2,650	—		5,226
Data processing	3,611	1,088	—		4,699
Marketing	370	226	—		596
Professional fees	1,797	1,773	—		3,570
Loss (gain) on early extinguishment of subordinated debt	(292)	—	—		(292)
Other operating expenses	13,260	6,816	812	(23)	20,888

Total noninterest expense	63,032	29,798	3,582		96,412

Net income before income tax expense	24,406	3,338	(2,007)		25,737
Income tax expense	4,154	(2,540)	(421)	(24)	1,193
Net income	20,252	5,878	(1,586)		24,544

Basic earnings per share	$2.06	$10.04			$1.87
Diluted earnings per share	$2.04	$7.48			$1.87
Average basic shares outstanding	9,813,694	620,912	3,334,422	(25)	13,148,116
Average diluted shares outstanding	9,936,080	786,262	3,169,072	(25)	13,105,152

See accompanying notes to the unaudited pro forma condensed combined financial statements.

INVESTAR HOLDING CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

On July 1, 2025, Investar entered into the merger agreement with WFB. Under the terms of the merger agreement, all of the issued and outstanding shares of WFB common stock will be converted into and represent the right to receive in the aggregate $7.2 million in cash from Investar and 3,955,334 shares of Investar common stock, subject to certain adjustments. The transaction is valued at approximately $99.9 million. This value is based on Investar’s closing stock price on August 29, 2025 of $23.44. Considering the range of Investar stock prices since the announcement of the merger, the value of the transaction at closing may or may not be materially different from the transaction value included in these unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet and statements of income, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with WFB occurred on January 1, 2024 for purposes of the unaudited pro forma condensed combined consolidated statements of income and on June 30, 2025 for purposes of the unaudited pro forma condensed combined consolidated balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statements of income, as if it had been effective during the entire period.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of WFB at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of WFB’s tangible and identifiable intangible assets and liabilities as of the closing date and any differences could be material.

NOTE 2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined consolidated financial information. All adjustments are based on current valuations, estimates and assumptions that are subject to change and such change could be material.

(1)	Reflects the payment of $7.2 million in cash consideration to the shareholders of WFB as a result of the merger and $3.6 million in merger-related expenses.
(2)	Preliminary fair value marks were not obtained as they were deemed immaterial.
(3)	Reflects an estimated interest rate fair value mark of $27.8 million on the WFB loan portfolio and credit fair value mark of $13.7 million related to non-purchased credit-deteriorated loans.
(4)

Reflects the elimination of WFB’s allowance for credit losses and a charge of $1.5 million to Investar’s allowance for credit losses to loans identified as purchased credit-deteriorated loans and $14.3 million related to non-purchased credit-deteriorated loans.

(5)	Reflects the fair value of fixed assets acquired.
(6)	Represents the estimated net deferred tax asset resulting from the merger.
(7)	Reflects the elimination of WFB’s goodwill and recognition of goodwill of $12.3 million resulting from the merger.
(8)	Represents the recognition of the fair value of acquired core deposit intangible of $14.4 million, net of the elimination of $0.9 million of WFB’s historical core deposit intangible.
(9)	Reflects the fair value premium on fixed maturity deposits, which was calculated by discounting future contractual payments at a current market interest rate.
(10)	Reflects the reversal of WFB’s allowance for credit losses related to unfunded commitments and Investar’s accrual of allowance for unfunded commitments.

(11)

Reflects the elimination of WFB’s common stock account and the increase in Investar’s common stock account as a result of the issuance of 3,955,334 shares of Investar common stock as a result of the merger.

(12)

Reflects the elimination of WFB’s capital surplus account and the increase in Investar’s surplus account as a result of the issuance of 3,955,334 shares of Investar common stock as a result of the merger.

(13)

Reflects the elimination of WFB’s retained earnings account, the recognition of $3.6 million in estimated after tax merger costs, and the impact of the recordation of $11.3 million in additional provision for credit losses for non-purchased credit-deteriorated loans.

(14)	Reflects the elimination of WFB’s accumulated other comprehensive loss account.
(15)

Interest income on loans was adjusted to reflect the amortization of the loan premium and the accretion of the credit discount on a level-yield method over the estimated remaining terms to maturity of the loans acquired.

(16)	Adjustment to record investment securities discount accretion of the estimated fair value mark, based on the expected average life of the portfolio.
(17)	Interest expense on deposits was adjusted to reflect the amortization of the time deposit fair value premium over the remaining life of the deposits.
(18)	Reflects a provision for credit losses in the amount of $14.3 million resulting from the non-purchased credit deteriorated loans acquired as a result of the merger.
(19)

Reflects the additional depreciation expense related to the fair value of fixed assets acquired. The estimated amount of additional depreciation is $0.2 million for the six months ended June 30, 2025 and $0.3 million for year ended December 31, 2024.

(20)	Reflects the reversal of WFB core deposit intangible amortization recorded of $0.1 million for the six months ended June 30, 2025 and $0.2 million for the year ended December 31, 2024.
(21)

Reflects the amortization of the core deposit intangible over an estimated useful life of ten years using the sum of the years digits method assuming the merger closed on January 1, 2024. The estimated amount of the amortization is $1.2 million for the six months ended June 30, 2025 and $2.6 million for the year ended December 31, 2024.

(22)	Represented the elimination of nonrecurring merger-related transaction expenses of $0.3 million incurred during the six months ended June 30, 2025.
(23)	Reflects a provision for unfunded loan commitments of $0.8 million.
(24)	Represents the net federal tax effect of the pro forma adjustments using Investar’s statutory tax rate of 21.0%.
(25)	Adjustment to eliminate WFB common shares and record Investar common shares reflecting the issuance of 3,955,334 shares at closing.

NOTE 3. PRO FORMA ALLOCATION OF PURCHASE PRICE

The following shows the pro forma allocation of the consideration paid for WFB’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction.

Preliminary Purchase Price Allocation (in thousands, except share data):
Shares of Investar common stock to be issued for shares of WFB common stock	3,955,334
Price per share, based on Investar prices as of August 29, 2025	$23.44
Pro forma value of Investar common stock to be issued	$92,713
Cash consideration	7,200
$99,913

Identifiable assets:
Cash and cash equivalents	$137,200
Investment securities	53,331
Net loans	1,103,639
Nonmarketable equity securities	8,145
Bank premises and equipment	20,645
Core deposit intangible	14,410
Bank owned life insurance	13,532
Other assets	17,145
Total identifiable assets	$1,368,047

Identifiable liabilities:
Deposits	$1,143,059
Advances from FHLB	55,127
Repurchase agreements	2,374
Notes payable	33,128
Other borrowings	37,243
Other liabilities	9,519
Total identifiable liabilities	1,280,450

Net assets acquired	87,597
Resulting goodwill	$12,316

WFB SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place of WFB Special Meeting

The WFB special meeting of shareholders will be held on October 23, 2025 at First National Bank, 3801 Fairway Boulevard, Wichita Falls, Texas 76310, at 5:00 p.m. local time.

Matters to be Considered

The special meeting in being called for the holders of WFB common stock to consider and vote on the following proposals:

•	Merger proposal. To approve the merger agreement and the transactions contemplated by the merger agreement, including the merger and the termination of the WFB Shareholders’ Agreement; and

•	Adjournment proposal. To adjourn the WFB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the WFB merger proposal.

No other business may be conducted at the WFB special meeting.

Recommendation of the WFB Board of Directors

The WFB board of directors unanimously recommends that holders of WFB common stock vote:

•	“FOR” the WFB merger proposal; and

•	“FOR” the WFB adjournment proposal.

The WFB board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. See the section of this joint proxy statement/prospectus captioned “The Merger—WFB’s Reasons for the Merger; Recommendation of the WFB Board of Directors” beginning on page 48 for a discussion of certain factors considered by the WFB board of directors in connection with making its recommendation.

Record Date and Quorum

The WFB board of directors has fixed the close of business on September 2, 2025 as the record date for the WFB special meeting. Only WFB shareholders of record at the close of business on the record date are entitled to notice of, to attend, and to vote at, the WFB special meeting and any adjournment or postponement of the WFB special meeting. As of the record date, 620,912 shares of WFB common stock were issued and outstanding and held by approximately 133 holders of record. Each share of WFB common stock held of record as of close of business on the record date entitles the holder to one vote at the WFB special meeting on each proposal to be considered at the WFB special meeting.

The holders of a majority of the shares of WFB common stock issued and outstanding and entitled to vote at the WFB special meeting must be present, either in person or by proxy, to constitute a quorum at the WFB special meeting. A shareholder will generally be considered present if the shareholder is in attendance in person at the special meeting or if the shareholder returns an executed proxy. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. No business may be transacted by the holders of WFB common stock at the WFB special meeting unless a quorum is present.

Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The WFB Merger Proposal. The affirmative vote of the holders of at least two-thirds of the outstanding shares of WFB common stock entitled to vote on the WFB merger proposal is required to approve the WFB merger proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the WFB merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

The WFB Adjournment Proposal. Approval of the WFB adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the WFB adjournment proposal exceed the number of votes cast “AGAINST” the WFB adjournment proposal. A WFB shareholder who fails to vote in person or by proxy, fails to instruct his or her bank, broker or other nominee to vote, or marks “ABSTAIN” on his or her proxy card, with respect to the WFB adjournment proposal will not be deemed to have cast a vote, and it will have no effect on the proposal.

The WFB board of directors encourages you to complete, date and sign the enclosed proxy card that is applicable to your shares of WFB common stock and return it promptly in the enclosed postage-paid envelope, or by email to Robert Faulkner, Vice President at rfaulkner@fnbtx.com, so that your voice is heard on these matters.

Voting Your Shares; Proxies

Holders of WFB common stock may vote their shares in person at the WFB special meeting or may vote by proxy as described below. WFB shareholders are encouraged to attend the WFB special meeting, and voting by proxy will not affect the right of any such shareholder to attend the special meeting and vote in person. However, to ensure that your shares of WFB common stock are voted in accordance with your wishes and that a quorum is present at the meeting so that WFB can transact business, WFB shareholders are urged to register their votes by proxy as promptly as possible. Your prompt response will help reduce proxy solicitation costs.

Shareholders of WFB who hold their shares of record as of the record date for the WFB shareholder meeting may vote by proxy in any of the following ways:

•	by mail, by completing, signing, dating and returning the enclosed proxy card to WFB using the enclosed postage-paid envelope;

•	by telephone, by calling toll-free (866) 890-7413 and following the recorded instructions; or

•	over the internet, by accessing the website www.proxypush.com/FNBTX and following the instructions on the website.

If you intend to submit your proxy by telephone or over the internet, you must do so by 4:00 p.m. Eastern time on the day of the WFB special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the WFB special meeting.

Proxies, in the forms enclosed, which are properly executed and returned and not subsequently revoked in a timely manner, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the WFB merger proposal and “FOR” the WFB adjournment proposal, if applicable.

Shareholders of WFB who hold their shares in “street name” should contact their broker, bank, trustee or nominee, who will provide materials and instructions for voting such shares.

A WFB shareholder may revoke his or her proxy at any time before it is voted at the special meeting by:

•	giving written notice to the Corporate Secretary of WFB;

•	submitting another properly completed proxy bearing a later date which is received by WFB prior to the WFB special meeting;

•	casting a new vote by telephone or via the internet at any time before 4:00 p.m. Eastern time on the day of the WFB special meeting; or

•	attending the WFB special meeting in person, notifying the election official that he or she wishes to revoke a prior proxy and voting in person prior to polls closing.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Wichita Falls Bancshares, Inc., 3801 Fairway Boulevard, Wichita Falls, Texas 76310, Attention: Corporate Secretary. Attendance at the WFB special meeting will not, by itself, revoke a valid proxy. If you hold your shares in street name, you must contact your broker, bank, trustee or nominee for instructions as to how to revoke your proxy.

Shares Held in “Street Name”; Broker Non-Votes

Banks, brokers and other nominees who hold shares of WFB common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the WFB special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal.

If your broker, bank or other nominee holds your shares of WFB common stock in “street name,” your broker, bank or other nominee will vote your shares of WFB common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Shares Subject to Voting Agreement; Shares Held by Directors and Executive Officers

Each director and certain executive officers of WFB and First National Bank, solely in their capacity as shareholders of WFB, have entered into voting agreements with Investar pursuant to which they have generally agreed to vote their shares of WFB common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the WFB record date, 105,099 shares of WFB common stock, or approximately 16.9% of the outstanding shares of WFB common stock entitled to vote at the WFB special meeting, are bound by the voting agreements.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the WFB board of directors, and WFB is responsible for its expenses incurred in preparing, assembling, printing, and mailing this joint proxy statement/prospectus to WFB shareholders. Proxies will be solicited through the mail. Additionally, directors, officer and employees of WFB may solicit proxies personally or by telephone or other means of communication. These persons will not be additionally compensated for any such solicitation. WFB will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners. In addition, WFB may engage a third-party proxy solicitor to assist WFB in soliciting proxies from the WFB shareholders.

Dissenters’ Rights

WFB shareholders are entitled to assert dissenters’ rights with respect to the WFB merger proposal. These dissenters’ rights are conditioned on strict compliance with the requirements of Chapter 10, Subchapter H of the TBOC. Please see “The Merger—Dissenters’ Rights,” beginning on page 68, and the full text of Chapter 10, Subchapter H of the TBOC, which is reproduced in full in Annex D to this joint proxy statement/prospectus, for additional information.

Attending the WFB Special Meeting

All shareholders of WFB as of the WFB record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the WFB record date, are invited to attend the WFB special meeting. Shareholders of record of WFB common stock can vote in person at the WFB special meeting. If you are not a shareholder of record as of the WFB record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the WFB special meeting. If you plan to attend the WFB special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, all WFB shareholders must bring a form of personal photo identification with you in order to be admitted. WFB reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the WFB special meeting is prohibited without WFB’s express written consent.

WFB Merger Proposal

WFB is asking its shareholders to approve the WFB merger proposal. Holders of WFB common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger proposal, the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. In addition, holders of WFB common stock should read the documents incorporated by reference herein for further information about Investar.

   The WFB merger proposal includes the approval of the transactions contemplated by the merger agreement, including the merger and the termination of the WFB Shareholders’ Agreement.  The WFB Shareholders’ Agreement, to which each WFB shareholder is a party, was adopted to preserve the ongoing eligibility of WFB as a Subchapter S corporation by placing certain restrictions on the transfer of shares of WFB common stock.  Although WFB’s S corporation election was revoked, effective January 1, 2024, the WFB Shareholders’ Agreement remains in place.  As a result of the merger, all issued and outstanding shares of WFB common stock would be exchanged for the merger consideration, and no shares of WFB common stock would remain outstanding from and following the effective time of the merger.  Accordingly, the WFB Shareholders’ Agreement would have no application following the effective time of the merger.  It is also a condition to Investar’s obligation to close the merger that the WFB Shareholders’ Agreement be terminated.  The approval of the WFB merger proposal by a WFB shareholder will constitute the consent of that shareholder to terminate the WFB Shareholders’ Agreement in connection with and immediately prior to the closing of the merger.  However, if the WFB merger proposal is not approved by the WFB shareholders, the merger will not occur and the WFB Shareholders’ Agreement will remain in place.

After careful consideration, the WFB board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger and the termination of the WFB Shareholders’ Agreement, to be advisable and in the best interest of WFB and its shareholders. See “The Merger—WFB’s Reasons for the Merger; Recommendation of the WFB Board of Directors” beginning on page 48 of this joint proxy statement/prospectus for a more detailed discussion of the WFB board of directors’ recommendation.

The WFB board of directors recommends a vote “FOR” the WFB merger proposal.

WFB Adjournment Proposal

If, at the WFB special meeting, the number of shares of WFB common stock present or represented and voting in favor of the WFB merger proposal is insufficient to approve the WFB merger proposal, WFB intends to move to adjourn the WFB special meeting in order to enable the WFB board of directors to solicit additional proxies for approval of the WFB merger proposal. In that event, WFB will ask the holders of WFB common stock to vote upon the WFB adjournment proposal, but not the WFB merger proposal.

In this proposal, WFB is asking the holders of WFB common stock to authorize the holder of any proxy solicited by the WFB board of directors on a discretionary basis to vote in favor of adjourning the WFB special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from WFB shareholders who have previously voted.

If the special meeting is adjourned so that the WFB board of directors can solicit additional proxies to approve the WFB merger proposal, WFB is not generally required to provide any notice of the adjourned meeting other than an announcement of the place, date and time at the WFB special meeting.

If, at the WFB special meeting, sufficient votes exist to approve the WFB merger proposal, WFB does not intend to present the WFB adjournment proposal at the WFB special meeting.

The WFB board of directors recommends a vote “FOR” the WFB adjournment proposal.

Assistance

If you need assistance in completing your proxy card, have questions regarding WFB’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Robert Faulkner, Vice President by phone at (940) 696-3000 by email to rfaulkner@fnbtx.com.

THE INVESTAR SPECIAL MEETING

Date, Time and Place of Investar Special Meeting

The Investar special meeting will be held on October 24, 2025, at Investar Tower, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, at 9:00 a.m. local time.

Matters to be Considered

The special meeting in being called for the holders of Investar common stock to consider and vote on the following proposals:

•

Merger proposal. To approve the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Investar’s common stock as consideration for the merger; and

•	Adjournment proposal. To adjourn the Investar special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Investar merger proposal.

No other business may be conducted at the Investar special meeting.

Recommendation of the Investar Board of Directors

The Investar board of directors unanimously recommends that holders of Investar common stock vote:

•	“FOR” the Investar merger proposal; and

•	“FOR” the Investar adjournment proposal.

The Investar board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Investar’s common stock as consideration for the merger. See the section of this joint proxy statement/prospectus captioned “The Merger—Investar’s Reasons for the Merger; Recommendation of the Investar Board of Directors” for a discussion of certain factors considered by the Investar board of directors in connection with making its recommendation.

Record Date and Quorum

The Investar board of directors has fixed the close of business on September 2, 2025 as the record date for the Investar special meeting. Only Investar shareholders of record at the close of business on the record date are entitled to notice of, to attend, and to vote at, the Investar special meeting and any adjournment or postponement of the Investar special meeting. As of the record date, 9,825,883 shares of Investar common stock were issued and outstanding and held by approximately 669 holders of record. Each share of Investar common stock held of record as of close of business on the record date entitles the holder to one vote at the Investar special meeting on each proposal to be considered at the Investar special meeting.

The holders of a majority of the shares of Investar common stock issued and outstanding and entitled to vote at the Investar special meeting must be present, either in person or by proxy, to constitute a quorum at the Investar special meeting. A shareholder will generally be considered present if the shareholder is in attendance in person at the special meeting or if the shareholder returns an executed proxy. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. No business may be transacted by the holders of Investar common stock at the Investar special meeting unless a quorum is present.

Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The Investar Merger Proposal. The affirmative vote of the holders (1) of at least two-thirds of the outstanding shares of Investar common stock present in person or by proxy at the Investar special meeting or (2) of a majority of the outstanding shares of Investar common stock, whichever is greater, is required to approve the Investar merger proposal. The failure of a shareholder to be present at the meeting, either in person or by proxy, will not be treated a share present at the meeting and will, thus, have no effect on shareholder approval of the Investar merger proposal under the first standard; however, it will be treated the same as a vote “AGAINST” the Investar merger proposal under the second standard. Under either standard, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” the Investar merger proposal.

The Investar Adjournment Proposal. Approval of the Investar adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the Investar adjournment proposal exceed the number of votes cast “AGAINST” the Investar adjournment proposal. An Investar shareholder who fails to vote in person or by proxy, fails to instruct his or her bank, broker or other nominee to vote, or marks “ABSTAIN” on his or her proxy card, with respect to the Investar adjournment proposal will not be deemed to have cast a vote, and it will have no effect on the proposal.

As of the record date for the Investar special meeting, Investar directors and executive officers beneficially owned approximately 663,868 shares (excluding shares that may be acquired upon the exercise of stock options or the conversion of Series A preferred stock), or 6.76% of the outstanding shares of Investar common stock entitled to vote at the Investar special meeting.

Voting Your Shares; Proxies

Holders of Investar common stock may vote their shares in person at the Investar special meeting or may vote by proxy as described below. Investar shareholders are encouraged to attend the Investar special meeting, and voting by proxy will not affect the right of any such shareholder to attend the special meeting and vote in person. However, to ensure that your shares of Investar common stock are voted in accordance with your wishes and that a quorum is present at the meeting so that Investar can transact business, Investar shareholders are urged to register their votes by proxy as promptly as possible. Your prompt response will help reduce proxy solicitation costs.

Shareholders of Investar who hold their shares of record as of the record date for the Investar shareholder meeting may vote by proxy in any of the following ways:

•	by mail, by completing, signing, dating and returning the enclosed proxy card to Investar using the enclosed postage-paid envelope;

•	by telephone, by calling toll-free (855) 652-7332 and following the recorded instructions; or

•	over the internet, by accessing the website www.proxypush.com/ISTR and following the instructions on the website.

If you intend to submit your proxy by telephone or over the internet, you must do so by 11:59 p.m. Eastern time on the day before the Investar special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the Investar special meeting.

Proxies, in the forms enclosed, which are properly executed and returned and not subsequently revoked in a timely manner, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the Investar merger proposal and “FOR” the Investar adjournment proposal, if applicable.

Shareholders of Investar who hold their shares in “street name” should contact their broker, bank, trustee or nominee, who will provide materials and instructions for voting such shares.

An Investar shareholder may revoke his or her proxy at any time before it is voted at the special meeting by:

•	giving written notice to the Corporate Secretary of Investar;

•	submitting another properly completed proxy bearing a later date which is received by Investar prior to the Investar special meeting;

•	casting a new vote by telephone or via the internet at any time before 11:59 p.m. Eastern time on the day before the Investar special meeting; or

•	attending the Investar special meeting in person, notifying the election official that he or she wishes to revoke a prior proxy and voting in person prior to polls closing.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: John R. Campbell, Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. Attendance at the Investar special meeting will not, by itself, revoke a valid proxy. If you hold your shares in street name, you must contact your broker, bank, trustee or nominee for instructions as to how to revoke your proxy.

Shares Held in “Street Name”; Broker Non-Votes

Brokers, banks and other nominees who hold shares of Investar common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Investar special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. As a result, we do not expect any broker non-votes at the Investar special meeting.

If your broker, bank or other nominee holds your shares of Investar common stock in “street name,” your broker, bank or other nominee will vote your shares of Investar common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the Investar board of directors, and Investar is responsible for its expenses incurred in preparing, assembling, printing, and mailing this joint proxy statement/prospectus to Investar shareholders. Proxies will be solicited through the mail. Additionally, directors, officer and employees of Investar may solicit proxies personally or by telephone or other means of communication. These persons will not be additionally compensated for any such solicitation. Investar will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners. In addition, Investar may engage a third-party proxy solicitor to assist Investar in soliciting proxies from the Investar shareholders.

Attending the Investar Special Meeting

All shareholders of Investar as of the Investar record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the Investar record date, are invited to attend the Investar special meeting. Shareholders of record of Investar common stock can vote in person at the Investar special meeting. If you are not a shareholder of record as of the Investar record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Investar special meeting. If you plan to attend the Investar special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, all Investar shareholders must bring a form of personal photo identification with you in order to be admitted. Investar reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Investar special meeting is prohibited without Investar’s express written consent.

Investar Merger Proposal

Investar is asking its shareholders to approve the Investar merger proposal. Holders of Investar common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger proposal, the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the Investar board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, to be advisable and in the best interest of Investar and its shareholders. See “The Merger—Investar’s Reasons for the Merger; Recommendation of the Investar Board of Directors” beginning on page 58 of this joint proxy statement/prospectus for a more detailed discussion of the Investar board of directors’ recommendation.

The Investar board of directors unanimously recommends a vote “FOR” the Investar merger proposal.

Investar Adjournment Proposal

If, at the Investar special meeting, the number of shares of Investar common stock present or represented and voting in favor of the Investar merger proposal is insufficient to approve the Investar merger proposal, Investar intends to move to adjourn the Investar special meeting in order to enable the Investar board of directors to solicit additional proxies for approval of the Investar merger proposal. In that event, Investar will ask the holders of Investar common stock to vote upon the Investar adjournment proposal, but not the Investar merger proposal.

In this proposal, Investar is asking the holders of Investar common stock to authorize the holder of any proxy solicited by the Investar board of directors on a discretionary basis to vote in favor of adjourning the Investar special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Investar shareholders who have previously voted.

If the special meeting is adjourned so that the Investar board of directors can solicit additional proxies to approve the Investar merger proposal, Investar is not generally required to provide any notice of the adjourned meeting other than an announcement of the place, date and time at the Investar special meeting.

If, at the Investar special meeting, sufficient votes exist to approve the Investar merger proposal, Investar does not intend to present the Investar adjournment proposal at the Investar special meeting.

The Investar board of directors unanimously recommends a vote “FOR” the Investar adjournment proposal.

Assistance

If you are an Investar shareholder and need assistance in completing your proxy card, have questions regarding Investar’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact John R. Campbell at Investar by phone at (225) 227-2215 or by email at john.campbell@investarbank.com.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference, and we urge you to carefully read this entire joint proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

General

Investar and WFB are proposing a transaction in which Investar will acquire WFB by means of a merger, with Investar as the surviving entity, and First National Bank, WFB’s wholly-owned banking subsidiary, will merge with and into Investar Bank, Investar’s wholly-owned banking subsidiary, with Investar Bank surviving the bank merger. This transaction is governed by the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. For more information regarding the terms of the merger agreement, see “The Merger Agreement” beginning on page 73. The merger agreement was unanimously approved by both the Investar board of directors and the WFB board of directors. However, neither Investar nor WFB can assure you of when or if the merger will be completed. Among other things, the Investar shareholders must approve the Investar merger approval at the Investar special meeting, the WFB shareholders must approve the WFB merger approval at the WFB special meeting, and the parties must obtain all required regulatory approvals in addition to satisfying certain other closing conditions.

Terms of the Merger

The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement, WFB will merge with and into Investar, with Investar continuing as the surviving entity. Following the merger, First National Bank will merge with and into Investar Bank, with Investar Bank as the surviving bank.

If the merger is completed, in exchange for all outstanding shares of WFB common stock, Investar will issue an aggregate of 3,955,334 shares of its common stock and pay cash consideration of $7.2 million to the shareholders of WFB, subject to certain adjustments, and each share of WFB common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive a pro rata share of the merger consideration. Following the completion of the merger, former WFB shareholders are expected to own approximately 28.70% of the combined company based on the number of shares of Investar common stock outstanding as of September 17, 2025.

Under the merger agreement, the aggregate number of shares of Investar common stock issued in the merger and the cash consideration may increase to the extent that convertible subordinated promissory notes issued by WFB (which we refer to as the “WFB Convertible Subordinated Debt”) are converted after December 31, 2024 and prior to the effective time of the merger into shares of WFB common stock. In the event of such conversion, the aggregate merger consideration would be increased by 0.0425 shares of Investar common stock and $0.11 in cash for each dollar of the WFB Convertible Subordinated Debt so converted. As of the date of this joint proxy statement/prospectus, $12.2 million in aggregate principal amount of WFB Convertible Subordinated Debt was issued and outstanding, and no WFB Convertible Subordinated Debt has been converted since December 31, 2024. The parties do not expect that any WFB Convertible Subordinated Debt will be converted between the date of this joint proxy statement/prospectus and the effective time of the merger. However, if all WFB Convertible Subordinated Debt issued and outstanding as of the date of this joint proxy statement/prospectus was converted to WFB common stock prior to the effective time of the merger, such conversion would increase the aggregate merger consideration by 518,655 shares of Investar common stock and $1.3 million in cash consideration. As a condition to closing, all issued and outstanding WFB Convertible Subordinated Debt not converted into WFB common stock will be redeemed and paid in full prior to closing.

Background of the Merger

As part of the ongoing consideration and evaluation of its respective long-term prospects and strategies, WFB’s board of directors and senior management have regularly reviewed and assessed WFB’s business strategies and objectives, including assessments of strategic growth opportunities potentially available WFB. From time to time, the board of directors and management of WFB have also periodically reviewed and updated strategic plans for WFB and First National Bank with a view to enhancing shareholder value. These discussions have focused on, among other things, the business and regulatory environment facing financial institutions in general and WFB in particular, management succession planning, the economy and the financial markets generally, and the implications of such developments for financial institutions generally and WFB, as well as ways to enhance WFB’s competitive position.  On occasion, WFB has received unsolicited inquiries regarding its willingness to consider an acquisition by, or affiliation with, other financial institutions. Consistent with its fiduciary obligations to its shareholders, the board of directors of WFB has given due consideration to any such inquiries in light of WFB’s strategic plans, the nature of the offer and offeror, other opportunities available to the organization, and other considerations and factors deemed relevant by the WFB board of directors.

These strategic discussions were part of continuous efforts of WFB to enhance value for its shareholders and deliver the best possible services to its customers and communities.  These strategic reviews have also included assessments of ongoing consolidation in the financial services industry and the benefits and risks to WFB and its shareholders of strategic combinations compared to the benefits and risks of continued operation as a stand-alone company. Factors assessed in connection with these reviews have included the benefits and risks of operating in existing and new markets, competition, potential expense and revenue synergies, regulatory requirements, the interest rate environment, scale and diversification, credit risk, market risk, management succession planning, and the impacts of rapidly changing technology and the delivery channels for products and services.

WFB’s historical strategy to building a successful organization and business has been based on the fundamental idea that the business’s foundation and infrastructure must be equipped to manage risk and deliver profitable growth for the long term. Since inception, WFB’s business model has been to accept necessary risks to generate a more desirable, long-term reward. These same attributes apply to the consideration of any business combination transaction.

As a result of these discussions and the factors considered, WFB’s board of directors reached the conclusion that it would be in the best interest of WFB, FNB, and WFB’s shareholders that merging with another financial institution would offer the best prospects for WFB, its shareholders, and FNB in the future.

In February 2024, senior management and representatives of the board of directors of WFB determined that it would be prudent to undertake a review of the various strategic options available to the organization, including remaining an independent institution or entering into a strategic merger with a similarly sized or larger institution. Over the ensuing months, senior management and representatives had preliminary conversations with Olsen Palmer, a nationally recognized investment banking firm with significant experience in advising independent banks on mergers and acquisitions, regarding the overall market and pricing for acquisition transactions involving financial institutions and the process for completing such a transaction.

The board of directors continued its deliberations regarding the strategic options available to the organization through February 2024.  On February 27, 2024, WFB executed an engagement letter with Olsen Palmer providing that Olsen Palmer would conduct a marketing process with respect to WFB.  WFB and Olsen Palmer engaged in additional discussions regarding WFB’s strategic plan.  In the context of these discussions, Olsen Palmer evaluated the business, results of operations, financial condition, competitive position and future prospects of WFB and discussed with the board of directors and management a proposal to contact a select number of financial institutions on a confidential basis in order to inquire about their potential interest in a business combination transaction with WFB.  Olsen Palmer also compiled a list of 90 financial institutions which, based on its experience and knowledge, it believed were potential candidates for a potential strategic combination with WFB.

Olsen Palmer, with the assistance of management of WFB, prepared a confidential information memorandum containing certain basic information about the company to be provided to the identified acquisition candidates who had expressed some interest in exploring a transaction.  In order to receive the confidential memorandum, as well as access to additional, more extensive due diligence materials regarding WFB, the potential candidates were first required to enter into a non-disclosure agreement.

In mid-April 2024, Olsen Palmer began its outreach to a list of preauthorized list of potential counterparties to acquire WFB.  Of the 90 institutions contacted, 11 expressed an interest in receiving a non-disclosure agreement, of which 11 were executed.  Following a review of the information provided and made available, Investar and two other companies submitted non-binding written indications of interest.  The other companies that executed non-disclosure agreements elected not to submit a written indication of interest and removed themselves from the process.

After receiving responses to the initial and secondary solicitations of interest, the list was narrowed to five potential suitors.  From May through October 2024, members of the board of directors and management of WFB, along with representatives of Olsen Palmer, met with the five potential suitors who expressed an interest in a potential acquisition of WFB.  Only one of these suitors produced a written letter of intent, which was an all-cash offer received in October 2024.  After due consideration and deliberation on pricing, deal certainty, cultural fit, and similar factors, in November 2024, the board of directors of WFB authorized Olsen Palmer to proceed with a third round of the marketing process.  This process resulted in three suitors, one of whom was the party that submitted the letter of intent in October 2024.  That party revised its letter of intent in December 2024 to increase the pricing slightly.  Two other parties, including Investar, also submitted letters of intent in December 2024 as a result of the third round of marketing by Olsen Palmer.

On December 23, 2024, the board of directors of WFB held a special meeting to evaluate the indications of interest received and consider whether to pursue negotiations regarding a potential business combination transaction or forego such a transaction and continue to operate on an independent, stand-alone basis.  One institution (“Company B”) submitted a letter of intent which proposed a transaction that involved all cash and was valued at approximately $95.2 million.  Another institution (“Company C”) submitted a letter of intent which proposed a transaction that involved all stock and was valued at approximately $74.8 million, based on the then-current value of Company C stock.  The initial letter of intent received by WFB from Investar was for a transaction in which shareholders of WFB would receive, in the aggregate 3,657,080 shares of Investar common stock.  The offer also included the issuance of 0.0425 shares of Investar common stock for each dollar of WFB Convertible Subordinated Debt that is converted to shares of WFB common stock after September 30, 2024.  Following these meetings and deliberations by the board of directors of WFB, on December 30, 2024, WFB accepted Investar’s letter of intent.

Beginning in January, each party commenced the conduct of extensive due diligence of the other party, which included among other things an evaluation of the other party’s operations, material contracts and loan portfolio, and each party held discussions with selected members of the executive management team of the other party.  In addition, on January 24, 2025, Investar engaged Janney to advise the Investar board of directors with respect to financial matters relating to the transaction and to deliver an opinion to its board of directors as to the fairness, from a financial point of view, to the shareholders of Investar of the merger consideration to be paid to the shareholders of WFB.

Due diligence activities continued through the months of February and March.  In addition, a draft of the definitive merger agreement was initial circulated in February 2025 and the two sides began negotiations regarding the terms and conditions of an agreement with respect to the merger that would be mutually acceptable to the parties.

In the context of the parties’ ongoing diligence, management’s discussions and in light of the fluctuations of Investar’s stock trading prices, and the market for financial institutions in general, the parties also discussed a number of items related to the structure of the merger consideration.

Following these and other discussions, including discussion between Olsen Palmer and Investar’s financial advisor, on February 18, 2025, Investar submitted a proposed amendment to original letter of intent.  The proposed amendment was for a transaction in which shareholders of WFB would receive, in the aggregate, 3,955,334 shares of Investar common stock, plus cash consideration of $6.2 million.  The original offer was also revised to include the issuance of issuance of 0.0425 shares of Investar common stock and $0.11 in cash for each dollar of WFB Convertible Subordinated Debt that was converted WFB common stock after December 31, 2024.

Further discussions were held between the parties, with Investar revising its amended proposal for a transaction in which shareholders of WFB would receive, in the aggregate 3,955,334 shares of Investar common stock, plus cash consideration of $7.2 million. The offer also included the issuance of issuance of 0.0425 shares of Investar common stock and $0.11 in cash for each dollar of WFB Convertible Subordinated Debt converted to shares of WFB common stock after December 31, 2024.

This amendment was executed on March 4, 2025. The amendment proposed a transaction that was valued at approximately $80.4 million as of the last trading date immediately prior to the amendment. The amendment also further extended WFB’s exclusivity obligations to enable further due diligence between the parties, which continued into April and May 2025 for the purpose of allowing each party to evaluate the results of the other party’s performance for the first quarter of 2025. Later, on April 24, 2025, Investar and WFB executed a second amendment to the letter of intent, which extended WFB’s exclusivity obligations through June 30, 2025.

Following the further extension of the letter of intent and the completion of additional diligence, a revised draft of the definitive agreement was circulated in May 2025, which incorporated the changes to the transaction structure previously agreed upon by the parties, and other matters arising out of the diligence activities of the parties.  The parties worked to negotiate and finalize the form of the definitive agreement in late May and early June, and WFB prepared and delivered disclosure schedules for Investar’s review.

On June 9, 2025, representatives of WFB conducted additional reverse due diligence on Investar with representatives of Investar. On that same date, Olsen Palmer and WFB’s counsel reviewed the transaction with the board of directors of WFB. Later that month, on June 24, 2025, the Investar board of directors held a meeting, which was attended by representatives of Janney and Fenimore Kay Harrison LLP.  Representatives of Fenimore Kay Harrison LLP reviewed the final terms of the proposed merger agreement and related transaction documents with the Investar board of directors, and each member of the board had the opportunity to discuss and ask questions of Investar’s legal counsel and management regarding the terms of the merger agreement and such related documents.. Also at this meeting, Janney reviewed with the Investar board of directors its financial analysis of the merger consideration delivered to the Investar board of directors its written opinion, dated June 24, 2025, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration to be paid to the shareholders of WFB in the merger transaction, is fair, from a financial point of view, to Investar. See “The Merger – Opinion of Investar’s Financial Advisor,” beginning on page 60.  After taking into consideration the matters discussed during this meeting and prior meetings of the Investar board of directors, including the factors described under the section of this joint proxy statement/prospectus entitled “The Merger – Investar’s Reasons for the Merger; Recommendation of the Investar Board of Directors,” which begins on page 58, the Investar board of directors unanimously approved the merger agreement and related actions and recommended the adoption and approval of the merger agreement and transactions to the Investar shareholders.

The board of directors of WFB met on June 24, 2025 to review and discuss the merger agreement and the transactions contemplated by the merger agreement. Also present at the meeting were representatives of Olsen Palmer and Bradley Arant Boult Cummings LLP, WFB’s outside legal counsel, a firm with significant experience in advising financial institutions. At the meeting, Olsen Palmer delivered a presentation regarding the financial terms of the transaction, as well as its opinion that the per share merger consideration was fair, from a financial point of view, to the shareholders of WFB. The WFB board of directors also received the presentation of its legal counsel regarding the terms of the merger agreement and the other merger-related legal documents, as well as the regulatory and shareholder processes required to complete the transaction. After deliberation and taking into consideration the matters discussed during the board meeting and prior meetings of the WFB board of directors, including the factors described under the section of this joint proxy statement/prospectus entitled “The Merger – WFB’s Reasons for the Merger; Recommendation of the WFB Board of Directors,” which begins on page 48, the WFB board of directors unanimously approved the merger agreement and related actions and recommended the adoption and approval of the merger agreement and transactions to the WFB shareholders.

On July 1, 2025, WFB and Investar executed the merger agreement, and the transaction was announced before the opening of the U.S. financial markets on July 1, 2025, in a press release jointly issued by Investar and WFB.

WFB’s Reasons for the Merger; Recommendation of the WFB Board of Directors

The WFB board of directors believes that the merger is in the best interests of WFB and its shareholders. Accordingly, the WFB board of directors has approved the merger agreement and recommends that the WFB shareholders vote “FOR” approval of the WFB merger proposal.

In reaching its decision to approve the merger agreement and to recommend its approval to WFB shareholders, the WFB board of directors evaluated the merger and the merger agreement in consultation with its executive management, Olsen Palmer, WFB’s outside financial advisor, and WFB’s legal counsel. In arriving at its recommendation, the WFB board of directors considered a number of factors, including the following:

•	the WFB board of directors’ familiarity with and review of the information concerning the business, results of operations, financial condition, competitive position and future prospects of WFB;

•

the belief of the WFB board of directors that the value of the merger consideration to be received by WFB’s shareholders under the merger agreement represents a fair price for the shares of WFB’s common stock;

•

the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transition with Investar;

•

the treatment of the merger as a “reorganization” within the meaning of section 368(a) of the Code with the result that the WFB common stock exchanged for Investar common stock is generally tax-free, depending on each WFB shareholder’s individual circumstances;

•

the current and prospective environment in which WFB operates, including overall local and regional economic conditions, the competitive environment for banks and other financial institutions, the increased regulatory burdens on financial institutions and the trend toward consolidation in the banking industry;

•

the results that WFB could expect to achieve operating independently, and the likely risks and benefits to shareholders of that course of action, as compared with the value of the merger consideration;

•	the opportunities and prospects of WFB for future organic growth and/or future growth through acquisitions;

•

the limited liquidity that WFB shareholders have with respect to their investment in WFB, for which there is no active public market, and that shareholders of WFB will receive merger consideration in shares of Investar common stock, which is publicly traded on the NASDAQ Global Market, which would be expected to provide such shareholders with increased liquidity of their investment;

•	the resources required to keep pace with technology and cybersecurity risks;

•	the opportunity to realize economies of scale, add infrastructure and operational support and enhance customer products and services as a result of the merger;

•

the belief of the WFB board of directors that Investar emphasizes many of the same values embraced by WFB in the conduct of its business, such as, excellent customer service, employee development and delivering value to shareholders;

•	the prospects for continued growth and enhanced performance of the combined company;

•

the opinion rendered to the WFB board of directors by Olsen Palmer to the effect that, as of June 24, 2025, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Olsen Palmer as described in such written opinion, the per share merger consideration provided for pursuant to the merger agreement was fair, from a financial point of view, to holders of WFB common stock;

•	the historical performance of Investar;

•	the anticipated likelihood of Investar to receive the requisite regulatory approvals in a timely manner;

•	the belief that the proposed merger enables WFB to maintain meaningful influence in the direction of the newly combined company;

•	the potential effect of the merger on WFB’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Investar to WFB’s employees; and

•

the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing and the limitations on WFB’s ability to pursue other merger opportunities.

The WFB board of directors also considered the risks and potential negative factors outlined below, but concluded that the anticipated benefits of combining with Investar were likely to outweigh substantially these risks and factors. These risks included:

•	the lack of control of the WFB board of directors and WFB’s shareholders over future operations and strategy of the combined company as compared to remaining independent;

•

the requirement that WFB conduct its business in the ordinary course and the other restrictions on the conduct of WFB’s business before completion of the merger, which could delay or prevent WFB from undertaking business opportunities that may arise before completion of the merger;

•

the fact that the value of the merger consideration will fluctuate between the date of the merger agreement and the closing date and will not be known at the time the WFB shareholders vote on the WFB merger proposal;

•

the fact that certain benefits of the merger are reliant on the successful operation of Investar in the future as opposed to selling WFB entirely for cash, which would deliver all value to WFB shareholders upon closing of such a sale;

•	the limitations of WFB’s to solicit competing proposals during the pendency of the merger agreement; and

•	WFB’s obligation to pay Investar a termination fee of $3.3 million in certain circumstances.

The reasons set out above for the merger are not intended to be exhaustive but are believed to include material factors considered by the WFB board of directors in approving the merger. In reaching its determination, the WFB board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors.

The WFB board of directors conducted an overall analysis of the factors described above as a whole, including thorough discussions with, and questioning of, its executive management and outside financial and legal advisors. Based on the reasons stated, the WFB board of directors believed that the merger was in the best interest of WFB’s shareholders and approved the merger agreement and the merger.

The foregoing explanation of the WFB board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 20.

The WFB board of directors determined that the merger and the merger agreement are in the best interests of WFB and its shareholders. Accordingly, the WFB board of directors unanimously approved the merger and the merger agreement and unanimously recommends that WFB shareholders vote “FOR” approval of the WFB merger proposal and “FOR” the WFB Adjournment Proposal.

Opinion of WFB’s Financial Advisor

Olsen Palmer, as part of its investment banking services, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. The board of directors of WFB engaged Olsen Palmer to provide financial advisory services in connection with the merger and to issue an opinion to the board of directors of WFB as to the fairness, from a financial point of view, to WFB’s shareholders of the financial terms of the proposed merger. Olsen Palmer issued its opinion on June 24, 2025.

No limitations were imposed by WFB’s board of directors on Olsen Palmer with respect to the investigations made or procedures followed in rendering its opinion. Neither Olsen Palmer nor the individuals involved in providing its opinion has any present or contemplated future ownership interest in WFB. Under the terms of its engagement with WFB, Olsen Palmer received a fee for providing the opinion and, upon completion of the merger, will receive a success fee for its financial advisory services. In addition, WFB agreed to indemnify Olsen Palmer against certain liabilities arising out of its engagement.

Olsen Palmer has not provided investment banking and financial advisory services to WFB or Investar during the two-year period prior to June 24, 2025, except with respect to the merger. Olsen Palmer may provide investment banking, financial advisory and other financial services to WFB and/or Investar in the future, for which Olsen Palmer may receive compensation.

In connection with its opinion, Olsen Palmer made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Olsen Palmer reviewed:

•	a draft version of the merger agreement dated June 19, 2025;

•

current and historical market prices of Investar common stock as well as comparison of certain financial information for Investar with similar institutions for which publicly available information is available;

•	certain financial statements and other historical financial information of WFB and Investar that Olsen Palmer deemed relevant;

•

internal financial projections for WFB for the years ending December 31, 2025, December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029, December 31, 2030, and December 31, 2031, as provided by WFB;

•

publicly available consensus analyst earnings per share estimates for Investar for the years ending December 31, 2025 and December 31, 2026 as well as internal financial projections for Investar for the years ending December 31, 2025 and December 31, 2026;

•	a comparison of certain financial information for WFB with similar institutions for which publicly available information is available;

•	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

•	an analysis of the relative contribution that WFB and Investar will make to the combined company;

•	an estimated range of the intrinsic value of WFB based on internal financial projections for WFB as provided by WFB;

•

the estimated pro forma financial impact of the merger on Investar, based on assumptions relating to transaction expenses, acquisition accounting adjustments, and cost savings as communicated to Olsen Palmer by representatives of Investar;

•	the current market environment generally and the banking industry in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Olsen Palmer considered relevant.

Olsen Palmer also discussed with certain members of senior management of WFB and its representatives the business, financial condition, results of operations and prospects of WFB. Olsen Palmer held similar discussions with certain members of senior management of Investar and their representatives regarding the business, financial condition, results of operations, and prospects of Investar.

In performing its review, and for purposes of rendering its opinion, Olsen Palmer relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to Olsen Palmer by WFB or their representatives or that was otherwise reviewed by Olsen Palmer, and has assumed, without independent verification, the accuracy and completeness of all such information. Olsen Palmer further relied on the assurances of WFB management that it was not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Olsen Palmer has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. With WFB’s consent, Olsen Palmer relied upon the advice WFB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger that is contemplated by the merger agreement and Olsen Palmer assumed that all such advice is correct.

Olsen Palmer’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of June 24, 2025. Events occurring after June 24, 2025 could materially affect Olsen Palmer’s opinion. Olsen Palmer has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after June 24, 2025.

Olsen Palmer’s opinion does not constitute a recommendation to the board of directors of WFB or to any shareholder of WFB or director or shareholder of Investar as to how any such director or shareholder should vote at any meeting called to consider and vote upon the merger. Olsen Palmer also expresses no opinion as to the fairness of the per share merger consideration to the creditors or other constituencies of WFB. Olsen Palmer’s opinion is directed only to the fairness, from a financial point of view, of the per share merger consideration to the shareholders of WFB and does not address the underlying business decision of WFB to engage in the merger or the relative merits of the merger as compared to any other alternative business strategies that might exist for WFB. Olsen Palmer’s opinion should not be construed as creating any fiduciary duty on the part of Olsen Palmer to any party or person. Olsen Palmer’s opinion was not reviewed or issued by a fairness opinion committee. Olsen Palmer has not been requested to opine as to, and the opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of any portion or aspect of the merger to any one class or group of WFB’s or any other party’s security holders or other constituents vis-à-vis any other class or group of WFB’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), or (2) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the per share merger consideration or otherwise.

Several analytical methodologies have been employed, and no one method of analysis should be regarded as critical to the overall conclusion reached by Olsen Palmer. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions Olsen Palmer reached are based on all the analysis and factors presented, taken as a whole, and also on application of Olsen Palmer’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Olsen Palmer therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses.

The following summarizes the material financial analyses that were considered by Olsen Palmer in rendering its opinion. The summary below is not a complete description of the analyses underlying Olsen Palmer’s opinion or the presentation made by Olsen Palmer to WFB’s board of directors, but is a summary of all material analyses performed and presented by Olsen Palmer. No company or transaction used in the analyses described below is identical or directly comparable to WFB or the contemplated merger.

Summary of Proposed Per-Share Merger Consideration and Implied Transaction Metrics

For purposes of this discussion, per-share merger consideration means the sum of (1) per-share stock consideration plus (2) per-share cash consideration, each as defined in the merger agreement. The per-share merger consideration to be received by the holders of WFB common stock was valued at $131.55 per share based on Investar’s closing stock price of $18.83 on June 23, 2025. For purposes of its opinion, with WFB’s consent, Olsen Palmer assumed that the WFB Convertible Subordinated Debt would have no impact on the per-share merger consideration. Based upon financial information for WFB as of or for the last twelve months period ended March 31, 2025, Olsen Palmer reviewed the financial terms of the merger and calculated the following implied transaction metrics:

Per-Share Merger Consideration / Tangible Book Value Per Share	0.87x
Per-Share Merger Consideration / Adjusted Tangible Book Value Per Share[1]	1.29x
Per-Share Merger Consideration / Last Twelve Months Earnings Per Share	16.3x
Per-Share Merger Consideration / 2026E Earnings Per Share[2]	11.1x
Tangible Book Value Premium / Core Deposits	-1.6%

(1)	Adjusted tangible book value reflects tangible book value less the interest rate mark on WFB’s loan portfolio as provided by representatives of Investar.
(2)	As provided by WFB management.

Investar Holding Corporation Stock Trading History. Olsen Palmer reviewed the publicly available historical reported trading prices of Investar’s common stock for the 30-day, 60-day, and one-year periods ended June 23, 2025. Olsen Palmer then compared the relationship between the movements in the price of Investar’s common stock and the movements in certain stock indices. Olsen Palmer also reviewed the publicly available historical daily trading volumes of Investar’s common stock for the 20-day period ended June 23, 2025 and noted the median, mean, low, and high values. The results of the stock trading history analysis are below:

30-Day Stock Performance
	Beginning Value May 23, 2025	Ending Value June 23, 2025
Investar	100.0%	100.6%
NASDAQ Bank Index	100.0%	102.3%
S&P 500 Index	100.0%	103.8%

60-Day Stock Performance
	Beginning Value April 24, 2025	Ending Value June 23, 2025
Investar	100.0%	101.9%
NASDAQ Bank Index	100.0%	104.6%
S&P 500 Index	100.0%	109.9%

One-Year Stock Performance
	Beginning Value June 21, 2024	Ending Value June 23, 2025
Investar	100.0%	128.7%
NASDAQ Bank Index	100.0%	117.6%
S&P 500 Index	100.0%	110.3%

20-Day Daily Trading Volume
	Number of Shares Traded	Value of Shares Traded
Median	17,587	$329,814
Mean	20,596	$387,402
Low	11,475	$221,009
High	46,037	$842,937

Value of shares traded reflects the publicly available historical daily closing prices of Investar’s common stock multiplied by the respective number of shares traded for each day during the 20-day period ended June 23, 2025.

Investar Selected Companies Analysis. Olsen Palmer analyzed the relative valuation multiples as calculated by S&P Global Market Intelligence of 16 publicly-traded banks headquartered in the United States (excluding banks traded over the counter and targets of announced mergers) that satisfied the following selected criteria: (1) had total assets between $2.5 billion and $3.5 billion; (2) had a return on average assets over the last 12 months between 0.50% and 1.25%; and (3) had a loan to deposit ratio between 75.0% and 100.0%. The 16 financial institutions were as follows:

ACNB Corporation	Guaranty Bancshares, Inc.
BayCom Corp	Home Bancorp, Inc.
C&F Financial Corporation	Meridian Corporation
Chemung Financial Corporation	MVB Financial Corp.
Citizens & Northern Corporation	OP Bancorp
Citizens Financial Services, Inc.	Orange County Bancorp, Inc.
Farmers & Merchants Bancorp, Inc.	The First Bancorp, Inc.
FS Bancorp, Inc.	USCB Financial Holdings, Inc.

Olsen Palmer noted the following selected financial measures, in each case as of and for the relevant period ended March 31, 2025:

	Total Assets ($ in millions)	Last 12 Months’ Return on Average Assets	Loan-to- Deposit Ratio
Median	$2,907	0.93%	90.9%
Mean	$2,903	0.94%	90.1%
Low	$2,513	0.60%	77.9%
High	$3,485	1.16%	97.9%
Investar	$2,730	0.79%	89.7%

Olsen Palmer analyzed various financial multiples for each company as calculated by S&P Global Market Intelligence, based on trading prices as of June 23, 2025 and financial metrics for the relevant period ended March 31, 2025 or projected period ended December 31, 2026, as applicable, including trading price per share to last 12 months’ earnings per share, trading price per share to 2026 estimated earnings per share, trading price per share to tangible book value per share, and the core deposit premium implied by the market capitalization. Olsen Palmer reviewed the median, mean, low, and high values for each metric of the selected companies. The results of the selected companies analysis are summarized below:

	Price-to-Last 12 Months’ Earnings Per Share	Price-to-2026 Estimated Earnings Per Share	Price-to- Tangible Book Value Per Share	Core Deposit Premium Implied by Market Capitalization
Median	10.3x	9.2x	1.22x	2.9%
Mean	10.9x	9.0x	1.18x	2.2%
Low	8.0x	5.4x	0.77x	-3.6%
High	14.5x	12.1x	1.62x	9.1%
Investar	8.6x	8.5x	0.88x	-1.8%

WFB Selected Companies Analysis. Olsen Palmer analyzed the relative valuation multiples as calculated by S&P Global Market Intelligence of 17 publicly-traded banks headquartered in the United States (excluding banks traded over the counter and targets of announced mergers) that satisfied the following selected criteria: (1) had total assets between $250 million and $6.0 billion; (2) had a return on average assets over the last 12 months between 0.00% and 0.75%; (3) had a loan to deposit ratio greater than 95.0%; and (4) had a noninterest-bearing deposit to total deposit ratio greater than 10.0%. The 17 financial institutions were as follows:

Affinity Bancshares, Inc.	Hingham Institution for Savings
Bankwell Financial Group, Inc.	Meridian Corporation
BCB Bancorp, Inc.	Northfield Bancorp, Inc.
Bridgewater Bancshares, Inc.	Ponce Financial Group, Inc.
Broadway Financial Corporation	RBB Bancorp
CF Bankshares Inc.	Sound Financial Bancorp, Inc.
First Seacoast Bancorp, Inc.	Southern First Bancshares, Inc.
First Western Financial, Inc.	Union Bankshares, Inc.
Hanover Bancorp, Inc.

Olsen Palmer noted the following selected financial measures, in each case as of and for the relevant period ended March 31, 2025:

	Total Assets ($ in millions)	Last 12 Months’ Return on Average Assets	Loan to Deposit Ratio	Noninterest- Bearing Deposit to Total Deposit Ratio
Median	$2,906	0.48%	98.8%	16.4%
Mean	$2,857	0.47%	105.1%	15.9%
Low	$593	0.01%	96.0%	10.6%
High	$5,710	0.73%	153.5%	21.0%
WFB	$1,594	0.35%	107.0%	17.4%

Olsen Palmer analyzed various financial multiples for each company as calculated by S&P Global Market Intelligence, based on trading prices as of June 23, 2025 and financial metrics for the relevant period ended March 31, 2025 or projected period ended December 31, 2026 as applicable, including trading price per share to last 12 months’ earnings per share, trading price per share to 2026 estimated earnings per share, trading price per share to tangible book value per share, and the core deposit premium implied by the market capitalization. Olsen Palmer reviewed the median, mean, low, high, 40th percentile, and 60th percentile values for each metric of the selected companies. The results of the selected companies analysis are summarized below:

	Price to Last 12 Months’ Earnings Per Share	Price to 2026 Estimated Earnings Per Share	Price to Tangible Book Value Per Share	Core Deposit Premium Implied by Market Capitalization
Median	16.2x	8.9x	0.89x	-1.3%
Mean	16.7x	8.8x	0.95x	-1.7%
Low	8.0x	5.4x	0.49x	-10.9%
High	23.7x	16.1x	1.72x	5.3%
40th Percentile	15.4x	7.4x	0.88x	-1.7%
60th Percentile	17.5x	9.1x	0.99x	-0.2%

Selected Transactions Analysis. Olsen Palmer analyzed publicly available information relating to 13 selected acquisitions of banks announced between January 1, 2022 and June 23, 2025 involving bank or bank holding company acquirers and targets headquartered in the United States with (1) total assets between $250 million and $6.0 billion; (2) return on average assets over the 12 months prior to the transaction announcement between 0.00% and 1.00%; (3) loan to deposit ratio greater than 95.0%; and (4) noninterest-bearing deposit to total deposit ratio greater than 15.0%. The selected transactions consisted of the following (buyer/seller):

•	NB Bancorp, Inc./Provident Bancorp, Inc.
•	Eastern Bankshares, Inc./HarborOne Bancorp, Inc.
•	CNB Financial Corporation/ESSA Bancorp, Inc.
•	Northwest Bancshares, Inc./Penns Woods Bancorp, Inc.
•	TowneBank/Village Bank and Trust Financial Corp.
•	ConnectOne Bancorp, Inc./The First of Long Island Corporation
•	ChoiceOne Financial Services, Inc./Fentura Financial, Inc.
•	CBC Bancorp/Bay Community Bancorp
•	Princeton Bancorp, Inc./Cornerstone Financial Corporation
•	LCNB Corp./Cincinnati Bancorp, Inc.
•	Bancorp 34, Inc./CBOA Financial, Inc.
•	The Bank of Princeton/Noah Bank
•	First Commonwealth Financial Corporation/Centric Financial Corporation

Olsen Palmer noted the following selected financial measures of the targets, in each case as of prior to the transaction announcement, and for WFB as of March 31, 2025:

	Total Assets ($ in millions)	Last 12 Months’ Return on Average Assets	Loan to Deposit Ratio	Noninterest- Bearing Deposit to Total Deposit Ratio
Median	$1,036	0.70%	102.9%	28.1%
Mean	$1,671	0.61%	103.7%	27.3%
Low	$256	0.08%	95.2%	15.2%
High	$5,700	0.93%	117.6%	37.5%
WFB	$1,594	0.35%	107.0%	17.4%

Olsen Palmer analyzed various financial multiples for each transaction as calculated by S&P Global Market Intelligence including deal value-to-last 12 months’ earnings, deal value-to-tangible common equity, and the core deposit premium implied by the deal value. Olsen Palmer reviewed the median, mean, low, high, 40th percentile, and 60th percentile values for each metric of the selected transactions. The results of the selected transactions analysis are summarized below:

	Deal Value to Last 12 Months’ Earnings	Deal Value to Tangible Common Equity	Core Deposit Premium Implied by the Deal Value
Median	14.2x	0.97x	-0.4%
Mean	15.7x	1.09x	1.0%
Low	9.2x	0.75x	-2.8%
High	34.1x	1.73x	8.1%
40th Percentile	13.4x	0.95x	-0.6%
60th Percentile	15.0x	1.08x	1.5%

Relative Contribution Analysis. Olsen Palmer analyzed the relative standalone contribution of WFB and Investar to various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, Olsen Palmer used (1) balance sheet and income statement data for WFB and Investar as of or for the 12-month period ended March 31, 2025 and (2) projected net income for the 12-month periods ending December 31, 2026 and December 31, 2027. The results of Olsen Palmer’s analysis are set forth in the following table:

	WFB % of Total	Investar % of Total
Balance Sheet:
Total Assets	36.9%	63.1%
Gross Loans	38.2%	61.8%
Total Deposits	33.9%	66.1%
Total Equity	28.2%	71.8%
Tangible Common Equity	30.8%	69.2%
Income Statement:
Net Income – Last 12 Months as of March 31, 2025	18.7%	81.3%
Net Income – Projected 2026 (1)	24.5%	75.5%
Net Income – Projected 2027 (1)	19.7%	80.3%

(1)	As provided by WFB management and Investar representatives.

WFB Discounted Cash Flow Analysis. Olsen Palmer analyzed the discounted present value of WFB’s projected free cash flows for the years ending December 31, 2026 through December 31, 2031. Olsen Palmer estimated cash flows based on dividendable common equity, defined as tangible common equity in excess of a minimum tangible common equity-to-tangible assets ratio. Olsen Palmer applied a range of price to earnings multiples of 12.4x to 14.4x, based on review of price to earnings multiples for relevant indices of publicly traded bank stocks, to WFB’s estimated calendar year 2031 net income to derive a terminal value.

The projected cash flows and terminal values were discounted using an estimated cost of equity capital for WFB derived by the Kroll discount rate build-up method consisting of the sum of a risk-free rate, beta-adjusted equity risk premium, and size premium. Olsen Palmer applied a range of discount rates of 11.8% to 13.8%.

The calculations resulted in a range of implied values of $39.87 per share to $56.83 per share.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset growth rates, earnings growth rates, discount rates, and terminal multiples, and the results of such methodology are highly dependent on these assumptions. The financial forecasts from December 31, 2025 through December 31, 2031 were provided by WFB management.

Financial Impact Analysis. Olsen Palmer performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Investar and WFB using (1) publicly available consensus “street” estimates for Investar and assumed long-term dividends, earnings per share, and growth rates for Investar as provided by its representatives, (2) financial forecasts and projections relating to the net income and tangible common equity of WFB provided by WFB management, and (3) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the WFB merger and certain accounting adjustments and restructuring charges assumed with respect thereto) provided by Investar representatives. From this, Olsen Palmer analyzed the potential financial impact of the WFB merger on certain projected financial results of Investar. The analysis indicated that the WFB merger is expected to be accretive to Investar’s estimated earnings per share beginning in 2026 (excluding one-time transaction costs and expenses). The analysis also indicated that the WFB merger is expected to be dilutive to tangible book value per share for Investar for 2.9 years and that Investar would maintain capital ratios in excess of those required for Investar to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by WFB and Investar prior to and following the WFB merger will vary from projected results, and the variations may be material.

Conclusion. Based upon and subject to the foregoing, and in reliance thereon, it was Olsen Palmer’s opinion that, as of June 24, 2025, the per share merger consideration to be received by the shareholders of WFB in the merger under the merger agreement is fair, from a financial point of view, to such holders.

Each WFB shareholder is encouraged to read Olsen Palmer’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex B to this joint proxy statement/prospectus.

 Certain Unaudited Prospective Financial Information Regarding WFB

WFB does not, as a matter of course, publicly disclose forecasts or internal projections as to its respective future performance, earnings or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates.  However, in connection with the transaction, WFB’s senior management prepared or approved for use certain unaudited prospective financial information which was provided to and considered by Olsen Palmer for the purpose of performing its financial analyses in connection with its fairness opinion, as described in this proxy statement/prospectus “- Opinion of WFB’s Financial Advisor,” beginning on page 50 (which we refer to as the “prospective financial information”).

The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. A summary of certain significant elements of this information is set forth below, and is included in this joint proxy statement/prospectus solely for the purpose of providing holders of WFB common stock and holders of Investar common stock access to certain nonpublic information made available to WFB’s financial advisor for the purpose of performing financial analyses in connection with its fairness opinion.

Although presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made by WFB’s management and representatives at the time such prospective financial information was prepared or approved for use by the financial advisor and represents an evaluation of expected future financial performance on a stand-alone basis, without reference to the merger. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which WFB operates and the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus, all of which are difficult to predict and many of which are outside the control of WFB and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of WFB could or might have taken during these time periods. The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that WFB or its board of directors or financial advisors considered, or now consider, this prospective financial information to be material information to any holders of WFB common stock or holders of Investar common stock, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information. The prospective financial information is not fact and should not be relied upon as being necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the combined company would operate after the merger.

The prospective financial information included in this document has been prepared by, and is the responsibility of, management of WFB. Eide Bailly LLP (WFB’s independent registered public accounting firm) has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the prospective financial information and, accordingly, Eide Bailly LLP has not expressed any opinion or given any other form of assurance with respect thereto and it assumes no responsibility for the prospective financial information. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

In connection with Olsen Palmer’s financial analysis with respect to WFB on a stand-alone basis, WFB management provided Olsen Palmer with certain internal financial projections for WFB for the years ending December 31, 2026 through December 31, 2031.  The following table from Olsen Palmer presents the unaudited prospective financial information (in millions) for WFB for the years ending December 31, 2026 through December 31, 2031 utilized Olsen Palmer in its analysis with respect to WFB on a stand-alone basis:

	2026	2027	2028	2029	2030	2031
Tangible Assets	$1,340.7	$1,384.3	$1,411.0	$1,438.4	$1,467.4	$	N/A
Tangible Equity	$124.4	$120.7	$124.6	$124.6	$129.5	$	N/A
Net Income	$7.4	$6.1	$5.3	$5.4	$5.8		$5.9
Dividends (1)	$11.1	$2.2	$2.9	$3.0	$2.6	$	N/A

(1)  Amounts shown as dividends reflects hypothetical amounts of excess cash flow

Investar’s Reasons for the Merger; Recommendation of the Investar Board of Directors

After careful consideration, the Investar board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, are in the best interests of Investar and its shareholders. Accordingly, the Investar board of directors unanimously approved the merger agreement and the transactions contemplated thereby.

In evaluating the merger agreement and the transactions contemplated thereby, the Investar board of directors consulted with Investar’s management and legal and financial advisors and, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Investar board of directors considered a number of factors, including the following material factors:

•	the merger consideration and the other consideration to be paid or incurred in connection with the merger;

•	the impact of the issuance of Investar common stock in the merger on the existing shareholders of Investar, including the projected impact on earnings per share and tangible book value dilution;

•	Investar’s pro forma capital position, which is expected to remain strong;

•

its understanding of each of Investar’s and WFB’s business, operations, financial condition, asset quality, earnings, and prospects, and its expectations with respect to these matters for the combined company;

•

WFB’s complementary management team and the compatible corporate cultures of WFB and Investar, which Investar believes should facilitate successful integration of the two companies and retention of key WFB employees;

•

the complementary nature of the respective customer bases, products and skills of Investar and WFB that could result in opportunities to obtain synergies as products are distributed over a broader customer base;

•	Investar’s opportunity to enter and expand North Texas markets served by WFB;

•	anticipated opportunities for the combined company’s organic growth in new and existing markets;

•	the expectation of annual cost savings resulting from the merger;

•

the participation of two of WFB directors on the board of directors of the combined company and anticipated retention of key executive officers, which the Investar board of directors believed would enhance the likelihood of realizing the strategic benefits that Investar expects to derive from the merger;

•

Investar’s proven experience in successfully integrating acquired businesses and retain key personnel, and Investar management’s belief that Investar will be able to successfully integrate WFB with Investar;

•

its understanding of the current and prospective industry and economic conditions facing the financial services industry, including national, state, and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Investar both with and without the merger;

•

the review and discussions with Investar’s management concerning the due diligence investigation of WFB, including its review of WFB’s financial and regulatory condition, results of operation, asset quality, market areas, growth potential, and quality of senior management;

•	the opinion of Janney with respect to the financial fairness to Investar of the merger consideration to be paid to the WFB shareholders;

•	the fact that Investar’s shareholders will have a chance to vote on the merger;

•

the review by Investar’s board of directors, with the assistance of Investar’s legal advisor, Fenimore Kay Harrison LLP, of the terms of the merger agreement, including the expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of WFB’s business between the date of the merger agreement and the date of completion of the merger; and

•	the likelihood that Investar will obtain the regulatory approvals required to complete the merger.

The Investar board of directors also considered the potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to outweigh these risks. These potential risks include:

•	potential difficulties in employee and customer retention due to difficulties in the integration process related to the merger;

•

the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the timeframe contemplated, particularly in light of Investar’s desire to provide autonomy to current WFB management to continue to successfully operate WFB’s current banking operations;

•

the impact of the dilution resulting from the stock issuance on Investar’s current shareholders, and the ability of Investar to realize the benefits of the merger in a reasonable timeframe to offset the effects of such dilution;

•	the possibility of encountering difficulties in completing the merger;

•	the possibility of encountering difficulties in successfully integrating WFB’s business, operations, and workforce with those of Investar;

•	certain anticipated merger-related costs;

•	the diversion of management attention and resources from the operation of Investar’s business towards the completion of the merger;

•

the regulatory and other approvals required in connection with the merger, including the impact of potential public comments or protests on the regulatory applications, and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions;

•	the possibility of litigation in connection with the merger;

•	the possibility of negative investor perception of the merger, including as a result of the perceived heightened risk associated with execution of a merger transaction;

•	the ability of WFB to terminate the merger agreement in certain circumstances; and

•

other risks associated with business combinations in the financial services industry, including those set forth in this joint proxy statement/prospectus under the heading “Risk Factors” beginning on page 22.

The foregoing discussion of the factors considered by the Investar board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Investar board of directors. In reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Investar common stock as merger consideration, the Investar board of directors did not consider it practicable, and did not attempt, to quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Investar board of directors considered all of these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Investar board of directors’ reasoning contains information that is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 20.

THE INVESTAR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INVESTAR SHAREHOLDERS VOTE “FOR” THE INVESTAR MERGER PROPOSAL AT THE INVESTAR SPECIAL MEETING.

Opinion of Investar’s Financial Advisor

Investar retained Janney to act as financial advisor and to render a fairness opinion for the Investar board of directors in connection with a potential business combination with WFB. Janney is a nationally recognized investment banking firm and, as part of its investment banking business, it values financial institutions in connection with mergers and acquisitions, private placements and for other purposes. As a specialist in securities of financial institutions, Janney has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Investar’s board of directors selected Janney to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger.

At the June 24, 2025 meeting at which the Investar board of directors considered and approved the merger agreement, Janney delivered its written opinion that, as of such date, based upon and subject to the various considerations set forth in the opinion, the merger consideration to be paid to the stockholders of WFB is fair to the shareholders of Investar from a financial point of view. In requesting Janney’s advice and opinion, no limitations were imposed by Investar with respect to the investigations made or procedures followed by it in rendering this opinion. The full text of the opinion of Janney, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex C. Shareholders of Investar should read this opinion in its entirety in connection with their consideration of the proposed merger. Janney’s opinion speaks only as of June 24, 2025, and the opinion was directed only to the fairness to Investar, from a financial point of view, of the merger consideration to be paid to WFB shareholders. It does not address the underlying business decision to engage in the merger or any other aspect of the merger.

Janney will receive a fee from Investar for performing its financial advisory services in connection with the merger and rendering its opinion as to the fairness, from a financial point of view, of the merger to the shareholders of Investar. Further, Investar has agreed to indemnify Janney against certain claims or liabilities arising out of Janney’s engagement by Investar. The opinion has been reviewed by Janney’s compliance officer and fairness committee consistent with internal policy. Excluding fees associated with Janney's engagement in connection with the merger, Janney has not received compensation from Investar during the prior two years.

The following is a summary of the analyses performed by Janney in connection with its fairness opinion. Certain analyses were confirmed in a presentation to the Investar board of directors by Janney. The summary set forth below does not purport to be a complete description of either the analyses performed by Janney in rendering its opinion or the presentation delivered by Janney to the Investar board of directors, but it does summarize all of the material analyses performed and presented by Janney.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Janney may have given various analyses more or less weight than other analyses. Accordingly, Janney believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the board of directors of Investar and its fairness opinion.

In performing its analyses, Janney made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Investar or WFB. The analyses performed by Janney are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Janney’s analysis of the fairness of the merger consideration, from a financial point of view, to Investar stockholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Janney’s opinion does not address the relative merits of the merger as compared to any other business combination in which Investar might engage. In addition, as described above, Janney’s opinion was one of many factors taken into consideration by the Investar board of directors in making its determination to approve the merger agreement.

During the course of its engagement and as a basis for arriving at its opinion, Janney, among other things, did the following:

•	reviewed the terms of the merger agreement;

•

familiarized itself with information made available to it by Investar and WFB regarding their respective financial condition, business, operations and assets, including guidance from Investar and WFB regarding future operations of the combined company;

•

reviewed certain financial statements, both audited and unaudited, and related financial information of Investar and WFB, including reports filed by Investar and WFB and their respective banking subsidiaries with the Federal Reserve and the FDIC;

•	reviewed estimates of management of Investar and WFB as to the timing and amount of cost savings, net of costs to achieve such cost savings, anticipated to result from the merger;

•	compared certain aspects of the financial performance of Investar and WFB with similar data available for certain other financial institutions;

•	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving financial institutions that Janney considered and deemed relevant; and

•	performed such other analyses and considered such other factors as Janney deemed relevant and appropriate.

Janney also took into account its assessment of general economic, market and financial conditions and its experience in other transactions as well as its knowledge of the banking industry and its general experience in securities valuation.

In arriving at its opinion, Janney assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to Janney by Investar and WFB and in the discussions with Investar’s and WFB’s respective management teams. Janney further relied upon the assurances of the management of Investar that the financial information provided to it was prepared on a reasonable basis in accordance with industry practice, and that Investar was not aware of any information or facts that would make any information provided to Janney incomplete or misleading.

Janney also assumed that the financial estimates, and estimates and allowances regarding underperforming and nonperforming assets and net charge-offs, had been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Investar and WFB and that such estimates would be realized in the amounts and at the times contemplated thereby. Janney is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed and relied upon management’s estimates and projections. Janney was not retained to and did not conduct a physical inspection of any of the properties or facilities of Investar or WFB or their respective subsidiaries. In addition, Janney has not reviewed individual credit files nor has Janney made an independent evaluation or appraisal of the assets and liabilities of Investar or WFB nor any of their respective subsidiaries, and Janney was not furnished with any such evaluations or appraisals.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Janney reviewed the financial terms of the proposed transaction. Based upon Investar’s closing price of $18.26 as of market close on June 18, 2025, and based upon 620,912 shares of WFB common stock outstanding, Janney calculated an aggregate implied transaction value of approximately $79.4 million, or a transaction price per WFB common share of $127.92.  Based upon financial information for WFB as of or for the last twelve months (which we refer to as “LTM”) ended March 31, 2025, unless otherwise noted, Janney calculated the following implied transaction metrics:

Total Consideration for WFB Shareholders (1) ($000)	$79,424
Per Share Consideration for WFB Shareholders (1)(2)	$127.92
Price / Tangible Book Value Per Share (2)	84.8%
Tangible Book Premium/Core Deposits:	-1.9%
Price/ 2024 Earnings	13.5	x
Price/ 2026E Earnings (3)	10.3	x

(1) Based upon Investar share price of $18.26 as of market close on June 18, 2025
(2) Based upon 620,912 shares of WFB common stock outstanding
(3) WFB earnings based upon recent performance and discussions with management

Comparable Company Analyses.  Janney used publicly available information to compare selected financial information for WFB with a group of financial institutions defined as national publicly-traded banking organizations with total assets between $1.0 billion and $2.0 billion, LTM return of average assets of 0.25% to 0.75%, and a ratio of tangible common equity to tangible assets of 4.00% to 7.00% (adjusted to exclude peers that have been acquired or are the target of a pending acquisition).

The identified peer group consisted of the following companies:

Union Bankshares, Inc.	Security Federal Corporation
Embassy Bancorp, Inc.	F & M Bank Corp.
South Atlantic Bancshares, Inc.	Bank of the James Financial Group, Inc.
Chesapeake Financial Shares, Inc.	1ST SUMMIT BANCORP of Johnstown, Inc.
Southern Michigan Bancorp, Inc.	AmeriServ Financial, Inc.

The analysis compared selected financial information for WFB with the corresponding publicly available data for the peer group as of or for the twelve months ended March 31, 2025 unless otherwise noted, with pricing data as of June 18, 2025. The table below sets forth the data for WFB and the median and mean data for the peer group.

Comparable Company Analysis – Peers

WFB	Peer Group Median	Peer Group Mean
Market Capitalization ($M)	--	$119.4	$112.3
Price/Tangible Book Value	--	119.4%	122.6%
Price/LTM Earnings Per Share	--	13.9	x	15.3	x
Core Deposit Premium	--	0.4%	0.2%
Total Assets ($M)	$1,594.4	$1,543.9	$1,508.9
Total Loans ($M)	$1,301.1	$986.8	$991.1
Tangible Common Equity/Tangible Assets	5.9%	6.5%	6.3%
Nonperforming Assets to Total Assets	0.39%	0.23%	0.38%
LTM Return on Average Assets	0.39%	0.64%	0.54%
LTM Return on Average Equity	6.79%	10.01%	8.22%

Note: Market data as of June 18, 2025; 25.7% equity control premium is the median three-day stock price premium for all bank and thrift M&A deals for the past 10 years for all sizes and geographic area; applied to each company price

Source: S&P Capital IQ Pro; Company-filed documents

Janney calculated the median values for the comparable companies’ pricing multiples. Janney used these median multiples to estimate the value of WFB’s common equivalent stock by applying each median multiple to WFB’s tangible common equity, net income for the twelve months ended March 31, 2025, and core deposits as of March 31, 2025, respectively. The table below compares the pricing multiples for the merger to the multiples for publicly traded comparable companies with an equity control premium of 25.7%. The results of this analysis are as follows:

Valuation Multiple	Company Value ($000s)	Median Multiple	Per Share Value
Tangible common equity	$93,642	119.4%	$180.11
LTM net income (1)	$5,879	13.9x	$131.47
Core deposits (2)(3)	$764,967	0.4%	$155.78

Note: 25.7% equity control premium is the median three-day stock price premium for all bank and thrift M&A deals for the past 10 years for all sizes and geographic areas.

(1)	Based upon consolidated net income for the year ended December 31, 2024.
(2)	Bank-level regulatory data shown.
(3)	Core deposits defined as total deposits less time deposits.

Analysis of Selected Merger Transactions. Janney reviewed two groups - national and regional - of selected merger and acquisition transactions (which we refer to as the “comparable transactions”) that were deemed to be comparable to the merger. The national comparable transactions consisted of twelve bank and thrift merger transactions with disclosed transaction terms, where one hundred percent of equity was acquired and target total assets were between $500.0 million and $2.0 billion & LTM return on average assets between 0.25% and 0.75%, announced between January 1, 2024 and June 18, 2025, excluding merger of equals transactions & transactions with non-bank buyers. The comparable transactions group was composed of the following transactions:

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
NB Bancorp, Inc.	Provident Bancorp, Inc	93.1	NM	13.6	(2.1)
Citizens & Northern Corporation	Susquehanna Community Financial, Inc.	132.7	19.0	7.5	2.6
TowneBank	Old Point Financial Corporation	179.2	21.1	13.9	NA
Old Second Bancorp, Inc.	Bancorp Financial, Inc.	131.1	NM	13.6	7.4
TowneBank	Village Bank and Trust Financial Corp.	171.1	18.5	16.0	8.9
Camden National Corporation	Northway Financial, Inc.	138.8	17.2	6.8	0.0
ChoiceOne Financial Services, Inc.	Fentura Financial, Inc.	134.6	14.6	10.3	3.7
ACNB Corporation	Traditions Bancorp, Inc.	128.5	16.4	10.1	3.1
West Coast Community Bancorp	1st Capital Bancorp	92.7	17.7	6.0	(0.6)
Alerus Financial Corporation	HMN Financial, Inc.	106.8	20.1	10.0	0.8
Business First Bancshares, Inc.	Oakwood Bancshares, Inc.	110.3	19.8	10.5	1.7
Dogwood State Bank	Community First Bancorporation	110.0	13.7	8.5	NA
	Average	127.4	17.8	10.6	2.6
	Median	129.8	18.1	10.2	2.1

Note: Excludes transactions without disclosed deal values, non-bank buyers, and transactions categorized as mergers of equals. Price/earnings ratios in excess of 25x were deemed non-meaningful for comparison purposes.

Source: S&P Capital IQ Pro; Company-provided documents; Data as of June 18, 2025.

Janney calculated the median values for the following relevant transaction pricing multiples for the national comparable transactions: the multiple of the offer value to the acquired company’s tangible book value; the multiple of the offer value to the acquired company’s net income for the last twelve months; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of WFB’s common equivalent stock by applying each median multiple to WFB’s tangible common equity, net income for the twelve months ended March 31, 2025, and core deposits as of March 31, 2025, respectively. The results of this analysis are as follows:

Comparable Transactions – National

Valuation Multiple	Company Value ($000s)	Median Multiple		Per Share Value
Tangible common equity	93,642	129.8%		$195.75
LTM net income (1)	5,879	18.1	x	$171.38
Core deposits (2)(3)	764,967	2.1%		$176.99
		Minimum		$171.38
	Ranges of Values:	Maximum		$195.75
		Midpoint		$181.37

(1)	Based upon consolidated net income for the year ended December 31, 2024.
(2)	Bank-level regulatory data shown.
(3)	Core deposits defined as total deposits less time deposits.

The regional comparable transactions consisted of four bank and thrift merger transactions in the Southwest with disclosed transaction terms, where 100% of equity was acquired and target total assets were between $250.0 million and $5.0 billion and LTM return of average assets was less than 1.00%, announced between January 1, 2022 and June 18, 2025, excluding merger of equals transactions and transactions with non-bank buyers. The regional comparable transactions group was composed of the following transactions:

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
Business First Bancshares, Inc.	Oakwood Bancshares, Inc.	110.3	19.8	10.5	1.7
MidWestOne Financial Group, Inc	Denver Bankshares, Inc.	173.1	22.2	11.9	6.3
Bancorp 34, Inc.	CBOA Financial, Inc.	97.4	9.9	7.2	0.0
CrossFirst Bankshares Inc.	Farmers & Stockmens Bank	165.4	26.5	13.2	6.0
	Average	136.6	19.6	10.7	3.5
	Median	137.9	21.0	11.2	3.8

Note: Excludes transactions without disclosed deal values, non-bank buyers, and transactions categorized as mergers of equals. The Southwest region includes banks with headquarters in Arizona, Colorado, New Mexico, Oklahoma, Texas and Utah.

Source: S&P Capital IQ Pro; Company-provided documents; Data as of June 18, 2025.

Janney calculated the median values for the following relevant transaction pricing multiples for the regional comparable transactions: the multiple of the offer value to the acquired company’s tangible book value; the multiple of the offer value to the acquired company’s net income for the last twelve months; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of WFB’s common stock by applying each median multiple to WFB’s tangible common equity, net income for the twelve months ended March 31, 2025, and core deposits as of March 31, 2025, respectively. The results of this analysis are as follows:

Comparable Transactions – Regional

Valuation Multiple	Company Value ($000s)	Median Multiple		Per Share Value
Tangible common equity	93,642	137.9%		$207.90
LTM net income (1)	5,879	21.0	x	$198.83
Core deposits (2)(3)	764,967	3.8%		$198.12
		Minimum		$198.12
	Ranges of Values:	Maximum		$207.90
		Midpoint		$201.62

(1)	Based upon consolidated net income for the year ended December 31, 2024.
(2)	Bank-level regulatory data shown.
(3)	Core deposits defined as total deposits less time deposits.

The comparable transactions analysis suggested a range of value of $171.38 to $195.75 in per share value for WFB’s common equivalent stock, with a midpoint of $181.37 for the national group and suggested a range of value of $198.12 to $207.90 in per share value for WFB’s common equivalent stock, with a midpoint of $201.62 for the regional group.

Discounted Cash Flow Analysis. Janney performed an analysis that estimated the net present value of WFB’s common equivalent stock assuming WFB performed in accordance with Janney’s forecasted net income, asset, and dividends estimates for WFB for the years ending December 31, 2024 through December 31, 2029. Janney assumed projected net income of $7.0 million, $7.7 million, $8.1 million, $8.4 million, and $8.8 million for 2025, 2026, 2027, 2028 and 2029 respectively. To approximate the terminal value of WFB’s common equivalent stock on June 24, 2025, Janney applied price to 2029 earnings multiples ranging from 14.0x to 18.0x and multiples of 2029 tangible book value ranging from 1.1x to 1.5x. Janney selected price to earnings and tangible book value multiples based on Janney’s professional judgment and experience, as well as a review of, the multiples of selected transactions deemed to be comparable to the proposed transaction with WFB. The terminal values were then discounted to present values using different discount rates ranging from 13.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of WFB’s common equivalent stock. As illustrated in the following tables, the analysis indicated an imputed range of values of WFB’s common equivalent stock of $120.17 to $178.10 when applying multiples of tangible book value and $101.63 to $142.02 when applying multiples of earnings.

Price / Tangible Book Value Multiples

Discount Rate	1.10x	1.20x	1.30x	1.40x	1.50x
13.0%	$130.61	$142.48	$154.36	$166.23	$178.10
13.5%	$127.90	$139.53	$151.15	$162.78	$174.41
14.0%	$125.26	$136.64	$148.03	$159.42	$170.80
14.5%	$122.68	$133.83	$144.98	$156.14	$167.29
15.0%	$120.17	$131.09	$142.01	$152.94	$163.86

Price / Earnings Multiples

Discount Rate	14.0x	15.0x	16.0x	17.0x	18.0x
13.0%	$110.46	$118.35	$126.24	$134.13	$142.02
13.5%	$108.17	$115.89	$123.62	$131.34	$139.07
14.0%	$105.93	$113.50	$121.06	$128.63	$136.20
14.5%	$103.75	$111.16	$118.57	$125.98	$133.39
15.0%	$101.63	$108.88	$116.14	$123.40	$130.66

In connection with its analyses, Janney considered and discussed with Investar’s board of directors how the present value analyses would be affected by changes in the underlying assumptions. Janney noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Janney noted that the merger consideration of $79.4 million was below the range of value suggested by the discounted cash flow analysis derived from terminal multiples based on tangible book value and based on earnings.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Janney determined that the merger consideration was fair, from a financial point of view, to Investar’s shareholders. The references to Janney’s fairness opinion in this joint proxy statement/prospectus are qualified in their entirety by reference to the full text of Janney’s written fairness opinion, which is included as Annex C to this joint proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Janney in preparing its fairness opinion. However, neither Janney’s fairness opinion, nor the summary of its fairness opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute, advice or a recommendation to the Investar board of directors or any shareholder of Investar as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Janney’s fairness opinion was furnished for the use and benefit of the Investar board of directors, in its capacity as such, in connection with its evaluation of the merger and should not be construed as creating, and Janney will not be deemed to have, any fiduciary duty to the Investar board of directors, Investar, any security holder or creditor of Investar or any other person, regardless of any prior or ongoing advice or relationships.

Each Investar shareholder is encouraged to read Janney’ fairness opinion in its entirety. The full text of this fairness opinion is included as Annex C to this joint proxy statement/prospectus.

Board of Directors and Management of Investar after the Merger

Following completion of the merger, the directors and executive officers of Investar will be the directors and executive officers of Investar immediately prior to the merger, except as noted below.

The merger agreement provides that Investar Bank will increase the size of its board of directors by two members and appoint two individuals who were serving as directors of WFB or First National Bank as of the date of the merger agreement to serve as directors of Investar. Investar has also agreed to nominate such individuals and recommend them for re-election to the board of directors of Investar at the next annual meeting of shareholders following the completion of the merger. The parties have agreed that David Flack and Jim Dunkerley, each of whom currently serves as an outside director of WFB and First National Bank, will be the WFB board members appointed to the Investar board of directors upon completion of the merger.

Interests of WFB’s Directors and Executive Officers in the Merger

In the merger, the directors and executive officers of WFB will receive the same merger consideration for their shares of WFB common stock as other WFB shareholders. In considering the recommendation of the WFB board of directors with respect to the merger agreement, WFB shareholders should be aware that certain of WFB’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of WFB shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of WFB shareholders include the following, which are described in further detail below. The WFB board of directors was aware of these interests as well as others and considered them in approving the merger agreement and the transactions contemplated by the agreement.

Accelerated vesting of certain employee benefits.  First National Bank adopted a supplemental employee retirement plan effective December 31, 2007 and has entered into active participation agreements with five of its executive officers: Robert Faulkner, Cliff Berg, Kerry Sheppard, Stephanie Owens and Robert Walker.  As of December 31, 2024, WFB had accrued benefit liabilities under the plan ranging from $13,200 to $1.2 million per participant, which vary based on the length of participant’s tenure with First National Bank.  Under the terms of the plan, the participants are generally entitled to an annual benefit (payable monthly) over a period of 15 years following retirement.  A participant becomes fully vested in his or her benefit under the plan upon reaching a designated retirement age beginning at age 60 with a tiered benefit through normal retirement age at 65, with no benefit payable if there is a termination of employment prior to normal retirement age, absent death or a change in control.  Cliff Berg is the only participant who has reached an age where he would be entitled to a retirement benefit under the plan upon a separation of service.

Upon a change in control, each participant becomes fully vested in his or her benefit under the plan and would be entitled to receive, under the terms of the plan, within 90 days following the change in control a lump sum payout equal to 50% of his or her account balance with the remainder paid out ratably between years 3 and 10 following the change in control.  Completion of the merger will constitute a change in control for purposes of the plan. The parties have agreed that the plan will be terminated in connection with the merger, and a termination payout will be made in one lump sum to each such participant under the terms of the plan as soon as practicable following the effective time.  For information regarding estimated plan benefits to WFB’s named executive officers, see “Golden Parachute Compensation,” below.

Employment-related agreement payouts.  First National Bank has entered into a Change in Control and Severance Agreement with Stan Pinkham and Stay Put Bonus Agreements with all of its executive officers.  Under the terms of these agreements, each such employee is entitled to a lump sum payment set forth in his or her agreement that will be triggered in the event that the employee remains with First National Bank through a change in control transaction.  The amounts payable upon these agreements range from a fraction of the employee’s annual compensation to a bonus payment equal to the employee’s annual compensation.  The merger will constitute a change in control under such agreements and will trigger the payment of benefits under the agreements.  For information regarding benefits payable to WFB’s named executive officers under these employment-related agreements, see “Golden Parachute Compensation,” below.

Indemnification and insurance.  Under the terms of the merger agreement, from and after the effective time of the merger, Investar will indemnify certain persons, including WFB’s directors and executive officers, for acts or omissions that existed or occurred at or before the effective time of the merger to the same extent as WFB currently provides for indemnification of its directors and executive officers.  In addition, WFB’s directors and executive officers are expected to have the benefit of an extended reporting period directors and officers insurance policy through such period.  For further information, please see “The Merger Agreement – Covenants and Agreements—Indemnification and Insurance,” beginning on page 82.

Board appointment.  The merger agreement provides that two directors of WFB, which are expected to be David Flack and Jim Dunkerley, will be appointed to the Investar board of directors upon consummation of the merger. As a director of Investar, Messrs. Flack and Dunkerley would be entitled to compensation and benefits on the same basis as all other directors of Investar.

Retention bonus pool.  The merger agreement provides for a retention bonus pool of up to $1.0 million, which may be directed by Investar to employees of WFB and First National Bank, including executive officers, to incentivize them to remain with Investar following the completion of the merger.

The WFB board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

Golden parachute compensation.  The following table sets forth the aggregate dollar value of the various elements of compensation that each of the three most highly compensated executive officers of WFB (Mr. Pinkham, Mr. Faulkner and Mr. Walker) would receive that is based on or otherwise relates to the merger, assuming that the merger closes on December 31, 2025.  Any changes in the assumptions or estimates would affect the amounts shown in the following table.  Because the executive officers are not entitled to any equity-related payments, perquisites/benefits, tax reimbursements or other payments in connection with the merger, the columns with respect to such benefits have been omitted from the following table.

Name	Cash	Nonqualified deferred compensation plan benefits	Total
Stan Pinkham	$544,755	$-	$544,755
Robert Faulkner	$365,000	$1,202,125	$1,567,125
Robert Walker	$50,000	$30,808	$80,808

(1)  Cash amount represents amounts payable under change in control and severance agreements and stay put bonus agreements, based on amounts triggered upon a change in control, and other retention payments to which the above-named individuals are entitled in connection with the merger as of the date of this joint proxy statement/prospectus.

(2)  Represents the full amount of the participant’s projected account balance as of December 31, 2025, which will become fully vested as of the effective time of the merger. A termination payout will be made in one lump sum to each such participant under the terms of the plan as soon as practicable following the effective time. Amounts shown may be subject to reduction, as necessary, to comply with any applicable laws.

Indemnification of WFB Directors and Officers

Under the terms of the merger agreement, for a period of six years following the effective time of the merger, Investar has agreed to indemnify the directors and officers of WFB and its subsidiaries in connection with any claim made against such persons arising out of their actions or omissions in performing their duties prior to the effective time, subject to certain conditions. WFB has agreed to obtain, prior to the closing of the merger, an extended reporting period policy under its current directors’ and officers’ liability insurance policy with a claims period of six years following the effective time, and Investar’s indemnification obligation will be limited to the coverage provided under and the amounts actually covered by the extended reporting period policy.

Board Appointments

As referenced above, the merger agreement provides that Investar and Investar Bank will increase the size of their respective boards of directors by two members and appoint two individuals who were serving as directors of WFB or First National Bank as of the date of the merger agreement to serve as directors of each of Investar and Investar Bank. The parties have agreed that David Flack and Jim Dunkerley, currently outside directors of WFB and First National Bank, will be individuals appointed to the board of directors of each of Investar and Investar Bank. As a director of Investar and Investar Bank, each such person will be entitled to compensation and benefits on the same basis as all other directors of Investar and Investar Bank, respectively. The form and amount of compensation for Investar’s non-employee directors is approved by Investar’s board of directors, following recommendations from Investar’s compensation committee. During 2024, Investar’s non-employee directors received an award of restricted stock units as compensation for their service on the board and did not receive any cash fees.

Resale of Investar Common Stock

The shares of Investar common stock to be issued in connection with the merger will be registered with the SEC under the Securities Act. No restrictions on the sale or other transfer of Investar common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Investar common stock issued to any shareholder who may become an “affiliate” of Investar for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined under Rule 144 under the Securities Act and generally includes executive officers and directors of Investar, as well as shareholders beneficially owning 10% or more of the outstanding Investar common stock.

Dissenters’ Rights

WFB shareholders are entitled to dissent from the merger and obtain the fair value of their WFB common stock in cash in accordance with the procedures established by the TBOC. Investar shareholders are not entitled to appraisal rights under Louisiana law with respect to the merger.

WFB shareholders who are entitled to vote on the merger have a right to demand payment in cash of the “fair value” of their shares of WFB common stock in accordance with the procedures established by Texas law, and Chapter 10, Subchapter H of the TBOC (§§ 10.351-10.368) sets forth the rights of WFB shareholders who wish to exercise dissenters’ rights with respect to the merger. Shareholders who exercise dissenters’ rights and receive a fair value cash payment will not be entitled to receive any shares of Investar common stock to be issued in the merger.

The following discussion is not a complete description of the law relating to dissenters’ rights available under Texas law and is qualified in its entirety by the full text of Chapter 10, Subchapter H of the TBOC, which is reprinted in its entirety as Annex D to this joint proxy statement/prospectus. The statutory procedures outlined below are complex. Accordingly, WFB shareholders desiring to exercise their dissenters’ rights should review carefully the applicable provisions of the TBOC and consult with their own legal advisors before electing or attempting to exercise these rights to ensure that they fully and properly comply with the requirements of the TBOC.

How to exercise and perfect the right to dissent

To be eligible to exercise the right to dissent to the merger, a WFB shareholder must:

•

prior to the WFB special meeting, provide WFB with a written objection to the merger that states the shareholder’s intent to exercise his, her or its right to dissent if the merger is completed and provide an address to which WFB may send a notice if the merger is completed;

•	vote such shareholder’s shares of WFB common stock against the WFB merger proposal at the WFB special meeting;

•

not later than the 20th day after Investar sends to the dissenting shareholder notice that the merger was completed, provide Investar with a written demand for fair payment of the fair value of such shareholder’s shares of WFB common stock that states: (1) the number and class of shares of WFB common stock owned, (2) the estimate of the fair value of such stock, and (3) an address to which a notice relating to the dissent and appraisal procedures may be sent; and

•

not later than the 20th day after the date on which the shareholder makes the written demand for payment from Investar, submit to Investar the certificates representing the shares of WFB common stock to which the demand relates, for purposes of making a notation on the certificates that a demand for the payment of the fair value of the shares has been made.

A WFB shareholder who intends to dissent from the merger should send the written objection, prior to the WFB special meeting, to WFB at the following address:

Wichita Falls Bancshares, Inc.

3801 Fairway Boulevard

Wichita Falls, Texas 76130

Attention: Dr. David Flack, President

WFB shareholders who fail to vote their shares of WFB common stock at the WFB special meeting against the approval of the WFB merger proposal will lose their right to dissent from the merger. Such shareholders will instead be entitled to receive the merger consideration as described in the merger agreement. If the merger is consummated, shareholders who comply with the first two items above will receive a written notice from Investar advising them that the merger has been completed.

Demand for payment

A WFB shareholder who wishes to receive the fair value of his, her or its shares of WFB common stock in cash must, within 20 days of the date the notice of consummation was delivered or mailed to such shareholder by Investar, send a written demand to Investar for payment of the fair value of the shares of WFB common stock held by such shareholder. The fair value of such shares of WFB common stock will be the value of the shares on the day immediately preceding the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger. The written demand and any notice addressed to Investar must be sent to:

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Attention: John R. Campbell

The written demand from the WFB dissenting shareholder must state how many shares of WFB common stock such shareholder owns and include an estimate of the fair value of such shares of WFB common stock. A WFB shareholder who fails to send this written demand to Investar within 20 days of Investar’s delivery or mailing of notice that the merger was completed will be bound by the merger and will not be entitled to receive a cash payment representing the fair value of such shareholder’s shares of WFB common stock. Instead, the WFB shareholder would be entitled to receive the merger consideration as described in the merger agreement.

In addition, no later than the 20th day after the date on which the WFB dissenting shareholder makes written demand for payment, such shareholder must submit to Investar the certificates representing the shares of WFB common stock to which the demand relates for purposes of making a notation on the certificate that a demand for the payment of the fair value of the shares of WFB common stock has been made. A WFB shareholder who fails to submit the certificates within the required period will, at the option of Investar, lose such shareholder’s right to dissent and appraisal unless a court, for good cause shown, directs otherwise.

Action upon receipt of demand for payment

Within 20 days after Investar receives the demand for payment from a WFB dissenting shareholder and the estimate of the fair value of such shareholder’s shares of WFB common stock, Investar must send such shareholder written notice stating whether it accepts the shareholder’s estimate of the fair value of the shares claimed in the demand or rejects the demand.

If Investar accepts the shareholder’s estimate, Investar will notify the shareholder that it will pay the amount of the estimated fair value within 90 days of the merger being completed. However, Investar will make this payment to a WFB dissenting shareholder only if the certificates representing the shareholder’s shares of WFB common stock have been surrendered to Investar, duly endorsed for transfer.

If Investar rejects the shareholder’s estimate, Investar will notify the shareholder of this fact and will make an offer of an alternative estimate of the fair value of the shares that it is willing to pay. The WFB dissenting shareholder will have 90 days from the date of the completion of the merger to accept or decline Investar’s offer. If the shareholder accept the offer, Investar must pay the agreed amount within 120 days of the merger being completed, but only if the certificates representing the shareholder’s shares of WFB common stock have been surrendered to Investar, duly endorsed for transfer.

Payment of the fair value of shares of WFB common stock upon agreement of an estimate

If a WFB dissenting shareholder and Investar reach an agreement on the fair value of the shareholder’s shares of WFB common stock within 90 days after the merger is completed, Investar must pay the shareholder the agreed amount within 120 days after the merger is completed, but only if the certificates representing the shareholder’s shares of WFB common stock have been surrendered to Investar, duly endorsed for transfer.

Commencement of legal proceedings if a demand for payment remains unsettled

If a WFB dissenting shareholder and Investar are unable to reach an agreement as to the fair market value of the shareholder’s shares of WFB common stock within 90 days after the merger is completed, the WFB dissenting shareholder or Investar may, within 60 days after the expiration of the 90-day period, commence a legal proceeding in Wichita County, Texas, asking the court to determine the fair value of the shareholder’s shares of WFB common stock. The court will determine if the WFB shareholder has complied with the dissenters’ rights provisions of Chapter 10, Subchapter H of the TBOC and if the shareholder has become entitled to a valuation of and payment for the shareholder’s shares of WFB common stock. The court will appoint one or more qualified persons to act as the appraiser(s) to determine the fair value of the shares. The appraiser(s) will be entitled to a reasonable fee payable from court costs, which the court will allocate between Investar and the WFB dissenting shareholders as the court determines to be fair and equitable.

The appraiser(s) will determine the fair value of the shares and will report this value to the court. The court will consider the report, and both the WFB dissenting shareholder and Investar may object to all or part of the appraisal report. The court will determine the fair value of the shares and direct Investar to pay that amount, plus interest accruing from the 91st day after the merger is completed until the date of the court’s judgment, and Investar would be required to pay the amount of the judgment to the WFB shareholder immediately, subject to the surrender of the certificates representing the shareholder’s shares of WFB common stock, duly endorsed for transfer.

Rights as a shareholder

A WFB shareholder who has demanded payment for such shareholder’s shares of WFB common stock under the dissenter’s rights procedures set forth in Chapter 10, Subchapter H of the TBOC will not thereafter be entitled to vote or exercise any other rights as a WFB or Investar shareholder, except the right to receive payment for the shareholder’s shares as described above and the right to bring an appropriate action to obtain relief on the ground that the merger would be or was fraudulent.

Exclusive remedy

In the absence of fraud, a WFB shareholder’s right to dissent and receive payment for the fair value of such shareholder’s shares of WFB common stock under the dissenters’ rights provisions described herein is the exclusive remedy for the recovery of the value of the shares or money damages with respect to the merger.

Withdrawal of demand

A WFB shareholder who has made a written demand to Investar for payment of the fair value of such shareholder’s shares of WFB common stock may withdraw such demand at any time before payment for the shares has been made or before a petition has been filed with a court for determination of the fair value of the shares. After either such time, withdrawal requires the consent of Investar.

Termination of right to dissent

A WFB shareholder who does not perfect his, her or its dissenters’ rights, withdraw his, her or its demand, or is otherwise unsuccessful in asserting dissenters’ rights will lose the right to be paid the fair value of such shareholder’s shares of WFB common stock in cash and will be entitled only to receive the merger consideration received by other WFB shareholders under the merger agreement. In such case, the WFB shareholder’s status as a shareholder will be restored, and such shareholder would be entitled to receive any dividends or distributions made after the date of the shareholder’s payment demand.

If any WFB shareholder intends to dissent, of if such shareholder believes that dissenting might be in his, her or its best interests, such shareholder should read Annex D carefully and consult legal counsel.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to:

•

the receipt of the approval of the Federal Reserve, which may act on delegated authority, of the merger of WFB with and into Investar, with Investar as the surviving entity, or the waiver by the Federal Reserve of the application and prior approval requirements of the Bank Holding Company Act of 1956, as amended (which we refer to as the “BHC Act”), with respect to the merger; and

•	the receipt of the approval of the OCC of the merger of First National Bank with and into Investar Bank, with Investar Bank as the surviving bank.

Subject to the terms of the merger agreement, Investar and WFB have agreed to cooperate with each other and use reasonable best efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. Under the terms of the merger agreement, neither Investar nor WFB is required to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed merger.

We do not believe that the merger or the bank merger raises any significant regulatory concerns, and we are aware of no reason why we would not be able to obtain all requisite regulatory approvals in a timely manner. However, we cannot be certain when or if all of the regulatory approvals will be obtained and, if obtained, whether the approvals will contain terms, conditions or restrictions not currently contemplated that will be detrimental to or have a material adverse effect on Investar or its subsidiaries after the completion of the merger. We also cannot be certain that U.S. federal or state regulatory or competition authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.

Investar and WFB are not aware of any material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described in this joint proxy statement/prospectus. However, if any additional governmental approvals or actions are required, we presently intend to seek those approvals or actions, although we cannot assure you that any such additional approvals or actions will be obtained.

Federal Reserve

The merger of WFB with and into Investar is subject to approval by, or a waiver of the application and prior approval requirements from, the Federal Reserve under section 3 of the BHC Act. Federal Reserve regulations provide for a waiver of the application and prior approval requirements under the BHC Act for certain acquisitions subject to section 18(c) of the Federal Deposit Insurance Act (which we refer to as the “Bank Merger Act”) that meet the following criteria: (1) the bank merger occurs simultaneously with the merger of the bank holding companies, and the target bank is not operated by the acquiring bank holding company as a separate entity; (2) the transaction requires the prior approval of a federal supervisory agency under the Bank Merger Act; (3) the transaction does not involve the acquisition of any nonbank company that would require approval under section 4 of the BHC Act; (4) both before and after the transaction, the acquiring bank holding company satisfies the Federal Reserve’s capital adequacy guidelines; and (5) at least 10 days prior to the transaction, the acquiring bank holding company has provided notice to the Federal Reserve regarding the transaction and the proposed application for the waiver. Investar and WFB believe that the merger should qualify for a waiver of the application and prior approval requirements of the Federal Reserve, and Investar intends to submit a letter requesting such a waiver during the pendency of the processing of the Bank Merger Act application, discussed below. If the waiver request is not granted, Investar will file an application for prior approval of the merger under the BHC Act.

Office of the Comptroller of the Currency

On August 30, 2025, Investar filed an application with the OCC under the Bank Merger Act for prior approval of the merger of First National Bank with and into Investar Bank. In considering the approval of a proposed merger, the OCC considers: (1) the capital level of the resulting national bank, (2) the conformity of the transaction with applicable law, regulation and supervisory policies, (3) the purpose of the transaction, (4) the impact on safety and soundness of the resulting national bank, (5) the effect of the transaction on the national bank’s depositors, other creditors and customers, (6) the competitive impact of the transaction; (7) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution; (8) the convenience and needs of the communities to be served; (9) the depository institutions’ effectiveness in combating money-laundering activities; and (10) the risk to the stability of the United States banking and financial system. In addition, the OCC also reviews the records or performance of the relevant insured depository institutions under the Community Reinvestment Act.

As part of the application to the OCC, Investar Bank is also required to publish notice of the transaction and provide an opportunity for public comments or hearing requests to the OCC on the proposed transaction. The OCC takes into account the views of third-party commenters, particularly on the subject of the acquiror’s and target’s service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the OCC.

Department of Justice and Waiting Periods

Concurrently with the review by the bank regulatory agencies of the merger and the bank merger, the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) conducts a competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve or the OCC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve or the OCC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Accounting Treatment

  For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities of WFB as of the effective time of the merger will be recorded at their respective fair value and consolidated with those of Investar. Any excess of purchase price over the fair value of net assets acquired will be recorded as goodwill. Consolidated financial statements of Investar issued after the merger will reflect those fair values, goodwill (if any), the issuance of common stock as a result of the merger, and the results of operations derived from those acquired assets and liabilities from the effective time of the merger, and will not be restated retroactively to reflect the consolidated historical financial position or results of operations of WFB.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

The merger agreement provides for the merger of WFB with and into Investar, with Investar continuing as the surviving entity, followed by the merger of First National Bank with and into Investar Bank, with Investar Bank as the surviving bank in the bank merger.

Prior to the effective time, Investar may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated by the merger agreement, so long as the modification would not (1) alter the nature or reduce the amount of consideration to be issued to holders of WFB common stock; (2) reasonably be expected to materially impede or delay consummation of the transactions contemplated by the merger agreement; (3) adversely affect the intention for the merger to qualify as a “reorganization” within the meaning of section 368(a) of the Code; or (4) require submission to or approval of WFB’s shareholders after the merger agreement has already been approved by WFB’s shareholders.

Merger Consideration

If the merger is completed, in exchange for all outstanding shares of WFB common stock, Investar will issue an aggregate of 3,955,334 shares of its common stock and pay cash consideration of $7.2 million to the shareholders of WFB, subject to certain adjustments, and each share of WFB common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive a pro rata share of the merger consideration. Following the completion of the merger, former WFB shareholders are expected to own approximately 28.70% of the combined company based on the number of shares of Investar common stock outstanding as of September 17, 2025.

Under the merger agreement, the aggregate number of shares of Investar common stock issued in the merger and the cash consideration may increase to the extent that WFB Convertible Subordinated Debt is converted after December 31, 2024 and prior to the effective time of the merger into shares of WFB common stock. In the event of such conversion, the aggregate merger consideration would be increased by 0.0425 shares of Investar common stock and $0.11 in cash for each dollar of the WFB Convertible Subordinated Debt so converted. As of the date of this joint proxy statement/prospectus, $12.2 million in aggregate principal amount of WFB Convertible Subordinated Debt was issued and outstanding, and no WFB Convertible Subordinated Debt has been converted since December 31, 2024. The parties do not expect that any WFB Convertible Subordinated Debt will be converted between the date of this joint proxy statement/prospectus and the effective time of the merger. However, if all WFB Convertible Subordinated Debt issued and outstanding as of the date of this joint proxy statement/prospectus was converted to WFB common stock prior to the effective time of the merger, such conversion would increase the aggregate merger consideration by 518,655 shares of Investar common stock and $1.3 million in cash consideration. As a condition to closing, all issued and outstanding WFB Convertible Subordinated Debt not converted into WFB common stock will be redeemed and paid in full prior to closing.

In addition, the consideration to be received by WFB shareholders is subject to an anti-dilutive adjustment if the number of shares of Investar common stock issued and outstanding prior to the effective time are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or if there is any extraordinary dividend or distribution with respect to such stock, and the record date therefor is prior to the effective time. In that case, an appropriate and proportionate adjustment will be made to the merger consideration to give holders of WFB common stock the same economic effect as contemplated by the merger agreement prior to such event. There are no other adjustments to the merger consideration contemplated under the merger agreement.

Investar will not issue any fractional shares of Investar common stock in the merger. Instead, a WFB shareholder who otherwise would have received a fraction of a share of Investar common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the fraction of a share (rounded to the nearest one thousandth of a share) of Investar common stock to which such shareholder would otherwise be entitled to receive by (2) the average closing price.

Closing and Effective Time

The merger will be completed only if all of the conditions to the merger set forth in the merger agreement are either satisfied or waived. See “The Merger Agreement – Conditions to Complete the Merger” beginning on page 85. Under the merger agreement, the parties have agreed that the effective time of the merger will occur on a date to be determined by Investar in consultation with WFB within 35 days of the date that all of the conditions to the closing have been satisfied or waived in accordance with the terms of the merger agreement, with the closing to occur on the immediately preceding business day, in each case unless the parties agree otherwise.

The merger will become effective on the date and time specified in the certificates of merger issued by the Louisiana Secretary of State and the Texas Secretary of State. We currently expect to complete the merger in late 2025 or early 2026, subject to receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither Investar nor WFB can guarantee when or if the merger will be completed.

Exchange of Certificates for Merger Consideration

The conversion of WFB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. At the effective time of the merger, all shares of WFB common stock, when converted into the right to receive the merger consideration, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. Each stock certificate or book-entry share previously evidencing such shares will thereafter represent only the right to receive for each such share of WFB common stock the per share merger consideration, cash in lieu of any fractional shares of Investar common stock, and any dividends or distributions to which such former WFB shareholder is entitled. At the effective time of the merger, the stock transfer books of WFB will be closed and there will be no registration of transfer on the stock transfer books of WFB of shares of WFB common stock.

After completion of the merger, an exchange agent appointed by Investar will exchange certificates representing WFB common stock for the merger consideration to be received under the terms of the merger agreement. Investar will deposit the cash consideration with the exchange agent at or before the effective time of the merger.

Transmittal Letter; Surrender of Certificates

As soon as practicable after the effective time of the merger, and in any event no later than 10 business days after the closing date, the exchange agent will mail or otherwise deliver to each WFB shareholder a letter of transmittal and instructions on how to surrender shares of WFB common stock for the merger consideration, including any cash in lieu of fractional shares.

Upon the return to the exchange agent of a properly completed and executed letter of transmittal and any other documents reasonably requested by the exchange agent, and the surrender of the certificates representing shares of WFB common stock described in the letter of transmittal, such former WFB shareholder will be entitled to receive the merger consideration set forth in the merger agreement, including any applicable cash in lieu of fractional shares.

If a certificate representing WFB common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration deliverable in exchange for such certificate upon receipt of an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Investar or the exchange agent.

No interest will be paid or accrued on any amount payable upon surrender of a WFB stock certificate. Any portion of the merger consideration that remains unclaimed by former WFB shareholders one year after the effective time of the merger will be delivered by the exchange agent to Investar, and any former WFB shareholder will look only to Investar for the merger consideration and any dividends or distributions on Investar common stock that may be payable in respect of shares of WFB common stock held immediately prior to the effective time of the merger.

Withholding

Investar or the exchange agent, as applicable, will be entitled to deduct and withhold from the consideration otherwise payable to any holder of WFB common stock or otherwise payable under the merger agreement, such amounts as Investar or the exchange agent is required to deduct and withhold under applicable laws. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the person or entity from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to Investar common stock will be paid to the holder of any unsurrendered certificates of WFB common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of Investar common stock represented by such certificate.

Governing Documents; Directors and Officers

At the effective time of the merger, the Restated Articles of Incorporation, as amended, and the Amended and Restated By-laws of Investar in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.

In addition, the directors and executive officers of Investar in office immediately prior to the effective time of the merger will be the directors and executive officers of the surviving company, subject to the obligation of Investar to increase the size of its board of directors by two members and appoint two individuals who were serving as directors of WFB or First National Bank as of the date of the merger agreement to serve as directors of Investar. Investar has also agreed to nominate such individuals and recommend them for re-election to the board of directors of Investar at the next annual meeting of shareholders following the completion of the merger. The parties have agreed that David Flack and Jim Dunkerley, each of whom currently serves as an outside director of WFB and First National Bank, will be the WFB board members appointed to the Investar board of directors upon completion of the merger.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Investar and WFB, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Investar and WFB rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Investar, WFB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Investar or WFB. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.

The merger agreement contains customary representations and warranties of each of Investar and WFB relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

The merger agreement contains representations and warranties made by WFB relate to a number of matters, including the following:

•	corporate matters, including due organization, good standing and qualification;

•	capitalization;

•	subsidiaries;

•	corporate power and authority to carry on its business and to execute and deliver the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	financial statements, regulatory reports, internal controls and books and records;

•	the absence of certain changes or events;

•	legal proceedings;

•	compliance with applicable laws and regulations;

•	certain material contracts;

•	the absence of certain agreements with regulatory agencies;

•	broker’s fees payable in connection with the merger and the fairness opinion rendered by WFB’s financial advisor;

•	employees, employee benefit plans and labor matters;

•	environmental matters;

•	tax matters;

•	investment securities;

•	regulatory capitalization;

•	loan matters;

•	the absence of certain activities, including investment management and related activities, derivative transactions, trust business and the administration of fiduciary accounts;

•	repurchase agreements;

•	deposits and deposit insurance;

•	transactions with affiliates;

•	tangible property and assets;

•	intellectual property;

•	insurance matters;

•	the lack of any antitakeover provisions applicable to the transaction;

•	the accuracy of information relating to WFB that is provided for inclusion in this joint proxy statement/offering circular;

•	information security matters;

•	estimates of transaction expenses; and

•	disaster recovery and business continuity.

The merger agreement contains representations and warranties made by Investar relating to a more limited number of matters, including the following:

•	corporate matters, including due organization, good standing and qualification;

•	capitalization;

•	corporate power and authority to execute and deliver the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement;

•	SEC filings, financial statements, regulatory reports, internal controls and books and records;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	the accuracy of information relating to Investar that is provided for inclusion in this joint proxy statement/offering circular;

•	the absence of certain changes or events;

•	registration as a financial holding company and deposit insurance;

•	the absence of certain agreements with regulatory agencies;

•	broker’s fees payable in connection with the merger;

•	legal proceedings;

•	regulatory capitalization;

•	compliance with applicable laws and regulations;

•	absence of information that would prevent the merger from being treated as a reorganization under section 368(a) of the Code.

Many representations and warranties of Investar and WFB are qualified as to “materiality” or by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect for purposes of the closing conditions unless their failure to be true or correct is material or would result in a material adverse effect on the party making such a representation). In addition, certain representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed to be untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge. For purposes of the merger agreement, a “material adverse effect” with respect to either Investar or WFB means (1) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (2) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated, hereby, all subject to certain specified exceptions.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

Under the merger agreement, Investar and WFB have agreed to certain restrictions on their respective activities from the date of the merger agreement until the effective time of the merger. Investar has agreed that it will carry on its business, including the business of each of its subsidiaries, in the ordinary course in all material respects and consistent with prudent banking practices and in compliance in all material respects with applicable laws. WFB has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course in all material respects and consistent with prudent banking practice.

In addition, WFB has agreed that it will use commercially reasonable efforts to:

•	preserve its business organization and assets intact;

•	keep available to itself and Investar the present services of the current officers and employees of WFB and its subsidiaries;

•	preserve for itself and Investar the goodwill of its customers, employees, lessors and others with whom business relationships exist; and

•	continue diligent collection efforts with respect to any delinquent loans.

Investar has also agreed that from the date of the merger agreement until the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to:

•	take or knowingly fail to take any action that is intended or would reasonably be expected to prevent the merger or bank merger from qualifying as a “reorganization” under section 368(a) of the Code;

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take or knowingly fail to take any action that is reasonably likely to prevent or impair its ability to complete the merger or the transactions contemplated by the merger agreement or Investar Bank’s ability to complete the bank merger or perform any of its obligations under the definitive agreement with respect to the bank merger; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of any of the above actions.

WFB has also agreed that from the date of the merger agreement until the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to:

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issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock, or permit new shares of its stock to become subject to new grants under any WFB benefit plan;

•	accelerate the vesting of any existing warrants, options, rights, or convertible securities;

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directly or indirectly change, adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock or any other securities convertible or exchangeable for any additional shares of stock, including any warrants, options, rights, or convertible securities issued and outstanding prior to the effective time of the merger;

•	issue a replacement of any certificate representing securities of WFB or any of its subsidiaries;

•	make, declare, pay or set aside for payment dividends or declare or make any distribution on any shares of its capital stock, except for dividends to WFB from its wholly-owned subsidiaries;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of WFB or any of its subsidiaries, or grant any salary, wage fee increase or increase any employee benefit or pay any incentive or bonus payments;

•	hire any person as an employee or officer of WFB or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $75,000;

•	enter into, establish, adopt, amend, modify or terminate any WFB benefit plan;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliate or associate of any of its officers or directors other than compensation or business expense advancements, or reimbursements in the ordinary course of business;

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sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to WFB or any of its subsidiaries, except in the ordinary course of business;

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acquire, other than by way of foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business, all or any material portion of the assets, debt, business, deposits or properties of any other entity or person;

•	make any capital expenditures in excess of $50,000 individually or $200,000 in the aggregate;

•	amend its certificate of formation or bylaws or any equivalent documents of WFB’s subsidiaries;

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change its accounting principles, practices or methods, except as may be required by applicable laws, generally accepted accounting principles or applicable accounting requirements of any governmental authority;

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except for any amendments or modifications or terminations reasonably requested by Investar, enter into, amend, modify, terminate, renew, extend or waive any material provision of any material contract, lease or insurance policy, or make any change in any instrument or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, or enter into any contract that would constitute a material contract if it were in effect as of July 1, 2025;

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other than settlement of foreclosure actions in the ordinary course of business (except for settlements in any case in which counterclaims have been asserted), (1) settle any action, suit, proceeding, order or investigation to which WFB or any of its subsidiaries is a party or becomes a party after July 1, 2025 that involves payment by WFB or any of its subsidiaries of an amount which exceeds $50,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of WFB or any of its subsidiaries or (2) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

•	enter into any material new line of business, introduce any new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangement;

•	change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies;

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make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying and selling rights to service loans, its hedging practices and policies;

•	incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

•	enter into any derivative transaction;

•

incur any indebtedness for borrowed money other than in the ordinary course of business with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance restrictions agreed to by Investar;

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(1) sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by another bank, (2) purchase or otherwise acquire any debt security or equity investment or any certificates of deposit issued by another bank, other than obligations of the U.S. Department of the Treasury (or any agency thereof) with a maturity of one year or less, an AAA rating by at least one nationally recognized ratings agency, and are held as “available for sale”, and certificates of deposits insured by the FDIC with a maturity of one year or less, or (3) change the classification method for any of the investment securities of WFB and its subsidiaries from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320;

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other than in the ordinary course of business consistent with past practices and consistent with deposit pricing offered by other financial institutions in First National Bank’s market, make any changes to deposit pricing;

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make, commit to make any, renew, extend the maturity of, or alter any of the material terms of any loan, after aggregating in accordance with applicable law and First National Bank’s policies, (1) in excess of $2,000,000, except in the case of a loan that is a renewal of an existing credit in the ordinary course of business and that is not otherwise restricted by the merger agreement; (2) in excess of $100,000, on an unsecured basis; (3) that is not in compliance with First National Bank’s written loan policy or is an exception to such policy; (4) that has been classified as, or, in the exercise of reasonable diligence by First National Bank or any governmental authority with supervisory jurisdiction over First National Bank, should have been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” “other assets especially mentioned,” “watch,” “pass/watch” or any comparable classifications by such entities or persons, in excess of $250,000; (5) to a borrower with an outstanding loan agreement, note or borrowing arrangement with First National Bank which has been classified as or, in the exercise of reasonable diligence by First National Bank or any governmental authority with supervisory jurisdiction over First National Bank, should have been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” “other assets especially mentioned,” “watch,” “pass/watch” or any comparable classifications by such entities or person; (6) that is a construction-to-permanent loan; or (7) that is a commercial real estate loan to the extent First National Bank’s loans exceed, or would exceed as a result of the loan, the supervisory criteria set forth in the commercial real estate guidance of the banking regulators;

•	make any consumer construction loan that would cause the aggregate principal amount of such loans originated in any single month to exceed $2,000,000;

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make any investment or commitment to invest in real estate or in any real estate investment project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by WFB or its subsidiaries;

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make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agreement to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, with “material” defined as relating to $25,000 or more in taxes or $100,000 or more of taxable income;

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take or knowingly fail to take any action that is intended or would reasonably be expected to prevent the merger or the bank merger from qualifying as a “reorganization” under section 368(a) of the Code;

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commit any act or omission which constitutes a material breach or default by WFB or any of subsidiaries under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which WFB or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receive benefits;

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foreclose or take deed or title to any real estate other than single-family residential properties without first conducting a Phase I environmental site assessment, or foreclose on or take a deed or title to any real estate if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into the structure on the property of into the ground, ground water, or surface water of the property;

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directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except as contemplated by the merger agreement;

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file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

•

take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to prevent, delay or impair WFB’s ability to consummate the merger or the transactions contemplated by the merger agreement, or agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any of the actions prohibited by the merger agreement;

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of any of the above actions; or

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take any action that is intended to or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, or in any of the conditions to the merger not being satisfied in any material respect or in a violation of any provision of the merger agreement.

Regulatory Matters

Each party has agreed to cooperate with the other and use commercially reasonable efforts to prepare and file all necessary documentation, and to effect all applications, notices and filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary to complete the transactions contemplated by the merger agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations of all such third parties and government entities. However, in no event will Investar or WFB be required to take or commit to take any non-standard action, or agree to any nonstandard condition or restriction that would reasonably be likely to have a material and adverse effect on the condition, results of operations, liquidity, assets or deposit liabilities, properties or business of Investar or WFB, or the entities surviving the merger or the bank merger (which we refer to as a “burdensome condition”).

In connection with the foregoing, each party has also agreed to furnish to the other all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, to provide the other with the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any such filing, and to furnish to the other for review a copy of the public portion of each such filing made in connection with the transactions contemplated by the merger agreement prior to its filing. In addition, WFB has agreed to use its commercially reasonable efforts to obtain all such third party consents, approvals, authorizations and waivers required under the terms of the merger agreement.

The Special Meetings

Investar has agreed submit to its shareholders the Investar merger proposal, and WFB has agreed to submit to its shareholders the WFB merger proposal, as soon as practicable after the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part is declared effective by the SEC. The WFB board of directors has also agreed to recommend that to the WFB shareholders that they vote to approve the merger agreement and the transactions contemplated by the merger agreement (which we refer to as the “WFB recommendation”) and to use reasonable best efforts to solicit such approval from the WFB shareholders and obtain the vote required to adopt the merger agreement, including by communicating the WFB recommendation to the WFB shareholders (and including that recommendation in this joint proxy statement/prospectus).

However, should WFB receive an unsolicited acquisition proposal from a third party that it deems to be superior to the terms of the merger agreement, then under certain conditions, the WFB board of directors may change its recommendation. Please see “The Merger Agreement—Covenants and Agreements—Agreement Not to Solicit Other Offers” below. Additionally, a change in recommendation by the WFB board of directors may permit Investar to terminate the merger agreement, in which case WFB may have to pay a termination fee of $3.3 million to Investar. Please see “The Merger Agreement —Termination of the Merger Agreement” and “The Merger Agreement—Termination Fee” below.

Nevertheless, unless the merger agreement is terminated, WFB will remain obligated to submit the merger agreement to the WFB shareholders at the WFB special meeting. Furthermore, if there is present at the special meeting, in person or by proxy, sufficient favorable voting power to approve the WFB merger proposal, WFB may not adjourn or postpone the WFB special meeting unless WFB is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the WFB board of directors under applicable law.

Agreement Not to Solicit Other Offers

WFB has agreed that, from the date of the merger agreement, it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of WFB or any of its subsidiaries to, directly or indirectly,

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal;

•	furnish, or otherwise afford access, to any person (other than Investar) any information or data with respect to WFB or any of its subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which WFB is a party; or

•

enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

For purposes of the merger agreement:

•

an “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Investar), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an acquisition transaction;

•

an “acquisition transaction” means (1) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving WFB or any of its subsidiaries, (2) any transaction by which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of WFB or any of its subsidiaries, (3) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of WFB or any of its subsidiaries, (4) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of WFB or any of its subsidiaries, or (5) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing; and

•

a “superior proposal” means a bona fide, unsolicited acquisition proposal that (1) if consummated would result in a third party (or in the case of a direct merger between such third party and WFB or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding WFB common stock or more than 50% of the assets of WFB and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (2) the WFB board of directors reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and taking into account any changes to the merger agreement proposed by Investar in response to such acquisition proposal, as contemplated by the merger agreement, and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of WFB from a financial point of view than the merger.

However, if at any time prior to the adoption of the WFB merger proposal at the WFB special meeting, WFB receives a bona fide unsolicited acquisition proposal that did not result from a breach of WFB’s obligations under the merger agreement, it may furnish nonpublic information or data and participate in discussions or negotiations regarding such acquisition proposal, if the WFB board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and the failure to take such actions more likely than not would cause it to violate its fiduciary duties to WFB’s shareholders under applicable law. However, prior to providing any nonpublic information to a third party, WFB must enter into a confidentiality agreement on terms no less favorable to WFB than those contained in the confidentiality agreement between Investar and WFB. In addition, WFB must provide Investar with at least five business days prior notice of such determination. WFB must promptly provide to Investar any non-public information regarding WFB or any of its subsidiaries provided to any other person which was not previously provided to Investar, and such additional information must be provided no later than the date of provision of such information to such other party.

WFB has also agreed to promptly (and in any event within 24 hours) notify Investar in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, WFB or its representatives, in each case in connection with any acquisition proposal. Such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers. WFB has also agreed to keep Investar informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions, including any amendments or modifications to such proposal, offer or request.

The merger agreement also generally provides that the WFB board may not (1) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Investar in connection with the transactions contemplated by the merger agreement the WFB recommendation, fail to reaffirm the WFB recommendation within three business days following a request by Investar, or make any statement, filing or release in connection with the WFB meeting or otherwise, inconsistent with the WFB recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the WFB recommendation), (2) approve, recommend or propose to approve or recommend, an acquisition proposal, or (3) enter into, or cause WFB to enter into, any letter of intent, agreement in principle, acquisition agreement or other agreement related to an acquisition transaction or requiring WFB to abandon, terminate or fail to consummate the merger or any transaction contemplated by the merger agreement.

However, prior to the adoption of the WFB merger proposal at the WFB special meeting, the WFB board of directors may withdraw, qualify, amend or modify the WFB recommendation (which we refer to as a “WFB subsequent determination”) after the fifth business day following Investar’s receipt of a notice from WFB advising Investar that the WFB board of directors has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if,

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the WFB board of directors has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would cause it to violate its fiduciary duties to WFB’s shareholders under applicable law;

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during the five business day period after receipt of such notice by Investar, WFB and the WFB board of directors will have cooperated and negotiated in good faith with Investar to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable WFB to proceed with the WFB recommendation without a WFB subsequent determination (but Investar will have no obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement); and

•

at the end of the five business day period, after taking into account any such adjusted, modified or amended terms, if any, as may have been proposed by Investar, the WFB board of directors has again in good faith made the determination that (1) the failure to take such actions would cause it to violate its fiduciary duties to WFB’s shareholders under applicable law (after consultation with and having considered the advice of outside legal counsel and its financial advisor) and (2) such acquisition proposal constitutes a superior proposal.

In the event of any material revisions to the superior proposal, WFB is required to deliver a new notice of superior proposal to Investar and again comply with the foregoing requirements, except that the notice period will be reduced to three business days (and WFB will only be obligated to extend this notice period twice, and in the case of a superior proposal, Investar and the third party who had submitted the superior proposal will be required to submit its “best and final” offer or counter-offer, as applicable, by the end of the second notice period).

Notwithstanding any WFB subsequent determination, unless the merger agreement has been terminated in accordance with its terms, the merger agreement will be submitted to WFB’s shareholders at the WFB special meeting for the purpose of voting on the approval of the merger proposal and nothing contained in the merger agreement will be deemed to relieve WFB of such obligation. However, if the WFB board of directors makes a WFB subsequent determination with respect to a superior proposal, then the board of directors of WFB may recommend approval of such superior proposal by the WFB shareholders and may submit the merger proposal to WFB’s shareholders without recommendation, in which event the WFB board of directors will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger proposal to WFB’s shareholders in an appropriate amendment or supplement to this joint proxy statement/prospectus.

Employee Matters; Retention Bonus Pool

Following the effective time of the merger, Investar has agreed to maintain or cause to be maintained employee benefit plans for the benefit of employees who are full-time employees of WFB or its subsidiaries on the closing date of the merger (which we refer to as “covered employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Investar. However, no covered employee will be permitted participate in any closed or frozen plan of Investar or its subsidiaries. Investar will also give covered employees credit for their prior service with WFB for purposes of eligibility and vesting under any employee benefit plan maintained by Investar and in which covered employees may be eligible to participate to the extent permitted by such plan and applicable laws.

With respect to any Investar health, dental, vision or other welfare plan in which a covered employee is eligible to participate, for the plan year that includes the closing date of the merger, if the covered employee is eligible to participate in such plans, Investar has agreed to use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such Investar plan to be waived with respect to the covered employee and his or her covered dependents to the extent that such condition was or would have been covered under the comparable WFB benefit plan in which such covered employee participated immediately prior to the effective time of the merger.

Covered employees will also be credited with an amount of paid time off equal to such covered employee’s accrued but unused paid time off at First National Bank, but such accrued but unused paid time off may not exceed the maximum amount permitted by Investar Bank’s policies and such carryover paid time off will be forfeited if not used in accordance with the terms of Investar Bank’s policies with respect to paid time off.

Except certain executives who were subject to existing retention agreements and any employee who receives a retention bonus under a pool established by the merger agreement, any employee of WFB or First National Bank that becomes an employee of Investar or Investar Bank at the effective time of the merger who is terminated within one year following the effective time (other than for cause, death, disability, normal retirement or voluntary resignation) will receive a lump sum severance payment from Investar in an amount equal to two week’s compensation at such covered employee’s base rate of compensation, multiplied by the number of whole years of service by such employee with WFB or First National Bank as of the effective time of the merger and Investar at the time of such termination, subject to a minimum of four weeks’ base salary and a maximum of 24 weeks’ base salary, and subject to the execution of a release of claims against Investar and its affiliates.

WFB has agreed, upon Investar’s request prior to closing, that it will terminate its 401(k) plan prior to the effective time of the merger and will provide Investar with evidence that such plan has been terminated. The employees of WFB will thereafter be eligible to participate, effective as of the closing of the merger, in a 401(k) plan sponsored or maintained by Investar or one of its subsidiaries. In such case, Investar and WFB will take any and all actions as may be required, including any amendments to either 401(k) plan to permit active employees of WFB to make rollover contributions to the Investar plan. If requested by Investar, WFB will also cause other WFB benefit plans to be terminated effective as of the day immediately prior to the closing date and contingent upon the closing.

In addition, Investar, in consultation with WFB, has agreed to establish a retention bonus pool, in the amount to be determined in the sole discretion of Investar but not more than $1,000,000, in order to encourage certain WFB and first National Bank employees to remain with Investar, thereby assisting Investar with continuity planning following the consummation of the transactions contemplated by the merger agreement.

Indemnification and Insurance

The merger agreement provides that, following the completion of the merger, Investar will indemnify and hold harmless, each current and former director or officer of WFB and its subsidiaries (in each case when acting in such capacity) against costs, expenses, judgments, fines, losses, claims, damages or liabilities or amounts paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (which we refer to as a “claim”), arising out of acts or omissions of such persons in the course of performing their duties for WFB or any of its subsidiaries at or before the effective time, regardless of whether the claim is asserted or claimed before or after the effective time, and will also advance expenses as incurred by such person, in each case to the same extent as such person have the right to indemnity and expense advancement under the applicable organizational documents of WFB or its subsidiaries in effect on the date of the merger agreement to the extent permitted by law. Any person to whom expenses are advanced must provide an undertaking to repay such advances unless it is ultimately determined that such person is entitled to indemnification.

WFB has also agreed to obtain, prior to the closing of the merger, an extended reporting period policy under its current directors’ and officers’ liability insurance policy with a claims period of six years following the effective time. The extended reporting period policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers of WFB as currently provided, subject to a cap on the cost of such policy equal to 200% of the annual premiums paid by WFB for such insurance in effect as of the date of the merger agreement. If the cost of such directors’ and officers’ liability insurance policy exceeds the 200% cap, Investar will obtain an insurance coverage with the greatest coverage available for a cost not exceeding the cap. In no event, however, will the cost of such extended reporting period policy exceed 200% of the annual premium paid by WFB for its current policy term, and if the cost of such extended reporting period policy would exceed such threshold, then WFB will obtain an extended reporting period policy with the greatest coverage reasonably available for a cost not to exceed such threshold. Investar’s indemnification obligations under the merger agreement will be limited to the coverage provided under, and the actual amounts covered by, the extended reporting period policy.

Other Agreements

In addition to the covenants and agreements described above, the parties have made certain other customary covenants and agreements in the merger agreement, including but not limited to the following:

•	each party will keep the proprietary information of the other confidential;

•	each party will notify the other of certain events and circumstances, including material litigation, a material adverse change, or other events and circumstances specified in the merger agreement;

•

the parties will use their commercially reasonable efforts to facilitate the integration of WFB with the business of Investar following consummation of the merger and will meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of WFB and its subsidiaries;

•	WFB will terminate certain material contracts at the request of Investar;

•	WFB will repay certain outstanding indebtedness;

•

each party will execute and deliver one or more supplemental indentures and/or other documents as may be required for the due and full assumption by Investar at the effective time of the merger of WFB’s obligations in respect of certain trust preferred and subordinated debt securities;

•

Investar will use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the effective time of the merger;

•

the parties will take such actions as may be required to cause the merger to be exempt from liability under Rule 16b-3 if any officer or director of WFB will be subject to the requirements of section 16 of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”); and

•

WFB will take actions to modify any payments or benefits to the extent WFB or Investar determines that any person who is a disqualified individual under section 280G of the Code has a right to any payments or benefits as a result of the merger that would constitute a “parachute payment,” or if WFB is unable to modify such payments or benefits, take all necessary actions to obtain a shareholder vote in accordance with the provisions of section 280G.

Conditions to Complete the Merger

Investar’s and WFB’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement and the transactions contemplated by the merger agreement having been approved by the requisite vote of Investar shareholders and the WFB shareholders;

•

all required regulatory approvals required to consummate the merger and the bank merger having been obtained and remaining in full force and effect, and all statutory waiting periods, if any, having expired or been terminated, and no such regulatory approval including or containing, or having resulted in in the imposition of, any burdensome condition;

•

no judgment, order, injunction or decree issued by any court or agency or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the merger agreement will be in effect;

•

no statute, rule, regulation, order, injunction or decree having been promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the transactions contemplated by the merger agreement;

•

the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part having become effective and no stop order to suspend the effectiveness of the registration statement or proceedings for that purpose having been initiated or threatened by the SEC or other governmental entity and not withdrawn;

•

such party having received an opinion of its legal counsel to the effect that, on the basis of the facts, representations and assumptions set forth therein, the merger will qualify as a reorganization under section 368(a) of the Code; and

•	the shares of Investar common stock to be issued under the merger agreement having been authorized for listing on Nasdaq, subject to official notice of issuance.

In addition to the conditions applicable to both parties, Investar’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•

each of the representations and warranties of WFB contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date), subject to materiality standards provided in the merger agreement;

•	WFB having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by WFB;

•

no change or event having occurred which has resulted in a material adverse effect with respect to WFB, and no condition, event, fact, circumstance or other occurrence having occurred that may reasonably be expected to have or result in a material adverse effect with respect to WFB;

•	the definitive agreement with respect to the bank merger having been executed and delivered;

•	holders of not more than 10.0% of the issued and outstanding shares of WFB common stock having exercised dissenters’ rights under the TBOC;

•

WFB having received, in form and substance satisfactory to WFB and Investar, all (1) consents, approvals, waivers and other assurances from all third parties which are required under the terms of the merger agreement, and (2) consents, approvals, amendments, or cancellation agreements necessary to terminate or fully satisfy obligations of WFB as of the effective time under WFB employee benefit plans;

•	WFB having redeemed and paid off any outstanding WFB Convertible Subordinated Debt, subject to any required consent; and

•	the WFB Shareholders’ Agreement having been terminated.

In addition to the conditions applicable to both parties, WFB’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•

each of the representations and warranties of Investar contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date), subject to materiality standards provided in the merger agreement;

•	Investar having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by Investar; and

•

no change or event having occurred which has resulted in a material adverse effect with respect to Investar, and no condition, event, fact, circumstance or other occurrence will have occurred that may reasonably be expected to have or result in a material adverse effect with respect to Investar.

Neither WFB nor Investar can provide assurance as to when or if all the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed. However, as of the date of this joint proxy statement/prospectus, neither Investar nor WFB has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the receipt of shareholder approvals, under the following circumstances:

•	by the mutual written agreement of the parties if the board of directors of each party so determines by a vote of a majority of the members of its entire board;

•

by either party, by a vote of a majority of the members of its entire board, in the event that (1) any regulatory approval required for consummation of the transactions contemplated by the merger agreement will have been denied by final, non-appealable action by such governmental entity; (2) any application for such approval will have been permanently withdrawn at the request of a governmental entity; (3) Investar makes a reasonable determination in good faith after consultation with its counsel that there is a substantial likelihood that any regulatory approval will be obtained only upon the imposition of a burdensome condition; or (4) any governmental entity will have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless in each case the party seeking to terminate the merger agreement was the cause of, or materially contributed to, such action;

•

by either party (provided that the terminating party is not then in material breach of its obligations relating to its special meeting) (1) if the requisite approval of the WFB shareholders will not have been obtained at the WFB special meeting, or (2) if the requisite approval of the Investar shareholders will not have been obtained at the Investar special meeting, in either case by reason of the failure to obtain the required vote at a duly held meeting or at any adjournment or postponement thereof;

•

by either party (provided that the termination party is not then in material breach of the merger agreement that would entitled the other party not to consummate the merger agreement) if there has been a material breach of any covenants or agreements or any of the representations and warranties set forth in the merger agreement on the part of the other party, which breach, individually or in the aggregate with all other breaches, would constitute the failure of a closing condition, and which (1) is not been cured prior to the earlier of 30 days after written notice from the non-breaching party or (2) cannot be cured during such period or such fewer days as remain prior to the expiration date;

•

by either party if the merger has not been consummated by the close of business on March 31, 2026, which will be automatically extended to June 30, 2026 if the only outstanding condition to closing is receipt of one or more of the requisite regulatory approvals, unless the failure of the closing to occur by the expiration date is due to a material breach of the merger agreement by the party seeking to terminate;

•	by Investar, if there will have been a material breach by WFB of its covenant not to solicit offers or acquisition proposals;

•

by Investar, if the WFB board of directors (1) withdraws, amends or modifies in a manner adverse to the WFB recommendation, or makes any statement, filing or release, in connection with the WFB special meeting or otherwise, which is inconsistent with the WFB recommendation, (2) materially breaches its obligations to call and hold the WFB special meeting, (3) approves or recommends an acquisition proposal, (4) fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by Investar, (5) fails to publicly reconfirm the WFB recommendation within three business days of being requested to do so by Investar, or (6) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	by WFB, in connection with entering into a definitive agreement to effect a superior proposal after making a WFB subsequent determination.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, and neither party nor their respective subsidiaries, officers or directors will have any liability under the merger agreement, except that (1) designated provisions of the merger agreement will survive the termination, including those relating to the payment of the termination fee and the confidential treatment of information, and (2) neither party will be relieved or released from liabilities or damages arising out of its willful and material breach of any provision of the merger agreement occurring prior to termination.

Termination Fee

WFB will be required to pay a termination fee of $3.3 million to Investar if the merger agreement is terminated in any of the following circumstances:

•	the merger agreement is terminated by WFB in connection with entering into a definitive agreement to effect a superior proposal after making a WFB subsequent determination;

•

the merger agreement is terminated by Investar, after the WFB board of directors (1) withdraws, amends or modifies in a manner adverse to the WFB recommendation, or makes any statement, filing or release, in connection with the WFB special meeting or otherwise, which is inconsistent with the WFB recommendation, (2) materially breaches its obligations to call and hold the WFB special meeting, (3) approves or recommends an acquisition proposal, (4) fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by Investar, (5) fails to publicly reconfirm the WFB recommendation within three business days of being requested to do so by Investar, or (6) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions;

•

in the event that after the date of the merger agreement and prior to its termination, an acquisition proposal has been made known to senior management of WFB or has been made directly to its shareholders generally or any person will have publicly announced and not withdrawn an acquisition proposal with respect to WFB and (1) thereafter the merger agreement is terminated by either Investar or WFB because WFB has failed to obtain the required vote its shareholders at a duly held meeting of such shareholders or any adjournment or postponement of such meeting, and (2) prior to the date that is 12 months after the date of such termination, WFB enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above and provided that for purposes of foregoing, all references in the definition of acquisition proposal to 20% will instead refer to 50%); and

•

in the event that after the date of the merger agreement and prior to its termination, an acquisition proposal has been made known to senior management of WFB or has been made directly to its shareholders generally or any person will have publicly announced and not withdrawn an acquisition proposal with respect to WFB and (1) thereafter the merger agreement is terminated by Investar as a result of a breach of the merger agreement by WFB that would constitute the failure of a closing condition and that has not been cured within the permitted time period, or by its nature cannot be cured during such period, and (2) prior to the date that is 12 months after the date of such termination, WFB enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above and provided that for purposes of foregoing, all references in the definition of acquisition proposal to 20% will instead refer to 50%).

Expenses and Fees

Except as specifically provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and all agreements and documents contemplated thereby, and the consummation of the transactions contemplated thereby, will be paid by the party incurring such costs or expenses.

Amendment, Waiver and Extension

Subject to compliance with applicable law, the merger agreement may be amended by the parties thereto at any time before or after adoption of the merger agreement by the shareholders of Investar and WFB, as applicable. However, after the adoption of the merger agreement by the shareholders of Investar or WFB, there may not be, without the further approval of such shareholders, any amendment which required further approval under applicable law. Any such amendment will be in writing and signed on behalf of each of the parties thereto.

At any time before the closing date, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in connection with the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement. Any such agreement on the part of a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party in the manner provided above.

Ancillary Agreements

WFB Voting Agreements

In connection with, and as a condition to, Investar entering into the merger agreement, each director and certain executive officers of WFB and First National Bank entered into a voting agreement with Investar in their capacity as a shareholder of WFB. The following summary of the form of voting agreement is subject to, and qualified in its entirety by reference to, the form of voting agreement attached as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Under the voting agreements, each such director and officer has agreed to appear at the WFB special meeting, in person or by proxy, and to vote his or her shares of WFB common stock:

•

in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby, including any amendments or modifications of the terms thereof approved by the WFB board of directors;

•	in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve and adopt the merger agreement;

•

against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WFB contained the merger agreement or the voting agreement; and

•

against any acquisition proposal or other action, agreement, or transaction that is intended or could reasonably be expected, to impede, interfere, or be inconsistent with, delay, postpone, discourage, or materially and adversely affect consummation of the merger.

In addition, the voting agreements provide that each such director and officer will not directly or indirectly, without the prior written consent of Investar, sell, transfer, pledge, assign or otherwise dispose of or encumber prior to the record date for the WFB special meeting, any or all of his or her shares of WFB common stock, subject to limited exceptions.

Each such director and officer also agreed, subject to certain exceptions, not to:

•

vote or execute any written consent to rescind or amend, in any manner, any prior vote or written consent, as a shareholder of WFB, to approve or adopt the merger agreement unless the voting agreement is terminated;

•

initiate, solicit, induce or knowingly encourage or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to an acquisition proposal;

•

participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise provide access, to any person other than Investar any information or data with respect to WFB or otherwise relating to an acquisition proposal;

•	enter into any agreement, agreement in principle or letter of intent with respect to an acquisition proposal or approve or resolve to approve any acquisition proposal;

•	solicit proxies with respect to an acquisition proposal, other than the merger agreement; and

•	initiate a shareholders’ vote or action by consent of WFB’s shareholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of the termination of the merger agreement and completion of the transactions contemplated by the merger agreement.

As of the record date for the WFB special meeting, WFB directors and officers who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately 105,099 shares of WFB common stock, which represented approximately 16.9% of the shares of WFB common stock outstanding on that date.

Director Support Agreements

At the time of the execution of the merger agreement, each director of WFB and First National Bank entered into a Director Support Agreement (which we refer to as a “director support agreement”) with Investar. The following summary of the form of director support agreement is subject to, and qualified in its entirety by reference to, the form of support agreement attached as Exhibit C to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Under the director support agreement, each such director has agreed to, among other things:

•

refrain from knowingly and intentionally harming the goodwill of any of Investar, Investar Bank, WFB and First National Bank and their respective subsidiaries, and their respective customer and client relationships;

•

from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of WFB for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

•

for a period of two years following the effective time of the merger, (1) except on behalf of or with the prior written consent of Investar, either directly or indirectly solicit or attempt to solicit any customer of Investar, Investar Bank, WFB or First National Bank (which we refer to as a “protected party”) for the purpose of providing products or services that are competitive with those offered by any protected party; (2) call on, urge, induce or seek to induce any person known to be a customer or former customer of any protected party to terminate its banking business with such protected party or to cancel, reduce, limit or in any manner interfere with any banking business between such protected party and the customer or former customer; (3) subject to limited exceptions, take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any person engaging in a business that is competitive anywhere within the protected territory, which is defined as the area within 50 miles of any banking location operated by WFB or First National Bank at any time during the 12 month period immediately prior to the effective time of the merger; and (4) solicit or recruit, or attempt to solicit or recruit, directly or by assisting others, any employee of any protected party.

The restrictions in the director support agreements will automatically terminate upon the earlier of the termination of the merger agreement prior to the consummation of the merger or the second anniversary of the effective time of the merger, subject to the survival of the restrictions regarding confidential information and trade secrets.

Claims Letters

At the time of the execution of the merger agreement, each director and executive officer of WFB and First National Bank executed a letter agreement with Investar. The following summary of the form of letter agreement is subject to, and qualified in its entirety by reference to, the form of letter agreement attached as Exhibit D to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Under the letter agreement, each such director and executive officer released and discharged any and all liabilities or claims that the director and/or officer has or claims to have with respect to WFB of First National Bank as of the date of the letter agreement, subject to certain exceptions.

Under the merger agreement, WFB has agreed to cause each director and executive officer of WFB and First National Bank to execute and deliver an additional claims letter, in the same form referenced above, which will cover the time period between the date of the merger agreement and the effective time of the merger.

INFORMATION ABOUT INVESTAR

Investar is a Louisiana corporation and a registered financial holding company headquartered in Baton Rouge, Louisiana. Investar’s primary business is the operation of its wholly-owned subsidiary, Investar Bank, a national bank chartered by the OCC. The activities of Investar are primarily funded by dividends, if any, received from Investar Bank, issuances of subordinated and junior subordinated debt, and issuances of equity securities.

Investar Bank was originally chartered as a Louisiana commercial bank in 2006 and converted to a national bank in July 2019. Through Investar Bank, Investar offers a wide range of commercial banking products tailored to meet the needs of individuals, professionals, and small to medium-sized businesses through 44 locations throughout Texas, Louisiana and Mississippi. As of June 30, 2025, on a consolidated basis, Investar had total assets of $2.7 billion, total loans of $2.1 billion, total deposits of $2.3 billion, and stockholders’ equity of $255.9 million.

Since inception, Investar has experienced significant growth, completing seven whole-bank acquisitions and establishing additional branches in its market areas. Investar’s long-term strategy includes organic growth through high quality loans and growth through acquisitions, including whole-bank acquisitions, strategic branch acquisitions and asset acquisitions. In order to improve efficiencies and leverage its digital initiatives, during the last three years, Investar has closed four branches, sold three tracts of land held for future branch locations, and completed the sale of two branches. Over time, management believes that Investar will significant opportunities for growth and franchise expansion, both organically and through strategic acquisitions. Although the financial services industry is rapidly changing and intensely competitive, and likely to remain so, Investar believes that it competes effectively as a local community bank and possesses the availability of local access and responsive customer service, coupled with competitively-priced products and services, necessary to successfully compete with other financial institutions for individual and small to medium-sized business customers.

Investar’s common stock is listed on the Nasdaq Global Market under the symbol “ISTR.”

Investar’s principal executive office is located at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, and its telephone number at that location is (225) 227-2222. Additional information about Investar and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information” on page 137.

INFORMATION ABOUT WFB

General

WFB is a Texas corporation and registered financial holding company, headquartered in Wichita Falls, Texas, and the sole shareholder of First National Bank, a national banking association. WFB has no material business operations at the holding company level other than owning and managing First National Bank. First National Bank commenced banking operations on January 29, 1986 and offers a broad range of financial services tailored to meet the needs of small and mid-sized businesses and professional practices, as well as their owners, managers and employees, through a network of seven full-service banking offices and one loan production office in Wichita, Wise and Tarrant Counties, Texas. As of June 30, 2025, WFB had total assets of $1.38 billion, total deposits of $1.14 billion, and total stockholders’ equity of $100.4 million.

WFB’s principal executive office is located at 3801 Fairway Boulevard, Wichita Falls, Texas 76310, and its telephone number at that location is (940) 696-3000.

Products and Services

First National Bank is engaged in substantially all of the business operations customarily conducted by independent financial institutions in Texas, including the acceptance of checking, savings and certificates of deposits and the making of commercial and consumer loans, real estate loans, and other installment and term loans. The terms of these loans vary by purpose and by type of underlying collateral, if any. The bank does a substantial amount of business with individuals, as well as with customers in small to medium-sized commercial, industrial and professional businesses. For the convenience of its customers, First National Bank offers drive through banking facilities, automated teller machines, internet banking and safe deposit boxes.

Deposits represent First National Bank’s primary source of funds to support its earning assets. First National Bank offers traditional depository products, including checking, savings, money market and certificates of deposit with a variety of rates. It also provides banking services to public municipalities, including counties, cities, towns, villages, school districts, libraries and fire districts. Deposit products are structured to be competitive with rates, fees, and features offered by other local institutions.

Competition

First National Bank operates from seven full service banking offices in in Wichita, Wise and Tarrant Counties, Texas, and one loan production office located in Southlake, Texas. The table below summarizes certain information regarding its operations in each of these markets and its market share, as of June 30, 2024, the most recent date such information is available.

Market	Market Rank	Branch Count	Deposits In Market ($) (in thousands)	Market Share (%)
Wichita County	2	2	737,379	18.29
Wise County	3	4	207,778	14.09
Tarrant County	39	1	155,940	0.26

The markets in which First National Bank operates are highly competitive. In addition to competing with other commercial banks within and outside its primary service area, First National Bank competes with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, industrial loan associations, insurance companies, small loan companies, financial companies, mortgage companies, real estate investment trusts, certain governmental agencies, credit card organizations and other enterprises. Banks and other financial institutions with which First National Bank competes may have capital resources and legal loan limits substantially higher than those maintained by it. Many of First National Bank’s competitors have greater resources, have broader geographic markets, have higher lending limits than those maintained by it, and many of its non-bank competitors have fewer regulatory constraints and may have lower cost structures.

Employees

As of June 30, 2025, WFB had approximately 123 full-time equivalent employees. None of WFB’s employees are covered by a collective bargaining agreement.

Information About WFB’s Properties

WFB owns its principal executive office (which also constitutes First National Bank’s main office location), which is located at 3801 Fairway Boulevard, Wichita Falls, Texas 76310. WFB’s other locations are set forth in the table below.

Location	Type	Leased/ Owned
605 West State Highway 114, Southlake, Texas 76092	Full-service branch	Owned
402 North Carroll Avenue, Southlake, Texas 76092	Loan production office	Leased
2304 Midwestern Parkway, Suite 101, Wichita Falls, Texas 76308	Full-service branch	Leased
1709 9th Street, Bridgeport, Texas 76426	Full-service branch	Owned
201 South Weatherford Street, Chico, Texas 76431	Full-service branch	Owned
630 Main Street, Paradise, Texas 76073	Full-service branch	Owned
102 Port O Call Drive, Runaway Bay, Texas 76426	Full-service branch	Owned

Legal Proceedings

From time to time, WFB or First National Bank may become a party to various litigation matters incidental to the conduct of its business. Neither WFB nor First National Bank is presently a party to any legal proceeding the resolution of which, in the opinion of WFB’s management, would be expected to have a material adverse effect on WFB’s business, operating results, financial condition or prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF WICHITA FALLS BANCSHARES, INC.

The following discussion and analysis is to focus on material changes in the financial condition and results of operation of WFB over the indicated periods. This discussion and analysis is intended to highlight and supplement information presented elsewhere in the consolidated financial statements and related notes included with this prospectus. This discussion and analysis contains forward-looking statements that are subject to certain risks and uncertainties and are based on certain assumptions that management believes are reasonable but may prove to be inaccurate. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected results discussed in the forward-looking statements appearing in this discussion and analysis. Neither WFB nor Investar assumes any obligation to update any of these forward-looking statements.

Overview

WFB is a registered financial holding company headquartered in Wichita Falls, Texas. Through its wholly-owned subsidiary, First National Bank, a national banking association, WFB provides a broad range of financial services tailored to meet the needs of small-to-midsized businesses and professionals. Since its inception in 1986, WFB’s priority has been and continues to be creating shareholder value through the establishment of an attractive commercial banking franchise in Texas and across the region. WFB considers its primary market to include Wichita, Wise and Tarrant Counties in North Texas. As of June 30, 2025, WFB had total assets of $1.38 billion, total deposits of $1.14 billion, and total stockholders’ equity of $100.4 million.

As a financial holding company operating through one reportable operating segment, community banking, WFB generates most of its revenues from interest income on loans, loan fees, and interest income from securities. It incurs interest expense on deposits and other borrowed funds and noninterest expense, such as salaries and employee benefits and occupancy expenses. WFB analyzes its ability to maximize income generated from interest-earning assets and expense of its liabilities through its net interest margin. Net interest margin is a ratio calculated as net interest income divided by average interest-earning assets. Net interest income is the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings, which are used to fund those assets.

Changes in the market interest rates and the interest rates WFB earns on interest-earning assets or pays on interest-bearing liabilities, as well as the volume and types of interest-earning assets, interest-bearing and noninterest-bearing liabilities and stockholders’ equity, are usually the largest drivers of periodic changes in net interest spread, net interest margin and net interest income. Fluctuations in market interest rates are driven by many factors, including governmental monetary policies, inflation, deflation, macroeconomic developments, changes in unemployment, the money supply, political and international conditions, and conditions in domestic and foreign financial markets. Periodic changes in the volume and types of loans in WFB’s loan portfolio are affected by, among other factors, economic and competitive conditions in its markets and across the region, as well as developments affecting the real estate, technology, financial services, insurance, transportation, manufacturing and energy sectors within its markets.

Results of Operations

Performance Summary

For the six months ended June 30, 2025, net income available to common shareholders was $2.9 million, or $4.70 per basic common share and $3.82 per diluted common share, compared to net income available to common shareholders of $3.4 million, or $5.85 per basic common share and $4.27 per diluted common share, for the same period in 2024. Holding company return to common shareholders on average assets decreased to 0.41% for the six months ended June 30, 2025 from 0.47% for the six months ended June 30, 2024. Return to common shareholders on average common equity decreased to 5.86% for the six months ended June 30, 2025, as compared to 7.66% for the same period in 2024.

For the year ended December 31, 2024, net income available to common shareholders was $5.9 million, or $10.04 per basic common share and $7.48 per diluted common share, compared to net income available to common shareholders of $7.0 million, or $12.19 per basic common share and $12.19 per diluted common share, for the year ended December 31, 2023. Return to common shareholders on average assets decreased to 0.42% for the year ended December 31, 2024 from 0.56% for the year ended December 31, 2023. Return to common shareholders on average common equity decreased to 6.48% for the year ended December 31, 2024, as compared to 8.55% for the year ended December 31, 2023.

Net Interest Income

The operating results of WFB depend primarily on its net interest income, calculated as the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Fluctuations in market interest rates impact the yield and rates paid on interest sensitive assets and liabilities. Changes in the amount and type of interest-earning assets and interest-bearing liabilities also impact net interest income. The variance driven by the changes in the amount and mix of interest-earning assets and interest-bearing liabilities is referred to as a “volume change.” Changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds are referred to as a “rate change.”

To evaluate net interest income, WFB measures and monitors (1) yields on loans and other interest-earning assets, (2) the costs of deposits and other funding sources, (3) net interest spread and (4) net interest margin. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is calculated as net interest income divided by average interest-earning assets. Because noninterest-bearing sources of funds, such as noninterest-bearing deposits and stockholders’ equity also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources. WFB calculates average assets, liabilities, and equity using a monthly average, and average yield/rate utilizing an actual 365-day count convention.

For the six months ended June 30, 2025, net interest income totaled $17.2 million, and net interest margin and net interest spread were 2.51% and 1.84%, respectively. For the six months ended June 30, 2024, net interest income totaled $16.4 million and net interest margin and net interest spread were 2.45% and 1.72%, respectively. The average yield on the loan portfolio was 5.98%, for the six months ended June 30, 2025, compared to 6.01% for the six months ended June 30, 2024, and the average yield on total interest-earning assets was 5.85% for the six months ended June 30, 2025, compared to 5.87% for the same period in 2024. For the six months ended June 30, 2025, overall cost of funds (which includes noninterest-bearing deposits) decreased 5 basis points compared to the six months ended June 30, 2024, primarily due to the decline in market interest rates since the last half of 2024 and the repricing of its CD portfolio.

For the year ended December 31, 2024, net interest income totaled $32.1 million, and net interest margin and net interest spread were 2.37% and 1.62%, respectively. For the year ended December 31, 2023 net interest income totaled $34.9 million and net interest margin and net interest spread were 2.93% and 2.19%, respectively. The average yield on the loan portfolio was 6.06%, for the year ended December 31, 2024, compared to 5.77% for the year ended December 31, 2023, and the average yield on total interest-earning assets was 5.94% for the year ended December 31, 2024, compared to 5.57% for the year ended December 31, 2023. For the year ended December 31, 2024, overall cost of funds (which includes noninterest-bearing deposits) increased 97 basis points compared to the year ended December 31, 2023, primarily due to the Federal Reserve continuing to increase rates during the latter part of 2024 and full impact of the 2023 increases.

The following table presents, for the periods indicated, an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding and the interest earned or paid on such amounts. The table also sets forth the average rate earned on interest-earning assets, the average rate paid on interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods. Interest earned on loans that are classified as nonaccrual is not recognized in income; however, the balances are reflected in average outstanding balances for the period. For the periods shown, interest income not recognized on nonaccrual loans was not material. Any nonaccrual loans have been included in the table as loans carrying a zero yield. The average total loans reflected below is net of deferred loan fees and discounts. Acquired loans were recorded at fair value at acquisition and accrete interest income over the remaining lives of the respective loans or expected cash flows. Averages presented in the table below, and throughout this report, are month-end averages. All dollars shown are the following table are presented in thousands.

	Six Months Ended June 30,
	2025			2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets
Total loans	$1,275,643	$38,116	5.98%	$1,235,601	$37,105	6.01%
Debt securities	54,829	1,286	4.69%	57,924	1,162	4.01%
Interest-bearing deposits in banks	42,946	771	3.59%	42,075	910	4.33%
Total interest-earning assets	1,373,418	40,173	5.85%	1,335,600	39,177	5.87%
Noninterest-earning assets	66,624			61,483

Total assets	1,440,042			1,397,083

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities
Demand, savings and money market deposits	510,045	8,168	3.20%	466,055	7,937	3.41%
Time deposits	444,300	9,590	4.32%	421,926	9,633	4.57%
Federal funds purchased and repo agreements	2,252	14	1.24%	2,825	18	1.27%
Federal Home Loan Bank advances	118,629	2,719	4.58%	131,114	3,199	4.88%
Other borrowings	37,266	1,041	5.59%	37,472	912	4.87%
Subordinated debt	33,128	1,431	8.64%	40,145	1,105	5.51%
Total interest-bearing liabilities	1,145,620	22,963	4.01%	1,099,537	22,804	4.15%

Noninterest-bearing liabilities
Noninterest-bearing deposits	174,446			194,582
Other liabilities	20,321			15,037
Total noninterest-bearing liabilities	194,767			209,619

Stockholders’ Equity:	99,655			87,927

Total liabilities and stockholders’ equity	$1,440,042			$1,397,083

Net interest income		$17,210			$16,373
Net interest spread			1.84%			1.72%
Net interest margin			2.51%			2.45%

(1)	Average loan balances include nonaccrual loans and loans held for sale.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.

	Year Ended December 31,
	2024			2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets
Total loans	$1,251,935	$75,920	6.06%	$1,090,169	$62,872	5.77%
Debt securities	58,081	2,618	4.51%	59,926	1,817	3.03%
Interest-bearing deposits in banks	40,578	1,741	4.29%	39,588	1,542	3.90%
Total interest-earning assets	1,350,594	80,279	5.94%	1,189,683	66,231	5.57%
Noninterest-earning assets	64,631			58,271

Total assets	1,415,225			1,247,954

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities
Demand, savings and money market deposits	475,956	16,569	3.48%	424,023	10,725	2.53%
Time deposits	423,173	19,672	4.65%	361,311	14,661	4.06%
Federal funds purchased and repo agreements	2,611	33	1.26%	3,532	43	1.22%
Federal Home Loan Bank advances	143,085	7,286	5.09%	92,199	4,221	4.58%
Other borrowings	37,416	1,908	5.10%	37,645	943	2.50%
Subordinated debt	34,006	2,758	8.11%	10,041	787	7.84%
Total interest-bearing liabilities	1,116,247	48,226	4.32%	928,751	31,380	3.38%

Noninterest-bearing liabilities
Noninterest-bearing deposits	186,796			219,513
Other liabilities	21,462			17,618
Total noninterest-bearing liabilities	208,258			237,131

Stockholders’ Equity:	90,720			82,072

Total liabilities and stockholders’ equity	$1,415,225			$1,247,954

Net interest income		$32,053			$34,851
Net interest spread			1.62%			2.19%
Net interest margin			2.37%			2.93%

(1)	Average loan balances include nonaccrual loans and loans held for sale.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.

The following table presents information regarding the dollar amount of changes in interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities, and distinguishes between the changes attributable to changes in volume and changes attributable to changes in interest rates. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.

	Six Months Ended June 30, 2025 over 2024
	Change Due To:
	Volume	Rate	Total
	(Dollars in thousands)
Interest-Earning Assets
Loans	$1,136	$538	$1,674
Debt Securities	57	67	124
Interest-Bearing Balances	18	(158)	(140)
Other Assets	21	(684)	(663)
Total Increase in Interest Income			995

Interest-Bearing Liabilities
NOW, Savings, MMA	998	(766)	232
Time Deposits	456	(500)	(44)
FHLB Advances	(308)	(175)	(483)
Notes Payable	77	—	77
Subordinated Debt	377	—	377
Total Increase in Interest Expense			159

Increase in Net Interest Income			$836

	Year Ended December 31, 2024 over 2023
	Change Due To:
	Volume	Rate	Total
	(Dollars in thousands)
Interest-Earning Assets
Loans	$8,813	$4,793	$13,606
Debt Securities	324	476	800
Interest-Bearing Balances	50	150	200
Other Assets	(47)	(511)	(558)
Total Increase in Interest Income			14,048

Interest-Bearing Liabilities
NOW, Savings, MMA	1,749	4,107	5,856
Time Deposits	2,584	2,426	5,010
FHLB Advances	2,315	728	3,043
Notes Payable	983	—	983
Subordinated Debt	1,953	—	1,953
Total Increase in Interest Expense			16,845

Increase (Decrease) in Net Interest Income			$(2,797)

Provision for Credit Losses

WFB’s provision for credit losses is a charge to income in order to bring its allowance for credit losses to a level deemed appropriate by management. For a description of the factors taken into account by management in determining the allowance for credit losses see “—Financial Condition—Allowance for Credit Losses.” The provision expense for credit losses was $231 thousand, $1.7 million and $1.7 million for the six months ended June 30, 2025, the year ended December 31, 2024, and the year ended December 31, 2023, respectively.

Noninterest Income

WFB’s primary sources of noninterest income are service charges on deposit accounts, debit card and automated teller machine (“ATM”) fee income, income from bank-owned life insurance and income from the origination, processing and sale of mortgage loans. The following tables present, for the periods indicated, the major categories of noninterest income:

	Six Months Ended June 30,		Increase
	2025	2024	(Decrease)
	(Dollars in thousands)
Noninterest income:
Service charges on deposit accounts	$206	$223	$(17)
Mortgage loan sales/originations/processing	382	240	142
Loss on sale of securities	-	(440)	440
Earnings on bank-owned life insurance	227	181	46
ATM/debit card interchange fees	394	405	(11)
Other	503	519	(16)
Total noninterest income	$1,712	$1,128	$584

	Year Ended December 31,		Increase
	2024	2023	(Decrease)
	(Dollars in thousands)
Noninterest income:
Service charges on deposit accounts	$455	$497	$(42)
Mortgage loan sales/originations/processing	604	395	209
Loss on sale of securities	(440)	-	(440)
Loss on sale of assets	-	(1)	1
Loss on sale of foreclosed assets	-	(44)	44
Earnings on bank-owned life insurance	363	391	(28)
ATM/debit card interchange fees	780	834	(54)
Other	981	968	13
Total noninterest income	$2,743	$3,040	$(297)

Noninterest Expense

Generally, noninterest expense is composed of all employee expenses and other costs of WFB associated with operating its facilities, obtaining and retaining customer relationships and providing bank services. The largest component of noninterest expense is salaries and employee benefits. Noninterest expense also includes operational expenses, such as occupancy expenses, depreciation and amortization, professional and regulatory fees, including FDIC assessments, data processing expenses, and advertising and promotion expenses, among others.

The following table presents, for the periods indicated, the major categories of noninterest expense:

	Six Months Ended June 30,		Increase
	2025	2024	(Decrease)
	(Dollars in thousands)
Noninterest expense:
Salaries and employee benefits	$7,450	$8,244	$(794)
Occupancy	1,209	1,424	(215)
Data processing	571	554	17
Director fees	275	271	4
Legal and professional fees	671	601	70
FDIC assessment	724	894	(170)
Mortgage expense	95	57	38
Loss on sale of assets	1,913	-	1,913
Loss on sale of foreclosed assets	99	-	99
Telephone	256	254	2
Amortization of intangibles	90	802	(712)
Other	2,211	2,379	(168)
Total noninterest expense	$15,564	$15,480	$84

	Year Ended December 31,		Increase
	2024	2023	(Decrease)
	(Dollars in thousands)
Noninterest expense:
Salaries and employee benefits	$16,323	$17,573	$(1,250)
Occupancy	2,650	2,662	(12)
Data processing	1,088	1,030	58
Director fees	545	510	35
Legal and professional fees	1,773	1,063	710
FDIC assessment	1,704	1,700	4
Mortgage expense	146	121	25
Telephone	502	496	6
Amortization of intangibles	180	180	-
Other	4,887	3,806	1,081
Total noninterest expense	$29,798	$29,141	$657

Income Tax Expense

The amount of income tax expense is influenced by the amounts of WFB’s pre-tax income, tax-exempt income and other nondeductible expenses. Deferred tax assets and liabilities are reflected at currently enacted income tax rates in effect for the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For the six months ended June 30, 2025, income tax expense totaled $209 thousand, an increase of $2.7 million, compared to an income tax benefit of $2.5 million for the year ended December 31, 2024. WFB did not recognize income tax expense in 2023 because it was taxed as a Subchapter S corporation for federal income tax purposes. For the six months ended June 30, 2025, and the year ended December 31, 2024, WFB’s effective tax rates were 21.0% and 21.0%, respectively.

Financial Condition

Assets

At June 30, 2025, total assets were $1.38 billion, a decrease of $162.4 million, or 10.6%, from $1.54 billion as of December 31, 2024. The decrease in total assets was primarily due to the sale of $136.4 million of 1-4 family residential real estate loans. At December 31, 2024, total assets were $1.54 billion, an increase of $66.1 million, or 4.5%, from $1.48 billion as of December 31, 2023. The increase in total assets was primarily due to growth in WFB’s 1-4 family residential real estate loan portfolio during 2024.

Loan Portfolio

WFB’s primary source of income is interest on loans to individuals, professionals and small-to-midsized businesses in its markets. WFB’s loan portfolio consists primarily of commercial loans and real estate loans secured by commercial real estate properties located in its primary market areas. The loan portfolio represents the highest yielding component of WFB’s earning asset base.

As of June 30, 2025, total loans, excluding mortgage loans held for sale, were $1.15 billion, a decrease of $124.9 million, or 9.8%, compared to $1.27 billion as of December 31, 2024. The decrease was primarily due to the sale of $136.4 million in 1-4 family residential real estate loans. As of December 31, 2024, total loans, excluding mortgage loans held for sale, were $1.27 billion, an increase of $55.3 million or 4.6%, compared to $1.22 billion as of December 31, 2023. The increase was primarily due to the growth in WFB’s 1-4 family residential real estate loan portfolio. Additionally, as of June 30, 2025, December 31, 2024, and December 31, 2023, WFB had mortgage loans classified as loans held for sale of $0, $2.0 million and $513 thousand, respectively.

Total loans held for investment as a percentage of deposits were 100.5%, 110.1% and 106.1% as of June 30, 2025, December 31, 2024 and December 31, 2023, respectively. Total loans held for investment as a percentage of assets were 83.1%, 82.4% and 82.4% as of June 30, 2025, December 31, 2024 and December 31, 2023, respectively.

The following table summarizes WFB’s held for investment loan portfolio by type of loan as of the dates indicated:

	As of June 30, 2025		As of December 31, 2024		As of December 31, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate	$779,531	68.0%	$892,331	70.2%	$810,208	66.6%
Residential real estate	278,374	24.2%	285,242	22.4%	308,617	25.4%
Commercial	82,265	7.2%	86,573	6.8%	88,943	7.3%
Consumer and other	6,431	0.6%	7,445	0.6%	8,079	0.7%
Total loans held for investment	$1,146,601	100.0%	$1,271,591	100.0%	$1,215,847	100.0%

Commercial real estate loans are extensions of credit secured by owner-occupied and non-owner-occupied collateral. Repayment is generally dependent on the successful operations of the property. General economic conditions may impact the performance of these types of loans, including fluctuations in the value of real estate, vacancy rates, and unemployment trends. Real estate commercial loans also include farmland loans that can be, or are, used for agricultural purposes. These loans are usually repaid through permanent financing, cash flow from the borrower’s ongoing operations, development of the property, or sale of the property.

Commercial real estate loans decreased $112.8 million, or 12.6%, to $779.5 million as of June 30, 2025, from $892.3 million as of December 31, 2024 due to limited production and normal amortization. Commercial real estate loans increased $82.1 million, or 10.1%, to $892.3 million as of December 31, 2024, from $810.2 million as of December 31, 2023 due to increased lending opportunities in the market.

Residential real estate loans include first and second lien 1-4 family residential real estate loans, as well as home equity lines of credit, in each case primarily on owner-occupied primary residences. The Company is exposed to risk based on fluctuations in the value of the real estate collateral securing the loan, as well as changes in the borrower’s financial condition, which could be affected by numerous factors, including divorce, job loss, illness, or other personal hardship. Real estate residential loans also include multi-family residential loans originated to provide permanent financing for multi-family residential income producing properties. Repayment of these loans primarily relies on successful rental and management of the property.

Residential real estate loans decreased $6.9 million, or 2.4%, to $278.4 million as of June 30, 2025, from $285.2 million as of December 31, 2024 primarily to normal amortization and limited production as a result of the interest rate environment. Residential real estate loans decreased $23.4 million, or 7.6%, to $285.2 million as of December 31, 2024, from $308.6 million as of December 31, 2023 due primarily to normal amortization and limited production as a result of the interest rate environment.

Commercial loans include general commercial and industrial, or C&I, loans, including commercial lines of credit, working capital loans, term loans, equipment financing, asset acquisition, expansion and development loans, borrowing base loans, letters of credit and other loan products, primarily in the Company’s target markets that are underwritten based on the borrower’s ability to service the debt from income. Commercial loan risk is derived from the expectation that such loans generally are serviced principally from the operations of the business, and those operations may not be successful. Any interruption or discontinuance of operating cash flows from the business, which may be influenced by events not under the control of the borrower such as economic events and changes in governmental regulations, could materially affect the ability of the borrower to repay the loan.

Commercial loans decreased $4.3 million, or 5.0%, to $82.3 million as of June 30, 2025, from $86.6 million as of December 31, 2024 due to the decline in demand for commercial loans as a result of the interest rate environment and normal amortization. Commercial loans as of December 31, 2024 represented a decrease of $2.4 million, or 2.7%, from $88.9 million as of December 31, 2023 due to the decline in demand for commercial loans as a result of the interest rate environment and normal amortization.

Consumer and other loans include a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans. The risk is based on changes in the borrower’s financial condition, which could be affected by numerous factors, including divorce, job loss, illness or other personal hardship, and fluctuations in the value of the real estate or personal property securing the consumer loan, if any. While WFB offers consumer loans, the balances of consumer and other loans at June 30, 2025, December 31, 2024 and December 31, 2023 represented less than 1.0% of its held for investment loan portfolio.

The contractual maturity ranges of loans in WFB’s loan portfolio and the amount of such loans with fixed and floating interest rates in each maturity range as of date indicated are summarized in the following tables:

	As of June 30, 2025
	One Year or Less	One Through Five Years	Five Through Fifteen Years	After Fifteen Years	Total
	(Dollars in thousands)
Commercial	$25,661	$55,971	$633	$-	$82,265
Commercial real estate	108,222	407,531	240,085	23,693	779,531
Residential real estate	250,299	16,179	11,896	-	278,374
Consumer and other	1,581	4,063	787	-	6,431
Total loans held for investment	$385,763	$483,744	$253,401	$23,693	$1,146,601

Fixed rate loans:
Commercial	$20,911	$52,416	$633	$-	$73,960
Commercial real estate	52,663	72,788	6,910	22,445	154,806
Residential real estate	250,299	5,113	-	-	255,412
Consumer and other	1,430	3,974	787	-	6,191
Total fixed rate loans	$325,303	$134,291	$8,330	$22,445	$490,369

Floating rate loans:
Commercial	$4,750	$3,555	$-	$-	$8,305
Commercial real estate	55,559	334,743	233,175	1,248	624,725
Residential real estate	-	11,066	11,896	-	22,962
Consumer and other	151	89	-	-	240
Total floating rate loans	$60,460	$349,453	$245,071	$1,248	$656,232

Nonperforming Assets

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is generally reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due, or interest may be recognized on a cash basis as long as the remaining book balance of the loan is deemed collectible. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

WFB has several procedures in place to assist in maintaining the overall quality of its loan portfolio. It has established underwriting guidelines to be followed by its bankers, and it also monitors delinquency levels for any negative or adverse trends. However, there can be no assurance that WFB’s loan portfolio will not become subject to increasing pressures from deteriorating borrower credit due to general economic conditions.

WFB believes its conservative lending approach and focused management of nonperforming assets has resulted in sound asset quality and the timely resolution of problem assets. WFB had $6.4 million, $8.1 million and $3.2 million in nonperforming assets as of June 30, 2025, December 31, 2024 and December 31, 2023, respectively. It had $6.4 million in nonperforming loans as of June 30, 2025, compared to $8.0 million as of December 31, 2024, compared to $3.0 million as of December 31, 2023. The decrease in nonperforming assets for the six months ended June 30, 2025 was primarily attributable to a decrease in non-performing 1-4 family residential real estate loans. The increase in nonperforming assets for the year ended December 31, 2024 was primarily attributable to the increase in non-performing 1-4 family residential real estate loans.

The following tables present information regarding nonperforming loans at the dates indicated:

	As of June 30,	As of December 31,
	2025	2024	2023
	(Dollars in thousands)
Nonaccrual loans	$6,380	$7,107	$2,089
Accruing loans 90 or more days past due	26	928	960
Total nonperforming loans	6,406	8,035	3,049
Other nonperforming assets	36	99	125
Other real estate owned	—	—	—
Total nonperforming assets	$6,442	$8,134	$3,174

Ratio of nonperforming loans to total loans held for investment	0.56%	0.63%	0.25%
Ratio of nonperforming assets to total assets	0.47%	0.53%	0.21%
Ratio of nonaccrual loans to total loans held for investment	0.56%	0.56%	0.17%

	As of June 30,	As of December 31,
	2025	2024	2023
	(Dollars in thousands)
Nonaccrual loans by category:
Commercial real estate	$348	$1	$5
Residential real estate	5,680	6,630	1,665
Commercial	239	424	342
Consumer and other	113	52	77
Total	$6,380	$7,107	$2,089

Potential Problem Loans

From a credit risk standpoint, WFB classifies loans in one of four categories: pass, special mention, substandard or doubtful. Loans classified as loss are charged-off. The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. Ratings are adjusted to reflect the degree of risk and loss that is believed to be inherent in each credit. WFB’s methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk of loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk of loss).

Credits rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that it generally expects to experience significant loss within the short-term. Such credits typically maintain the ability to perform within standard credit terms and credit exposure is not as prominent as credits with a lower rating.

Credits rated substandard are those in which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or important weaknesses which exist in collateral. A protracted workout on these credits is a distinct possibility. Prompt corrective action is therefore required to reduce exposure and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such credits and a serious evaluation of the secondary support to the credit is performed.

Credits rated doubtful have all the weaknesses inherent in those rated substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The following tables summarize WFB’s internal ratings of loans held for investment as of the dates indicated.

	As of June 30, 2025
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Commercial real estate	$774,796	$1,895	$2,840	$—	$779,531
Residential real estate	274,200	—	4,174	—	278,374
Commercial	79,233	2,794	238	—	82,265
Consumer and other	6,319	—	112	—	6,431
Total	$1,134,548	$4,689	$7,364	$—	$1,146,601

	As of December 31, 2024
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Commercial real estate	$869,977	$16,516	$5,838	$—	$892,331
Residential real estate	284,121	357	764	—	285,242
Commercial	82,734	2,705	411	723	86,573
Consumer and other	7,399	—	46	—	7,345
Total	$1,244,231	$19,578	$7,059	$723	$1,271,591

	As of December 31, 2023
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Commercial real estate	$807,864	$2,170	$174	$—	$810,208
Residential real estate	308,260	357	—	—	308,617
Commercial	88,601	—	342	—	88,943
Consumer and other	7,964	—	115	—	8,079
Total	$1,212,689	$2,527	$631	$—	$1,215,847

Allowance for Credit Losses

WFB maintains an allowance for credit losses, which includes both its allowance for loan losses and reserves for unfunded commitments, that represents management’s best estimate of the credit losses and risks inherent in the loan portfolio. In determining the allowance for credit losses, WFB estimates losses on specific loans, or groups of loans, where the probable loss can be identified and reasonably determined. The balance of the allowance for credit losses is based on internally assigned risk classifications of loans, changes in the nature of the loan portfolio, overall portfolio quality, industry concentrations, delinquency trends, current economic factors and the estimated impact of current economic conditions on certain historical credit loss rates. For additional discussion of WFB’s methodology, please refer to “—Critical Accounting Estimates—Allowance for Credit Losses.”

In connection with its review of the loan portfolio, WFB considers risk elements attributable to particular loan types or categories in assessing the quality of individual loans. Some of the risk elements it considers include:

•

for commercial real estate loans, the debt service coverage ratio (income from the property in excess of operating expenses compared to loan payment requirements), operating results of the owner in the case of owner-occupied properties, the loan to value ratio, the age and condition of the collateral, and the volatility of income, property value and future operating results typical for properties of that type;

•

for residential real estate loans, the borrower’s ability to repay the loan, including a consideration of the debt to income ratio and employment and income stability, the loan to value ratio, and the age, condition and marketability of the collateral; and

•

for commercial loans, the operating results of the commercial, industrial or professional enterprise, the borrower’s business, professional and financial ability and expertise, the specific risks and volatility of income and operating results typical for businesses in that category, and the value, nature and marketability of collateral.

As of June 30, 2025, the allowance for credit losses totaled $10.7 million, or 0.94%, of total loans held for investment. As of December 31, 2024, the allowance for credit losses totaled $10.8 million, or 0.85%, of total loans held for investment. As of December 31, 2023, the allowance for credit losses totaled $10.3 million, or 0.85%, of total loans held for investment.

The following tables present, as of and for the periods indicated, an analysis of the allowance for credit losses and other related data:

	For the Six Months Ended June 30,
	2025	2024
	(dollars in thousands)

Average loans outstanding	$1,275,643	$1,235,601

Gross loans held for investment outstanding end of period	$1,146,601	$1,278,434
Allowance for credit losses at beginning of period	$10,815	$10,338
Provision for credit losses	231	1,040

Charge-offs:
Commercial real estate	—	—
Residential real estate	179	96
Commercial	156	182
Consumer and other	19	29
Total charge-offs	354	307

Recoveries:
Commercial real estate	—	—
Residential real estate	—	—
Commercial	23	78
Consumer and other	11	6
Total recoveries	34	84

Net charge-offs	320	223
Allowance for credit losses at end of period	$10,726	$11,154

Ratio of allowance for credit losses to end of period loans held for investment	0.94%	0.87%
Ratio of net charge-offs to average loans	0.03%	0.02%

	For the Years Ended December 31,
	2024	2023
	(dollars in thousands)

Average loans outstanding	$1,251,935	$1,090,169

Gross loans held for investment outstanding end of period	$1,271,591	$1,215,847
Allowance for credit losses at beginning of period	$10,338	$11,589
Reallocation of ACL for off-balance sheet credit exposures	100	—
Adoption of ASC 326	—	(1,846)
Provision for credit losses	1,660	1,731

Charge-offs:
Commercial real estate	—	—
Residential real estate	96	—
Commercial	1,189	1,122
Consumer and other	89	116
Total charge-offs	1,374	1,238

Recoveries:
Commercial real estate	—	79
Residential real estate	—	—
Commercial	85	23
Consumer and other	6	—
Total recoveries	91	102

Net charge-offs	1,283	1,136
Allowance for credit losses at end of period	$10,815	$10,338

Ratio of allowance for credit losses to end of period loans held for investment	0.85%	0.85%
Ratio of net charge-offs to average loans	0.10%	0.09%

	For the Six Months Ended June 30,
	2025		2024
	Net Charge-offs	% of Average Loans	Net Charge-offs	% of Average Loans
	(Dollars in thousands)
Commercial real estate	$—	0.00%	$—	0.00%
Residential real estate	179	0.01%	96	0.01%
Commercial	133	0.01%	104	0.01%
Consumer and other	8	0.00%	23	0.00%
Total net charge-offs	$320	0.02%	$223	0.02%

	For the Years Ended December 31,
	2024		2023
	Net Charge-offs	% of Average Loans	Net Charge-offs (Recoveries)	% of Average Loans
	(Dollars in thousands)
Commercial real estate	$—	0.00%	$(79)	(0.01%)
Residential real estate	96	0.01%	—	0.00%
Commercial	1,104	0.09%	1,099	0.10%
Consumer and other	83	0.01%	116	0.01%
Total net charge-offs	$1,283	0.11%	$1,136	0.10%

Although WFB believes that it has established its allowance for credit losses in accordance with generally accepted accounting principles, or GAAP, and that the allowance for credit losses was adequate to provide for known and estimated losses in the portfolio at all times shown above, future provisions will be subject to ongoing evaluations of the risks in its loan portfolio. If WFB experiences economic declines or if asset quality deteriorates, material additional provisions could be required.

The following table shows the allocation of the allowance for credit losses among loan categories and certain other information as of the dates indicated. The allocation of the allowance for credit losses as shown in the table should neither be interpreted as an indication of future charge-offs, nor as an indication that charge-offs in future periods will necessarily occur in these amounts or in the indicated proportions. The total allowance is available to absorb losses from any loan category.

	As of June 30,		As of December 31,
	2025		2024		2023
	Amount	% to Total	Amount	% to Total	Amount	% to Total
	(Dollars in thousands)
Commercial real estate	$774	7.2%	$2,411	22.3%	$1,246	12.1%
Residential real estate	9,157	85.4%	8,517	78.8%	8,141	78.7%
Commercial	713	6.7%	(113)	(1.0%)	878	8.5%
Consumer and other	82	0.8%	—	0.0%	73	0.7%
Total allowance for credit losses	$10,726	100.0%	$10,815	100.0%	$10,338	100.0%

Securities

WFB uses its securities portfolio to provide a source of liquidity, an appropriate return on funds invested, manage interest rate risk, meet collateral requirements, and meet regulatory capital requirements. As of June 30, 2025, the carrying amount of investment securities totaled $53.3 million, a decrease of $2.3 million, or 4.2%, compared to $55.7 million as of December 31, 2024, which represented a decrease of $3.2 million, or 5.5%, compared to $58.9 million as of December 31, 2023. Securities represented 3.86%, 3.61% and 4.00% of total assets as of June 30, 2025, December 31, 2024, and December 31, 2023, respectively.

WFB’s investment portfolio consists of securities classified as available for sale and held to maturity. The carrying values of its available for sale securities are adjusted for unrealized gain or loss, and any gain or loss is reported on an after-tax basis as a component of other comprehensive income in stockholders’ equity. The following tables summarize the amortized cost and estimated fair value of investment securities as of the dates shown:

	June 30, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(Dollars in thousands)
Available for sale
Obligations of states and municipal subdivisions	$28,353	$-	$(3,693)	$-	$24,660
Mortgage-backed securities	15,224	5	(456)	-	14,773
Collateralized mortgage obligations	12,553	82	(138)	-	12,497
Corporate bonds	1,000	-	(9)	-	991
Total available for sale	$57,130	$87	$(4,296)	$-	$52,921

	June 30, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(Dollars in thousands)
Held to maturity
Obligations of states and municipal subdivisions	$410	$1	$-	$-	$411
Total held to maturity	$410	$1	$-	$-	$411

	December 31, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(Dollars in thousands)
Available for sale
Obligations of states and municipal subdivisions	$28,659	$-	$(3,278)	$-	$25,381
Mortgage-backed securities	16,367	-	(689)	-	15,678
Collateralized mortgage obligations	13,403	16	(293)	-	13,126
Corporate bonds	1,000	-	(28)	-	972
Total available for sale	$59,429	$16	$(4,288)	$-	$55,157

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(Dollars in thousands)
Held to maturity
Obligations of states and municipal subdivisions	$501	$-	$-	$-	$501
Total held to maturity	$501	$-	$-	$-	$501

All of WFB’s mortgage-backed securities are agency securities. It did not hold any Fannie Mae or Freddie Mac preferred stock, corporate equity, collateralized debt obligations, collateralized loan obligations, private label collateralized mortgage obligations, subprime, Alt-A, or second lien elements in its investment portfolio as of June 30, 2025.

The allowance for credit losses encompasses potential expected credit losses related to the securities portfolio for credit losses. The assessment includes reviewing historical loss data for both WFB’s portfolio and similar types of investment securities to develop an estimate for the current securities portfolio. Additionally, WFB’s review of the securities portfolio for expected credit losses includes an evaluation of factors including the security issuer bond ratings, delinquency status, insurance or other available credit support, as well as its expectations of the forecasted economic outlook relevant to these securities. The results of the analysis are evaluated quarterly to confirm that credit loss estimates are appropriate for the securities portfolio.

Prior to the adoption of ASU 2016-13, declines in the fair value of available-for-sale securities below their cost that were deemed to be other than temporary were reflected in earnings as realized losses. In estimating other-than-temporary impairment losses prior to January 1, 2023, management considered, among other things, (1) the length of time and the extent to which the fair value had been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and WFB’s ability to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The following tables set forth the fair value, maturities and approximated weighted average yield based on estimated annual income divided by the average amortized cost of the securities portfolio as of the dates indicated. The contractual maturity of a mortgage-backed security is the date at which the last underlying mortgage matures.

	As of June 30, 2025
	3 Months or Less		Over 3 Months Through 1 Year		Over 1 Year Through 5 Years		Over 5 Through 10 Years		Over 10 Years		Total

	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)
Municipal securities	$711	1.65%	$221	3.66%	$2,182	2.30%	$5,041	2.34%	$16,916	1.42%	$25,071	1.71%
Corporate bonds	-	-	-	-	991	5.08%	-	-	-	-	991	5.08%
Mortgage-backed securities	-	-	93	2.02%	4,247	2.65%	10,433	4.77%	-	-	14,773	4.14%
Collateralized mortgage obligations	-	-	8	1.86%	11,223	5.16%	1,265	3.90%	-	-	12,497	5.03%
Total	$711	$1.65%	$322	3.15%	$18,643	4.25%	$16,740	3.97%	$16,916	1.42%	$53,332	3.22%

	As of December 31, 2024
	3 Months or Less		Over 3 Months Through 1 Year		Over 1 Year Through 5 Years		Over 5 Through 10 Years		Over 10 Years		Total

	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)
Municipal securities	$-	-	$701	1.65%	$2,266	2.45%	$5,014	2.40%	$17,901	1.35%	$25,882	1.66%
Corporate bonds	-	-	-	-	972	5.01%	-	-	-	-	972	5.01%
Mortgage-backed securities	-	-	96	2.07%	3,746	2.02%	11,837	4.77%	-	-	15,678	4.10%
Collateralized mortgage obligations	-	-	2,805	5.73%	7,433	5.07%	2,888	4.55%	-	-	13,126	5.09%
Total	$-	-	$3,601	4.84%	$14,417	3.86%	$19,739	4.14%	$17,901	1.35%	$55,658	3.21%

The contractual maturity of mortgage-backed securities, collateralized mortgage obligations and asset-backed securities is not a reliable indicator of their expected life because borrowers have the right to prepay their obligations at any time. Mortgage-backed securities and asset-backed securities are typically issued with stated principal amounts and are backed by pools of mortgage loans and other loans with varying maturities. The term of the underlying mortgages and loans may vary significantly due to the ability of a borrower to prepay. Monthly paydowns on mortgage-backed securities tend to cause the average life of the securities to be much different than the stated contractual maturity. During a period of increasing interest rates, fixed rate mortgage-backed securities do not tend to experience heavy prepayments of principal and, consequently, the average life of this security will be lengthened. If interest rates begin to fall, prepayments may increase, thereby shortening the estimated life of this security. The weighted average life of WFB’s investment portfolio was 6.93 years with an estimated effective duration of 4.31 years as of June 30, 2025.

WFB did not own securities of any one issuer for which aggregate adjusted cost exceeded 10% of the consolidated stockholders’ equity as of June 30, 2025, December 31, 2024 or December 31, 2023.

Deposits

WFB offers a variety of deposit accounts having a wide range of interest rates and terms including demand, savings, money market and time accounts. It relies primarily on competitive pricing policies, convenient locations and personalized service to attract and retain these deposits.

Total deposits as of June 30, 2025 were $1.14 billion, a decrease of $13.3 million, or 1.2%, compared to $1.15 billion as of December 31, 2024, which represented an increase of $8.7 million, or 0.8%, compared to $1.15 billion as of December 31, 2023. The decrease in deposits for the six months ended June 30, 2025 was attributable primarily to a strategic reduction in higher cost wholesale money market and CD deposits following WFB’s sale of $136.4 million in 1-4 family residential real estate loans. The growth in deposits for the year ended December 31, 2024 was attributable primarily to core banking and funding initiatives. Total uninsured deposits were $371.4 million, or 32.6% of deposits as of June 30, 2025, compared to $321.3 million, or 27.8% of deposits as of December 31, 2024, and $357.9 million, or 31.2%, of total deposits as of December 31, 2023. Since it is not reasonably practicable to provide a precise measure of uninsured deposits, the amounts are estimated and are based on the same methodologies and assumptions that are used for regulatory reporting purposes.

Noninterest-bearing deposits as of June 30, 2025 were $192.0 million, a decrease of $25.3 million, or 11.5%, compared to $217.3 million as of December 31, 2024, which represented a decrease of $44.3 million, or 16.9%, compared to $261.6 million as of December 31, 2023.

Average deposits for the year ended December 31, 2024 were $1.10 billion, an increase of $81.1 million, or 8.1%, compared to average deposits of $1.00 billion for the year ended December 31, 2023. The average rate paid on total interest-bearing deposits increased from 3.23% for the year ended December 31, 2023 to 4.03% for the year ended December 31, 2024, before decreasing to 3.72% for the six months ended June 30, 2025. The increase in average rates during 2024 was driven by increases in market interest rates, while the decrease in average rates during the first six months of 2025 was driven by a decrease in market interest rates and a decrease in the allocation of WFB’s deposit portfolio to higher cost wholesale money market and CD deposits.

The following table presents the monthly average balances and weighted average rates paid on deposits for the periods indicated:

	For the Six Months Ended June 30,
	2025		2024
	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)
Interest-bearing demand accounts	$72,005	0.10%	$77,176	0.10%
Limited access money market accounts and savings	438,141	3.71%	388,879	4.06%
Certificates and other time deposits > $250k	383,291	4.34%	368,949	4.65%
Certificates and other time deposits < $250k	60,908	4.16%	52,976	4.00%
Total interest-bearing deposits	954,345	3.72%	887,981	3.96%
Noninterest-bearing demand accounts	174,446	N/A	194,582	N/A
Total deposits	$1,128,791	3.15%	$1,082,563	3.25%

	For the Years Ended December 31,
	2024		2023
	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)
Interest-bearing demand accounts	$74,609	0.10%	$79,503	0.10%
Limited access money market accounts and savings	401,347	4.11%	344,519	3.09%
Certificates and other time deposits > $250k	367,733	4.72%	315,117	4.19%
Certificates and other time deposits < $250k	55,440	4.17%	46,193	3.14%
Total interest-bearing deposits	899,129	4.03%	785,334	3.23%
Noninterest-bearing demand accounts	186,796	N/A	219,513	N/A
Total deposits	$1,085,925	3.34%	$1,004,847	2.53%

The ratio of average noninterest-bearing deposits to average total deposits for the six months June 30, 2025 was 15.5%, and for the years ended December 31, 2024 and 2023 was 17.2% and 21.9%, respectively.

The following table sets forth the contractual maturities of certificates of deposit at June 30, 2025:

	CDs <	CDs >	Brokered
	$250,000	$250,000	CDs
	(Dollars in thousands)
3 months or less	$93,392	$61,494	$40,000
3 months to 6 months	72,735	46,196	-
6 months to 12 months	46,360	61,043	-
12 months or more	14,526	3,623	-
	$227,013	$172,356	$40,000

Borrowings

WFB utilizes short-term and long-term borrowings to supplement deposits to fund its lending and investment activities. In addition, it uses short-term borrowings to periodically repurchase outstanding shares of its common stock and for general corporate purposes. Each of these relationships is discussed below.

FHLB advances. The FHLB allows WFB to borrow on a blanket floating lien status collateralized by certain securities and loans. As of June 30, 2025, December 31, 2024 and December 31, 2023, WFB’s total borrowing capacity from the FHLB was $558.0 million, $552.8 million and $500.1 million, respectively. WFB utilizes these borrowings to meet liquidity needs and to fund certain fixed rate loans in its portfolio. The following table presents WFB’s FHLB borrowings, in thousands, at the dates indicated.

June 30, 2025
Amount outstanding	$55,127
Weighted average stated interest rate	4.73%
Maximum month-end balance during the year	$203,158
Average balance outstanding during the year	$118,629
Weighted average interest rate during the year	4.58%
December 31, 2024
Amount outstanding at year-end	$205,189
Weighted average stated interest rate at year-end	4.31%
Maximum month-end balance during the year	$292,250
Average balance outstanding during the year	$143,085
Weighted average interest rate during the year	5.09%
December 31, 2023
Amount outstanding at year-end	$161,309
Weighted average stated interest rate at year-end	5.30%
Maximum month-end balance during the year	$161,309
Average balance outstanding during the year	$92,199
Weighted average interest rate during the year	4.58%

Convertible subordinated notes. In late fourth quarter of 2023 and early first quarter of 2024, WFB issued convertible subordinated notes in the amount of $31.4 million. The convertible subordinated notes bear a fixed rate of interest at 8.00% until maturity at December 31, 2025. The balance of convertible subordinated notes outstanding at June 30, 2025, December 31, 2024 and 2023 was $24.4 million, $24.4 million and $22.7 million, respectively. These subordinated notes were issued for the purpose to bolstering the capital condition of WFB’s banking subsidiary. The subordinated notes are redeemable at the option of WFB beginning in 2025. It is anticipated that the subordinated notes will be redeemed, to the extent not otherwise converted, prior to the closing of the proposed merger.

TIB indebtedness. WFB has also entered into indebtedness with TIB, National Association under two term loans, which were established on January 5, 2022 and February 22, 2023, respectively, and secured by a pledge of WFB’s security interest in the common stock of its bank subsidiary. The loans carry a variable interest rate equal to Wall Street Journal Prime floating and were established for general corporate purposes. As of each of June 30, 2025, December 31, 2024 and December 31, 2023, the aggregate balance outstanding on the loans was $32.0 million. The loans mature on January 5, 2035 and February 22, 2036, respectively, to the extent not renewed or otherwise modified.

Trust preferred securities. WFB’s subordinated debt also includes an aggregate of $8.7 million in junior subordinated debentures underlying two issues of trust preferred securities. The first issue of debentures in an aggregate principal amount of $6.2 million relates to trust preferred securities issued by WFB in 2003 and bears interest at a rate equal to the three-month LIBOR plus 3.1% (7.66% as of June 30, 2025), with principal due and payable at maturity on June 26, 2033, unless earlier redeemed. The second issue of debentures in an aggregate principal amount of $3.1 million was assumed by WFB in connection with a prior acquisition and also bears interest at a rate equal to the three-month LIBOR plus 3.1%, with principal due and payable at maturity on June 26, 2033, unless earlier redeemed. The amount of debentures outstanding varies from the amounts carried on WFB’s consolidated balance sheet due to a market value adjustment of approximately $559 thousand recorded at the time of its assumption. The debentures are subject to redemption by WFB at any time.

Liquidity and Capital Resources

Liquidity

Liquidity involves WFB’s ability to utilize funds to support asset growth and acquisitions or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate on an ongoing basis and manage unexpected events. For the six months ended June 30, 2025, and the years ended December 31, 2024 and 2023, liquidity needs at the subsidiary bank level, where substantially all of WFB’s activities and operations are conducted, were primarily met by core deposits, security and loan maturities, and amortizing investment and loan portfolios. In addition, brokered deposits and short-term advances from FHLB were utilized. As of June 30, 2025, First National Bank maintained lines of credit with correspondent banks which provided for extensions of credit with an availability to borrow up to an aggregate of $30.0 million. At June 30, 2025, there was no outstanding indebtedness under these lines of credit. At the parent company level, WFB’s liquidity needs were primarily supported by cash on hand and dividends from First National Bank.

The following table illustrates, during the periods presented, the mix of WFB’s funding sources and the average assets in which those funds are invested as a percentage of average total assets for the period indicated. Average assets totaled $1.44 billion, $1.42 billion and $1.25 billion for the six months ended June 30, 2025, the year ended December 31, 2024 and the year ended December 31, 2023, respectively.

	For the Six Months Ended	For the Years Ended December 31,
	June 30, 2025	2024	2023

Source of Funds:
Deposits
Noninterest-bearing	12.11%	13.20%	17.59%
Interest-bearing	66.27%	63.53%	62.93%
Subordinated debt	2.30%	2.40%	0.80%
Federal Home Loan Bank advances, Federal funds purchased and repurchase agreements	8.40%	10.30%	7.67%
Other borrowings	2.59%	2.64%	3.02%
Other liabilities	1.41%	1.52%	1.41%
Stockholders’ Equity:	6.92%	6.41%	6.58%
Total	100.00%	100.00%	100.00%

Uses of Funds:
Total loans	88.58%	88.46%	87.36%
Debt securities	3.81%	4.10%	4.80%
Interest-bearing deposits in banks	2.98%	2.87%	3.17%
Other noninterest-earning assets	4.63%	4.57%	4.67%
Total	100.00%	100.00%	100.00%

Average noninterest-bearing deposits to average deposits	15.45%	17.20%	21.85%
Average loans to average deposits	113.01%	115.29%	108.49%

WFB’s primary source of funds is deposits, and its primary use of funds is loans. It does not expect a change in the primary source or use of funds in the foreseeable future. WFB’s average loans increased 1.9% for the six months ended June 30, 2025, compared to 14.8% for the year ended December 31, 2024, and 38.4% for the same period in 2023. WFB predominantly invests excess funds in overnight deposits with the Federal Reserve, securities, interest-bearing deposits at other banks or other short-term liquid investments until needed to fund loan growth. WFB’s securities portfolio had a weighted average life of 6.93 years and an effective duration of 4.31 years as of June 30, 2025, a weighted average life of 6.75 years and an effective duration of 4.38 years as of December 31, 2024, and a weighted average life of 5.62 years and an effective duration of 3.17 years as of December 31, 2023.

As of June 30, 2025, WFB had outstanding $124.5 million in commitments to extend credit and $839 thousand in commitments associated with outstanding standby and commercial letters of credit. As of December 31, 2024, WFB had outstanding $207.7 million in commitments to extend credit and $727 thousand in commitments associated with outstanding standby and commercial letters of credit. As of December 31, 2023, WFB had outstanding $303.6 million in commitments to extend credit and $1.4 million in commitments associated with outstanding standby and commercial letters of credit. Because commitments associated with letters of credit and commitments to extend credit may expire unused, the total outstanding may not necessarily reflect the actual future cash funding requirements. See “-Off Balance Sheet Items” below for additional information.

Capital Resources

Total stockholders’ equity increased to $100.4 million as of June 30, 2025, compared to $97.2 million as of December 31, 2024, an increase of $3.2 million, or 3.1%, and compared to $85.0 million as of December 31, 2023, an increase of $12.2 million, or 14.4%. The increase in total stockholders’ equity for the six months ended June 30, 2025 was primarily due to net income available to common shareholders of $2.9 million and a decrease in the amount of WFB’s accumulated other comprehensive loss of $235 thousand, resulting from the after-tax effect of unrealized gains in its investment securities portfolio during the period. The increase in total stockholders’ equity for the year ended December 31, 2024 was primarily due to net income available to common shareholders of $5.9 million and the impact on WFB of the conversion of approximately $7.0 million in aggregate principal amount of convertible subordinated notes into shares of WFB common stock, partially offset by an increase of $172 million in WFB’s accumulated other comprehensive loss.

The declaration and payment of dividends to WFB’s shareholders, as well as the amounts thereof, are subject to the discretion of the Board of Directors of WFB and depend upon WFB’s results of operations, financial condition, capital levels, cash requirements, future prospects and other factors deemed relevant by the Board. As a holding company, WFB’s ability to pay dividends is largely dependent upon the receipt of dividends from its bank subsidiary, and WFB has no obligation to declare and pay any dividends to its shareholders.

Capital management consists of providing equity to support current and future operations. Banking regulators view capital levels as important indicators of an institution’s financial soundness. As a general matter, FDIC-insured depository institutions and their holding companies are required to maintain minimum capital relative to the amount and types of assets they hold. Because WFB has fewer than $3.0 billion in assets, WFB is subject to regulatory capital requirements only at the subsidiary bank level. As of June 30, 2025, December 31, 2024 and December 31, 2023, the Bank was in compliance with all applicable regulatory capital requirements, and the Bank was classified as “well-capitalized” for purposes of the OCC’s prompt corrective action regulations. “Well capitalized” is the highest capital classification for FDIC-insured financial institutions in the United States. As WFB employs its capital and continues to grow its operations, its regulatory capital levels may decrease depending on its level of earnings and other factors. However, WFB expects to monitor and control its growth in order to remain in compliance with all applicable regulatory capital standards.

The following table presents the actual capital amounts and regulatory capital ratios for First National Bank as of the dates indicated.

	As of June 30,		As of December 31,
	2025		2024		2023
	Amount	%	Amount	%	Amount	%
	(dollars in thousands)
Total capital (to risk weighted assets)	$163,281	17.85%	$158,589	15.57%	$142,317	13.30%
Tier 1 capital (to risk weighted assets)	$151,831	16.59%	$146,028	14.33%	$130,133	12.16%
Common equity tier 1 capital (to risk weighted assets)	$151,831	16.59%	$146,028	14.33%	$130,133	12.16%
Tier 1 capital (to average assets)	$151,831	10.62%	$146,028	10.32%	$130,133	9.71%

Contractual Obligations

The following tables summarize WFB’s contractual obligations and other commitments to make future payments as of June 30, 2025, December 31, 2024 and December 31, 2023 (other than non-maturity deposit obligations), which consist of future cash payments associated with contractual obligations under FHLB advances, subordinated debt, revolving line of credit, and non-cancelable future operating leases. Payments related to leases are based on actual payments specified in underlying contracts.

	As of June 30, 2025
	1 year or less	More than 1 but less than 3 years	3 years or more but less than 5 years	5 years or More	Total
	(Dollars in thousands)
Time Deposits	$381,220	$17,167	$982	$-	$399,369
Brokered CDs	40,000	-	-	-	40,000
Subordinated Debt	24,408	-	-	8,720	33,128
Federal Home Loan Bank advances	55,127	-	-	-	55,127
Standby letters of credit	539	300	-	-	839
Commitments to extend credit and unfunded commitments	105,382	17,097	169	1,804	124,452
Total	$606,676	$34,564	$1,151	$10,524	$652,915

	As of December 31, 2024
	1 year or less	More than 1 but less than 3 years	3 years or more but less than 5 years	5 years or More	Total
	(Dollars in thousands)
Time deposits	$32,751	$32,634	$2,812	$-	$368,197
Brokered CDs	70,000	-	-	-	70,000
Subordinated debt	-	24,408	-	8,720	33,128
Federal Home Loan Bank advances	205,000	189	-	-	205,189
Standby letters of credit	452	275	-	-	727
Commitments to extend credit and unfunded commitments	186,916	17,663	1,099	1,990	207,668
Total	$795,119	$75,169	$3,911	$10,710	$884,909

	As of December 31, 2023
	1 year or less	More than 1 but less than 3 years	3 years or more but less than 5 years	5 years or More	Total
	(Dollars in thousands)
Time deposits	$332,579	$17,424	$4,600	$-	$354,603
Brokered CDs	60,000	-	-	-	60,000
Subordinated debt	-	22,725	-	8,720	31,445
Federal Home Loan Bank advances	151,000	10,309	-	-	161,309
Standby letters of credit	1,142	275	-	-	1,417
Commitments to extend credit and unfunded commitments	262,469	34,483	3,621	3,041	303,614
Total	$807,190	$85,216	$8,221	$11,761	$912,388

Off-Balance Sheet Items

In the normal course of business, WFB enters into various transactions which, in accordance with GAAP, are not included in its consolidated balance sheets. WFB enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and standby and commercial letters of credit which involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated balance sheets.

WFB’s commitments associated with outstanding standby and commercial letters of credit and commitments to extend credit expiring by period as of the date indicated are summarized in the tables above. Because commitments associated with letters of credit and commitments to extend credit may expire unused, the amounts shown do not necessarily reflect the actual future cash funding requirements.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. In the event of nonperformance by the customer, WFB has rights to the underlying collateral, which can include commercial real estate, physical plant and property, inventory, receivables, cash and/or marketable securities. The credit risk to WFB in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

Because many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. WFB evaluates each customer’s creditworthiness on a case-by-case basis.

The amount of collateral obtained, if considered necessary by WFB, upon extension of credit, is based on management’s credit evaluation of the customer.

Interest Rate Sensitivity and Market Risk

As a financial institution, WFB’s primary component of market risk is sensitivity to movement in interest rates. Its asset and liability management policy provides management with the guidelines for effective interest rate risk management, and WFB has established a measurement system for monitoring interest rate sensitivity, which it manages within its established guidelines.

Fluctuations in interest rates will ultimately impact the level of income and expense recorded on many of WFB’s assets and liabilities and the market value of all interest-earning assets and interest-bearing liabilities. Interest rate risk is the potential of economic losses due to interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of the current fair market value of WFB’s equity. The objective of interest rate risk management is to measure the effect on net interest income and economic value of equity and to position the balance sheet to minimize the risk of losses and maximize the amount of income without taking on unnecessary earning volatility.

WFB seeks to manage its exposure to interest rates by structuring its balance sheet in the ordinary course of business; however, it may enter into derivatives contracts to hedge interest rate risk if it is appropriate given its risk profile and policy guidelines. Based upon the nature of its operations, WFB is not subject to foreign exchange or commodity price risk. WFB does not own any trading assets.

WFB’s exposure to interest rate risk is managed by the asset-liability management committee of First National Bank, WFB’s banking subsidiary, in accordance with policies approved by its board of directors. In determining the appropriate level of interest rate risk, the committee considers the impact on earnings and capital of the current outlook on interest rates, potential changes in interest rates, regional economies, liquidity, business strategies and other factors. The committee meets regularly to review, among other things, the sensitivity of assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activities, commitments to originate loans and the maturities of investments and borrowings. Additionally, the committee reviews liquidity, cash flow flexibility, maturities of deposits and consumer and commercial deposit activity. Management employs methodologies to manage interest rate risk which include an analysis of relationships between interest-earning assets and interest- bearing liabilities, and an interest rate shock simulation model.

WFB uses interest rate risk simulation models and shock analysis to test the interest rate sensitivity of net interest income and fair value of equity, and the impact of changes in interest rates on other financial metrics. Contractual maturities and re-pricing opportunities of loans are incorporated into the model as are prepayment assumptions, maturity data and optionality. Deposit assumptions such as repricing betas and non-maturity balance decay rates are also incorporated into the model. Model assumptions are revised and updated on a regular basis as directed by policy, and more frequently if conditions merit. The assumptions used are inherently uncertain and, as a result, the model cannot precisely measure future net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model’s simulated results due to timing, magnitude and frequency of interest rate changes, as well as changes in market conditions, customer behavior, and the application and timing of various management strategies.

On at least a quarterly basis, WFB runs simulation models to calculate potential impacts to net interest income and the economic value of equity. Specific details of the simulations are reflected in policy as directed by the asset-liability management committee.

The following table summarizes the simulated change in net interest income and fair value of equity over a 12-month horizon as of the dates indicated:

	As of June 30, 2025		As of December 31, 2024		As of December 31, 2023
Change in Interest Rates (Basis Points)	Percent Change in Net Interest Income	Percent Change in Fair Value of Equity	Percent Change in Net Interest Income	Percent Change in Fair Value of Equity	Percent Change in Net Interest Income	Percent Change in Fair Value of Equity
+300	(1.6%)	(10.5%)	(13.0%)	(18.2%)	(7.7%)	(14.6%)
+200	(1.0%)	(7.1%)	(8.7%)	(12.3%)	(5.2%)	(9.9%)
+100	(0.5%)	(3.6%)	(4.3%)	(6.3%)	(2.6%)	(5.1%)
Base	-%	-%	-%	-%	-%	-%
-100	(0.6%)	3.6%	3.3%	6.3%	1.2%	5.0%
-200	2.6%	7.3%	11.1%	12.9%	6.3%	10.3%

The results of the simulations are primarily driven by the contractual characteristics of all balance sheet instruments and customer behavior.

Impact of Inflation

WFB’s consolidated financial statements and related notes included elsewhere in this statement have been prepared in accordance with GAAP. These require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.

Unlike many industrial companies, substantially all of WFB’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on its performance than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other operating expenses do reflect general levels of inflation.

Critical Accounting Estimates

WFB’s consolidated financial statements are prepared in accordance with GAAP and with general practices within the financial services industry. Application of these principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. WFB bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under current circumstances. These assumptions form the basis for its judgments about the carrying values of assets and liabilities that are not readily available from independent, objective sources. WFB evaluates its estimates on an ongoing basis. Use of alternative assumptions may have resulted in significantly different estimates. Actual results may differ from these estimates.

WFB has identified the following critical accounting policies and estimates that, due to the difficult, subjective or complex judgments and assumptions inherent in those policies and estimates and the potential sensitivity of its financial statements to those judgments and assumptions, are critical to an understanding of its financial condition and results of operations. WFB believes that the judgments, estimates and assumptions used in the preparation of its financial statements are appropriate.

Allowance for Credit Losses

The determination of the amount of WFB’s allowance for credit loss, or ACL, is a critical accounting estimate and includes management’s estimate of future credit losses. Loans are charged-off against the ACL when management believes a loan is uncollectible and credited if subsequent recoveries are made. Changes in the ACL, and the related loan loss provision, can materially affect net income.

On January 1, 2023, WFB adopted ASC 326, Financial Instruments – Credit Losses to estimate its allowance for credit losses. This standard is known as the current expected credit loss standard, or CECL, and replaces the incurred loss approach. CECL requires an estimate of the credit losses expected over the life of financial instruments. The incurred loss approach delays the recognition of a credit loss until the “probable” loss event was “incurred”. The ACL is an estimate that is subject to uncertainty due to the assumptions and significant judgements used in the estimation process.

The estimate of the ACL using the CECL approach is based on relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of loans. The historical loss experience is the starting point for estimating expected credit losses. WFB considers whether the historical loss experience should be adjusted for asset specific risk characteristics or current conditions at the reporting date that did not exist over the historical reporting period. These qualitative adjustments can include changes in the economy, loan underwriting standards, and delinquency trends. It then considers future economic conditions as part of the one-year reasonable and supportable forecast period. The one-year reasonable and supportable forecast period includes estimates of economic conditions which affect the performance of the loan portfolios. After the one-year reasonable and supportable forecast period, losses are based on historical loss rates, or reversion rate, for the remaining expected life of the loan.

WFB’s loan portfolio is segmented into thirteen pools for estimating the allowance for credit losses on loans: Commercial Loans, Credit Cards/Related Plans, Installment Loans, Leases – Capital Asset Leasing, Leases – NT Muni TX OK and AK, Obligations, RCL3 (Letters of Credit), RE – 1-4 Family, RE – Construction and Land Development, RE – Construction Mortgage, RE – Farmland, RE – Multi Family, RE – Non Farm Nonresidential. They were established upon the adoption of ASU 2016-13. Only thirteen pools are used to segment WFB’s loan portfolio because loans within the pools share similar risk characteristics and were originated using similar underwriting standards. Loans that do not share similar risk characteristics would be evaluated on an individual basis and excluded from the collective evaluation.

Collateral dependent loans are not considered to share the same risk characteristics with the three pools discussed above. A loan is considered to be collateral dependent when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the sale or operation of the collateral. For loans which are considered to be collateral dependent, WFB has elected to estimate the expected credit loss based on the fair value of the collateral less selling costs. If the fair value of the collateral less selling costs is less than the loan’s amortized cost basis, it records a partial charge-off to reduce the loan’s amortized cost basis for the difference between the collateral fair value less selling costs and the amortized cost basis.

Due to the low historical loss rates, small changes in the economic cycle will have nominal impacts on the overall allowance. This sensitivity analysis is hypothetical and provided only to indicate the potential impact changes in economic conditions and the effect these assumptions may have on the allowance estimate. Additionally, changes in factors and inputs may be directionally inconsistent, such that improvement in one factor may offset deterioration in others.

Available-for-sale investment securities in an unrealized loss position are evaluated for impairment. WFB first assesses whether it intends to sell, or it is more likely than not that it will be required to sell, the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the investment securities amortized cost basis is written down to fair value through income. For available-for-sale debt securities that do not meet the aforementioned criteria, WFB evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the investment security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an ACL is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income. WFB has not recorded an ACL related to its available-for-sale investment securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF INVESTAR

The following table sets forth, as of the record date for the Investar special meeting, the beneficial ownership of Investar common stock by each of Investar’s directors and named executive officers, by Investar’s directors and executive officers as a group, and by each person known to Investar to be the beneficial owner of more than 5% of the issued and outstanding Investar common stock. Unless otherwise indicated, the address of each listed Investar shareholder is c/o Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

The percentages of beneficial ownership in the following table are calculated based on 9,825,883 shares of Investar common stock that were issued and outstanding as of the record date for the Investar special meeting. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, to Investar’s knowledge, the persons or entities identified on the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. An asterisk reflects an ownership percentage of less than 1%.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount	Percent of Class
5% Shareholders
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	608,226	6.19%
The Banc Funds Company, L.L.C. (2) 150 S. Wacker Drive, Ste. 2725 Chicago, IL 60606	609,617	6.20%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	524,372	5.34%
Wellington Management Group LLP (4) 280 Congress Street Boston, MA 02210	1,006,382	10.22%
Bay Pond Partners, L.P. (5) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	571,678	5.58%

Directors
Scott G. Ginn	20,379	*
William H. Hidalgo, Sr. (6)	81,073	*
Rose J. Hudson	6,682	*
Gordon H. Joffrion, III (7)	34,424	*
Robert C. Jordan (8)	80,764	*
Julio A. Melara (9)	11,389	*
Suzanne O. Middleton	36,931	*
Andrew C. Nelson, M.D. (10)	152,058	1.55%
Frank L. Walker (11)	16,211	*
James E. Yegge, M.D. (12)	21,171	*
John J. D’Angelo (13)	397,424	3.98%
Other Named Executive Officers
John R. Campbell (14)	7,071	*
Linda M. Crochet (15)	12,869	*
All directors and executive officers as a group (14 persons total)	890,512	8.86%

(1)

The amount shown in the table above and the following information are based on the last Schedule 13G filed with the SEC on April 23, 2025 by BlackRock, Inc. (“BlackRock”) on its own behalf and on behalf of subsidiaries identified therein, reporting beneficial ownership as of March 31, 2025. BlackRock has sole voting power with respect to an aggregate of 597,881 shares and sole dispositive power with respect to 608,226 shares. To BlackRock’s knowledge, no one person’s interest in Investar common stock is more than five percent of the total outstanding common shares.

(2)

The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on February 8, 2024 jointly by The Banc Funds Company, L.L.C. (“TBFC”); Banc Fund IX L.P. (“BF IX”); Banc Fund X L.P. (“BF X”); and TBFC Financial Technologies Fund L.P. (collectively, the “Banc Fund Reporting Persons”), reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, TBFC is the indirect general partner of (i) TBFC Financial Technologies Fund L.P., (ii) BF IX, and (iii) BF X, which entities have sole voting and dispositive power with respect to an aggregate of 609,617 shares. TBFC’s controlling member is Charles J. Moore. Mr. Moore has been the manager of BF IX, BF X and TBFC Financial Technologies Fund L.P., since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the Company held by each of those entities. As controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Banc Fund Reporting Persons directly and indirectly controlled by TBFC.

(3)

The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group, reporting beneficial ownership as of September 30, 2024. The Vanguard Group has sole voting power with respect to an aggregate of 0 shares and sole dispositive power with respect to 517,046 shares. The Vanguard Group has shared voting power with respect to an aggregate of 4,185 shares and shared dispositive power with respect to 7,326 shares.

(4)

The amount shown in the table above and the following information are based on the last Schedule 13G filed with the SEC on August 5, 2025 jointly by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”), and Wellington Management Company LLP (“WMC”), reporting beneficial ownership as of July 31, 2025. According to the Schedule 13G, WMC is controlled, directly or indirectly, by WIAH, WIAH is a wholly-owned subsidiary of WGH, and WGH is a wholly-owned subsidiary of WMG. Each has shared voting power and dispositive power with respect to 1,006,382 shares. Shares beneficially owned by these entities include shares held by Bay Pond Partners, L.P. and reported separately on this table based on shared voting and dispositive power over such shares.

(5)

The amount shown in the table above and the following information are based on the Schedule 13G of Bay Pond Partners, L.P., filed with the SEC on July 9, 2025, reporting beneficial ownership as of July 1, 2025. Bay Pond Partners, L.P. has shared voting power and dispositive power with respect to 571,678 shares. Shares beneficially owned include 399,999 shares of common stock issuable upon the conversion of 8,400 shares of Series A preferred stock.

(6)

Shares beneficially owned include (i) 19,571 shares of common stock registered in the name of William H. Hidalgo Trust, (ii) 4,566 shares of common registered in the name of Mr. Hidalgo’s spouse, and (iii) 4,761 shares of common stock issuable upon the conversion of 100 shares of Series A preferred stock held by Mr. Hidalgo.

(7)	Includes 11,610 shares registered in the name of Mr. Joffrion’s spouse.
(8)	Shares beneficially owned include 28,571 shares of common stock issuable upon the conversion of 600 shares of Series A preferred stock held by Mr. Jordan.
(9)

Shares beneficially owned include 2,436 shares of common stock held in Mr. Melara’s 401(k) account and 1,190 shares of common stock issuable upon the conversion of 25 shares of Series A preferred stock held by Mr. Melara.

(10)	Includes 8,746 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Nelson.
(11)

Shares beneficially owned include 1,305 shares of common stock held in Mr. Walker’s 401(k) account and 4,761 shares of common stock issuable upon the conversion of 100 shares of Series A preferred stock held by Mr. Walker.

(12)

Includes 8,746 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Yegge. Dr. Yegge has shared voting and dispositive power and holds an aggregate 10% equity interest in AJ’s Investment Co., LLC. Dr. Yegge disclaims beneficial ownership of the shares of common stock directly owned by AJ’s Investment Co., LLC, except to the extent of his pecuniary interest in approximately 875 shares therein.

(13)

Shares beneficially owned include (i) 2,099 shares of common stock held in brokerage accounts by Mr. D’Angelo for the benefit of his four minor children, (ii) 250 shares of common stock registered in the name of Mr. D’Angelo’s spouse, (iii) 33,904 shares of common stock held through the Company’s 401(k) plan, (iv) 2,380 shares of common stock issuable upon the exercise of 50 shares of Series A preferred stock, which are held in Mr. D’Angelo’s individual retirement account, (v) 67,811 shares of common stock pledged to First National Bankers Bank to secure a business line of credit and a term loan, and (vi) options to purchase 166,758 shares of common stock.

(14)

Shares beneficially owned include (i) 1,428 shares of common stock issuable upon the conversion of 30 shares of Series A preferred stock held by Mr. Campbell, and (ii) options to purchase 2,029 shares of common stock.

(15)	Shares beneficially owned include 2,380 shares of common stock issuable upon the conversion of 50 shares of Series A preferred stock held by Ms. Crochet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF WFB

The following table sets forth, as of the record date for the WFB special meeting, the beneficial ownership of WFB common stock by each of WFB’s directors and executive officers, by WFB’s directors and executive officers as a group, and by each person known to WFB to beneficially own more than 5.0% ownership of the issued and outstanding WFB common stock. Unless otherwise indicated, the address of each listed Investar shareholder is c/o Wichita Falls Bancshares, Inc., 3801 Fairway Boulevard, Wichita Falls, Texas 76310.

The percentages of beneficial ownership in the following table are calculated in relation to the 620,912 shares of WFB common stock that were issued and outstanding as of the record date for the WFB special meeting. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, and subject to the voting agreements entered into with Investar in connection with entering into the merger agreement, to WFB’s knowledge, the persons or entities identified on the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. An asterisk reflects an ownership percentage of less than 1%

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Shareholders
Vicki McCoy	43,430	7.00%
MD&S Properties	33,344	5.37%
Patricia Deal	33,139	5.34%

Directors
David Flack (1)	81,057	13.06%
Dennis J. Marks (2)	10,025	1.62%
William K. Daniel (3)	10,453	1.68%
Sam F. Beard	6,553	1.06%
Kerry D. Maroney (4)	9,525	1.53%
R. Ken Hines	4,325	*
James F. Dunkerley (5)	5,049	*
Executive Officers
Clifford Berg, Jr.	4,000	*
Robert Faulkner	2,300	*
Stanley K. Pinkham	10	*
Total Directors and Executive Officers	133,297	21.47%

(1)	Includes 13,368 shares registered in the name of Mr. Flack’s spouse.
(2)	Includes 3,122 shares registered in the name of Mr. Mark’s spouse.
(3)	Includes 3,692 shares registered in the name of Mr. Daniel’s spouse.
(4)	Includes 4,775 shares registered in the name of Mr. Maroney’s spouse.
(5)	Includes 3,241 shares registered in the name of Mr. Dunkerley’s spouse.

TRADING MARKETS AND DIVIDENDS

Market; Holders

Investar common stock trades on the Nasdaq Global Market under the symbol “ISTR.” Under the terms of the merger agreement, Investar will cause the shares of common stock to be issued to WFB’s shareholders in the merger to be approved for listing on the Nasdaq Global Market. As of September 17, 2025, the latest practicable trading day before the date of this joint proxy statement/prospectus, there were 9,825,883 shares of Investar common stock outstanding.

The following table sets forth the closing sale prices of Investar common stock as reported on the Nasdaq Global Market on June 30, 2025, the last full trading day before the public announcement of the merger agreement, and on September 17, 2025, the latest practicable trading date before the date of this joint proxy statement/prospectus.

	Investar Closing Price	Implied Value of Per Share Merger Consideration
June 30, 2025	$19.32	$123.07
September 17, 2025	$22.53	$143.52

Note: Implied per share merger consideration assumes no adjustments to the merger consideration and 620,912 shares of WFB common stock outstanding on the applicable date.

WFB common stock has never been traded on any established public trading market, and no broker has ever made a market in WFB common stock. Transactions in shares of WFB common stock have been sporadic and limited in volume, and such trades – which occur between shareholders on a personal basis – cannot be characterized as constituting an active trading market. Shares of WFB common stock are also subject to a shareholders’ agreement, which further limits the liquidity of the shares. As of September 17, 2025, the latest practicable trading day before the date of this joint proxy statement/prospectus, there were 620,912 shares of WFB common stock outstanding, which were held by approximately 133 holders of record.

Stock Prices; Dividends

The following table shows the high and low sales prices per share, as well as the dividends paid per share, of Investar common stock, and the dividends per share of WFB common stock, for each quarterly period since January 1, 2023. Information for Investar is based on information provided by the Nasdaq Global Market. Dividend information for WFB was derived from WFB records. The quotations and the data in the following table for Investar do not reflect retail mark-up, mark-down or commissions and do not necessarily represent actual transactions. The information does not include transactions for which no public records are available. The trading prices in such transactions may be higher or lower than the prices reported below.

	Investar Common Stock				WFB Common Stock Dividends (2)
	High	Low	Dividend
2023
First Quarter	$22.20	$13.50		$0.095	$$4.02
Second Quarter	$15.63	$10.71		$0.100	$$0.75
Third Quarter	$15.63	$10.47		$0.100	$$1.25
Fourth Quarter	$15.19	$9.07		$0.100	$$1.00
2024
First Quarter	$17.99	$14.82		$0.100	$—
Second Quarter	$18.99	$14.60		$0.100	$—
Third Quarter	$19.96	$15.92		$0.105	$—
Fourth Quarter	$24.81	$18.17		$0.105	$—
2025
First Quarter	$22.05	$16.70		$0.105	$—
Second Quarter	$20.38	$15.39		$0.110	$—
Third Quarter (1)	$23.70	$19.17	$	N/A	$—

(1)	Through September 17, 2025, the latest practicable trading day before the date of this joint proxy statement/prospectus.
(2)	WFB operated as a Subchapter S corporation through December 31, 2023.

The information provided on the table represents only historical information, which may not be indicative of the future performance of Investar common stock. WFB shareholders are urged to obtain current market quotations for Investar common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus when considering whether to approve the WFB merger proposal. Please see “Where You Can Find More Information,” beginning on page 137.

As referenced above, WFB common stock has never been traded over any public market, and WFB is not aware of pricing information with respect to any bona fide arm’s length transactions in its common stock since January 1, 2023.  Because WFB may not become aware of all trades in its common stock, it cannot assure you that no such bona fide arm’s length transactions occurred over such period.

WFB revoked its Subchapter S election, effective January 1, 2024. Accordingly, all distributions prior to January 1, 2024 shown on the table above included amounts intended to enable WFB shareholders to pay their federal income tax liabilities with respect to the income earned by WFB on a pass through basis. Under the merger agreement, WFB is prohibited from paying any dividend or distribution to its shareholders before the effective time of the merger without the prior written consent of Investar. WFB’s ability to pay dividends is also subject to federal laws and regulations.

The payment, timing and amount of dividends by Investar on shares of Investar common stock in the future, either before or after the merger is completed, are subject to the determination of Investar’s board of directors and depend on cash requirements, contractual restrictions, its financial condition and earnings, legal and regulatory considerations and other factors. After the merger, Investar currently expects to continue to pay (when, as and if declared by the Investar board of directors) regular quarterly cash dividends. Although Investar has previously paid quarterly cash dividends on its shares of common stock, it is not under any obligation to do so in the future. As a holding company without any independent operation other than owning Investar Bank, Investar in the future will be substantially dependent upon dividends from Investar Bank to provide funds for the payment of dividends to shareholders and to provide for other cash requirements. Both Investar and Investar Bank are subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Whenever a dividend or other distribution is declared by Investar on Investar common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Investar common stock issuable under the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its WFB common stock certificates in accordance with the merger agreement.

DESCRIPTION OF INVESTAR CAPITAL STOCK

As a result of the merger, holders of WFB common stock who receive shares of Investar common stock in the merger will become shareholders of Investar. The rights of Investar shareholders are governed by Louisiana law and the articles of incorporation and bylaws of Investar. The following briefly summarizes the material terms of Investar common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Investar’s capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the LBCA, and Investar’s articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law, which Investar and WFB urge you to read. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 137.

General

Investar’s articles of incorporation authorize it to issue a total of 45,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. As of September 17, 2025, the latest practicable trading day before the date of this joint proxy statement/prospectus, 9,825,883 shares of Investar’s common stock and 32,500 shares of its 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock (which we refer to as the “Series A preferred stock”) were issued and outstanding.

Common Stock

The authorized common stock is available for issuance from time to time at the discretion of the Investar board of directors without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. Each share of Investar common stock is non-assessable and has the same rights, preferences and privileges as every other share of common stock.

Voting

Each holder of Investar common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any shares of preferred stock that Investar may issue. Holders of Investar common stock are not entitled to cumulate their votes in the election of directors.

With respect to any matter other than the election of directors or a matter for which a different approval threshold is established by Louisiana law or Investar’s articles of incorporation (as described below), a matter submitted to the shareholders will be approved if a majority of the votes cast are in favor of such matter, at a meeting at which a quorum is present. Directors are elected by a plurality vote.

The following extraordinary actions have different approval thresholds under the LBCA or Investar’s articles of incorporation:

•

Amendments to the articles of incorporation. Investar’s articles of incorporation may be amended upon the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the amendment; or (2) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting; provided that an amendment to Investar’s articles of incorporation establishing a series of preferred stock may generally be authorized by its board of directors without shareholder approval.

•

Merger, consolidation or share exchange. Approval of a merger, consolidation or share exchange to which Investar is a party is subject to the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the proposal; or (2) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

•

Dissolution or Sale of Substantially all of the Assets.  Investar’s articles of incorporation provide that any dissolution or sale of substantially all of its assets must be approved by two-thirds of the total voting power of the corporation at a special meeting of its shareholders.

Dividends

Subject to the legal and regulatory restrictions discussed elsewhere in this section and to the terms of the Series A preferred stock and any other preferred securities that Investar may issue, holders of Investar common stock are entitled to share equally in dividends when, as, and if declared by Investar’s board of directors out of funds legally available therefor.

Liquidation

In the event of Investar’s liquidation, dissolution or winding up, holders of shares of Investar common stock are entitled to receive, on a pro-rata per share basis, any assets available for distribution to its shareholders after the payment of debts and liabilities and after the distribution to holders of any outstanding shares of its capital stock hereafter issued with prior rights upon liquidation, including Investar’s Series A preferred stock.

Preemptive and other rights

Holders of Investar common stock do not have preemptive, conversion or redemption rights.

Preferred Stock - General

The authorized preferred stock is available for issuance from time to time at the discretion of Investar’s board of directors without shareholder approval, except as otherwise limited by the amendment to its articles of incorporation establishing the Series A preferred stock. The board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of Investar’s present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Series A Preferred Stock

The Series A preferred stock constitutes a series of Investar’s perpetual, convertible, non-cumulative preferred stock, consisting of 32,500 shares, no par value per share. The Series A preferred stock has no maturity date and is intended to qualify as additional Tier 1 capital for regulatory capital purposes. The Series A preferred stock is not subject to the operation of a sinking fund. The rights, powers, preferences and limitations of the Series A preferred stock are contained in Article IV-A of Investar’s articles of incorporation.

Priority

The Series A preferred stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on parity with each class or series of preferred stock or capital stock Investar may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A preferred stock as to dividend rights and rights on our liquidation, winding up and dissolution, and (ii) senior to Investar’s common stock and each other class or series of preferred stock or capital stock it may issue in the future the terms of which do not expressly provide that such class or series will rank on a parity with or senior to the Series A preferred stock as to dividend rights and/or rights on Investar’s liquidation, winding-up and dissolution (which we refer to as “junior securities.”) Investar currently has no class or series of capital stock which constitutes junior securities, other than its common stock.

Voting

The holders of the Series A preferred stock do not have voting rights other than those described below, except to the extent specifically required by Louisiana law or by Investar’s articles of incorporation.

The vote or consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock, voting as a separate class, is required in order to any provision of our articles of incorporation, including Article IV-A, in a way that significantly and adversely affects the rights, preferences, privileges or voting powers of the Series A preferred stock; provided that (i) any increase in the amount of authorized or issued shares of Series A preferred stock or any securities convertible into Series A preferred stock or (ii) the creation and issuance, or an increase in the authorized or issued amount, of Investar’s preferred stock or any securities convertible into preferred stock, ranking equal with and/or senior to the Series A preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon Investar’s liquidation, dissolution or winding up, will be deemed to significantly and adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock.

Additionally, the unanimous vote or consent of all holders of outstanding shares of Series A preferred stock, voting as a separate class, is required in order to amend, alter or repeal the definition of “conversion rate” or “dividend rate,” or the liquidation preference of Series A preferred stock as set forth in Article IV-A of Investar’s articles of incorporation.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A preferred stock would otherwise be required, all outstanding shares of the Series A preferred stock have been converted into shares of common stock or otherwise reacquired by Investar.

Dividends

Dividends on the Series A preferred stock are payable quarterly in arrears, when, as and if authorized and declared by Investar’s board of directors out of legally available funds at a rate of 6.5% per annum on the $1,000 per share liquidation preference, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2025. Each dividend will be payable to holders of record as they appear on Investar’s stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series A preferred stock) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which the SEC or banking institutions in the City of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Series A preferred stock are non-cumulative. If for any reason Investar’s board of directors does not declare a dividend on the Series A preferred stock for a particular dividend period, or if the board of directors declares less than a full dividend, Investar will not be obligated to pay the unpaid portion of the dividend for that period.

If a conversion date applicable to any conversion of Series A preferred stock is on or prior to the record date for any declared dividend for the dividend period, the holder will not have the right to receive dividends on such shares for that dividend period. If a conversion date applicable to any conversion of Series A preferred stock is after the record date for any declared dividend for the dividend period, the holder will have the right to receive dividends on such shares for that dividend period if the holder was the holder of record on the record date.

Investar is not obligated to pay holders of the Series A preferred stock any dividend in excess of the dividends on the Series A preferred stock that are payable as described above.

So long as any Series A preferred stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A preferred stock, Investar may not, subject to certain limited exceptions, declare or pay dividends with respect to, or redeem, purchase or otherwise acquire, any junior securities.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Investar’s affairs, holders of the Series A preferred stock will be entitled to receive for each share of Series A preferred stock, out of the assets or proceeds available for distribution to its shareholders, subject to any rights of Investar’s creditors, before any distribution of assets or proceeds is made to or set aside for the holders of its junior securities, payment of an amount equal to the greater of (1) the $1,000 liquidation preference per share, plus any declared and unpaid dividends thereon, and (2) the amount that such holder would have received in respect of the common stock issuable upon conversion of the Series A preferred stock had such holder converted such share of Series A preferred stock immediately prior to such time. To the extent that the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the amounts payable upon liquidation to the holders of the Series A preferred stock and the holders of any other class or series of Investar securities ranking equally with the Series A preferred stock, the holders of the Series A preferred stock and such other securities will share ratably in the distribution.

For purposes of the liquidation rights of the Series A preferred stock, neither Investar’s merger or consolidation with another entity nor a sale of all or substantially all of Investar’s assets will constitute a liquidation, dissolution or winding up of Investar’s affairs.

Redemptions and repurchases

The Series A preferred stock is redeemable in whole or in part, at Investar’s option, on any dividend payment date occurring on or after the fifth anniversary of the original issuance date (i.e., on or after July 1, 2030), and in whole any time following the occurrence of a “capital event,” subject to any required prior approval by the Federal Reserve or other applicable governmental authority. The redemption price for any shares of Series A preferred stock will be equal to 100% of the $1,000 per share liquidation preference, plus all declared but unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends. As used herein, “capital event” means the receipt by Investar of a legal opinion to the effect that, as a result of any event occurring on or after the original issuance date, the Series A preferred stock does not constitute, or within 90 days of the date of such legal opinion will not constitute, additional Tier 1 capital.

To exercise the redemption right described above, Investar must give notice of the redemption to the holders of record of the Series A preferred stock, not less than 30 days before the date of redemption. Each notice of redemption given to a holder of Series A preferred stock must state: (i) the dividend payment date on which the redemption will occur; (ii) the number of shares of Series A preferred stock to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

Upon the receipt of a redemption notice, a holder of Series A preferred stock may elect to convert such shares into shares of Investar common stock in accordance with the conversion provisions discussed below at any time prior to the redemption date. Investar will be unable to cause the redemption of shares of its Series A preferred stock held by a holder unless the liquidity conditions contained in Article IV-A of Investar’s articles of incorporation are satisfied or waived by such holder.

A holder of Series A preferred stock will have no right or authority to cause the redemption of any such shares.

Subject to the limitations on repurchase otherwise imposed in Article IV-A of Investar’s articles of incorporation, Investar may purchase shares of its Series A preferred stock at any time and from time to time, subject to any required prior approval by the Federal Reserve.

Conversion rights

Each holder of shares of Series A preferred stock will have the right, at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s Series A preferred stock into shares of Investar’s common stock at the rate of 47.619 shares of common stock per share of Series A preferred stock, subject to anti-dilution adjustments (which we refer to as the “conversion rate”), plus cash in lieu of fractional shares.

Additionally, subject to certain conditions, on or after July 1, 2028, Investar will have the right, at its option, from time to time on any dividend payment date (and, for the avoidance of doubt, following the payment of any dividend payable on such dividend payment date), to cause some or all of the Series A preferred stock to be converted into shares of its common stock at the conversion rate if, for 20 trading days within the period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date Investar delivers a notice of mandatory conversion to holders of Series A preferred stock, the closing price of Investar common stock exceeds $26.25 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. Investar will provide notice of the decision to exercise its right to cause the mandatory conversion.

The conversion rate will be adjusted in the event of, among other things, (i) dividends and distributions on Investar common stock payable in shares of common stock, (ii) subdivisions, splits, and combinations of its common stock, (iii) certain debt or asset distributions, (iv) certain extraordinary cash distributions, (v) tender or exchange offers for its common stock, and (vi) any rights plan in place with respect to its common stock, subject to certain exceptions.

Notwithstanding the foregoing, no holder of the Series A preferred stock will be required to effect a conversion of its Series A preferred stock (i) to the extent that the conversion would be subject to the prior approval of the Federal Reserve unless, with respect to such holder, the approval has been obtained and remains in effect, or (ii) to the extent that the conversion would cause the holder to own, together with its affiliates, more than 9.9% of the shares of Investar common stock outstanding at such time, calculated in accordance with the regulations of the Federal Reserve. Those shares of Series A preferred stock that are not convertible as a result of the immediately preceding limitation will remain outstanding unless or until such shares may be converted or otherwise are redeemed.

Investar will be unable to cause the conversion of shares of the Series A preferred stock held by a holder unless the liquidity conditions contained in Article IV-A of Investar’s articles of incorporation are satisfied or waived by such holder, although a holder of Series A preferred stock may elect to voluntary convert its Series A preferred stock without regard to the liquidity conditions.

Certain reorganization events

If a reorganization event occurs prior to an applicable conversion date, each share of Series A preferred stock will be entitled to receive the greater of the (1) amount per share equal to the liquidation value of $1,000 per share, plus all declared but unpaid dividends (without regard to, or accumulation of, any undeclared dividends), and (2) amount equal to the distribution amount of such assets or proceeds as was receivable by a holder of the number of shares of common stock into which such share of Series A preferred stock was convertible immediately prior to such reorganization event. For these purposes, a reorganization event means Investar’s consolidation, merger or similar transaction where it is not the surviving entity, in each case pursuant to which shares of Investar common stock will be converted into cash, securities or other property; any sale, lease or other transfer of all or substantially all of the assets of Investar and its subsidiaries, taken as a whole, to any person, in each case pursuant to which shares of Investar common stock will be converted into cash, securities or other property; any reclassification of Investar common stock into securities other than common stock; or any statutory exchange of Investar outstanding common stock for securities of another person (other than in connection with a merger or acquisition).

Preemptive or non-dilution rights

Holders of Series A preferred stock do not have preemptive or non-dilution rights with respect to any future issuance of Investar’s capital securities.

Selected Provisions of the LBCA and Investar’s Articles of Incorporation and By-laws

Provisions with anti-takeover effects. Certain provisions of Investar’s articles of incorporation and bylaws, and the corporate and banking laws applicable to Investar, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

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Increase in board size. Investar’s board of directors has the power to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies so created by a majority vote of the directors present at the meeting. This may dissuade a third party from attempting to take control of Investar by means of a proxy contest.

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Advance notice requirements. Investar’s bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide Investar advance notice not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the public announcement of the date of our annual meeting is less than 100 days prior to the annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder wishing to nominate a candidate for election as a director or to raise new business at an annual shareholders’ meeting must also provide detailed information about the nominee or business and satisfy certain other conditions. Because of the timing requirements and the detailed information that must be provided under Investar’s advance notice by-law, a third party may be discouraged from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Investar or its shareholders.

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Authorized but Unissued Shares. The corporate laws and regulations applicable to Investar enable its board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Investar’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Investar’s common or preferred stock at its sole discretion may enable Investar’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Investar. In addition, the ability of the board of directors to issue authorized but unissued shares of Investar capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

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Authority to issue “blank check” preferred stock. Investar’s articles of incorporation contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

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No cumulative voting. Shareholders are not permitted to cumulate their votes in the election of directors. As a result, holders of a majority of outstanding common stock have the power to elect all of the directors standing for election, which may discourage a third party from nominating its own candidate(s) for election to the Investar board.

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Shareholder’s right to call a special meeting. Under the LBCA, Investar is not required to call a special shareholders’ meeting at the request of any shareholder unless shareholders holding at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the special meeting sign, date, and deliver to Investar a written demand for the meeting.

•	Bylaw amendment. Investar’s board of directors can amend its by-laws without shareholder approval.

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Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of Investar’s shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of Investar common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Investar’s business.

Action by written consent. Under the LBCA, unless otherwise provided in a corporation’s articles of incorporation, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting unless such written consent is signed by all shareholders. Investar’s articles of incorporation do not contain a provision allowing for less than unanimous written consent. As a result, the requirement that actions taken by written consent be unanimous ensures that shareholders cannot effect a business combination or other corporate action without the knowledge and involvement of all of Investar’s shareholders.

Indemnification. Investar’s by-laws provide generally that it will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, its directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at its request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons, Investar has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, Investar’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations.

Limitation of liability. Investar’s articles of incorporation limit the personal liability of its directors in actions brought on Investar’s behalf or on behalf of its shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Investar’s articles of incorporation do not eliminate or limit its right or the right of its shareholders to seek injunctive or other equitable relief not involving monetary damages.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Investar is incorporated under Louisiana law and is subject to the LBCA, whereas WFB is incorporated under Texas law and is subject to the TBOC. Upon completion of the merger, holders of WFB common stock will become holders of Investar common stock, and the rights of WFB shareholders who receive shares of Investar common stock in exchange for their shares of WFB common stock will be governed by the articles of incorporation and bylaws of Investar, the LBCA and the rules and regulations applicable to public companies. Because Investar and WFB are organized under the laws of different states, differences in the rights of holders of Investar common stock and the rights of holders of WFB common stock arise from differences in the laws in their respective states of incorporation and from differing provisions of their respective corporate governing documents. The material differences between the rights of a holder of Investar common stock and the rights of a holder of WFB common stock are summarized below.

The following summary does not purport to be a complete statement of the rights of Investar shareholders and WFB shareholders or of all differences affecting the rights of shareholders of Investar or WFB, respectively, or of the specific provisions referenced below. This discussion is qualified in its entirety by reference to the governing documents of Investar and WFB, the LBCA, the TBOC and other applicable law. Copies of the governing documents of Investar are available, without charge, to any person, including any beneficial owner of WFB common stock to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information” beginning on page 137.

	Investar Shareholder Rights	WFB Shareholder Rights
Authorized Capital Stock

Investar is authorized under its articles of incorporation to issue 40,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share.

The Investar articles authorize Investar’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of Investar preferred stock in each series.

As of September 2, 2025, the record date for the Investar special meeting, there were 9,825,883 shares of Investar common stock, and 32,500 shares of Series A preferred stock, issued and outstanding.

WFB’s authorized capital stock consists of 1,000,000 shares of common stock, par value $1.00 per share.

As of September 2, 2025, the record date for the WFB special meeting, there were 620,912 shares of WFB common stock issued and outstanding.

Preemptive Rights	No holder of Investar common stock has a right under the LBCA, or the Investar articles of incorporation or bylaws, to purchase shares of Investar common stock upon any future issuance.	No holder of WFB common stock has a right under the TBOC, or the WFB articles of incorporation or bylaws, to purchase shares of WFB common stock upon any future issuance.

Voting Rights	Each holder of Investar common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law.	Each holder of WFB common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law.

Investar Shareholder Rights	WFB Shareholder Rights
Election of Directors; Cumulative Voting	The Investar articles (1) provide that directors are elected by plurality vote and (2) prohibit cumulative voting in the election of directors.

WFB directors are elected upon the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at a WFB shareholder meeting. The WFB articles prohibit cumulative voting in the election of directors.

Size of the board of directors

The Investar articles provide for a board of directors consisting of no fewer than five and no more than 30 persons, as may be determined by resolution of the Investar board of directors. Currently, the Investar board is composed of 11 directors, although the merger agreement provides that the size of the board of directors will be expanded to 13 persons as a result of the merger.

The WFB articles and bylaws provide for an initial board of directors consisting of six directors, with the number of directors thereafter to be determined by resolution of the board of directors, but no fewer than three. Currently there are seven directors on WFB’s board of directors.

Independent Directors

Because Investar is listed on the Nasdaq Stock Market, a majority of the Investar board of directors must be comprised of independent directors as defined in the listing rules of the Nasdaq Stock Market.

WFB is not subject to any requirement with respect to independent directors.

Term of Directors

Investar’s directors are elected at each annual meeting of shareholders, and each director holds office from his or her election or appointment until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

WFB’s directors are elected at each annual meeting of shareholders, and each director holds office from his or her election or appointment until the next annual meeting of shareholders, until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Removal of Directors

The Investar bylaws permit the removal of any director with or without cause by the affirmative vote of at least a majority of the total voting power at any special meeting called for that purpose. Under certain circumstances, the Investar board of directors may declare the office of a director vacant.

The WFB bylaws permit the removal of any director with or without cause by the affirmative vote of a majority of the votes then entitled to vote in the election of directors.

Filling Vacancies of Directors

The Investar bylaws provide that any vacancy occurring on the board of directors, including as a result of an increase in the number of directors, may be filled by the shareholders or board of directors, even if the remaining directors in office constitute less than a quorum.

Any vacancy occurring on WFB’s board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

Amendments to Articles

The Investar articles may be amended upon the vote of the greater of (1) two-thirds of the voting power present in person or by proxy at an annual or special meeting of the shareholders, or (2) a majority of the issued and outstanding shares of Investar common stock.

Under the TBOC, the WFB articles may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment.

Investar Shareholder Rights	WFB Shareholder Rights
Investar’s articles of incorporation may be amended upon the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the amendment; or (2) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting; provided that an amendment to Investar’s articles of incorporation establishing a series of preferred stock may generally be authorized by its board of directors without shareholder approval and an amendment affecting the rights of the holders of Series A preferred stock is generally subject to the approval of the holders of Series A preferred stock.

Bylaw Amendments

The Investar bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors or by the shareholders by the affirmative vote of a majority of the votes actually cast by the holders of shares entitled to vote on such matter which is properly brought before a meeting of shareholders at which a quorum is present.

Under the WFB bylaws, the power to alter, amend or repeal the bylaws, or adopt new bylaws, is concurrently vested in the board of directors and the shareholders, subject to the right of the shareholders to repeal the authority of the board of directors to alter, amend or repeal the bylaws or adopt new bylaws.

Shareholder Ability to Act by Written Consent

Investar shareholders may take action required or permitted to be taken at a meeting of shareholders without a meeting if the action is evidenced by a written consent or consents describing the action which is signed by all of the Investar shareholders entitled to vote on the action.

Any action required or permitted to be taken by the WFB shareholders at any annual or special meeting of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, is signed by all of the holders of WFB shares entitled to vote on the action.

Merger, Consolidations, or Sales of Substantially All Assets

Approval of a merger, consolidation or share exchange to which Investar is a party is subject to the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the proposal; or (2) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

Investar’s articles of incorporation provide that any sale of substantially all of its assets must be approved by two-thirds of the total voting power of the corporation at a special meeting of its shareholders.

Under the TBOC, approval of a merger, consolidation or share exchange to which WFB is a party, or the sale of all or substantially all of its assets, is subject to the approval by the holders of at least two-thirds of the votes entitled to be cast on the transaction, except under the following conditions: (1) WFB is the sole surviving corporation in the merger, (2) the WFB articles will not change as a result of the merger; (3) each WFB shareholder immediately before the effective date of the merger will continue to hold the same number of shares, with identical preferences, limitations and relative rights, and (4) the transaction does not require the issuance of shares that will comprise more than 20% of the voting power of the shares of WFB that were outstanding immediately prior to the transaction.

The WFB articles do not contain any voting requirements for mergers or share exchanges beyond those set forth in the TBOC and do not modify the above default requirements of the TBOC.

Investar Shareholder Rights	WFB Shareholder Rights
Annual Meetings of the Shareholders

Investar’s bylaws provide an annual meeting of the shareholders to be held on the fourth Wednesday of May of each year or such date selected by the Investar board (and at a place and time selected by the board of directors) for the election of directors transaction of whatever business may properly come before the meeting.

WFB’s bylaws provide for an annual meeting of the shareholders to be held on a date and at a time each year designated by the board of directors. At the annual meeting, the shareholders elect a board of directors and transact such other business as may properly come before the meeting.

Special Meetings of the Shareholders

The LBCA provides that a special meeting of shareholders may be called upon the written request of the holders of at least 10% of all votes entitled to be cast at the special meeting. That threshold may be increased to 25% if provided in Investar’s articles of incorporation, which are silent. Investar’s bylaws are provide that special meetings of the shareholders may be called by the Investar board of directors or the President.

The WFB bylaws provide that special meetings of WFB’s shareholders may be called by the Chairman of the Board, the board of directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

Advance Notice Provisions for Shareholder Director Nominations and Shareholder Business Proposals at Annual Meetings

The Investar bylaws establish a detailed process to shareholders to nominate directors or propose business to be considered at any annual meeting of shareholders. In general, to be timely, a shareholder must provide notice to Investar of the proposed director nominee or business not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if such public announcement of the date of such annual meeting is less than 120 days prior to such annual meeting, the 10th day following the date on which such public announcement of the date of the meeting was made. The Investar bylaws also contained detailed instructions with respect to the proper form of such notice.

Neither the TBOC, nor the articles of incorporation or bylaws of WFB, establish a process for shareholders to nominate directors or propose business to be considered at any annual meeting of shareholders. Rule 14a-8 of the Exchange Act does not apply to WFB.

Investar Shareholder Rights	WFB Shareholder Rights

Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to Investar. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Notice of Shareholder Meetings

Investar must give written notice of the date, time and place, if any, of any meeting of shareholders no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however, must state the purpose or purposes for which the meeting is called.

WFB must give each shareholder entitled to vote at a meeting notice of a meeting of shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, not less than 10 nor more than 60 days before the day of the meeting, by or at the direction of the president, the secretary, or a designee of any of the foregoing. In the case of a fundamental business transaction, such as a merger, interest exchange, conversion, or sale of all or substantially all assets, the minimum notice period is increased to 21 days.

Indemnification of Directors and Officers

The Investar bylaws provide that Investar will indemnify each director and officer of Investar against any and all expenses, liabilities, or other matters as to an action while acting in his or her capacity as a director or officer. The Investar bylaws also provide that Investar will advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceedings, provided that the director or officer first provides Investar a written affirmation of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification and an undertaking to repay all amounts so advanced in the event that it is ultimately determined that the director or officer has not met the required standards of conduct.

The WFB bylaws provide that WFB will indemnify each director and officer of WFB to the fullest extent permitted by the TBOC against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding in which the director or officer is named in his or her capacity as such, provided that such director or officer has met the applicable standards of conduct. The WFB bylaws also provide for advance expenses incurred by any such director or officer in connection with such matter, provided that the director or officer first provides WFB a written affirmation of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification and an undertaking to repay all amounts so advanced in the event that it is ultimately determined that the director or officer has not met the required standards of conduct or that indemnification is prohibited by the TBOC.

Investar Shareholder Rights	WFB Shareholder Rights
Limitation of Director Liability

The Investar articles provide that the directors and officers of Investar will have no person liability to Investar or its shareholders for money damages for a breach of fiduciary duty as a director or officer, for: (1) a breach of the director’s or officer’s duty of loyalty to Investar or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) liability for unlawful distributions or (4) any transaction from which the director or officer derived an improper personal benefit.

As permitted by the TBOC, the WFB articles provides that directors of WFB will not be liable to WFB or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for: (1) a breach of the director’s duty of loyalty to WFB or its shareholders, (2) an act or omission not in good faith or involves intentional misconduct or a knowing violation of law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (4) an act or omission for which the liability of a director is expressly provided for by statute or (5) an act related to an unlawful stock repurchase or payment of a dividend.

Dividends

Under the LBCA, Investar is permitted to pay dividends or make other distributions unless: (1) after the distribution, Investar would be insolvent; or (2) Investar would be unable to pay its debts as they become due in the ordinary course of business. The payment of dividends by Investar is also subject to applicable banking laws and regulations.

WFB’s bylaws provide that dividends may be declared by the WFB board of directors and may be paid in cash, property or shares of WFB, in the discretion of the board of directors, but subject to provisions of applicable law, including the TBOC and banking laws and regulations.

Dissenters’ Rights

Under the LBCA, Investar shareholders are entitled to appraisal rights, and to obtain payment of the fair value of his or her shares in connection with, certain extraordinary corporate actions, including some mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property. However, under the LBCA, appraisal rights are not available to holders of shares which are a “covered security” under the Securities Act, which includes shares listed on a national securities exchange. Because Investar common stock is listed on the Nasdaq Global Market, holders of Investar common stock are not entitled to appraisal rights under the LBCA.

Under the TBOC, WFB shareholders have the right of dissent and appraisal with respect to a fundamental business transaction, defined as a merger, interest exchange, conversion, or sale of all or substantially all assets. The TBOC, in certain circumstances, also denies dissent and appraisal rights with respect to holders of shares that are (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance or (ii) held of record by at least 2,000 owners. However, because WFB common stock is not listed, or authorized for listing, on a national securities exchange, and has fewer than 2,000 record holders, WFB shareholders are entitled to dissent and appraisal rights under the TBOC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of WFB common stock that exchange their shares in the merger for the merger consideration. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder, and published judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, any U.S. federal estate, gift, or Medicare tax considerations, any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), any other U.S. federal laws other than pertaining to income tax or, except as expressly discussed below, any tax reporting requirements.

Further, this discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, a dealer or broker in securities, commodities or currencies; a trader in securities that elects to apply a mark-to-market treatment; a financial institution; an insurance company; a mutual fund; a personal holding company; a controlled foreign corporation or passive foreign investment company; a tax-exempt organization and entity, including a pension plan; a holder of WFB common stock who received WFB common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; a retirement plan, individual retirement account or other tax-deferred account; a person subject to special tax accounting rules as a result of any item of gross income with respect to WFB common stock being taken into account in an “applicable financial statement” as defined in the Code; a holder subject to the alternative minimum tax provisions of the Code; a partnership, S corporation or other pass-through entity or investor in such entity; a regulated investment company; a real estate investment trust; a U.S. expatriate or former citizen or resident of the United States; a holder whose functional currency is not the U.S. dollar; or a WFB shareholder that holds WFB common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

The discussion applies only to U.S. holders of shares of WFB common stock who hold their shares as a capital asset within the meaning of section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of WFB common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if  a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or such trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Holders of WFB common stock who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the particular tax consequences of the merger to them under U.S. federal income tax laws and the tax laws of any applicable state, local or non-U.S. taxing jurisdiction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds WFB common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds WFB common stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation. You should consult with your own tax advisor as to the specific tax consequences of the merger to you in light of your particular circumstances.

U.S. Federal Income Tax Consequences of the Merger Generally

In connection with the filing with the SEC of the registration statement of which this joint proxy statement/prospectus is a part, Fenimore Kay Harrison LLP, counsel to Investar, has rendered its tax opinion to Investar and Bradley Arant Boult Cummings LLP, counsel to WFB, has rendered its tax opinion to WFB, in each case to the effect that, on the basis of facts, representations and assumptions described in such opinions, the merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code. Copies of such tax opinions are attached as Exhibits 8.1 and 8.2, respectively, to the registration statement.

The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by Investar and WFB of tax opinions from Fenimore Kay Harrison LLP and Bradley Arant Boult Cummings LLP, respectively, dated the closing date of the merger, to the effect that, on the basis of facts, representations and assumptions described in such opinions, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code.

The opinions of Fenimore Kay Harrison LLP and Bradley Arant Boult Cummings LLP provided to Investar and WFB, respectively, are and will be subject to customary qualifications and assumptions, including assumptions regarding the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this joint proxy statement/prospectus forms a part. In rendering their respective legal opinions, Fenimore Kay Harrison LLP and Bradley Arant Boult Cummings LLP will rely on representations and covenants of Investar and WFB, including those representations contained in certificates of officers of Investar and WFB, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete without any regard to any knowledge limitation and that such covenants will be complied with. If any of these assumptions or representations upon which these opinions are based are or become inaccurate or incomplete in any way, or any of the covenants are not complied with, these opinions could be adversely affected and the U.S. federal income tax consequences of the merger could differ from those described in this joint proxy statement/prospectus. The opinions represent each counsel’s best legal judgment, but have no binding effect on the IRS or any court. Investar and WFB have not sought and will not seek any ruling from any governmental authority, including the IRS, regarding any tax matters relating to the merger, and accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, positions contrary to those outlined herein. If the IRS were to successfully challenge the “reorganization” status of the merger, the tax consequences of the merger could differ from those set forth in this joint proxy statement/prospectus and a U.S. holder could be subject to U.S. federal income tax with respect to its receipt of WFB common stock in the merger. You should consult your own tax advisor as to the specific tax consequences to you in light of your specific circumstances in the event the merger does not qualify as a “reorganization” within the meaning of section 368(a) of the Code.

The following discussion assumes that the merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code.

Tax Consequences to Investar and WFB

With respect to the merger, each of Investar and WFB will be considered a “party to a reorganization” within the meaning of section 368(b) of the Code, and no gain or loss will be recognized by Investar or WFB for U.S. federal income tax purposes as a result of the merger.

Tax Consequences to U.S. Holders that Exchange WFB Common Stock for Investar Common Stock

Subject to the discussion below relating to the receipt of cash instead of a fractional share, if you are a U.S. holder that exchanges WFB common stock for the merger consideration, the U.S. federal income tax consequences will be as follows:

•

WFB shareholders will recognize gain (but not loss) in an amount equal to the lesser of: (i) the amount, if any, by which the cash (excluding cash received in lieu of a fractional share) and the fair market value of the Investar common stock received by such shareholder exceeds the adjusted tax basis in such shareholder’s WFB common stock exchanged therefor, and (ii) the amount of cash received by such shareholder (except with respect to cash received in lieu of a fractional share of Investar common stock, as discussed below). Such gain will be capital gain (except for gain treated as a dividend, as discussed below) and will be long-term capital if the shareholder’s holding period in the surrendered WFB common stock exceeds one year at the effective time of the merger. Long-term capital gains of individuals generally are eligible for reduced rates of taxation.

•

The aggregate tax basis of the Investar common stock received by a WFB shareholder in the merger (including any fractional share of Investar common stock deemed received and sold as described below) will be the same as the aggregate adjusted tax basis of such shareholder’s WFB common stock exchanged thereof, decreased by the cash received (other than cash received in lieu of a fractional share of Investar common stock) and increased by the amount of any gain recognized by the holder (excluding any gain recognized with respect to cash received in lieu of a fractional share of Investar common stock).

•

The holding period of the Investar common stock received in exchange for WFB common stock (including any fractional share of Investar common stock deemed received and sold as described below) will include the holding period of the WFB common stock exchanged for such Investar common stock.

If you acquired different blocks of WFB common stock at different times or at different prices, your adjusted tax basis and holding period of each block of Investar common stock you receive would be determined on a block-for-block basis depending on your adjusted tax basis and holding period of the blocks of WFB common stock surrendered in exchange therefor. If the foregoing rules apply to you, you should consult your own tax advisor regarding the manner in which shares of Investar common stock should be allocated among different blocks of your WFB common stock surrendered in the merger.

Cash Instead of Fractional Shares

If a U.S. holder receives cash instead of a fractional share of Investar common stock, the U.S. holder would generally be treated as having received such fractional share of Investar common stock in the merger and then as having exchanged the fractional share of Investar common stock for cash. As a result and except to the extent that the cash received is treated as a dividend as discussed below under the heading “Potential Dividend Treatment,” the U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder’s aggregate tax basis allocable to the fractional share of Investar common stock. Such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, as of the effective time of the merger, the U.S. holder’s holding period for such fractional share (including the holding period of shares of WFB common stock surrendered therefor) exceeds one year. Long-term capital gains of individuals are generally taxed at a tax rate lower than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Shareholders Exercising Dissenters’ Rights

If a U.S. holder of WFB common stock exercises dissenters’ rights, the U.S. holder would exchange all of its WFB common stock for cash. A U.S. holder that receives only cash in exchange for its WFB common stock would generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in its WFB common stock. Except as described below under the heading “Potential Dividend Treatment,” this gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if the U.S. holder’s holding period for its shares of WFB common stock exceeds one year.

Net Investment Income Tax

A U.S. holder of WFB common stock that is an individual or estate, or a trust that does not fall into a special class of trusts that is excepted, is generally subject to a 3.8% tax on the lesser of (1) the holder’s “net investment income” for the relevant taxable year or (2) the excess of the holder’s modified adjusted gross income for the taxable year over a certain threshold, which depends on the individual’s U.S. federal income tax filing status. Net investment income generally would include any capital gain recognized in connection with the merger, as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such U.S. holder for the relevant tax year. U.S. holders should consult their tax advisors as to the application of this additional tax to their circumstances.

Potential Dividend Treatment

In some cases, if a U.S. holder of WFB common stock actually or constructively owns shares of Investar common stock (other than the Investar common stock received as consideration in connection with the merger), the U.S. holder’s gain, if any, that is recognized as a result of the receipt of cash in lieu of fractional shares or as a result of exercising dissenters’ right could be treated as having the effect of the distribution of a dividend under the tests set forth in section 302 of the Code, in which case such gain would be treated as dividend income to the extent of the U.S. holder’s ratable share of Investar’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes). The determination of whether a U.S. holder will recognize a capital gain or dividend income is complex and must be determined on a shareholder-by-shareholder basis. Accordingly, each U.S. holder should consult his, her, or its own tax advisor as to the tax consequences of the foregoing rules in light of its particular circumstances.

Backup Withholding

Cash payments received in the merger by a WFB shareholder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate with respect to any cash payable to the shareholder, unless the shareholder:

•	furnishes its taxpayer identification number and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	is otherwise exempt from backup withholding and, when required, demonstrates that fact.

Any amounts withheld under the backup withholding rules are not an additional tax and would generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.

Certain Reporting Requirements

If a U.S. holder that receives Investar common stock in the merger is considered a “significant holder,” such holder will be required (1) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including the tax basis in, and the fair market value of, the WFB common stock surrendered in the merger, the names and employer identification numbers of Investar and WFB, and the date of the merger, and (2) to retain permanent records of these facts relating to the merger. A “significant holder” is any WFB shareholder that, immediately before the merger, owns at least 1% (by vote or value) of the outstanding shares of WFB common stock, or owns WFB securities with a tax basis of $1.0 million or more. Each holder of WFB common stock should consult its tax advisor as to whether such holder may be treated as a “significant holder.” Each WFB shareholder, whether or not a significant holder, will be required to retain permanent records necessary to determine gain or loss from a subsequent disposition of any shares of Investar common stock received in the merger in accordance with applicable laws and regulations.

This discussion of the material U.S. federal income tax consequences does not purport to be a complete analysis or discussion of all potential tax consequences of the merger. It is for general information purposes only and is not intended to be and does not constitute tax advice. Holders of WFB common stock are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger, in light of their particular situations, as well as any tax consequences arising under any other U.S. federal tax laws, or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty. Holders of WFB common stock are also urged to consult their own tax advisors with respect to the effect of possible changes in any of those laws after the date of this joint proxy statement/prospectus.

LEGAL MATTERS

The validity of the Investar common stock to be issued in the merger will be passed upon for Investar by Fenimore Kay Harrison LLP, Austin, Texas. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Investar by Fenimore Kay Harrison LLP, Austin, Texas, and for WFB by Bradley Arant Boult Cummings LLP, Dallas, Texas. Please see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 136.

EXPERTS

The consolidated financial statements of Investar at December 31, 2024 and 2023, and for each of the years then ended, appearing in Investar’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Investar’s internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of Horne LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of WFB at December 31, 2024, 2023 and 2022, and for each of the years then ended, have been included in this joint proxy statement/prospectus in reliance upon the reports of Eide Bailly LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Investar

Investar has filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of its common stock that WFB shareholders will be entitled to receive in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached annexes, exhibits and schedules, contains additional information about Investar and Investar common stock. The rules and regulations of the SEC allow Investar to omit certain information included in the registration statement from this joint proxy statement/prospectus.

Investar also files annual, quarterly and current reports, and other information with the SEC. Investar’s SEC filings are available to the public at the SEC’s web site at www.sec.gov. You will also be able to obtain these documents, free of charge, from Investar by accessing Investar’s website at www.investarbank.com. Copies can also be obtained, free of charge, by directing a written request to Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, Attention: John R. Campbell.

The SEC allows Investar to “incorporate by reference” into this joint proxy statement/prospectus certain information in documents filed by Investar with the SEC, which means that Investar can disclose important information to you by referring you to those documents without actually including the specific information in this joint proxy statement/prospectus. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. You should not assume that the information in this joint proxy statement/prospectus is current as of any date other than the date of this joint proxy statement/prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided).

Investar incorporates by reference into this joint proxy statement/prospectus the documents listed below (other than any portions thereof deemed furnished and not filed in accordance with SEC rules):

•

Investar’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025, including the information in Investar’s proxy statement that is part of its Schedule 14A filed with the SEC on April 8, 2025, that is incorporated by reference in that Annual Report on Form 10-K;

•	Investar’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively; and

•

Investar’s Current Reports on Form 8-K filed on January 22, March 20, May 22 and July 1, 2025 (except, with respect to each of the foregoing, for any portions of the reports that were deemed to be furnished and not filed).

All reports and other documents Investar subsequently files under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, will also be incorporated by reference into this joint proxy statement/prospectus and deemed to be part of this joint proxy statement/prospectus from the date of the filing of such reports and documents. The most recent information that Investar files with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this joint proxy statement/prospectus commencing on the date on which the document is filed.

You may obtain from Investar a copy of any documents incorporated by reference into this joint proxy statement/prospectus without charge to you either from Investar or from the SEC as described above.

WFB

WFB is a private company and accordingly does not file reports or other information with the SEC. If you would like to request documents from WFB, please send a request in writing or by telephone to WFB at the following address: Wichita Falls Bancshares, Inc., 3801 Fairway Boulevard, Wichita Falls, Texas 76310, Attention: Robert Faulkner, Telephone: (940) 696-3000, Email: rfaulkner@fnbtx.com.

If you would like to request documents, please do so by October 16, 2025 to receive them before the WFB special meeting, and by October 17, 2025 to receive them before the Investar special meeting. If you request any incorporated documents from Investar, then Investar will mail them to you by first-class mail, or another equally prompt means, within one business day after Investar receives your request.

Investar has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Investar, and WFB has supplied all information contained in this joint proxy statement/prospectus relating to WFB.

Neither Investar nor WFB has authorized anyone to give any information or make any representation about the merger, the Investar common stock to be received by WFB shareholders in the merger or their companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/ prospectus does not extend to you. The information contained herein speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2025 (Unaudited) and December 31, 2024

(in thousands, except per share data)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents
Cash and due from banks	$10,657	$25,191
Interest-bearing deposits	126,543	138,892

Total cash and equivalents	137,200	164,083

Debt securities available for sale, at fair value (amortized cost $57,130 and $59,429, net of allowance for credit losses of $0 and $0)	52,921	55,157
Debt securities held to maturity, net of allowance for credit losses of $0 and $0, (fair value 6/30/2025 - $411, 12/31/2024 - $501)	410	501
Restricted stock, at cost	8,145	12,686
Investment in unconsolidated subsidiary	279	279
Loans held-for-sale	-	1,999
Loans, net of allowance for credit losses of $10,726 and $10,815 as of June 30, 2025 and December 31, 2024, respectively	1,135,875	1,260,776
Premises and equipment, net	14,045	14,337
Accrued interest receivable	5,933	6,634
Bank-owned life insurance	13,532	13,606
Goodwill	4,379	4,379
Other intangible assets, net	858	948
Other assets	6,656	7,266

Total assets	$1,380,233	$1,542,651

Liabilities
Deposits	$1,141,521	$1,154,868
Federal funds purchased and repurchase agreements	2,374	2,302
Federal Home Loan Bank advances	55,127	205,189
Other borrowings	37,243	37,336
Subordinated debt	33,128	33,128
Allowance for credit losses on off-balance sheet credit exposures	1,746	1,746
Accrued interest payable	2,218	2,177
Other liabilities	6,489	8,671

Total liabilities	1,279,846	1,445,417

Stockholders' Equity
Common stock, par value $1 a share
Authorized - 1,000,000 shares; 620,912 shares issued and outstanding at June 30, 2025 and December 31, 2024	621	621
Capital surplus	33,277	33,277
Retained earnings	69,814	66,896
Accumulated other comprehensive loss	(3,325)	(3,560)

Total stockholders' equity	100,387	97,234

	$1,380,233	$1,542,651

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Six Months Ended June 30, 2025 and 2024 (Unaudited)

(in thousands, except per share data)

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024
Interest Income
Interest and fees on loans	$38,116	$37,105
Interest on debt securities
Taxable	740	579
Tax-exempt	546	583
Interest on federal funds sold and interest-bearing deposits in banks	771	910
Total interest income	40,173	39,177

Interest Expense
Deposits	17,758	17,569
Federal funds purchased and repurchase agreements	14	18
Borrowed funds	3,760	4,806
Subordinated debt	1,431	410
Total interest expense	22,963	22,803

Net interest income	17,210	16,374

Provision for credit losses	231	1,040
Net interest income after provision for credit losses	16,979	15,334

Non-Interest Income
Service charges on deposit accounts	206	223
Mortgage loan sales/originations/processing	382	240
Loss on sale of securities	-	(440)
Earnings on bank-owned life insurance	227	181
ATM/debit card interchange fees	394	405
Other	503	519
Total non-interest income	1,712	1,128

Non-Interest Expense
Salaries and employee benefits	7,450	8,244
Occupancy	1,209	1,424
Data processing	571	554
Director fees	275	271
Legal and professional fees	671	601
FDIC assessment	724	894
Mortgage expense	95	57
Telephone	256	254
Loss on sale of assets	1,913	-
Loss on sale of foreclosed assets	99	-
Amortization of intangibles	90	802
Other	2,211	2,379
Total non-interest expense	15,564	15,480

Income before income taxes	3,127	982

Income tax expense (benefit)	209	(2,385)

Net Income	$2,918	$3,367

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Six Months Ended June 30, 2025 and 2024 (Unaudited)

(in thousands, except per share data)

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024

Net Income	$2,918	$3,367

Other Comprehensive Income

Unrealized holding gains arising during period on debt securities available for sale	62	510

Tax effect	173	(308)

Net of tax	235	202

Other comprehensive gain, net	235	202

Comprehensive Income	$3,153	$3,569

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Six Months Ended June 30, 2025 and 2024 (Unaudited)

(in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total

Balance at December 31, 2023	$592	$27,994	$61,098	$(3,388)	$(1,305)	$84,991

Net income	-	-	3,367	-	-	3,367

Other comprehensive loss	-	-	-	201	-	201

Treasury stock sold	-	-	-	-	1	1

Cash dividends	-	-	(80)	-	-	(80)

Balance at June 30, 2024	$592	$27,994	$64,385	$(3,187)	$(1,304)	$88,480

Balance at December 31, 2024	$621	$33,277	$66,896	$(3,560)	$-	$97,234

Net income	-	-	2,918	-	-	2,918

Other comprehensive gain	-	-	-	235	-	235

Balance at June 30, 2025	$621	$33,277	$69,814	$(3,325)	$-	$100,387

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2025 and 2024 (Unaudited)

(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024
Operating Activities
Net income	$2,918	$3,367
Adjustments to reconcile net income to net cash provided by operating activities
Provision for credit losses	231	1,040
Depreciation	363	373
Amortization of core deposit intangibles	90	89
Net loss on sales of debt securities	-	440
Net loss on sales of foreclosed assets	99	-
Net loss on sales of premises and equipment	25	-
Net loss on sales of loans	1,887	-
Deferred tax benefit	(422)	(3,051)
Amortization of discounts and premiums on debt securities	206	666
Earnings on bank-owned life insurance policies	(227)	181
Changes in assets and liabilities
Net increase (decrease) in loans held-for-sale	1,999	(2,310)
Accrued interest receivable	701	(168)
Other assets	951	976
Accrued interest payable	41	135
Other liabilities	(3,782)	(1,512)

Total adjustments	2,162	(3,141)

Net Cash Provided by Operating Activities	5,080	226

Investing Activities
Proceeds from maturities, paydowns, and sales of debt securities available for sale	3,134	25,739
Proceeds from maturities and paydowns of debt securities held to maturity	91	86
Purchases of debt securities available for sale	(1,104)	(26,119)
Proceeds from redemption of restricted stock	6,959	-
Purchases of restricted stock	(2,418)	(5,920)
Increase (decrease) in loans, net	124,901	(61,771)
Purchases of premises and equipment	(96)	(120)

Net Cash Provided by (Used in) Investing Activities	131,467	(68,105)

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2025 and 2024 (Unaudited)

(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024
Financing Activities
Decrease in deposits	(13,347)	(59,501)
Proceeds from FHLB advances	2,990,000	2,576,500
Repayments of FHLB advances	(3,140,062)	(2,445,559)
Proceeds from subordinated debt	-	8,700
Repayments of other borrowings	(93)	(117)
Net change in fed funds purchased and repurchase agreements	72	(346)
Sale of treasury stock	-	1
Dividends paid	-	(80)

Net Cash (Used in) Provided by Financing Activities	(163,430)	79,598

Net Change in Cash and Cash Equivalents	(26,883)	11,719

Cash and Cash Equivalents, Beginning of Year	164,083	157,840

Cash and Cash Equivalents, End of Year	$137,200	$169,559

Supplemental Schedule of Operating and Investing Activities
Interest paid	$22,922	$18,790
Income taxes paid	$2,049	$666

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 1 - Basis for Presentation and Summary of Significant Accounting Policies

The accompanying unaudited interim consolidated financial statements of Wichita Falls Bancshares, Inc. (Bancshares) and its wholly-owned subsidiaries, First National Bank (Bank) and 114 Dove LLC (which are referred to collectively herein as the Company), have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and with the instructions Rule 10-01 of Regulation S-X.  Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited interim consolidated financial statements and notes should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2024 and 2023. In the opinion of management, all adjustments necessary for a fair presentation have been made and consist only of normal recurring adjustments. Interim results of operations are not necessarily indicative of results to be expected for the year.

Concentrations of Credit Risk

A significant portion of the Company’s loans are collateralized by real estate and related assets located in the markets it serves. Accordingly, the ultimate collectability of this portion of the Company’s loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in local market conditions.

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank, for each account ownership category. At June 30, 2025 and December 31, 2024, the Company had approximately $32,985,000 and $30,226,000, respectively, in excess of FDIC-insured limits.

Allowance for Credit Losses – Held to Maturity Securities

Management measures expected credit losses on held to maturity debt securities on a collective basis by major security type. Accrued interest receivable on held to maturity debt securities totaled approximately

$1,000 at June 30, 2025 and December 31, 2024, and is excluded from the estimate of credit losses.

The estimate of expected credit losses on state and municipality securities considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Changes in the allowance for credit losses on held to maturity debt securities are recorded as a component of provision for credit losses in the consolidated statements of income. Losses are charged against the allowance for credit losses when the Company believes the uncollectibility of a held to maturity debt security is confirmed.

Allowance for Credit Losses – Available for Sale Securities

For available for sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available for sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Changes in the allowance for credit losses are recorded as a component of provision for credit losses in the income statement. Losses are charged against the allowance when management believes the uncollectibility of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on available for sale debt securities totaled approximately $520,000 and $529,000 at June 30, 2025 and December 31, 2024, respectively and is excluded from the estimate of credit losses.

Loans

Loans are reported at their outstanding unpaid principal balance adjusted for any charge-offs and the allowance for credit losses.

Interest income is accrued on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Past due status is based on contractual terms of the loan. Loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All current year interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. All prior year interest accrued but not collected is charged-off against the allowance for credit losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company has determined that the accounting for nonrefundable fees and costs associated with originating or acquiring loans does not have a material effect on their financial statements. As such, these fees and costs have been recognized during the period they are collected and incurred, respectively.

Accrued interest receivable totaled approximately $5,412,000 and $6,104,000 at June 30, 2025 and December 31, 2024, respectively, and is reported in accrued interest receivable on the consolidated balance sheets and is excluded from the estimate of credit losses.

Allowance for Credit Losses - Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the loan balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company has identified the following portfolio segments and measures the allowance for credit losses using the following methods: commercial loans, equipment finance leases, and commercial and residential real estate loans are evaluated using the discounted cash flow method, while consumer loans are evaluated using the remaining life method.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. When management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by the Company.

Allowance for Credit Losses - Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancelable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision account. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Subsequent Events

The Company has evaluated subsequent events through August 21, 2025, the date which the consolidated financial statements were available to be issued.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 2 - Debt Securities

Debt securities have been classified in the consolidated balance sheets according to management’s intent. The amortized cost, gross unrealized gains, gross unrealized losses, allowance for credit losses and fair value of available for sale and held to maturity debt securities and their approximate fair values at June 30, 2025 and December 31, 2024 are as follows (in thousands):

	June 30, 2025
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$28,353	$-	$(3,693)	$-	$24,660
Mortgage-backed securities	15,224	5	(456)	-	14,773
Collateralized mortgage obligations	12,553	82	(138)	-	12,497
Corporate bonds	1,000	-	(9)	-	991

Total available for sale	$57,130	$87	$(4,296)	$-	$52,921

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$410	$1	$-	$411	$-

Total held to maturity	$410	$1	$-	$411	$-

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

	December 31, 2024
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$28,659	$-	$(3,278)	$-	$25,381
Mortgage-backed securities	16,367	-	(689)	-	15,678
Collateralized mortgage obligations	13,403	16	(293)	-	13,126
Corporate bonds	1,000	-	(28)	-	972

Total available for sale	$59,429	$16	$(4,288)	$-	$55,157

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$501	$-	$-	$501	$-

Total held to maturity	$501	$-	$-	$501	$-

The amortized cost and fair value of debt securities at June 30, 2025, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Available-for-sale
One year or less	$937	$931
After one year through five years	18,952	18,643
After five years through ten years	17,049	16,431
After ten years	20,192	16,916

Total	$57,130	$52,921

Held-to-maturity
One year or less	$102	$102
After five years through ten years	308	309

Total	$410	$411

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

There were no sales of available for sale debt securities during the six months ended June 30, 2025. There were sales of available for sale debt securities of approximately $20,858,000 during the six months ended June 30, 2024. There were losses of approximately $440,000 on those sales.

Debt securities available for sale with a fair value of approximately $28,342,000 and $21,017,000 at June 30, 2025 and December 31, 2024, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of June 30, 2025 and December 31, 2024, are summarized as follows (in thousands):

	Continuous Unrealized		Continuous Unrealized
	Losses Existing for Less		Losses Existing for 12
	Than 12 Months		Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

June 30, 2025
Obligations of states and municipal subdivisions	$-	$-	$27,668	$(3,693)	$27,668	$(3,693)
Mortgage-backed securities	8,689	(98)	4,516	(358)	13,205	(456)
Collateralized mortgage obligations	2,937	(32)	1,261	(106)	4,198	(138)
Corporate bonds	-	-	991	(9)	991	(9)
Total available for sale	$11,626	$(130)	$34,436	$(4,166)	$46,062	$(4,296)

December 31, 2024
Obligations of states and municipal subdivisions	$-	$-	$24,576	$(3,278)	$24,576	$(3,278)
Mortgage-backed securities	10,979	(204)	4,699	(485)	15,678	(689)
Collateralized mortgage obligations	8,209	(129)	1,278	(164)	9,487	(293)
Corporate bonds	-	-	972	(28)	972	(28)
Total available for sale	$19,188	$(333)	$31,525	$(3,955)	$50,713	$(4,288)

There were no unrealized losses on held to maturity securities for the six months ended June 30, 2025 or 2024.

There was no allowance for credit losses established for held to maturity or available for sale securities at June 30, 2025 or December 31, 2024.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Mortgage-Backed Securities

The unrealized loss on forty investments and forty-two investments at June 30, 2025 and December 31, 2024, respectively, in mortgage-backed securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

State and Municipals

The unrealized loss on sixty investments and fifty-nine investments at June 30, 2025 and December 31, 2024, respectively, in state and municipal securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuer to settle the securities at prices less than the amortized cost basis of the securities. Because the Company does not intend to sell the securities and it is not likely the Company will be required to sell the securities before recovery of its amortized cost basis, which may be maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Collateralized Mortgage Obligations

The unrealized loss on thirteen investments and nineteen investments at June 30, 2025 and December 31, 2024, respectively, in collateralized mortgage obligations was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Corporate Bonds

The unrealized loss on one investment at June 30, 2025 and December 31, 2024 in corporate bonds was caused by interest rate increases. The contractual terms of this security does not permit the issuer to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 3 - Loans and Allowance for Credit Losses

A summary of loans by major category at June 30, 2025 and December 31, 2024 are as follows (in thousands):

	June 30,	December 31,
	2025	2024

Commercial	$82,265	$86,573
Equipment finance leases	82	96
Commercial real estate	779,531	892,331
Residential real estate	278,374	285,242
Consumer	6,349	7,349

	1,146,601	1,271,591

Less allowance for credit losses	(10,726)	(10,815)

Loans, net	$1,135,875	$1,260,776

The following table presents the activity in the allowance for credit losses by portfolio segment for the years ended June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total

Allowance for Credit Losses

Balance, beginning of period	$(113)	$-	$2,411	$8,517	$-	$10,815
Charge-offs	(156)	-	-	(179)	(19)	(354)
Recoveries	23	-	-	-	11	34
Provisions for credit losses	959	-	(1,637)	819	90	231

Balance, end of period	$713	$-	$774	$9,157	$82	$10,726

	December 31, 2024
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total

Allowance for Credit Losses

Balance, beginning of period	$878	$-	$1,246	$8,141	$73	$10,338
Reallocation of ACL for off-balance sheet credit exposures	-	-	-	100	-	100
Charge-offs	(1,189)	-	-	(96)	(89)	(1,374)
Recoveries	85	-	-	-	6	91
Provisions for credit losses	113	-	1,165	372	10	1,660

Balance, end of period	$(113)	$-	$2,411	$8,517	$-	$10,815

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

In addition to the allowance for credit losses on loans, the Company has established an allowance for credit losses on off-balance sheet exposures of approximately $1,746,000 at June 30, 2025 and at December 31, 2024. The following table presents the activity in the allowance for credit losses on off-balance sheet exposures for the six months ended June 30, 2025 and 2024.

	Six Months ended	Six Months ended
	June 30, 2025	June 30, 2024

Balance, beginning of period	$1,746	$1,846

Balance, end of year	$1,746	$1,846

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, public information and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial and residential real estate and commercial loans. This analysis is performed on an ongoing basis as new information is obtained. The Company uses the following definitions for risk ratings:

Pass – Loans classified as pass represent loans that are evaluated and are performing under the stated terms. Pass rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor.

Special Mention – Loans classified as special mention possess potential weaknesses that require management attention, but do not yet warrant adverse classification. While the status of a loan put on this list may not technically trigger their classification as substandard or doubtful, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Company.

Substandard – Loans classified as substandard are inadequately protected by the current net worth, paying capacity of the obligor, or by the collateral pledged. Substandard loans must have a well-defined weakness or weaknesses that jeopardize the repayment of the debt as originally contracted. They are characterized by the distinct possibility that the Company will sustain a loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have the weaknesses of those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans in this category are allocated a specific reserve based on the estimated discounted cash flows from the loan (or collateral value less cost to sell for collateral dependent loans) or are charged-off if deemed uncollectible.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Based on the most recent analysis performed, the risk category by class of loans is as follows (in thousands):

	Term Loans Amortized Cost Basis by Origination Year
							Revolving
							Loans Amortized
	2025	2024	2023	2022	2021	Prior	Cost Basis	Total
As of June 30, 2025
Commercial:
Pass	$18,433	$14,003	$15,988	$13,821	$8,791	$8,197	$-	$79,233
Special Mention	-	-	705	1,364	725	-	-	2,794
Substandard	-	-	41	120	77	-	-	238
Doubtful	-	-	-	-	-	-	-	-
Total commercial loans	$18,433	$14,003	$16,734	$15,305	$9,593	$8,197	$-	$82,265

Current period gross charge-offs	$-	$-	$74	$55	$10	$17	$-	$156

Equipment finance leases:
Pass	$79	$-	$3	$-	$-	$-	$-	$82
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Total equipment finance leases	$79	$-	$3	$-	$-	$-	$-	$-

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$13,039	$23,175	$88,400	$438,307	$93,219	$118,656	$-	$774,796
Special Mention	-	-	-	25	41	1,829	-	1,895
Substandard	-	-	348	1,682	-	810	-	2,840
Doubtful	-	-	-	-	-	-	-	-
Total commercial real estate loans	$13,039	$23,175	$88,748	$440,014	$93,260	$121,295	$-	$779,531

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$15,963	$121,555	$66,255	$67,159	$3,268	$-	$-	$274,200
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	3,528	646	-	-	-	4,174
Doubtful	-	-	-	-	-	-	-	-
Total residential real estate loans	$15,963	$121,555	$69,783	$67,805	$3,268	$-	$-	$278,374

Current period gross charge-offs	$-	$-	$-	$179	$-	$-	$-	$179

Consumer:
Pass	$1,411	$2,389	$1,224	$690	$354	$169	$-	$6,237
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	62	50	-	-	-	-	112
Doubtful	-	-	-	-	-	-	-	-
Total consumer loans	$1,411	$2,451	$1,274	$690	$354	$169	$-	$6,349

Current period gross charge-offs	$-	$9	$-	$6	$-	$4	$-	$19

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

	Term Loans Amortized Cost Basis by Origination Year
						Revolving
						Loans Amortized
	2024	2023	2022	2021	Prior	Cost Basis	Total
As of December 31, 2024
Commercial:
Pass	$24,692	$16,642	$20,842	$5,614	$4,255	$10,689	$82,734
Special Mention	471	758	1,376	-	-	100	2,705
Substandard	49	127	203	32	-	-	411
Doubtful	-	723	-	-	-	-	723
Total commercial loans	$25,212	$18,250	$22,421	$5,646	$4,255	$10,789	$86,573

Current period gross charge-offs	$-	$626	$366	$128	$68	$1	$1,189

Equipment finance leases:
Pass	$87	$-	$-	$9	$-	$-	$96
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total equipment finance leases	$87	$-	$-	$9	$-	$-	$96

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$41,234	$184,982	$424,222	$93,132	$121,241	$5,166	$869,977
Special Mention	-	-	718	80	15,718	-	16,516
Substandard	-	835	4,490	-	56	457	5,838
Doubtful	-	-	-	-	-	-	-
Total commercial real estate loans	$41,234	$185,817	$429,430	$93,212	$137,015	$5,623	$892,331

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$87,359	$108,407	$78,824	$9,531	$-	$-	$284,121
Special Mention	-	-	-	357	-	-	357
Substandard	-	-	764	-	-	-	764
Doubtful	-	-	-	-	-	-	-
Total residential real estate loans	$87,359	$108,407	$79,588	$9,888	$-	$-	$285,242

Current period gross charge-offs	$-	$-	$55	$41	$-	$-	$96

Consumer:
Pass	$4,023	$1,497	$1,043	$287	$453	$-	$7,303
Special Mention	-	-	-	-	-	-	-
Substandard	-	19	27	-	-	-	46
Doubtful	-	-	-	-	-	-	-
Total consumer loans	$4,023	$1,516	$1,070	$287	$453	$-	$7,349

Current period gross charge-offs	$7	$33	$5	$43	$1	$-	$89

Consumer loans are managed on a pool basis due to their homogeneous nature. Loans that are delinquent 90 days or more or are not accruing interest are considered nonperforming. The following table presents the recorded investments in consumer loans by class based on payment activity at June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025
	Performing	Nonperforming
Consumer	$6,236	$113

	December 31, 2024
	Performing	Nonperforming
Consumer	$7,260	$89

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$81	$239	$1
Commercial real estate	348	348	-
Residential real estate	2,370	5,680	25
Consumer	77	113	-

Total	$2,876	$6,380	$26

	December 31, 2024
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$103	$424	$87
Equipment finance leases	-	6	-
Commercial real estate	1	1	-
Residential real estate	2,410	6,630	837
Consumer	39	46	4

Total	$2,553	$7,107	$928

The Company recognized approximately $40,000 and $158,000 of interest income on nonaccrual loans during the six months ended June 30, 2025 and December 31, 2024, respectively.

The following table presents the amortized cost basis of collateral-dependent loans, by the primary collateral type, which are individually evaluated to determine expected credit losses, and the related allowance for credit loss allocated to these loans as of June 30, 2025 and December 31, 2024:

	June 30, 2025
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$239	$-	$239	$104
Equipment finance leases	-	-	-	-	-
Commercial real estate	348	-	-	348	-
Residential real estate	5,680	-	-	5,680	607
Consumer	-	-	113	113	18

Total	$6,028	$239	$113	$6,380	$729

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

	December 31, 2024
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$45	$379	$424	$157
Equipment finance leases	-	6	-	6	-
Commercial real estate	1	-	-	1	-
Residential real estate	6,630	-	-	6,630	455
Consumer	-	-	46	46	7

Total	$6,631	$51	$425	$7,107	$619

The following table presents the aging of the amortized cost basis in past due loans as of June 30, 2025 and December 31, 2024 by class of loans (in thousands):

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
June 30, 2025
Commercial	$945	$1	$946	$81,319	$82,265
Consumer	111	-	111	6,238	6,349
Equipment finance leases	-	-	-	82	82
Commercial real estate	561	-	561	778,970	779,531
Residential real estate	4,031	25	4,056	274,318	278,374

	$5,648	$26	$5,674	$1,140,927	$1,146,601

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2024
Commercial	$434	$87	$521	$86,052	$86,573
Consumer	257	4	261	7,088	7,349
Equipment finance leases	213	-	213	(117)	96
Commercial real estate	740	-	740	891,591	892,331
Residential real estate	5,259	837	6,096	279,146	285,242

	$6,903	$928	$7,831	$1,263,760	$1,271,591

Occasionally, the Company modifies loans to borrowers in financial distress by providing a reduction in interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collections. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses.

There were no modifications of loans to borrowers experiencing financial difficulty that occurred during the six months ended June 30, 2025 or 2024, and no previously modified loans defaulted during the six months ended June 30, 2025 or 2024.

The Company has made no commitments to lend additional funds on modified loans to borrowers experiencing financial difficulty.

The Company has not purchased any loans during the six months ended June 30, 2025 or 2024. The Company sold approximately $136,391,000 and $0 in mortgage loans for the six months ended June 30, 2025 and 2024, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

The Company has granted loans to principal officers, directors, principal stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was $0 at June 30, 2025 and December 31, 2024.

Note 4 -     Deposits

The carrying amount of deposits at June 30, 2025 and December 31, 2024 are as follows (in thousands):

	June 30,	December 31,
	2025	2024
Non-interest bearing demand accounts	$192,018	$217,335
Interest-bearing checking accounts	72,512	71,721
Limited access money market accounts	411,594	402,104
Savings accounts	26,028	25,511
Brokered CDs	40,000	70,000
Time deposits, less than $250	227,013	229,240
Time deposits, $250 and greater	172,356	138,957

Total deposits	$1,141,521	$1,154,868

At June 30, 2025, maturities of time deposits for the current and each of the next four years are (in thousands):

	Certificates of	Brokered
	Deposits	CDs
2025	$273,817	$40,000
2026	107,403	-
2027	14,992	-
2028	2,175	-
2029	831	-
Thereafter	151	-

	$399,369	$40,000

Deposits from stockholders, officers and directors of the Company amounted to approximately $9,642,000 and $7,335,000 at June 30, 2025 and December 31, 2024, respectively. The amounts are included in various interest-bearing and non-interest-bearing deposit accounts.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 5 -     Advances from Federal Home Loan Bank and Other Borrowings

As part of its management of interest rate risk, the Company periodically borrows from the Federal Home Loan Bank (FHLB). These advances are at fixed interest rates and are used as a source of funds from which the Company makes fixed rate mortgage loans. These advances are collateralized by a blanket lien on qualifying mortgage loans totaling approximately $558,052,000 and $552,791,000 at June 30, 2025 and December 31, 2024, respectively. The advances may be prepaid at any time, but such prepayment may be subject to a penalty or benefit depending upon the movement in market interest rates. At June 30, 2025 and December 31, 2024, the Company had approximately $490,907,000 and $336,584,000 available for additional borrowings under this line of credit, respectively.

The Company also occasionally pledges standby FHLB letters of credit for municipalities in lieu of pledging debt securities. The balances were $12,000,000 and $11,000,000 as of June 30, 2025 and December 31, 2024, respectively.

At June 30, 2025 and December 31, 2024, the Company had varying short-term and long-term advances outstanding with principal due at maturity and interest due monthly.  The Bank had short-term advances from FHLB of $55,127,000 and $205,000,000 as of June 30, 2025 and December 31, 2024, respectively.

The Bank had no long-term advances from FHLB as of June 30, 2025 and $189,000 as of December 31, 2024.

FHLB borrowings consisted of various variable rate advances as of June 30, 2025 and December 31, 2024 as follows (in thousands):

June 30, 2025					December 31, 2024
Aggregate				Weighted	Aggregate				Weighted
Advance	Interest			Average	Advance	Interest			Average
Amounts	Rates			Rate	Amounts	Rates			Rate

$55,127	3.605%	-	4.75%	4.73%	$205,189	1.395%	-	4.65%	4.31%

In addition to FHLB advances, the Company has 2 term notes from a financial institution. In January 2022, the first note was financed with an interest rate of 3.85% initially with the rate being adjusted to the greater of 3.25% or the US prime rate in January 2027.  Interest is payable semi-annually beginning in July 2022, with interest plus a portion of the principal payable starting in January 2026.  The note matures in January 2035 and is secured by Bank stock. The second note was financed with an interest rate of 3.85% initially or the US Prime Rate, not to exceed 8.5%.  Interest is payable semi-annually beginning in August 2023, with interest plus a portion of the principal payable starting in February 2027. The note matures in February 2036 and is secured by Bank stock. Outstanding borrowings on the notes totaled $32,000,000 at June 30, 2025 and December 31, 2024.

The Company also entered into a construction loan agreement with a financial institution. The fixed interest rate is set at 3.25 percent and the note is secured by a deed of trust for Lot 1, Block 1, La Paloma Addition in Southlake, TX.  Principal and interest are due monthly and the note matures on October 30, 2029. At June 30, 2025 and December 31, 2024, outstanding borrowings totaled approximately $5,243,000 and $5,336,000, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

The contractual maturities of short-term and long-term debt are as follows (in thousands):

Years ending December 31,

2025	$60,692
2026	1,462
2027	1,845
2028	2,406
Thereafter	25,965

$92,370

Note 6 -     Securities Sold Under Agreements to Repurchase

Repurchase agreements are secured borrowings. These repurchase agreements have carrying values of approximately $2,374,000 and $2,302,000 at June 30, 2025 and December 31, 2024, respectively. The Company pledges investment securities to secure those borrowings. Securities sold under agreements to repurchase are secured by securities with a carrying amount of $2,531,000 and $2,545,000 at June 30, 2025 and December 31, 2024, respectively.

Note 7 -     Subordinated Debt

Junior subordinated debentures are due to Wichita Falls Statutory Trust I (Trust I), a 100% owned non- consolidated subsidiary of Bancshares. The debentures were issued in conjunction with the trust’s issuance of Company Obligated Mandatorily Redeemable Trust Preferred Securities. With certain exceptions, the amount of the principal and any accrued and unpaid interest on the debentures is subordinated in right of payment to the prior payment in full of all senior and subordinated indebtedness of Bancshares.  Interest on the debentures is payable quarterly commencing September 26, 2003 at a rate equal to the three-month LIBOR rate plus 3.1% (7.66% and 8.02% at June 30, 2025 and December 31, 2024, respectively). The interest is deferrable on a cumulative basis for up to 20 consecutive quarters. No principal payments are due until maturity on June 26, 2033. The debentures bear the same interest rate and terms as the trust preferred securities discussed below.

On June 26, 2003, Bancshares, through a private placement, issued $6,000,000 (6,000 shares with a liquidation amount of $1,000 per security) of Floating Rate Cumulative Trust Preferred Securities (TruPS) through Trust I.  Bancshares made a required equity contribution of $186,000 to form Trust I. Trust I invested the total proceeds from the equity contribution and the securities sale in Variable Rate Junior Subordinated Debentures (the Debentures) issued by Bancshares. The net proceeds from the sale of the Debentures were used to contribute capital to the Bank and for general corporate purposes. The terms of the TruPS are such that they qualify as Tier 1 capital under the Federal Reserve Board’s regulatory capital guidelines applicable to bank holding companies on a consolidated basis.

With the acquisition of Chico Bancorp, Inc., the Company also assumed ownership of Chico Statutory Trust I that was formed in 2003 and issued $3,000,000 of TruPS to provide capital for First State Bank.  The terms are the same as those for Wichita Falls Statutory Trust I, and the required equity contribution was $93,000 to form the Trust.  As part of the acquisition of Chico Bancorp, Inc., a market value adjustment of approximately $559,000 was recorded at the date of acquisition to reduce the liability to an estimated market value of $2,534,000.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Prior to maturity, the Debentures are redeemable, in whole or in part, at the option of Bancshares. In the event the Debentures are redeemed, a like amount of Trust Preferred Securities will be redeemed at the redemption price of $1,000, plus accrued interest to the date of redemption. The Trust’s obligations under the Trust Preferred Securities are fully and unconditionally guaranteed by Bancshares. The Debentures balance related to Trusts is $8,720,000 at June 30, 2025 and December 31, 2024.

In November 2023, Bancshares began issuing convertible subordinated debt to individual investors or entities in order to prepare for conversion from a Subchapter S corporation to a C corporation. The notes mature December 31, 2025, and have a fixed interest rate of 8% to be paid quarterly in arrears beginning in January 2024. After June 2024, the notes are convertible at the discretion of the purchaser into shares of Bancshares common stock at a conversion price of one times the per share book value of Bancshares’ common stock, determined by the audited financial statements as of December 31, 2023. If converted after December 31, 2024, the per share conversion price is 1.15 times the per share book value of Bancshares’ common stock, determined by the audited financial statements as of December 31, 2023.  There were 51 notes issued and outstanding with a total balance of approximately $24,407,000 on June 30, 2025 and December 31, 2024.  There were no notes for converted into shares of common stock during the six months ended June 30, 2025.

Note 8 -     Short-Term Borrowings

In addition to the borrowing capacity at FHLB, the Company has established $30,000,000 in unsecured lines of credit for overnight purchase of federal funds. These lines may be cancelled without any prior notification. At June 30, 2025 and December 31, 2024, there were no outstanding balances.

Note 9 -     Commitments and Contingencies

In the ordinary course of business, the Company may be subject to litigation. Based upon the available information and advice from the Company's legal counsel, management does not believe that any potential, threatened, or pending litigation to which it is a party will have a material adverse effect on the Company's liquidity, financial condition, or results of operations.

Note 10 -   Off-Balance-Sheet Activities

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At June 30, 2025 and December 31, 2024, the amounts of these financial instruments were as follows (in thousands):

	June 30,	December 31,
	2025	2024
Financial instruments whose contract amounts represent credit risks
Commitments to extend credit and unfunded commitments	$124,542	$207,668
Standby letters of credit	839	727

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company’s policies generally require that letter of credit arrangements contain security and debt covenants similar to those contained in loan arrangements. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. As of June 30, 2025 and December 31, 2024, there were no amounts recorded as liabilities for the Company’s potential obligations under these guarantees.

Note 11 -   Employee Benefit Plans

The Company has a defined contribution profit sharing plan for all employees that meet certain age and service requirements. Under the plan, employees may elect to defer up to 20% of their salary subject to the Internal Revenue Service limits. The Company may, at its discretion, contribute to the plan an amount determined annually by the Board of Directors. The Company’s expense for contributions to the plan was approximately $214,000 and $218,000 for the six months ended June 30, 2025 and 2024, respectively.

The Company maintains several individually designed supplemental deferred compensation agreements which provide a deferred compensation benefit payable at retirement or death. The liability under the agreements is recorded based upon the present value of the deferred compensation benefits. At June 30, 2025 and December 31, 2024, the Company’s accrued liability under the agreements totaled approximately $3,408,000 and $3,562,000, respectively. Deferred compensation expense of approximately $0 and $183,000 was recorded for the six months ended June 30, 2025 and 2024, respectively. The Company has purchased life insurance policies to fund the benefits payable pursuant to the agreements. The Company is owner and beneficiary of the life insurance policies with aggregate death benefits of approximately $27,758,000 and $27,980,000 at June 30, 2025 and December 31, 2024, respectively. At June 30, 2025 and December 31, 2024, the life insurance policies have cash surrender values of approximately $13,532,000 and $13,606,000, respectively.

Note 12 -   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

As of June 30, 2025 and December 31, 2024, management believed the Bank met all capital adequacy requirements to which they are subject. As of September 30, 2024, the most recent notification from the Bank’s primary regulator, Office of the Comptroller of the Currency, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual and required capital amounts and ratios are as follows (dollars in thousands)

					Minimum Required		Required to be Well
					for Capital		Capitalized
			Minimum Required		Adequacy Purposes		under the Prompt
			for Capital		including Capital		Corrective Action
	Actual		Adequacy Purposes		Conservation Buffer		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2025
Common Equity Tier 1 (to risk-weighted assets)	$151,831	16.59%	$41,173	4.50%	$64,047	7.00%	$59,472	6.50%

Total capital (to risk- weighted assets)	$163,281	17.85%	$73,197	8.00%	$96,071	10.50%	$91,496	10.00%

Tier 1 capital (to risk-weighted assets)	$151,831	16.59%	$54,898	6.00%	$77,772	8.50%	$73,197	8.00%

Tier 1 capital (to average weighted assets)	$151,831	10.62%	$36,598	4.00%	$36,598	4.00%	$45,748	5.00%

As of December 31, 2024
Common Equity Tier 1 (to risk-weighted assets)	$146,028	14.33%	$45,844	4.50%	$71,313	7.00%	$66,220	6.50%

Total capital (to risk- weighted assets)	$158,589	15.57%	$81,501	8.00%	$106,970	10.50%	$101,876	10.00%

Tier 1 capital (to risk-weighted assets)	$146,028	14.33%	$61,126	6.00%	$86,595	8.50%	$81,501	8.00%

Tier 1 capital (to average weighted assets)	$146,028	10.32%	$40,751	4.00%	$40,751	4.00%	$50,938	5.00%

Note 13 -   Fair Value of Financial Instruments

Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there is no quoted market price for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 and 2023 (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
June 30, 2025
Available for sale
Obligations of states and municipal subdivisions	$-	$24,660	$-	$24,660
Mortgage-backed securities	-	14,773	-	14,773
Collateralized mortgage obligations	-	12,497	-	12,497
Corporate bonds	-	991	-	991

Totals	$-	$52,921	$-	$52,921

December 31, 2024
Available for sale
Obligations of states and municipal subdivisions	$-	$25,381	$-	$25,381
Mortgage-backed securities	-	15,678	-	15,678
Collateralized mortgage obligations	-	13,126	-	13,126
Corporate bonds	-	972	-	972
Loans held-for-sale	-	1,999	-	1,999

Totals	$-	$57,156	$-	$57,156

The Company is required, on a nonrecurring basis, to adjust the carrying value of certain assets or provide valuation allowances related to certain assets using fair value measurements in accordance with generally accepted account principles.

Fair values of assets measured on a nonrecurring basis at June 30, 2025 and December 31, 2024 are as follows (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
June 30, 2025
Collateral dependent loans	$-	$-	$5,651	$5,651

	$-	$-	$5,651	$5,651

December 31, 2024
Collateral dependent loans	$-	$-	$6,488	$6,488

	$-	$-	$6,488	$6,488

The allowance for credit losses for collateral dependent loans are determined based on the fair value of collateral method. Under the fair value of collateral method, the allowance for credit loss is equal to the difference between the carrying value of the loan and the fair value of the collateral less estimated selling costs. The resulting fair value measurement is disclosed in the nonrecurring hierarchy table. Where estimates of fair value used for other collateral supporting commercial loans are based on assumptions not observable in the marketplace, such valuations have been classified as Level 3.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

The following table presents the carrying values and estimated fair values of all financial instruments, including those financial assets and liabilities that are not measured and reported at fair value on a recurring basis or are measured at fair value on a non-recurring basis (in thousands):

		June 30, 2025
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$10,657	$10,657	$10,657	$-	$-
Interest bearing deposits in banks	126,543	126,543	126,543	-	-
Debt securities available for sale	52,921	52,921	-	52,921	-
Debt securities held to maturity	410	410	-	410	-
Loans, net	1,135,875	1,103,378	-	-	1,103,378
Interest receivable	5,933	5,933	-	-	5,933

Financial liabilities
Deposits	$1,141,521	$1,065,222	$-	$-	$1,065,222
Federal funds and repurchase agreements	2,374	2,374	-	-	2,374
Federal Home Loan Bank advances	55,127	55,127	-	-	55,127
Other borrowings	37,243	37,243	-	-	37,243
Subordinated debentures	33,128	33,128	-	33,128	-
Interest payable	2,218	2,218	-	-	2,218

		December 31, 2024
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$25,191	$25,191	$25,191	$-	$-
Interest bearing deposits in banks	138,892	138,892	138,892	-	-
Debt securities available for sale	55,157	55,157	-	55,157	-
Debt securities held to maturity	501	501	-	501	-
Loans held-for-sale	1,999	1,942	-	1,942	-
Loans, net	1,260,776	1,224,705	-	-	1,224,705
Interest receivable	6,634	6,634	-	-	6,634

Financial liabilities
Deposits	$1,154,868	$1,077,677	$-	$-	$1,077,677
Federal funds and repurchase agreements	2,302	2,302	-	-	2,302
Federal Home Loan Bank advances	205,189	205,189	-	-	205,189
Other borrowings	37,336	37,336	-	-	37,336
Subordinated debentures	33,128	33,128	-	33,128	-
Interest payable	2,177	2,177	-	-	2,177

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 14 - Income Taxes

Income tax benefit was as follows:

June 30,
2025

Current expense	$459

Deferred benefit	(250)

Total	$209

Note 15 – Parent Company Only Condensed Financial Information

Condensed financial information of Wichita Falls Bancshares, Inc., on a parent company only basis, follows:

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$9,010	$11,391
Investment in subsidiaries	155,970	150,011
Other assets	542	1,022

Total assets	$165,522	$162,424

Liabilities and equity
Debt	$65,128	$65,128
Accrued expenses and other liabilities	7	62
Shareholders' equity	100,387	97,234

Total liabilities and shareholders' equity	$165,522	$162,424

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Six Months ended June 30,

	2025	2024

Dividends from subsidiaries	$-	$50
Other income	11	12
Interest expense	(2,265)	(1,920)
Other expense	(75)	(3)

Loss before income tax and undistributed subsidiary income	(2,329)	(1,861)
Income tax benefit	489	-
Equity in undistributed subsidiary income	4,758	5,228

Net income	$2,918	$3,367

Comprehensive income	$3,153	$3,569

CONDENSED STATEMENTS OF CASH FLOWS
Six Months ended June 30,

	2025	2024

Operating Activities
Net income	$2,918	$3,367
Adjustments:
Equity in undistributed subsidiary income	(4,758)	(5,228)
Change in other assets	480	3
Change in other liabilities	(55)	(106)
Net cash from operating activities	(1,415)	(1,964)

Financing Activities
Proceeds from subordinated debt	-	8,700
Sale of treasury stock	-	1
Paid in capital	(966)	(6,500)
Dividends paid	-	(80)
Net cash from financing activities	(966)	2,121

Net change in cash and cash equivalents	(2,381)	157

Beginning cash and cash equivalents	11,391	14,168

Ending cash and cash equivalents	$9,010	$14,325

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2025 and 2024 (Unaudited)

Note 16 - Earnings Per Share

The factors used in the earnings per share computation follow:

	Six Months ended
	June 30,
	2025	2024

Net Income	$2,918	$3,367

Average Shares	620,912	575,774

Earnings per common share	$4.70	$5.85

Independent Auditor's Report

To the Stockholders and Board of Directors
Wichita Falls Bancshares, Inc. and Subsidiaries
Wichita Falls, Texas

Report on the Audit of the Consolidated Financial Statements and Internal Control over Financial Reporting

Opinions on the Consolidated Financial Statements and Internal Control Over Financial Reporting

We have audited the consolidated financial statements of Wichita Falls Bancshares, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income, changes in stockholder's equity, and cash flows for the years ended December 31, 2024, 2023, and 2022, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the years ended December 31, 2024, 2023, and 2022, in accordance with accounting principles generally accepted in the United States of America.

We also have audited the Company's internal control over financial reporting, including controls overs preparation of regulatory financial statements in accordance with the instructions for the Parent Company only Financial Statements for Small Holding Companies (Form FR Y-9SP) and Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only and Total Assets Less than $5 Billion (Call Report Instructions) as of December 31, 2024, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on criteria established in the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS) and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control Over Financial Reporting section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Responsibilities of Management for the Consolidated Financial Statements and Internal Control over Financial Reporting

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Management is also responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management Report Regarding Statement of Management's Responsibilities, Compliance with Designated Laws and Regulations, and Management's Assessment of Internal Control over Financial Reporting.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor's Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and about whether effective internal control over financial reporting was maintained in all material respects, and to issue an auditor's report that includes our opinions.

Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit of financial statements or an audit of internal control over financial reporting conducted in accordance with GAAS and Government Auditing Standards will always detect a material misstatement or a material weakness when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered to be material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit of consolidated financial statements and an audit of internal control over financial reporting in accordance with GAAS and Government Auditing Standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audits.

●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the consolidated financial statement audit in order to design audit procedures that are appropriate in the circumstances.

●

Obtain an understanding of internal control over financial reporting relevant to the audit of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the financial statement audit.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity's internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because of management's assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of the Company's internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Parent Company only Financial Statements for Small Holding Companies (Form FR Y-9SP) and Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only and Total Assets Less than $5 Billion (Call Report Instructions). An entity's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the entity's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information is presented for purposes of additional analysis as required by the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General and is not a required part of the consolidated financial statements.

Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Other Reporting Required by Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued a report dated March 28, 2025, on our consideration of the Company's internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements, and other matters. The purpose of that report is solely to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing and not to provide an opinion on the effectiveness of the Company's internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company's internal control over financial reporting and compliance.

/s/ Eide Bailly LLP

Tulsa, Oklahoma

March 28, 2025

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2024 and 2023

(in thousands, except per share data)

	2024	2023
Assets
Cash and cash equivalents
Cash and due from banks	$25,191	$25,796
Interest-bearing deposits	138,892	132,044

Total cash and equivalents	164,083	157,840

Debt securities available for sale, at fair value (amortized cost $59,429 and $61,629, net of allowance for credit losses of $0 and $0)	55,157	58,241
Debt securities held to maturity, net of allowance for credit losses of $0 and $0, (fair value 2024 - $501, 2023 - $676)	501	675
Restricted stock, at cost	12,686	9,403
Investment in unconsolidated subsidiary	279	279
Loans held-for-sale	1,999	513
Loans, net of allowance for credit losses of $10,815 and $10,338 as of December 31, 2024 and 2023, respectively	1,260,776	1,205,509
Premises and equipment, net	14,337	14,892
Accrued interest receivable	6,634	6,188
Bank-owned life insurance	13,606	13,240
Goodwill	4,379	4,379
Other intangible assets, net	948	1,127
Other assets	7,266	4,221

Total assets	$1,542,651	$1,476,507

Liabilities
Deposits	$1,154,868	$1,146,137
Federal funds purchased and repurchase agreements	2,302	2,951
Federal Home Loan Bank advances	205,189	161,309
Other borrowings	37,336	37,560
Subordinated debt	33,128	31,445
Allowance for credit losses on off-balance sheet credit exposures	1,746	1,846
Accrued interest payable	2,177	2,337
Other liabilities	8,671	7,931

Total liabilities	1,445,417	1,391,516

Stockholders' Equity
Common stock, par value $1 a share
Authorized - 1,000,000 shares; 620,912 shares issued and outstanding at December 31, 2024; 591,625 shares issued and 575,771 outstanding at December 31, 2023	621	592
Capital surplus	33,277	27,994
Retained earnings	66,896	61,098
Accumulated other comprehensive loss	(3,560)	(3,388)
Treasury stock - 15,854 shares outstanding at December 31, 2023, at cost	-	(1,305)

Total stockholders' equity	97,234	84,991

	$1,542,651	$1,476,507

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2024, 2023 and 2022

(in thousands, except per share data)

	2024	2023	2022
Interest Income
Interest and fees on loans	$75,920	$62,872	$44,685
Interest on debt securities
Taxable	1,415	416	392
Tax-exempt	1,203	1,401	1,150
Interest on federal funds sold and interest-bearing deposits in banks	1,741	1,542	1,403

Total interest income	80,279	66,231	47,630

Interest Expense
Deposits	36,241	25,386	5,142
Federal funds purchased and repurchase agreements	33	43	49
Borrowed funds	11,147	5,108	1,470
Subordinated debt	805	844	457

Total interest expense	48,226	31,381	7,118

Net interest income	32,053	34,850	40,512

Provision for credit losses	1,660	1,731	2,599

Net interest income after provision for loan and lease losses	30,393	33,119	37,913

Non-Interest Income
Service charges on deposit accounts	455	497	483
Mortgage loan sales/originations/processing	604	395	2,117
Loss on sale of securities	(440)	-	-
Gain (loss) on sale of assets	-	(1)	3
Loss on sale of foreclosed assets	-	(44)	(1)
Earnings on bank-owned life insurance	363	391	354
ATM/debit card interchange fees	780	834	808
Other	981	968	1,673

Total non-interest income	2,743	3,040	5,437

Non-Interest Expense
Salaries and employee benefits	16,323	17,573	20,248
Occupancy	2,650	2,662	2,668
Data processing	1,088	1,030	1,006
Director fees	545	510	504
Legal and professional fees	1,773	1,063	1,368
FDIC assessment	1,704	1,700	1,077

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2024, 2023 and 2022

(in thousands, except per share data)

	2024	2023	2022

Mortgage expense	146	121	96
Telephone	502	496	437
Amortization of intangibles	180	180	180
Other	4,887	3,806	3,422

Total non-interest expense	29,798	29,141	31,006

Income before income taxes	3,338	7,018	12,344

Income tax benefit	(2,540)	-	-

Net Income	$5,878	$7,018	$12,344

Earnings per share:	$10.04	$12.19	$21.44

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2024, 2023 and 2022

(in thousands, except per share data)

	2024	2023	2022

Net Income	$5,878	$7,018	$12,344

Other Comprehensive Income

Unrealized gain on interest rate contract	-	-	48

Unrealized holding gains (losses) arising during period on debt securities available for sale	(1,322)	1,282	(6,213)
Reclassification adjustment for losses included in net income	440	-	-

Tax effect	710	-	-

Net of tax	(172)	-	-

Other comprehensive gain (loss), net	(172)	1,282	(6,165)

Comprehensive Income	$5,706	$8,300	$6,179

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2024, 2023 and 2022

(in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total

Balance at January 1, 2022	$592	$27,994	$50,828	$1,495	$(1,305)	$79,604

Net income	-	-	12,344	-	-	12,344

Other comprehensive loss	-	-	-	(6,165)	-	(6,165)

Cash dividends	-	-	(5,050)	-	-	(5,050)

Balance at December 31, 2022	592	27,994	58,122	(4,670)	(1,305)	80,733

Net income	-	-	7,018	-	-	7,018

Other comprehensive gain	-	-	-	1,282	-	1,282

Cash dividends	-	-	(4,042)	-	-	(4,042)

Balance at December 31, 2023	592	27,994	61,098	(3,388)	(1,305)	84,991

Net income	-	-	5,878	-	-	5,878

Other comprehensive loss	-	-	-	(172)	-	(172)

Common stock issued	29	5,283	-	-	1,705	7,017

Treasury stock purchased	-	-	-	-	(400)	(400)

Cash dividends	-	-	(80)	-	-	(80)

Balance at December 31, 2024	$621	$33,277	$66,896	$(3,560)	$-	$97,234

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

(in thousands)

	2024	2023	2022
Operating Activities
Net income	$5,878	$7,018	$12,344
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan and lease losses	1,660	1,731	2,599
Depreciation	742	801	832
Amortization of core deposit intangibles	179	179	179
Net loss on sales of debt securities	440	-	-
Net loss on sales of foreclosed assets	-	44	1
Net loss (gain) on sales of premises and equipment	-	1	(3)
Net gain on sales of loans held for sale	(59)	-	-
Deferred tax benefit	(3,920)	-	-
Amortization of discounts and premiums on debt securities	578	748	192
Earnings on bank-owned life insurance policies	(363)	(391)	(354)
Changes in assets and liabilities
Net increase (decrease) in loans held-for-sale	(1,486)	(125)	43,744
Accrued interest receivable	(446)	(2,009)	(1,135)
Other assets	(386)	(521)	247
Accrued interest payable	(160)	1,744	(448)
Other liabilities	(905)	774	(1,948)

Total adjustments	(4,126)	2,976	43,906

Net Cash Provided by Operating Activities	1,752	9,994	56,250

Investing Activities
Proceeds from maturities, paydowns, and sales of debt securities available for sale	330,222	5,107	4,284
Proceeds from maturities and paydowns of debt securities held to maturity	174	167	160
Purchases of debt securities available for sale	(328,400)	-	(21,548)
Proceeds from redemption of restricted stock	3,003	2,772	2,057
Purchases of restricted stock	(6,286)	(5,851)	(2,509)
Proceeds from sales of foreclosed assets	-	6	-
Increase in loans, net	(53,993)	(265,490)	(247,271)
Purchases of premises and equipment	(187)	(300)	(296)

Net Cash Used in Investing Activities	(55,467)	(263,589)	(265,123)

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

(in thousands)

	2024	2023	2022
Financing Activities
Increase in deposits	8,731	236,287	99,866
Proceeds from FHLB advances	7,019,000	5,260,500	494,500
Repayments of FHLB advances	(6,975,120)	(5,199,117)	(428,712)
Proceeds from other borrowings	-	15,000	-
Proceeds from subordinated debt	8,700	22,725	-
Repayments of other borrowings	(224)	(226)	(3,222)
Net change in fed funds purchased and repurchase agreements	(649)	(21,985)	20,778
Purchase of treasury stock	(400)	-	-
Dividends paid	(80)	(4,042)	(5,050)

Net Cash Provided by Financing Activities	59,958	309,142	178,160

Net Change in Cash and Cash Equivalents	6,243	55,547	(30,713)

Cash and Cash Equivalents, Beginning of Year	157,840	102,293	133,006

Cash and Cash Equivalents, End of Year	$164,083	$157,840	$102,293

Supplemental Schedule of Operating and Investing Activities
Interest paid	$41,066	$29,637	$6,849
Income taxes paid	$666	$-	$-
Transfer from ACL to ACL on unfunded commitments related to adoption of ASC 326	$-	$(1,846)	$-

Supplemental Schedule of Financing Activities
Issuance of stock through convertible notes	$(7,017)	$-	$-

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 1 - Summary of Significant Accounting Policies

The accounting and reporting policies of Wichita Falls Bancshares, Inc. and Subsidiaries (the Company) are in accordance with accounting principles generally accepted in the United States of America. A summary of the more significant policies follows:

Nature of Operations

The Company is engaged in traditional community banking activities, which include commercial and retail lending, deposit gathering and investment and liquidity management activities. The Company's primary deposit products are demand deposits, savings deposits and certificates of deposit, and its primary lending products are commercial, commercial real estate, residential real estate, and consumer loans with customers located primarily in Wichita Falls, Southlake and Wise County, Texas, and the surrounding areas. The Bank operates under a national bank charter and is subject to regulation by the Office of the Comptroller of the Currency (OCC). Bancshares is subject to regulation and oversight from the Federal Reserve Bank of Dallas.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Wichita Falls Bancshares, Inc. (Bancshares) and its wholly owned subsidiaries, First National Bank (the Bank) and 114 Dove LLC. 114 Dove LLC is a non-bank subsidiary.  These entities are collectively referred to herein as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity under accounting principles generally accepted in the United States of America. Voting interest entities are those in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provides the equity holders with the obligation to absorb losses, the right to receive residual returns, and the right to make decisions about the entity's activities. The Company consolidates voting interest entities in which it has all the voting interest. As defined in applicable accounting standards, variable interest entities (VIEs) are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in an entity is present when an enterprise has a variable interest, or a combination of variable interests, that will absorb a majority of the entity's expected losses, receive a majority of the entity's residual returns, or both. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company's wholly owned subsidiaries, Wichita Falls Statutory Trust I (Trust I) and Chico Statutory Trust I, are VIEs for which the Company is not the primary beneficiary. Accordingly, the accounts of these entities are not included in the Company's consolidated financial statements.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Concentrations of Credit Risk

A significant portion of the Company's loans are collateralized by real estate and related assets located in the markets it serves. Accordingly, the ultimate collectability of this portion of the Company's loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in local market conditions.

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank, for each account ownership category. At December 31, 2024, and December 31, 2023, the Company had approximately $30,226,000 and $30,395,000 respectively, in excess of FDIC-insured limits.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in other banks with maturities of less than three months, and federal funds sold. Federal funds are normally sold for one-day periods. The Company normally considers all highly liquid investments with an initial maturity less than ninety days to be cash equivalents. Cash flows from loans, mortgage loans held-for-sale, and deposits are reported net.

Debt Securities

Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities not classified as held to maturity or trading are classified as available for sale. Debt securities classified as available for sale are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of available for sale debt securities are recorded on the trade date and are determined using the specific identification method.

Allowance for Credit Losses – Held to Maturity Securities

Management measures expected credit losses on held to maturity debt securities on a collective basis by major security type. Accrued interest receivable on held to maturity debt securities totaled approximately $1,000 at December 31, 2024 and 2023, and is excluded from the estimate of credit losses.

The estimate of expected credit losses on state and municipality securities considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Changes in the allowance for credit losses on held to maturity debt securities are recorded as a component of provision for credit losses in the consolidated statements of income. Losses are charged against the allowance for credit losses when the Company believes the uncollectibility of a held to maturity debt security is confirmed.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Allowance for Credit Losses – Available for Sale Securities

For available for sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available for sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as a component of provision for credit losses in the income statement. Losses are charged against the allowance when management believes the uncollectibility of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on available for sale debt securities totaled approximately $529,000 and $731,000 at December 31, 2024 and 2023, respectively and is excluded from the estimate of credit losses.

Restricted Stock

The Bank, as a member of the Federal Reserve and Federal Home Loan Bank systems, is required to maintain investments in the capital stock based on the level of borrowings and other factors. No ready market exists for these stocks, and they have no quoted market value.  Investments in equity securities without readily determinable fair values are measured at cost minus impairment (if any) and adjusted for any observable price changes in orderly transactions of identical securities or similar securities of the same issuer. Both cash and stock dividends are reported as income.

Fair Value Measurements

The Company determined the fair value of certain assets in accordance with the provisions of FASB Accounting Standards Codification Topic Accounting Standards Codification 820, Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset in the principal or most advantageous market for the asset in an orderly transaction between market participants on the measurement date. It is required that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. The Standard also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Level 1 inputs consist of quoted prices in active markets for identical assets that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset. Level 3 inputs are unobservable inputs related to the asset.

Loans Held-for-Sale

The Company has elected fair value accounting for mortgage loans held-for-sale. Mortgage loans held-for-sale originated are carried at fair value, with fair value being equal to the committed loan sales price. Any changes in fair value for loans reported at fair value, is recognized in gain on sale of loans.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Loans

Loans are reported at their outstanding unpaid principal balance adjusted for any charge-offs and the allowance for credit losses.

Interest income is accrued on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Past due status is based on contractual terms of the loan. Loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All current year interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. All prior year interest accrued but not collected is charged-off against the allowance for credit losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company has determined that the accounting for nonrefundable fees and costs associated with originating or acquiring loans does not have a material effect on their financial statements. As such, these fees and costs have been recognized during the period they are collected and incurred, respectively.

Accrued interest receivable totaled approximately $6,104,000 and $5,456,000 at December 31, 2024 and 2023, respectively and is reported in accrued interest receivable on the consolidated balance sheets and is excluded from the estimate of credit losses.

Allowance for Credit Losses - Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the loan balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company has identified the following portfolio segments and measures the allowance for credit losses using the following methods: commercial loans, equipment finance leases, and commercial and residential real estate loans are evaluated using the discounted cash flow method, while consumer loans are evaluated using the remaining life method.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. When management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by the Company.

Allowance for Credit Losses - Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancelable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision account. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and Equipment

Land is carried at cost. Buildings and improvements and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization, which are computed principally by the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to operating expenses. Renewals and betterments are added to the asset accounts and depreciated over the periods benefited. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any gain or loss is reflected in the income and expense accounts.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2024 and 2023.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other income and other expenses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Bank Owned Life Insurance

Investment in life insurance contracts is stated at cash surrender value of various insurance policies. The income on the investments is included in non-interest income.

Income Taxes

The Company had elected under the Internal Revenue Code to be an S corporation until January 1, 2024. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in the financial statements for 2023 or 2022.

On January 1, 2024, the Company elected to revoke the Subchapter S election and began accruing for and paying federal income taxes. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Deferred Compensation

Benefits under deferred compensation contracts are accrued over the period of the employee’s active employment from the time the contract is signed to the employee’s full eligibility date.

Advertising Costs

Advertising costs are expensed as incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Comprehensive Income (Loss)

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Goodwill and Other Intangible Assets

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date.  Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized but are tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed.  Intangible assets with definite useful lives are amortized over their useful lives to their estimated residual values.  Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Other intangible assets consisting of core deposits are amortized on an accelerated method over their estimated useful lives of 10 years.

Revenue From Contracts with Customers

All of the Company’s revenue from contracts with customers in the scope of ASC 606 is recognized in non-interest income.  A description of the Company’s revenue streams accounted for under ASC 606 is described in the following paragraphs.

Service Charges on Deposits

Service charges on deposit accounts consist of account analysis fees (i.e., net fees earned on analyzed business and public checking accounts), monthly service fees, check orders, and other deposit account related fees. The Company’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Check orders and other deposit account related fees are largely transactional based, and, therefore, the Company’s performance obligation is satisfied, and related revenue recognized, at a point in time. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts.

Interchange Income

Interchange income charges are primarily comprised of debit card income, ATM fees, merchant services income, and other service charges. Debit and card income is primarily comprised of interchange fees earned whenever the Company’s debit cards are processed through card payment networks such as Visa. ATM fees are primarily generated when a Company cardholder uses a non-Company ATM or a non-Company cardholder uses a Company ATM. Merchant services income mainly represents fees charged to merchants to process their debit and credit card transactions, in addition to account management fees. Other service charges include revenue from processing wire transfers, bill pay service, cashier’s checks, and other services. The Company’s performance obligation for fees, exchange, and other service charges are largely satisfied, and related revenue recognized, when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Sale of Foreclosed Assets

The sale of foreclosed assets creates a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer. When the Company finances the sale to a buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether the Company expects to collect substantially all of the transaction price. Once these criteria are met, the asset is derecognized and the gain or loss on the sale is recognized. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on the sale if the financing does not include market terms.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Reclassification

Some items in the prior year financial statements were reclassified to conform to the current presentation.  Reclassifications had no effect on prior year net income or shareholders’ equity.

Adoption of New Accounting Standards

On January 1, 2023, the Company adopted ASU No. 2016-13 Financial Instruments – Credit Losses (Topic 216): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology.  The measurement of expected credit losses under the CECL methodology is applicable to financial assets measures at amortized cost, including loan receivables and held to maturity debt securities.  It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than a write-down on available for sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, and off-balance sheet (OBS) credit exposures. Results for reporting periods beginning after January 1, 2023, are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The Company was not required to post an adjustment to capital due to implementation of ASC 326, but rather reclassified excess allowance for credit losses for loans to the allowance for credit losses for unfunded commitments in the amount of $1,846,000.

As allowed by ASC 326, the Company elected to maintain pools of loans accounted for under ASC 310-30.

In August 2020, the FASB issued ASU 2020-06 Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). This ASU reduces the number of accounting models for convertible debt instruments and amends the guidance for the derivative scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. This standard becomes effective for the Company beginning on January 1, 2024, with early adoption permitted. The Company adopted this guidance under a modified retrospective method effective January 1, 2023, and the adoption of this standard did not have a material effect on its consolidated financial statements.

Subsequent Events

The Company has evaluated subsequent events through March 28, 2025, the date which the consolidated financial statements were available to be issued.

Note 2 - Restrictions on Cash and Due from Banks

The Bank was required to have $0 on hand or on deposit with the Federal Reserve Bank at December 31, 2024 and December 31, 2023, to meet regulatory reserve and clearing requirements.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 3 - Debt Securities

Debt securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost, gross unrealized gains, gross unrealized losses, allowance for credit losses and fair value of available for sale and held to maturity debt securities and their approximate fair values at December 31, 2024 and 2023 are as follows (in thousands):

	December 31, 2024
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$28,659	$-	$(3,278)	$-	$25,381
Mortgage-backed securities	16,367	-	(689)	-	15,678
Collateralized mortgage obligations	13,403	16	(293)	-	13,126
Corporate bonds	1,000	-	(28)	-	972

Total available for sale	$59,429	$16	$(4,288)	$-	$55,157

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$501	$-	$-	$501	$-

Total held to maturity	$501	$-	$-	$501	$-

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

	December 31, 2023
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$50,574	$42	$(2,610)	$-	$48,006
Mortgage-backed securities	7,364	-	(573)	-	6,791
Collateralized mortgage obligations	2,691	-	(197)	-	2,494
Corporate bonds	1,000	-	(50)	-	950

Total available for sale	$61,629	$42	$(3,430)	$-	$58,241

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$675	$1	$-	$676	$-

Total held to maturity	$675	$1	$-	$676	$-

The amortized cost and fair value of debt securities at December 31, 2024, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have   the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Available-for-sale
One year or less	$3,625	$3,601
After one year through five years	14,782	14,251
After five years through ten years	20,253	19,404
After ten years	20,769	17,901

Total	$59,429	$55,157

Held-to-maturity
After one year through five years	$166	$166
After five years through ten years	335	335

Total	$501	$501

There were sales of available for sale debt securities of approximately $20,858,000 during the year ended December 31, 2024.  There were losses of approximately $440,000 on the sales.  There were no sales of available for sale debt securities during the years ended December 31, 2023 or December 31, 2022.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Debt securities available for sale with a fair value of approximately $21,017,000 and $33,695,000 at December 31, 2024 and 2023, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2024 and 2023, are summarized as follows (in thousands):

	Continuous Unrealized		Continuous Unrealized
	Losses Existing for Less		Losses Existing for 12
	Than 12 Months		Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

December 31, 2024

Obligations of states and municipal subdivisions	$-	$-	$24,576	$(3,278)	$24,576	$(3,278)
Mortgage-backed securities	10,979	(204)	4,699	(485)	15,678	(689)
Collateralized mortgage obligations	8,209	(129)	1,278	(164)	9,487	(293)
Corporate bonds	-	-	972	(28)	972	(28)
Total available for sale	$19,188	$(333)	$31,525	$(3,955)	$50,713	$(4,288)

December 31, 2023

Obligations of states and municipal subdivisions	$5,111	$(21)	$36,784	$(2,589)	$41,895	$(2,610)
Mortgage-backed securities	-	-	6,791	(573)	6,791	(573)
Collateralized mortgage obligations	-	-	2,494	(197)	2,494	(197)
Corporate bonds	-	-	950	(50)	950	(50)
Total available for sale	$5,111	$(21)	$47,019	$(3,409)	$52,130	$(3,430)

There were no unrealized losses on held to maturity securities in 2024 or 2023.

There was no allowance for credit losses established for held to maturity or available for sale securities at December 31, 2024 or December 31, 2023.

Mortgage-Backed Securities

The unrealized loss on forty-two investments and thirty-one investments at December 31, 2024 and 2023, respectively, in mortgage-backed securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

State and Municipals

The unrealized loss on fifty-nine investments and eighty-six investments at December 31, 2024 and 2023, respectively, in state and municipal securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuer to settle the securities at prices less than the amortized cost basis of the securities. Because the Company does not intend to sell the securities and it is not likely the Company will be required to sell the securities before recovery of its amortized cost basis, which may be maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Collateralized Mortgage Obligations

The unrealized loss on nineteen investments and thirteen investments at December 31, 2024 and 2023, respectively, in collateralized mortgage obligations was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Corporate Bonds

The unrealized loss on one investment at December 31, 2024 and 2023 in corporate bonds was caused by interest rate increases. The contractual terms of this security does not permit the issuer to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Note 4 - Restricted Stock

The following investments are included in restricted stock at December 31, 2024 and 2023 (in thousands):

	2024	2023

Federal Reserve stock	$2,502	$2,037
Federal Home Loan Bank stock	9,899	7,081
The Independent Banker's Bank (TIB)	285	285

	$12,686	$9,403

These investments have limited marketability and are considered restricted investments. A minimum investment in Federal Reserve and Federal Home Loan Bank stock is required for membership. These investments are carried at cost and evaluated annually for impairment. No impairment loss was recorded in years ended December 31, 2024 or 2023.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 5 - Loans and Allowance for Credit Losses

A summary of loans by major category at December 31, 2024 and 2023 are as follows (in thousands):

	2024	2023

Commercial	$86,573	$88,943
Equipment finance leases	96	55
Commercial real estate	892,331	810,208
Residential real estate	285,242	308,617
Consumer	7,349	8,024

	1,271,591	1,215,847

Less allowance for credit losses	(10,815)	(10,338)

Loans, net	$1,260,776	$1,205,509

The following table presents the activity in the allowance for credit losses by portfolio segment for the years ended December 31, 2024 and 2023 (in thousands):

	December 31, 2024
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total
Allowance for Credit Losses

Balance, beginning of period	$878	$-	$1,246	$8,141	$73	$10,338
Reallocation of ACL for off-balance sheet credit exposures	-	-	-	100	-	100
Charge-offs	(1,189)	-	-	(96)	(89)	(1,374)
Recoveries	85	-	-	-	6	91
Provisions for credit losses	113	-	1,165	372	10	1,660

Balance, end of period	$(113)	$-	$2,411	$8,517	$-	$10,815

	December 31, 2023
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total
Allowance for Credit Losses

Balance, beginning of period, prior to adoption of ASC 326	$772	$100	$6,891	$3,772	$54	$11,589
Impact of adopting ASC 326	-	-	-	(1,846)	-	(1,846)
Charge-offs	(1,122)	-	-	-	(116)	(1,238)
Recoveries	23	-	79	-	-	102
Provisions for credit losses	1,205	(100)	(5,724)	6,215	135	1,731

Balance, end of period	$878	$-	$1,246	$8,141	$73	$10,338

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The following table presents the activity in the allowance for loan losses and the recorded investment in loans and impairment method as of December 31, 2022 by portfolio segment (in thousands):

	December 31, 2022
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total
Allowance for Loan and Lease Losses

Balance, beginning of period	$1,017	$145	$5,342	$2,917	$17	$9,438
Charge-offs	(502)	-	-	-	(7)	(509)
Recoveries	23	15	-	-	23	61
Provisions	234	(60)	1,549	855	21	2,599

Balance, end of period	$772	$100	$6,891	$3,772	$54	$11,589

In addition to the allowance for credit losses on loans, the Company has established an allowance for credit losses on off-balance sheet exposures of approximately $1,746,000 at December 31, 2024 and $1,846,000 at December 31, 2023.  The following table presents the activity in the allowance for credit losses on off-balance sheet exposures for the years ended December 31, 2024 and 2023.

	2024	2023

Balance, beginning of year	$1,846	$-
Impact of adopting ASC 326	-	1,846
Reallocation to ACL	(100)	-

Balance, end of year	$1,746	$1,846

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, public information and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial and residential real estate and commercial loans. This analysis is performed on an ongoing basis as new information is obtained. The Company uses the following definitions for risk ratings:

Pass – Loans classified as pass represent loans that are evaluated and are performing under the stated terms. Pass rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor.

Special Mention – Loans classified as special mention possess potential weaknesses that require management attention, but do not yet warrant adverse classification. While the status of a loan put on this list may not technically trigger their classification as substandard or doubtful, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Company.

Substandard – Loans classified as substandard are inadequately protected by the current net worth, paying capacity of the obligor, or by the collateral pledged. Substandard loans must have a well-defined weakness or weaknesses that jeopardize the repayment of the debt as originally contracted. They are characterized by the distinct possibility that the Company will sustain a loss if the deficiencies are not corrected.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Doubtful – Loans classified as doubtful have the weaknesses of those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans in this category are allocated a specific reserve based on the estimated discounted cash flows from the loan (or collateral value less cost to sell for collateral dependent loans) or are charged-off if deemed uncollectible.

Based on the most recent analysis performed, the risk category by class of loans is as follows (in thousands):

	Term Loans Amortized Cost Basis by Origination Year
						Revolving
						Loans Amortized
	2024	2023	2022	2021	Prior	Cost Basis	Total
As of December 31, 2024
Commercial:
Pass	$24,692	$16,642	$20,842	$5,614	$4,255	$10,689	$82,734
Special Mention	471	758	1,376	-	-	100	2,705
Substandard	49	127	203	32	-	-	411
Doubtful	-	723	-	-	-	-	723
Total commercial loans	$25,212	$18,250	$22,421	$5,646	$4,255	$10,789	$86,573

Current period gross charge-offs	$-	$626	$366	$128	$68	$1	$1,189

Equipment finance leases:
Pass	$87	$-	$-	$9	$-	$-	$96
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total equipment finance leases	$87	$-	$-	$9	$-	$-	$96

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$41,234	$184,982	$424,222	$93,132	$121,241	$5,166	$869,977
Special Mention	-	-	718	80	15,718	-	16,516
Substandard	-	835	4,490	-	56	457	5,838
Doubtful	-	-	-	-	-	-	-
Total commercial real estate loans	$41,234	$185,817	$429,430	$93,212	$137,015	$5,623	$892,331

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$87,359	$108,407	$78,824	$9,531	$-	$-	$284,121
Special Mention	-	-	-	357	-	-	357
Substandard	-	-	764	-	-	-	764
Doubtful	-	-	-	-	-	-	-
Total residential real estate loans	$87,359	$108,407	$79,588	$9,888	$-	$-	$285,242

Current period gross charge-offs	$-	$-	$55	$41	$-	$-	$96

Consumer:
Pass	$4,023	$1,497	$1,043	$287	$453	$-	$7,303
Special Mention	-	-	-	-	-	-	-
Substandard	-	19	27	-	-	-	46
Doubtful	-	-	-	-	-	-	-
Total consumer loans	$4,023	$1,516	$1,070	$287	$453	$-	$7,349

Current period gross charge-offs	$7	$33	$5	$43	$1	$-	$89

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

	Term Loans Amortized Cost Basis by Origination Year
						Revolving
						Loans Amortized
	2023	2022	2021	2020	Prior	Cost Basis	Total
As of December 31, 2023
Commercial:
Pass	$41,389	$24,439	$12,792	$4,204	$5,777	$-	$88,601
Special Mention	-	-	-	-	-	-	-
Substandard	-	268	7	-	67	-	342
Doubtful	-	-	-	-	-	-	-
Total commercial loans	$41,389	$24,707	$12,799	$4,204	$5,844	$-	$88,943

Current period gross charge-offs	$936	$150	$25	$-	$11	$-	$1,122

Equipment finance leases:
Pass	$45	$-	$10	$-	$-	$-	$55
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total equipment finance leases	$45	$-	$10	$-	$-	$-	$55

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$153,071	$368,566	$113,055	$68,786	$104,386	$-	$807,864
Special Mention	-	1,340	58	-	772	-	2,170
Substandard	-	-	-	-	174	-	174
Doubtful	-	-	-	-	-	-	-
Total commercial real estate loans	$153,071	$369,906	$113,113	$68,786	$105,332	$-	$810,208

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$94,722	$190,209	$23,329	$-	$-	$-	$308,260
Special Mention	-	-	357	-	-	-	357
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total residential real estate loans	$94,722	$190,209	$23,686	$-	$-	$-	$308,617

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Consumer:
Pass	$4,000	$2,268	$746	$288	$607	$-	$7,909
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	77	-	38	-	115
Doubtful	-	-	-	-	-	-	-
Total consumer loans	$4,000	$2,268	$823	$288	$645	$-	$8,024

Current period gross charge-offs	$12	$52	$42	$1	$9	$-	$116

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Consumer loans are managed on a pool basis due to their homogeneous nature. Loans that are delinquent 90 days or more or are not accruing interest are considered nonperforming. The following table presents the recorded investments in consumer loans by class based on payment activity at December 31, 2024 and 2023 (in thousands):

	December 31, 2024
	Performing	Nonperforming

Consumer	$7,260	$89

	December 31, 2023
	Performing	Nonperforming

Consumer	$7,936	$88

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2024 and 2023 (in thousands):

	December 31, 2024
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$103	$424	$87
Equipment finance leases	-	6	-
Commercial real estate	1	1	-
Residential real estate	2,410	6,630	837
Consumer	39	46	4

Total	$2,553	$7,107	$928

	December 31, 2023
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$251	$342	$148
Equipment finance leases	-	-	-
Commercial real estate	5	5	-
Residential real estate	-	1,665	801
Consumer	77	77	11

Total	$333	$2,089	$960

The Company recognized approximately $158,000 and $115,000 of interest income on nonaccrual loans during the years ended December 31, 2024 and December 31, 2023, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The following table presents the amortized cost basis of collateral-dependent loans, by the primary collateral type, which are individually evaluated to determine expected credit losses, and the related allowance for credit loss allocated to these loans as of December 31, 2024 and 2023:

	December 31, 2024
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$45	$379	$424	$157
Equipment finance leases	-	6	-	6	-
Commercial real estate	1	-	-	1	-
Residential real estate	6,630	-	-	6,630	455
Consumer	-	-	46	46	7

Total	$6,631	$51	$425	$7,107	$619

	December 31, 2023
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$75	$164	$239	$89
Equipment finance leases	-	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	1,665	-	-	1,665	288
Consumer	-	-	-	-	-

Total	$1,665	$75	$164	$1,904	$377

The following table presents the aging of the amortized cost basis in past due loans as of December 31, 2024 and 2023 by class of loans (in thousands):

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2024
Commercial	$434	$87	$521	$86,052	$86,573
Consumer	257	4	261	7,088	7,349
Equipment finance leases	213	-	213	(117)	96
Commercial real estate	740	-	740	891,591	892,331
Residential real estate	5,259	837	6,096	279,146	285,242

	$6,903	$928	$7,831	$1,263,760	$1,271,591

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2023
Commercial	$854	$148	$1,002	$87,941	$88,943
Consumer	152	11	163	7,861	8,024
Equipment finance leases	17	-	17	38	55
Commercial real estate	546	-	546	809,662	810,208
Residential real estate	7,327	801	8,128	300,489	308,617

	$8,896	$960	$9,856	$1,205,991	$1,215,847

Occasionally, the Company modifies loans to borrowers in financial distress by providing a reduction in interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collections. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

There were no modifications of loans to borrowers experiencing financial difficulty that occurred during 2024 or 2023 and no previously modified loans defaulted during the years ended December 31, 2024 or December 31, 2023.

The Company has made no commitments to lend additional funds on modified loans to borrowers experiencing financial difficulty.

The Company has not purchased any loans during 2024 or 2023.  The Company sold approximately $63,146,000 in mortgage loans in 2024 and $0 in 2023.

The Company has granted loans to principal officers, directors, principal stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was approximately $0 and $20,000 at December 31, 2024 and 2023, respectively.

Note 6 - Premises and Equipment

The investment in premises and equipment stated at cost at December 31, 2024 and 2023 is as follows (in thousands):

	2024	2023

Land	$2,411	$2,411
Building and improvements	18,278	18,219
Furniture, fixtures and equipment	6,231	6,103

	26,920	26,733
Less accumulated depreciation	(12,583)	(11,841)

Premises and equipment, net	$14,337	$14,892

Depreciation on premises and equipment charged to expense totaled approximately $742,000, $801,000 and $832,000 for the years ended December 31, 2024, 2023 and 2022, respectively.

Note 7 -     Deposits

The carrying amount of deposits at December 31, 2024 and 2023 are as follows (in thousands):

	2024	2023

Non-interest bearing demand accounts	$217,335	$261,635
Interest-bearing checking accounts	71,721	75,298
Limited access money market accounts	402,104	363,206
Savings accounts	25,511	31,395
Brokered CDs	70,000	60,000
Time deposits, less than $250	229,240	224,303
Time deposits, $250 and greater	138,957	130,300

Total deposits	$1,154,868	$1,146,137

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Maturities of time deposits for each of the next five years are (in thousands):

	Certificates of	Brokered
	Deposits	CDs

2025	$332,751	$70,000
2026	26,254	-
2027	6,380	-
2028	1,988	-
2029	824	-

	$368,197	$70,000

Deposits from stockholders, officers and directors of the Company amounted to approximately $7,335,000 and $11,303,000 at December 31, 2024 and 2023, respectively. The amounts are included in various interest-bearing and non-interest-bearing deposit accounts.

Note 8 -     Advances from Federal Home Loan Bank and Other Borrowings

As part of its management of interest rate risk, the Company periodically borrows from the Federal Home Loan Bank (FHLB). These advances are at fixed interest rates and are used as a source of funds from which the Company makes fixed rate mortgage loans. These advances are collateralized by a blanket lien on qualifying mortgage loans totaling approximately $552,791,000 and $500,778,000 at December 31, 2024 and 2023, respectively. The advances may be prepaid at any time, but such prepayment may be subject to a penalty or benefit depending upon the movement in market interest rates. At December 31, 2024 and 2023, the Company had approximately $336,584,000 and $334,146,000 available for additional borrowings under this line of credit, respectively.

The Company also occasionally pledges standby FHLB letters of credit for municipalities in lieu of pledging debt securities.  The balances were $11,000,000 and $5,000,000 as of December 31, 2024 and 2023, respectively.

At December 31, 2024 and 2023, the Company had varying short-term and long-term advances outstanding with principal due at maturity and interest due monthly.

The Bank had short-term advances from FHLB of  $205,000,000 and $151,000,000 as of December 31, 2024 and 2023, respectively.

The Bank had long-term advances from FHLB of approximately $189,000 as of December 31, 2024 and approximately $10,309,000 as of December 31, 2023.

FHLB borrowings consisted of various variable rate advances as of December 31, 2024 and 2023 as follows (in thousands):

December 31, 2024			December 31, 2023
Aggregate		Weighted	Aggregate		Weighted
Advance	Interest	Average	Advance	Interest	Average
Amounts	Rates	Rate	Amounts	Rates	Rate

$205,189	1.395% - 4.65%	4.31%	$161,309	1.395% - 5.75%	5.30%

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

In addition to FHLB advances, the Company has 2 term notes from a financial institution. In January 2022, the first note was financed with an interest rate of 3.85% initially with the rate being adjusted to the greater of 3.25% or the US prime rate in January 2027. Interest is payable semi-annually beginning in July 2022, with interest plus a portion of the principal payable starting in January 2026. The note matures in January 2035 and is secured by company stock. The second note was financed with an interest rate of 3.85% initially or the US Prime Rate, not to exceed 8.5%. Interest is payable semi-annually beginning in August 2023, with interest plus a portion of the principal payable starting in February 2027. The note matures in February 2036 and is secured by company stock.   Outstanding borrowings on the notes totaled $32,000,000 at December 31, 2024 and December 31, 2023.

The Company also entered into a construction loan agreement with a financial institution.  The fixed interest rate is set at 3.25 percent and the note is secured by a deed of trust for Lot 1, Block 1, La Paloma Addition in Southlake, TX.  Principal and interest are due monthly and the note matures on October 30, 2029.  At December 31, 2024 and December 31, 2023, outstanding borrowings totaled approximately $5,336,000 and $5,560,000, respectively.

The contractual maturities of short-term and long-term debt are as follows (in thousands):

Years ending December 31,

2025	$210,785
2026	1,524
2027	1,845
2028	2,406
Thereafter	25,965

$242,525

Note 9 -     Securities Sold Under Agreements to Repurchase

Repurchase agreements are secured borrowings.  These repurchase agreements have carrying values of approximately $2,302,000 and $2,951,000 at December 31, 2024 and 2023, respectively.  The Company pledges investment securities to secure those borrowings.  Securities sold under agreements to repurchase are secured by securities with a carrying amount of $2,545,000 and $3,088,000 at December 31, 2024 and 2023, respectively.

Note 10 -   Subordinated Debt

Junior subordinated debentures are due to Wichita Falls Statutory Trust I (Trust I), a 100% owned non-consolidated subsidiary of Wichita Falls Bancshares, Inc. The debentures were issued in conjunction with the Trust's issuance of Company Obligated Mandatorily Redeemable Trust Preferred Securities. With certain exceptions, the amount of the principal and any accrued and unpaid interest on the debentures is subordinated in right of payment to the prior payment in full of all senior and subordinated indebtedness of the Bancshares. Interest on the debentures is payable quarterly commencing September 26, 2003 at a rate equal to the three-month LIBOR rate plus 3.1% (8.02% and 8.76% at December 31, 2024 and 2023, respectively). The interest is deferrable on a cumulative basis for up to 20 consecutive quarters. No principal payments are due until maturity on June 26, 2033. The debentures bear the same interest rate and terms as the trust preferred securities discussed below.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

On June 26, 2003, Bancshares, through a private placement, issued $6,000,000 (6,000 shares with a liquidation amount of $1,000 per security) of Floating Rate Cumulative Trust Preferred Securities (TruPS) through Trust I. Bancshares made a required equity contribution of $186,000 to form the Trust. The Trust invested the total proceeds from the equity contribution and the securities sale in Variable Rate Junior Subordinated Debentures (the Debentures) issued by Bancshares. The net proceeds from the sale of the Debentures were used to contribute capital to the Bank and for general corporate purposes. The terms of the TruPS are such that they qualify as Tier I capital under the Federal Reserve Board's regulatory capital guidelines applicable to bank holding companies on a consolidated basis.

With the acquisition of Chico Bancorp, Inc., the Company also assumed ownership of Chico Statutory Trust I that was formed in 2003 and issued $3,000,000 of TruPS to provide capital for First State Bank.  The terms are the same as those for Wichita Falls Statutory Trust I, and the required equity contribution was $93,000 to form the Trust.  As part of the acquisition of Chico Bancorp, Inc., a market value adjustment of approximately $559,000 was recorded at the date of acquisition to reduce the liability to an estimated market value of $2,534,000.

On or after June 26, 2008, and prior to maturity, the Debentures are redeemable, in whole or in part, at the option of the Company. In the event the Debentures are redeemed, a like amount of Trust Preferred Securities will be redeemed at the redemption price of $1,000, plus accrued interest to the date of redemption. The Trust's obligations under the Trust Preferred Securities are fully and unconditionally guaranteed by Bancshares. The Debentures balance related to Trusts is $8,720,000 at December 31, 2024 and December 31, 2023.

In November 2023, Bancshares began issuing convertible subordinated debt to individual investors or entities in order to prepare for conversion from a Subchapter S corporation to a C corporation.  The notes mature 24 months from the original issuance date and have a fixed interest rate of 8% to be paid quarterly in arrears beginning in January 2024. After June 2024 the notes are convertible at the discretion of the purchaser into shares of WFBI common stock.  The per share conversion price will be one times the per share book value of WFBI’s common stock, determined by the audited financial statements as of December 31, 2023. If converted after December 31, 2024, the per share conversion price will be 1.15 times the per share book value of WFBI’s common stock, determined by the audited financial statements as of December 31, 2023. There were 51 notes issued and outstanding with a total balance of approximately $24,407,000 and 52 notes issued and outstanding with a total balance of $22,725,000 on December 31, 2024, and December 31, 2023, respectively. 37 notes for approximately $7,017,000 were converted into 47,525 shares of common stock in 2024.

Note 11 -   Short-Term Borrowings

In addition to the borrowing capacity at FHLB, the Company has established $30,000,000 in unsecured lines of credit for overnight purchase of federal funds. These lines may be cancelled without any prior notification. At December 31, 2024 and December 31, 2023 there were no outstanding balances.

Note 12 -   Commitments and Contingencies

In the ordinary course of business, the Company may be subject to litigation. Based upon the available information and advice from the Company's legal counsel, management does not believe that any potential, threatened, or pending litigation to which it is a party will have a material adverse effect on the Company's liquidity, financial condition, or results of operations.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 13 -   Off-Balance-Sheet Activities

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 2024 and 2023, the amounts of these financial instruments were as follows (in thousands):

	2024	2023

Financial instruments whose contract amounts represent credit risks
Commitments to extend credit and unfunded commitments	$207,668	$303,614
Standby letters of credit	727	1,417

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company's policies generally require that letter of credit arrangements contain security and debt covenants similar to those contained in loan arrangements. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. As of December 31, 2024 and 2023, there were no amounts recorded as liabilities for the Company's potential obligations under these guarantees.

Note 14 -   Employee Benefit Plans

The Company has a defined contribution profit sharing plan for all employees that meet certain age and service requirements. Under the plan, employees may elect to defer up to 20% of their salary subject to the Internal Revenue Service limits. The Company may, at its discretion, contribute to the plan an amount determined annually by the Board of Directors. The Company's expense for contributions to the plan was approximately $436,000 and $466,000 in 2024 and 2023, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The Company maintains several individually designed supplemental deferred compensation agreements which provide a deferred compensation benefit payable at retirement or death. The liability under the agreements is recorded based upon the present value of the deferred compensation benefits. At December 31, 2024 and 2023, the Company's accrued liability under the agreements totaled approximately $3,562,000 and $4,160,000, respectively. Deferred compensation expense of approximately $276,000 and $428,000 was recorded for 2024 and 2023, respectively. The Company has purchased life insurance policies to fund the benefits payable pursuant to the agreements. The Company is owner and beneficiary of the life insurance policies with aggregate death benefits of approximately $27,980,000 and $27,877,000 at December 31, 2024 and 2023, respectively. At December 31, 2024 and 2023, the life insurance policies have cash surrender values of approximately $13,606,000 and $13,240,000, respectively.

Note 15 -   Significant Group Concentrations

The majority of the Company’s loans, commitments to extend credit and standby letters of credit have been granted to customers located within Texas. Although the Company’s loan portfolio is diversified, a substantial portion of the Company’s ability to honor their contracts is dependent upon the local business economy in which the Company operates. The concentration of credit by type of loan is set forth in Note 5.

In addition, the nature of the Company’s business requires that it maintain amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Note 16 -   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Common Equity Tier 1 Capital (“CET1”), Tier 1 Capital, Total Capital and leverage ratio of Tier 1 Capital. The requirements are:

●	4.5% based upon CET1
●	6.0% based upon tier 1 capital
●	8.0% based on total regulatory capital
●	Leverage ratio of Tier 1 Capital assets equal to 4%

As of December 31, 2024 and 2023, management believes the Bank met all capital adequacy requirements to which they are subject. As of September 30, 2024, the most recent notification from the Bank’s primary regulator, Office of the Comptroller of the Currency, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank's category.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The Bank's actual and required capital amounts and ratios are as follows (dollars in thousands):

					Minimum Required		Required to be Well
					for Capital		Capitalized
			Minimum Required		Adequacy Purposes		under the Prompt
			for Capital		including Capital		Corrective Action
	Actual		Adequacy Purposes		Conservation Buffer		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024
Common Equity Tier 1 (to risk-weighted assets)	$146,028	14.33%	$45,844	4.50%	$71,313	7.00%	$66,220	6.50%

Total capital (to risk- weighted assets)	$158,589	15.57%	$81,501	8.00%	$106,970	10.50%	$101,876	10.00%

Tier 1 capital (to risk-weighted assets)	$146,028	14.33%	$61,126	6.00%	$86,595	8.50%	$81,501	8.00%

Tier 1 capital (to average weighted assets)	$146,028	10.32%	$40,751	4.00%	$66,220	4.00%	$50,938	5.00%

As of December 31, 2023
Common Equity Tier 1 (to risk-weighted assets)	$130,133	12.16%	$48,143	4.50%	$74,890	7.00%	$69,540	6.50%

Total capital (to risk- weighted assets)	$142,317	13.30%	$85,588	8.00%	$112,335	10.50%	$106,985	10.00%

Tier 1 capital (to risk-weighted assets)	$130,133	12.16%	$64,191	6.00%	$90,938	8.50%	$85,588	8.00%

Tier 1 capital (to average weighted assets)	$130,133	9.71%	$42,794	4.00%	$69,540	4.00%	$53,493	5.00%

Note 17 -   Fair Value of Financial Instruments

Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there is no quoted market price for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at a measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Company groups its financial asset generally measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

●

Level 1: Valuation is based on quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

●

Level 2: Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

●

Level 3: Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined by pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

When available, the Company attempts to use quoted market prices to determine fair value and classifies such items as Level 1 or Level 2. If quoted market prices are not available, fair value is often determined using model-based techniques incorporating various assumptions, including interest rates, prepayment speeds, and credit losses. Assets and liabilities valued using model-based techniques are classified as either Level 2 or Level 3, depending on the extent to which the valuation inputs are based on market data obtained from independent sources.

The Company measured securities available for sale on a recurring basis. Fair values are based upon quoted market prices, where available, categorized as Level 1. When quoted market prices are not available, the fair values of investment securities were generally determined based on matrix pricing. Matrix pricing is a mathematical technique that utilizes observable market inputs including, for example, yield curves, credit ratings and prepayment speeds. Fair values determined using matrix pricing are generally categorized as Level 2 in the fair value hierarchy.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The Company measures loans held-for-sale on a recurring basis. Internally originated secondary market loans held-for-sale are measured at fair market value for which an active secondary market and readily available market prices exist, and are generally categorized as Level 2. Income derived from the gain on sale, or “yield spread,” of these loans is recorded at closing in the form of an accounts receivable, and related direct loan origination costs, when incurred. Measuring these assets at fair value allows the Company to better match the revenues and expenses associated with producing these loans in the period in which they are closed.

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 and 2023 (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
December 31, 2024
Available for sale
Obligations of states and municipal subdivisions	$-	$25,381	$-	$25,381
Mortgage-backed securities	-	15,678	-	15,678
Collateralized mortgage obligations	-	13,126	-	13,126
Corporate bonds	-	972	-	972
Loans held-for-sale	-	1,999	-	1,999

Totals	$-	$57,156	$-	$57,156

December 31, 2023
Available for sale
Obligations of states and municipal subdivisions	$-	$48,006	$-	$48,006
Mortgage-backed securities	-	6,791	-	6,791
Collateralized mortgage obligations	-	2,494	-	2,494
Corporate bonds	-	950	-	950
Loans held-for-sale	-	513	-	513

Totals	$-	$58,754	$-	$58,754

The Company is required, on a nonrecurring basis, to adjust the carrying value of certain assets or provide valuation allowances related to certain assets using fair value measurements in accordance with generally accepted account principles.

Fair values of assets measured on a nonrecurring basis at December 31, 2024 and 2023 are as follows (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
December 31, 2024
Collateral dependent loans	$-	$-	$6,488	$6,488

	$-	$-	$6,488	$6,488

December 31, 2023
Collateral dependent loans	$-	$-	$1,527	$1,527

	$-	$-	$1,527	$1,527

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The allowance for credit losses for collateral dependent loans are determined based on the fair value of collateral method. Under the fair value of collateral method, the allowance for credit loss is equal to the difference between the carrying value of the loan and the fair value of the collateral less estimated selling costs. The resulting fair value measurement is disclosed in the nonrecurring hierarchy table. Where estimates of fair value used for other collateral supporting commercial loans are based on assumptions not observable in the marketplace, such valuations have been classified as Level 3.

The following table presents the carrying values and estimated fair values of all financial instruments, including those financial assets and liabilities that are not measured and reported at fair value on a recurring basis or are measured at fair value on a non-recurring basis (in thousands):

		December 31, 2024
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$25,191	$25,191	$25,191	$-	$-
Interest bearing deposits in banks	138,892	138,892	138,892	-	-
Debt securities available for sale	55,157	55,157	-	55,157	-
Debt securities held to maturity	501	501	-	501	-
Loans held-for-sale	1,999	1,942	-	1,942	-
Loans, net	1,260,776	1,224,705	-	-	1,224,705
Interest receivable	6,634	6,634	-	-	6,634

Financial liabilities
Deposits	$1,154,868	$1,077,677	$-	$-	$1,077,677
Federal funds and repurchase agreements	2,302	2,302	-	-	2,302
Federal Home Loan Bank advances	205,189	205,189	-	-	205,189
Other borrowings	37,336	37,336	-	-	37,336
Subordinated debentures	33,128	33,128	-	33,128	-
Interest payable	2,177	2,177	-	-	2,177

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

		December 31, 2023
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$25,796	$25,796	$25,796	$-	$-
Interest bearing deposits in banks	132,044	132,044	132,044	-	-
Debt securities available for sale	58,241	58,241	-	58,241	-
Debt securities held to maturity	675	675	-	675	-
Loans held-for-sale	513	498	-	498	-
Loans, net	1,205,509	1,171,019	-	-	1,171,019
Interest receivable	6,188	6,634	-	-	6,634

Financial liabilities
Deposits	$1,146,137	$1,069,529	$-	$-	$1,069,529
Federal funds and repurchase agreements	2,951	2,951	-	-	2,951
Federal Home Loan Bank advances	161,309	161,309	-	-	161,309
Other borrowings	37,560	37,560	-	-	37,560
Subordinated debentures	31,445	31,445	-	31,445	-
Interest payable	2,337	2,177	-	-	2,177

Note 18 - Income Taxes

Income tax benefit was as follows:

2024

Current expense	$1,380

Deferred benefit	(3,920)

Total	$(2,540)

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Year-end tax assets and liabilities were due to the following:

2024

Deferred tax assets:
Allowance for credit losses	(2,271)
ACL for unfunded commitments	(366)
Accrued lease liability	(2,153)
Intangible assets	(98)
Deferred compensation payable	(748)
Accrued expenses	(508)
(6,144)

Deferred tax liabilities:
Depreciation	655
Right of use asset	2,134
Other	146
2,935

Net deferred tax asset	$(3,209)

Effective tax rates differ from the federal statutory rate of 21% for 2024 applied to income before income taxes due to the following:

2024

Tax expense at the federal statutory tax rate	$701
Increase (decrease) in tax expense from:
Tax-exempt income	(2,393)
Earnings from company owned life insurance	(367)
Depreciation	837
Accrued expenses	(1,141)
Other	(177)
Total tax expense	$(2,540)

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 19 -   Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consists of unrealized gains (losses) on available for sale securities and fair value of interest rate contracts. The following are the changes in accumulated other comprehensive income (loss), net of tax.

	December 31, 2024
		Accumulated
	Unrealized	Other
	Gains (Losses)	Comprehensive
	on Securities	Income (Loss)

Beginning Balance	$(3,388)	$(3,388)
Current-period other comprehensive loss	(172)	(172)

Ending Balance	$(3,560)	$(3,560)

	December 31, 2023
		Accumulated
	Unrealized	Other
	Gains (Losses)	Comprehensive
	on Securities	Income (Loss)

Beginning Balance	$(4,670)	$(4,670)
Current-period other comprehensive income	1,282	1,282

Ending Balance	$(3,388)	$(3,388)

	December 31, 2022
			Accumulated
	Unrealized	Fair Value of	Other
	Gains (Losses)	Interest Rate	Comprehensive
	on Securities	Contracts	Income (Loss)

Beginning Balance	$1,543	$(48)	$1,495
Current-period other comprehensive income (loss)	(6,213)	48	(6,165)

Ending Balance	$(4,670)	$-	$(4,670)

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 20 – Parent Company Only Condensed Financial Information

Condensed financial information of Wichita Falls Bancshares, Inc. follows:

CONDENSED BALANCE SHEETS
December 31

	2024	2023
Assets
Cash and cash equivalents	$11,391	$14,168
Investment in subsidiaries	150,011	134,397
Other assets	1,022	61

Total assets	$162,424	$148,626

Liabilities and equity
Debt	$65,128	$63,445
Accrued expenses and other liabilities	62	190
Shareholders' equity	97,234	84,991

Total liabilities and shareholders' equity	$162,424	$148,626

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Years ended December 31

	2024	2023	2022

Dividends from subsidiaries	$50	$5,481	$5,822
Other income	24	24	14
Interest expense	(4,432)	(1,528)	(954)
Other expense	(6)	(6)	(303)

Income (loss) before income tax and undistributed subsidiary income	(4,364)	3,971	4,579
Income tax benefit	966	-	-
Equity in undistributed subsidiary income	9,276	3,047	7,765

Net income	$5,878	$7,018	$12,344

Comprehensive income	$5,706	$8,300	$6,179

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31

	2024	2023	2022

Operating Activities	$5,878	$7,018	$12,344
Net income
Adjustments:
Equity in undistributed subsidiary income	(9,276)	(3,046)	(7,765)
Change in other assets	(960)	6	23
Change in other liabilities	(128)	(281)	(12)
Net cash from operating activities	(4,486)	3,697	4,590

Financing Activities
Proceeds from subordinated debt	8,700	37,725	-
Conversion of subordinated debt to stock	-	-	(3,000)
Purchase of treasury stock	(400)	-	-
Paid in capital	(6,511)	(25,205)	(2,300)
Dividends paid	(80)	(4,042)	(5,050)
Net cash from financing activities	1,709	8,478	(10,350)

Net change in cash and cash equivalents	(2,777)	12,175	(5,760)

Beginning cash and cash equivalents	14,168	1,993	7,753

Ending cash and cash equivalents	$11,391	$14,168	$1,993

Note 21 - Earnings Per Share

The factors used in the earnings per share computation follow:

	2024	2023	2022

Net Income	$5,878	$7,018	$12,344

Average Shares	581,588	575,771	575,771

Earnings per common share	$10.04	$12.19	$21.44

Wichita Falls Bancshares, Inc. and Subsidiaries

FHA Lender Recertification Financial Data Template

December 31, 2024

Balance Sheet - Assets
Line Item #	Title	Value
100	Cash and Cash Equivalents	$164,083,000
101	Escrow deposit Cash	$-
102	Restricted Cash / Compensating Balances	$-
103	Trading Account Securities	$-
104	Net Mortgage Servicing Rights	$-
105	Other Real Estate Owned at Net Realizable Value	$-
106	Loans Held for Investment	$1,271,590,000

Balance Sheet - Unacceptable Assets
Line Item #	Title	Value
200	Pledged Assets	$-
201	Assets Due from an Officer, Stockholder, or Related Entity	$-
202	Personal Interest Investment	$-
203	Investment in Related Entity, Greater than Equity As Adjusted	$-
204	Intangible Assets, Net of Amortization	$5,327,000
205	Value of Servicing Contract not in Accordance with ASC 948 and ASC 860	$-
206	Assets not Readily Marketable	$12,686,000
207	Marketable Security in Excess of Cost or Market	$-
208	Amount in Excess of Foreclosure Value	$-
209	Assets used for Personal Enjoyment	$-
210	Other Unacceptable Assets	$6,697,000
211	Contributed Property in Excess of Appraised Value	$-
212	Real Property	$13,075,000
213	Prepaid Expenses	$569,000
214	Deferred Tax Asset	$3,209,000
215	Total Unacceptable Assets	$41,563,000

Wichita Falls Bancshares, Inc. and Subsidiaries

FHA Lender Recertification Financial Data Template

December 31, 2024

Balance Sheet - Total Assets as Reported
Line Item #	Title	Value
250	Total Assets as Reported	$1,542,651,000

Balance Sheet – Liability
Line Item #	Title	Value
300	Escrows Payable	$-

Statement of Operations and Equity - Revenue
Line Item #	Title	Value
409	Correspondent and Broker Fee Income	-
410	Other Retail Origination Income	$223,000
412	Other Income (Loss) Not Related To Mortgage Lending Activities	$472,000

Statement of Equity
Line Item #	Title	Value
500	Balance at Beginning of the Year, as Reported	$84,991,000
501	Prior Period Adjustments	$-
502	Balance at Beginning of the Year, Restated	$84,991,000
503	Net Income	$5,878,000
504	Dividend / Distribution	$(80,000)
505	Contributions - from Cash Flow Statement	$-
506	Contributions - non-cash	$6,617,000
507	Other Equity	$(172,000)
508	Ending Balance	$97,234,000

Wichita Falls Bancshares, Inc. and Subsidiaries

FHA Lender Recertification Financial Data Template

December 31, 2024

Net Worth
Line Item #	Title	Value
600	FHA Servicing Portfolio	$-
601	FHA Originations	$2,958,000
602	FHA Purchases	$-
603	Subtotal - FHA Loan Activity	$2,958,000
604	FHA Origination Servicing Retained	$-
605	FHA Purchase Servicing Retained	$-
606	Subtotal - Servicing Retained Adjustments	$-
607	Total Adjusted FHA Loan Activity	$2,958,000
608	Net Worth Required Baseline	$1,000,000
609	Additional Net Worth Required	$-
610	Total Minimum Net Worth Required	$1,000,000
611	Stockholder Equity - Ending Balance	$97,234,000
612	Total Unacceptable Assets	$41,563,000
613	Adjusted Net Worth	$55,671,000
614	Adjusted Net Worth Above/Below Required Minimum Amount	$54,671,000

Liquidity
Line Item #	Title	Value
700	Cash and Cash Equivalents	$164,083,000
701	Trading Account Securities	$-
702	Total of Liquid Assets per HUD Guidelines	$164,083,000
703	Liquid Assets Required	$200,000
704	Liquid Assets Above/Below Required Amount	$163,883,000

First National Bank

FHA Lender Recertification Financial Data Template

December 31, 2024

Net Worth
Line Item #	Title	Value
600	FHA Servicing Portfolio	$-
601	FHA Originations	$2,958,000
602	FHA Purchases	$-
603	Subtotal - FHA Loan Activity	$2,958,000
604	FHA Origination Servicing Retained	$-
605	FHA Purchase Servicing Retained	$-
606	Subtotal - Servicing Retained Adjustments	$-
607	Total Adjusted FHA Loan Activity	$2,958,000
608	Net Worth Required Baseline	$1,000,000
609	Additional Net Worth Required	$-
610	Total Minimum Net Worth Required	$1,000,000
611	Stockholder Equity - Ending Balance	$147,796,000
612	Total Unacceptable Assets	$41,563,000
613	Adjusted Net Worth	$106,233,000
614	Adjusted Net Worth Above/Below Required Minimum Amount	$105,233,000

Liquidity
Line Item #	Title	Value
700	Cash and Cash Equivalents	$164,083,000
701	Trading Account Securities	$-
702	Total of Liquid Assets per HUD Guidelines	$164,083,000
703	Liquid Assets Required	$200,000
704	Liquid Assets Above/Below Required Amount	$163,883,000

Independent Auditor's Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government

Auditing Standards

 Audit Committee

Wichita Falls Bancshares, Inc. and Subsidiaries

Wichita Falls, Texas

We have audited, in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States (Government Auditing Standards), the consolidated financial statements of Wichita Falls Bancshares, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements, and have issued our report thereon dated March 28, 2025.

Report on Internal Control Over Financial Reporting

In planning and performing our audit of the consolidated financial statements, we considered the Company's internal control over financial reporting (internal control) as a basis for designing audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the consolidated financial statements.

We have also audited, in accordance with the auditing standards generally accepted in the United States of America, the Company's internal control over financial reporting as of December 31, 2024, based on criteria established in the 2013 Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 28, 2025, expressed an unmodified opinion.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity's financial statements will not be prevented or detected and corrected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness yet important enough to merit attention by those charged with governance.

Our consideration of internal control over financial reporting was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control over financial reporting that might be material weaknesses or significant deficiencies.

Given these limitations, during our audit we did not identify any deficiencies in internal control over financial reporting that we consider to be material weaknesses. However, material weaknesses or significant deficiencies may exist that have not been identified.

Report on Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Company's consolidated financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the consolidated financial statements. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control and compliance, and the results of that testing, and not to provide an opinion on the effectiveness of the Company's internal control or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company's internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

/s/ Eide Bailly LLP

Tulsa, Oklahoma

March 28, 2025

Independent Auditor's Report on Compliance for the Major HUD Program and on Internal Control
over Compliance Required by the Consolidated Audit Guide for Audits of HUD Programs

Audit Committee

Wichita Falls Bancshares, Inc. and Subsidiaries

Wichita Falls, Texas

Report on Compliance for the Major HUD Program

Opinion on the Major HUD Program

We have audited Wichita Falls Bancshares, Inc. and Subsidiaries' (the Company) compliance with the compliance requirements described in the Consolidated Audit Guide for Audits of HUD Programs (the Guide) that could have a direct and material effect on the Company's major U.S. Department of Housing and Urban Development (HUD) program for the year ended December 31, 2024. The Company's major HUD program and the related direct and material compliance requirements are as follows:

Name of Major HUD Program	Direct and Material Compliance Requirements
Title II

●         Quality Control Plan

●         Branch Officer Operations

●         Loan Origination

●         Federal Financial and Activity Reports

●         Lender Annual Recertification, Adjusted Net Worth, Liquidity, and Licensing

●         Loan Settlement

●         Kickbacks

In our opinion, the Company complied, in all material respects, with the compliance requirements referred to above that could have a direct and material effect on its major HUD program for the year ended December 31, 2024.

Basis for Opinion on the Major HUD Program

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America (GAAS), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Guide. Our responsibilities under those standards and the Guide are further described in the Auditor's Responsibilities for the Audit of Compliance section of our report.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion on compliance for the major HUD program. Our audit does not provide a legal determination of the Company's compliance with the compliance requirements referred to above.

Responsibilities of Management for Compliance

Management is responsible for compliance with the requirements referred to above and for the design, implementation, and maintenance of effective internal control over compliance with the requirements of laws, statues, regulations, rules, and provisions of contracts or grant agreements applicable to the HUD program.

Auditor's Responsibilities for the Audit of Compliance

Our objectives are to obtain reasonable assurance about whether material noncompliance with the compliance requirements referred to above occurred, whether due to fraud or error, and to express an opinion on the Company's compliance based on our audit. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS, Government Auditing Standards, and the Guide will always detect material noncompliance when it exists. The risk of not detecting material noncompliance resulting from fraud is higher than for that resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Noncompliance with the compliance requirements referred to above is considered material if there is a substantial likelihood that, individually or in the aggregate, it would influence the judgment made by a reasonable user of the report on compliance about the Company's compliance with the requirements of the HUD program as a whole.

In performing an audit in accordance with GAAS, Government Auditing Standards, and the Guide, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material noncompliance, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the Company's compliance with the compliance requirements referred to above and performing such other procedures as we consider necessary in the circumstances.

●

Obtain an understanding of the Company's internal control over compliance relevant to the audit in order to design audit procedures that are appropriate in the circumstances and to test and report on internal control over compliance in accordance with the Guide but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over compliance. Accordingly, no such opinion is expressed.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and any significant deficiencies and material weaknesses in internal control over compliance that we identified during the audit.

Report on Internal Control over Compliance

A deficiency in internal control over compliance exists when the design or operation of a control over compliance does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct noncompliance with a compliance requirement of a HUD program on a timely basis. A material weakness in internal control over compliance is a deficiency, or combination of deficiencies, in internal control over compliance, such that there is a reasonable possibility that material noncompliance with a compliance requirement of a HUD program will not be prevented or detected and corrected on a timely basis. A significant deficiency in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance with a compliance requirement of a HUD program that is less severe than a material weakness in internal control over compliance yet important enough to merit attention by those charged with governance.

Our consideration of internal control over compliance was for the limited purpose described in the Auditor's Responsibilities for the Audit of Compliance section above and was not designed to identify all deficiencies in internal control over compliance that might be material weaknesses or significant deficiencies in internal control over compliance. Given these limitations, during our audit, we did not identify any deficiencies in internal control over compliance that we consider to be material weaknesses, as defined above. However, material weaknesses or significant deficiencies in internal control over compliance may exist that have not been identified.

Our audit was not designed for the purpose of expressing an opinion on the effectiveness of the Company's internal control over compliance. Accordingly, no such opinion is expressed.

The purpose of this report on internal control over compliance is solely to describe the scope of our testing of internal control over compliance and the results of that testing based on the requirements of the Guide. Accordingly, this report is not suitable for any other purpose.

/s/ Eide Bailly LLP

Tulsa, Oklahoma

March 28, 2025

Wichita Falls Bancshares, Inc. and Subsidiaries

Schedule of Audit Findings, Questioned Costs, and Recommendations

December 31, 2024

There were no reports issued by HUD OIG or other Federal agencies or contract administrators during the period covered by this audit.

There were no letters or reports issued by HUD management during the period covered by this audit.

Wichita Falls Bancshares, Inc. and Subsidiaries

Schedule of the Status of Prior Audit Findings, Questioned Costs, and Recommendations

December 31, 2024

There were no reports issued by HUD OIG or other Federal agencies or contract administrators during the period of January 1, 2023 to December 31, 2023.

There were no letters or reports issued by HUD management during the period covered of January 1, 2023 to December 31, 2023.

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

INVESTAR HOLDING CORPORATION

and

WICHITA FALLS BANCSHARES, INC.

Dated as of July 1, 2025

Exhibit A – Form of Bank Merger Agreement

Exhibit B – Form of Voting Agreement

Exhibit C – Form of Director Support Agreement

Exhibit D – Form of Claims Letter

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of July 1, 2025, by and between Investar Holding Corporation, a Louisiana corporation (“Investar”), and Wichita Falls Bancshares, Inc., a Texas corporation (“WFB” and, together with Investar, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Investar owns all of the issued and outstanding shares of capital stock of Investar Bank, National Association, a national banking association with its main office in Baton Rouge, Louisiana (“Investar Bank”);

WHEREAS, WFB owns all of the issued and outstanding shares of capital stock of First National Bank, a national banking association with its main office in Wichita Falls, Texas (“FNB”);

WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for in this Agreement in which WFB will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Investar (the “Merger”), with Investar as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”);

WHEREAS, as consideration for the Merger, Investar will issue shares of Investar common stock to the former WFB shareholders in exchange for all of the issued and outstanding capital stock of WFB;

WHEREAS, the Parties intend that, immediately following the Merger, FNB will merge with and into Investar Bank, with Investar Bank surviving the merger, on the terms and conditions set forth in the Agreement and Plan of Bank Merger attached hereto as Exhibit A (the “Bank Merger Agreement”);

WHEREAS, as an inducement to Investar to enter into this Agreement, each director, executive officer of WFB have entered into a voting agreement, substantially in the form attached hereto as Exhibit B, dated as of the date hereof, with Investar (each a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which each such person has agreed, among other things, to vote all shares of WFB Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Voting Agreements;

WHEREAS, as a further inducement to Investar’s willingness to enter into this Agreement, each director of WFB who is not also an employee of WFB or any of its Subsidiaries has entered into a director support agreement, substantially in the form attached hereto as Exhibit C, dated as of the date hereof, with Investar (each a “Director Support Agreement” and collectively, the “Director Support Agreements”), containing, with certain permitted exceptions, non-solicitation and non-competition obligations;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, for federal income tax purposes, it is intended that each of the Merger and the Bank Merger (as defined herein) qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for each of the Merger and the Bank Merger for purposes of Sections 354 and 361 of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01    The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Louisiana Business Corporation Act (the “LBCA”), at the Effective Time, WFB will merge with and into Investar pursuant to the terms of this Agreement. Investar will be the Surviving Company in the Merger and will continue its existence as a corporation under the laws of the State of Louisiana. As of the Effective Time, the separate corporate existence of WFB will cease.

Section 1.02    Articles of Incorporation and Bylaws; Officers and Directors.

(a)    At the Effective Time, the articles of incorporation of Investar in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable Law. The bylaws of Investar in effect immediately prior to the Effective Time will be the bylaws of the Surviving Company until thereafter amended in accordance with applicable Law and the terms of such bylaws.

(b)    The directors of Investar in office immediately prior to the Effective Time will serve as the directors of the Surviving Company in accordance with the bylaws of the Investar, except as provided in Section 6.18 hereof.

(c)    The officers of Investar in office immediately prior to the Effective Time, together with such additional persons as may thereafter be appointed, will serve as the officers of the Surviving Company from and after the Effective Time in accordance with the bylaws of the Surviving Company.

Section 1.03    Bank Merger. Immediately following the Effective Time or on such later date as may be determined by Investar in its sole discretion, FNB will be merged (the “Bank Merger”) with and into Investar Bank in accordance with the Bank Merger Agreement and applicable Law, and Investar Bank will be the surviving bank (the “Surviving Bank”). The Bank Merger will have the effects as set forth under applicable Law. The board of directors of Investar Bank and FNB, respectively, have approved the Bank Merger Agreement and caused it to be executed and delivered on the date of this Agreement. Each of Investar and WFB has also approved the Bank Merger Agreement in its capacity as sole shareholders of Investar Bank or FNB, as applicable.

Section 1.04    Reservation of Right to Revise Structure. Investar may at any time and without the approval of WFB change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary or advantageous; provided, however, that no such change will (i) alter the nature or reduce the amount of the consideration to be issued to Holders as Merger Consideration as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger, or (iv) require submission to or approval of the Holders after this Agreement has been approved by the Holders. In the event that Investar elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II

CLOSING

Section 2.01    Effective Time; Closing.

(a)    Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger will become effective on the date and at the time (the “Effective Time”) specified in the certificates of merger issued by the Louisiana Secretary of State and the Texas Secretary of State (the “Certificates of Merger”). Unless otherwise mutually agreed by the Parties, the Effective Time will occur on a date to be determined by Investar within thirty-five (35) days of the date that all of the conditions to the Closing set forth in Article VII (other than conditions to be satisfied at the Closing, which will be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.

(b)    The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the Business Day immediately preceding the Effective Time (such date, the “Closing Date”) by electronic exchange of documents, or at such place to which, or such other manner as, the Parties mutually agree.

Section 2.02    Actions to be Taken at the Closing by WFB. At the Closing, WFB will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to Investar such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including, without limitation, the items set forth below (all of such actions constituting conditions precedent to Investar’s obligations to close hereunder).

(a)    True, correct and complete copies of the Articles of Incorporation of WFB, including all amendments thereto, duly certified as of a recent date by the Texas Secretary of State.

(b)    True, correct and complete copies of the Articles of Association of FNB, and all amendments thereto, duly certified as of a recent date by the OCC.

(c)    A certificate of good standing, dated as of a recent date, issued by the Texas Secretary of State, duly certifying as to the existence and good standing of WFB under the laws of the State of Texas.

(d)    A certificate of good standing, dated as of a recent date, issued by the OCC, duly certifying as to authorization of FNB to transact the business of banking.

(e)    A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of WFB, pursuant to which such officer will certify: (i) the due adoption by the WFB Board of Directors of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption and approval by the WFB shareholders of this Agreement; and (iii) the incumbency and true signatures of those officers of WFB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and thereby; and (iv) that the copy of the Bylaws of WFB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

(f)    A certificate, dated as of the Closing Date, executed by an executive officer of WFB, acting solely in his or her official capacity, pursuant to which WFB will certify, to the Knowledge of WFB, that WFB has satisfied the conditions set forth in Section 7.03(a), Section 7.03(b), and Section 7.03(c) of this Agreement.

(g)    (i) an affidavit issued by WFB dated as of the Closing Date, sworn under penalty of perjury and signed by an officer of WFB, in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445(b)(3), stating that WFB is not and has not been a United States real property holding corporation (as defined in Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii) and (ii) a notice from WFB to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2).

(h)    A bring down letter from the applicable director and/or executive officer of WFB and FNB with respect to each Claims Letter provided pursuant to Section 6.19.

(i)    All other documents required to be delivered to Investar by WFB under this Agreement, and all other documents, certificates and instruments as are reasonably requested by Investar or its counsel.

Section 2.03    Actions to be Taken at the Closing by Investar. At the Closing, Investar will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to, or cause to be delivered to, WFB such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the items set forth below (all of such actions constituting conditions precedent to WFB’s obligations to close hereunder).

(a)    True, correct and complete copies of the Articles of Incorporation of Investar, including all amendments thereto, duly certified as of a recent date by the Louisiana Secretary of State.

(b)    True, correct and complete copies of the Articles of Association of Investar Bank, and all amendments thereto, duly certified as of a recent date by the OCC.

(c)    A certificate of good standing, dated as of a recent date, issued by the Louisiana Secretary of State, duly certifying as to the existence and good standing of Investar under the laws of the State of Louisiana.

(d)    A certificate of good standing, dated as of a recent date, issued by the OCC, duly certifying as to authorization of Investar Bank to transact the business of banking.

(e)    A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of Investar, pursuant to which such officer will certify: (i) the due adoption by the Board of Directors of Investar of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption and approval by the Investar shareholders of this Agreement; and (iii)  the incumbency and true signatures of those officers of Investar duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and thereby; and (iv) that the copy of the Bylaws of Investar attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

(f)    A certificate, dated as of the Closing Date, executed by an executive officer of Investar pursuant to which Investar will certify, to the Knowledge of Investar, that Investar has satisfied the conditions set forth in Section 7.02(a), Section 7.02(b), and Section 7.02(c) of this Agreement.

(g)    All other documents required to be delivered to WFB by Investar under this Agreement, and all other documents, certificates and instruments as are reasonably requested by WFB or its counsel.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.01    Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of WFB:

(a)    Each share of Investar Common Stock that is issued and outstanding immediately prior to the Effective Time will remain outstanding following the Effective Time and will be unchanged by the Merger.

(b)    Each share of WFB Common Stock owned directly by Investar, WFB, or any of their respective Subsidiaries (excluding shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time will be cancelled and retired at the Effective Time without any conversion thereof, and no payment will be made with respect thereto (the “WFB Cancelled Shares”).

(c)    Subject to Section 3.03, each share of WFB Common Stock (excluding WFB Cancelled Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will be converted, in accordance with the terms of this Article III, into and exchanged for the right to receive (i) the Per-Share Stock Consideration and (ii) the Per-Share Cash Consideration (the “Per-Share Merger Consideration”).

(d)    Notwithstanding anything in this Agreement to the contrary, each Holder will have such rights to dissent from the Merger and obtain payment of the fair value of his shares as are afforded to such Person by Chapter 10, Subchapter H of the Texas Business Organizations Code (“TBOC”). Each share of WFB Common Stock issued and outstanding immediately prior to the Effective Time, the holder of which has properly perfected such holder’s rights of appraisal by following the exact procedure required by under the TBOC, is referred to herein as a “Dissenting Share.” If any holder of Dissenting Shares will effectively withdraw or lose his appraisal rights under the applicable provisions of the TBOC, each such Dissenting Share will cease to be a Dissenting Share and will be deemed to have been converted into and to have become exchangeable for, the right to receive the Per-Share Merger Consideration for each of such holder’s Dissenting Shares without any interest thereon in accordance with the provisions of Section 3.01(d). WFB will give Investar (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of WFB Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the TBOC and received by WFB relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the TBOC. WFB will not, except with the prior written consent of Investar, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

Section 3.02    Rights as Shareholders; Stock Transfers. At the Effective Time, all shares of WFB Common Stock, when converted in accordance with Section 3.01, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares will thereafter represent only the right to receive (i) the Merger Consideration in accordance with this Article III and (ii) any dividends or distributions which the holder thereof has the right to receive under Section 3.07. At the Effective Time, the stock transfer books of WFB will be closed, and there will be no registration of transfers on the stock transfer books of WFB of shares of WFB Common Stock.

Section 3.03    Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Investar Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. Instead, after aggregating all shares converted with respect to each such former holder of WFB Common Stock, Investar will pay to each former holder of WFB Common Stock otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the volume-weighted average trading price of Investar Common Stock on NASDAQ for the five consecutive trading days ending on the last trading date preceding the Closing Date, by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Investar Common Stock which such holder would otherwise be entitled to receive under Section 3.01(c).

Section 3.04    Plan of Reorganization. It is intended that the Merger and the Bank Merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement will constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code for each of the Merger and the Bank Merger.

Section 3.05    Exchange Procedures. Prior to the Effective Time, Investar will appoint the Exchange Agent for the payment and exchange of the Merger Consideration. Investar will cause as promptly as practicable after the Effective Time, but in no event later than ten (10) Business Days after the Closing Date, the Exchange Agent to mail or otherwise cause to be delivered to each former holder of WFB Common Stock appropriate and customary transmittal materials, which will specify that delivery will be effected, and risk of loss and title to the Certificates or Book-Entry Shares will pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Per Share Merger Consideration as provided for in this Agreement (the “Letter of Transmittal”).

Section 3.06    Deposit and Delivery of Merger Consideration.

(a)    At or before the Effective Time, Investar will deposit with the Exchange Agent, for the benefit of the Holders, the Cash Consideration and evidence of shares in book entry representing the number of shares of Investar Common Stock in the Exchange Pool. Upon proper surrender of a Certificate or Book-Entry Shares for exchange and cancellation to the Exchange Agent, together with such Letter of Transmittal, properly completed and executed, and such other documents as may reasonably be required by the Exchange Agent or Investar, such former holder of WFB Common Stock will be entitled to receive the aggregate Per-Share Merger Consideration to which such former holder will have become entitled to receive in accordance with, and subject to, Section 3.01(c), of which the Per-Share Stock Consideration will be issued in book entry form. In the event any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if requested by Investar or the Exchange Agent, the posting by such person of a bond in such amount as Investar or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Investar, as applicable, will issue in exchange for such lost, stolen or destroyed Certificate the aggregate Per-Share Merger Consideration to which such former holder will have become entitled to receive in accordance with, and subject to, Section 3.01(c), of which the Per-Share Stock Consideration will be issued in book entry form.

(b)    Any portion of the Merger Consideration that remains unclaimed by the shareholders of WFB for one (1) year after the Effective Time will be delivered by the Exchange Agent to Investar. Any former shareholder of WFB who has not theretofore complied with this Section 3.06 will thereafter look only to Investar for the Merger Consideration and any dividends or distributions on the Investar Common Stock deliverable to such former holder in respect of each share of WFB Common Stock such holder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of WFB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Investar Common Stock would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of Investar (and to the extent not in its possession will be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party will be liable to any former shareholder of WFB for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Investar and the Exchange Agent will be entitled to rely upon the stock transfer books of WFB to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of WFB Common Stock represented by any Certificate or Book-Entry Share, Investar and the Exchange Agent will be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(c)    Investar or the Exchange Agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any former holder of WFB Common Stock such amounts as Investar is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld will be remitted to the appropriate Governmental Authority and upon such remittance will be treated for all purposes of this Agreement as having been paid to such former holder in respect of which such deduction and withholding was made by Investar or the Exchange Agent, as applicable.

Section 3.07    Rights of Certificate Holders after the Effective Time.

(a)    All shares of Investar Common Stock to be issued pursuant to the Merger will be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by Investar in respect of the Investar Common Stock, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all shares of Investar Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Investar Common Stock will be paid to any holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there will be issued and/or paid to the holder of shares of Investar Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Investar Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Investar Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(b)    If any shares of Investar Common Stock are to be issued in a name other than that in which the Certificate(s) surrendered in exchange therefor is or are registered, it will be a condition of the issuance thereof that the Certificate(s) so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange will pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of shares of Investar Common Stock in any name other than that of the registered holder of the Certificate(s) surrendered, or required for any other reason, or will establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

Section 3.08    Anti-Dilution Provisions. If, prior to the Effective Time, the number of shares of Investar Common Stock issued and outstanding will be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there will be any extraordinary dividend or distribution with respect to such stock, and the record date therefor will be prior to the Effective Time, an appropriate and proportionate adjustment will be made to the Per-Share Stock Consideration to give holders of WFB Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WFB

Except as set forth in the disclosure schedule delivered by WFB to Investar prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “WFB Disclosure Schedule”), WFB hereby represents and warrants to Investar as follows:

Section 4.01    Organization and Standing. Each of WFB and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to WFB. WFB is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. FNB is a national banking association.

Section 4.02    Capital Stock.

(a)    The authorized capital stock of WFB consists solely of 1,000,000 shares of WFB Common Stock, par value $1.00 per share, 620,912 of which are issued and outstanding as December 31, 2024 and of the date hereof, respectively. There are no shares of WFB Common Stock held by any of WFB’s Subsidiaries or any tax-qualified employee benefit plan of WFB or its Subsidiaries. Except for the Convertible Subordinated Debt and the WFB Shareholders Agreement, there are no outstanding Rights of any kind issued or granted by, or binding upon, WFB to purchase or otherwise acquire any security of or equity interest in WFB, obligating WFB to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class.

(b)    WFB Disclosure Schedule Section 4.02(b) sets forth, as of the date hereof, the name and address, as reflected on the books and records of WFB, of each Holder, and the number and type of shares of WFB Common Stock held by each such Holder. The issued and outstanding shares of WFB Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any WFB shareholder. All shares of WFB’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws. There are no restrictions applicable to the payment of dividends on the shares of WFB Common Stock except pursuant to applicable Laws, and all dividends declared before the date of this Agreement have been paid.

(c)    No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of WFB or FNB may vote are issued or outstanding. Set forth on WFB Disclosure Schedule Section 4.02(c) is a true, correct, and complete list of all trust preferred or subordinated debt securities of WFB or any Subsidiary of WFB that are issued and outstanding as of the date of this Agreement, including, with respect to each such security, the outstanding principal and interest as of April 30, 2025, maturity date, call date (if not currently callable), current interest rate, date of the next adjustment of interest rate (if any), and any right to convert to shares of WFB Common Stock. As of the date of this Agreement, neither WFB nor any Affiliate of WFB is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by WFB or any of its Affiliates. WFB has administered all such debt securities in accordance with the terms thereof. WFB has made available to Investar true and correct copies of the forms of note or other evidence of indebtedness related to such debt securities.

(d)    Except for that certain Shareholders Agreement between WFB and its shareholders, dated February 17, 2005 (the “WFB Shareholders Agreement”), WFB is not subject to any agreements that provide holders of WFB Common Stock with rights as holders of WFB Common Stock that are in addition to those provided by WFB’s certificate of formation, WFB’s bylaws, or by applicable Law. An accurate and complete copy of the WFB Shareholders’ Agreement has been delivered by WFB to Investar.

Section 4.03    Subsidiaries.

(a)    WFB Disclosure Schedule Section 4.03(a) sets forth a complete and accurate list of all Subsidiaries of WFB, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held, directly or indirectly, by WFB. With respect to the Subsidiaries of WFB (i) WFB owns, directly or indirectly, all of the issued and outstanding equity securities of each WFB Subsidiary, (ii) no equity securities of any of WFB’s Subsidiaries are or may become required to be issued (other than to WFB) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to WFB or a wholly-owned Subsidiary of WFB), (iv) there are no contracts, commitments, understandings or arrangements relating to WFB’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by WFB, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by WFB or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws.

(b)    Neither WFB nor any of WFB’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than FNB. Neither WFB nor any of WFB’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 4.04    Corporate Power; Minute Books.

(a)    Each of WFB and its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own or lease all of its properties and assets. WFB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite WFB Shareholder Approval.

(b)    WFB has made available to Investar a complete and correct copy of the certificate of formation and bylaws or equivalent organizational documents, each as amended to date, of WFB and each of its Subsidiaries, the minute books of WFB and each of its Subsidiaries, and the stock ledgers and stock transfer books of WFB and each of its Subsidiaries. Neither WFB nor any of its Subsidiaries is in violation of any of the terms of its certificate of formation, bylaws or equivalent organizational documents. The minute books of WFB and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of WFB and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of WFB and each of its Subsidiaries.

Section 4.05    Corporate Authority. Subject only to the receipt of the Requisite WFB Shareholder Approval at the WFB Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of WFB and the board of directors of WFB on or prior to the date hereof. The board of directors of WFB, by resolutions adopted at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of WFB and its shareholders and declared the Merger to be advisable; (ii) approved this Agreement and the transactions contemplated hereby; (iii) recommended that the shareholders of WFB adopt and approve this Agreement and the transactions contemplated hereby; and (iv) directed that this Agreement be submitted to WFB’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite WFB Shareholder Approval in accordance with the TBOC and WFB’s certificate of formation and bylaws, no other vote or action of the shareholders of WFB is required by Law, the certificate of formation or bylaws of WFB or otherwise to approve this Agreement and the transactions contemplated hereby. WFB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Investar, this Agreement is a valid and legally binding obligation of WFB, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception”)).

Section 4.06    Regulatory Approvals; No Defaults.

(a)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by WFB or any of its Subsidiaries in connection with the execution, delivery or performance by WFB of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC, and the TDB and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing by Investar with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the articles or certificate of merger with the OCC, the Secretary of State of the State of Louisiana and Texas or other applicable Governmental Authorities to cause the Merger and the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Investar Common Stock pursuant to this Agreement (the “Investar Common Stock Issuance”) and approval of listing of such Investar Common Stock on Nasdaq.

(b)    Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite WFB Shareholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by WFB do not and will not (1) constitute a breach or violation of, or a default under, the certificate of formation, bylaws or similar governing documents of WFB or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WFB or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would have a Material Adverse Effect on WFB or could reasonably be expected to result in a financial obligation or penalty in excess of $50,000) under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of WFB or any of its Subsidiaries or to which WFB or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a Material Adverse Effect on WFB or result in a material financial penalty.

(c)    As of the date hereof, WFB has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 7.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 4.07    Financial Statements; Internal Controls.

(a)    WFB has previously delivered or made available to Investar true, correct, and complete copies of WFB’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2024, 2023 and 2022, accompanied by the unqualified audit reports of Eide Bailly LLP, independent registered accountants (the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements, as of and for the quarter ended March 31, 2025 (the “Unaudited Financial Statements,” and collectively and together with the Audited Financial Statements and any unaudited financial statements delivered pursuant to Section 6.08(c), the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of WFB and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to (i) the absence of consolidated statements of changes in stockholders’ equity, consolidated statements of comprehensive income (loss), and consolidated statements of cash flow, (ii) normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to WFB), and (iii) the absence of notes and schedules as permitted by GAAP (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than WFB’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of WFB. The audits of WFB have been conducted in accordance with GAAP. Since December 31, 2024, neither WFB nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2024 that are not required by GAAP to be reflected in the Financial Statements.

(b)    The records, systems, controls, data and information of WFB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of WFB or its Subsidiaries or accountants (including all means of access thereto and therefrom). WFB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. WFB has disclosed, based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of WFB (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect WFB’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in WFB’s internal control over financial reporting.

(c)    Since January 1, 2021, neither WFB nor any of its Subsidiaries nor, to WFB’s Knowledge, any director, officer, employee, auditor, accountant or representative of WFB or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of WFB or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that WFB or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 4.08    Regulatory Reports. Since January 1, 2021, WFB and its Subsidiaries have timely filed with the FRB, the OCC, the TDB, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws, together with any amendments required to be made with respect thereto, and have paid all fees and assessments due and payable in connection therewith, and all such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws. Except as set forth on WFB Disclosure Schedule Section 4.08, and other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified WFB or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of WFB, threatened an investigation into the business or operations of WFB or any of its Subsidiaries since January 1, 2021. There is no material and unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of WFB or any of its Subsidiaries.

Section 4.09    Absence of Certain Changes or Events. The Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2023, (a) WFB and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to WFB, and (c) neither WFB nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 6.01.

Section 4.10    Legal Proceedings.

(a)    Since January 1, 2021, there have been no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of WFB, threatened against WFB or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which WFB or any of its Subsidiaries or any of their current or former director or executive officer, in their capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no material injunction, order, judgment or decree or regulatory restriction imposed upon WFB or any of its Subsidiaries, or the assets of WFB or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates), and neither WFB nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgment or decree that is generally applicable to all Persons in businesses similar to that of WFB or any of WFB’s Subsidiaries.

Section 4.11    Compliance with Laws.

(a)    Each of WFB and its Subsidiaries is, and has been since January 1, 2021, in compliance in all material respects with all applicable federal, state, local and foreign Laws applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Since January 1, 2021, neither WFB nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers. The boards of directors of WFB and its Subsidiaries have adopted, and WFB and its Subsidiaries, as applicable, have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act, and that has not been deemed ineffective by any Governmental Authority.

(b)    FNB has a Community Reinvestment Act rating of not less than “satisfactory” in its most recent completed exam, has received no oral or written criticism from regulators with respect to discriminatory lending practices and, to the Knowledge of WFB, there are no conditions, facts or circumstances, or pending investigations, that could result in a downgrade of FNB’s Community Reinvestment Act rating to less than “satisfactory” or criticism from regulators or consumers with respect to discriminatory practices. Neither WFB nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters.

(c)    WFB and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to WFB’s Knowledge, no suspension or cancellation of any of them is threatened.

(d)    Neither WFB nor any of its Subsidiaries has received, since January 1, 2021, written or, to WFB’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces, (ii) indicating the initiation of, or the pending initiation of, any proceeding or investigation into the business or operations of WFB or any of its Subsidiaries, or (iii) threatening to revoke any license, franchise, permit or governmental authorization (nor to the WFB’s Knowledge do any grounds for any of the foregoing exist).

(e)    Neither WFB nor any of its Subsidiaries (nor, to the Knowledge of WFB, any of their respective directors, executives, officers, employees or representatives) (i) used any corporate funds of WFB or any of its Subsidiaries or any of their respective affiliates for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of WFB or any of its Subsidiaries or any of their respective affiliates, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for WFB or any of its Subsidiaries or any of their respective affiliates, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the WFB or any of its Subsidiaries or any of their respective affiliates, (v) established or maintained any unlawful fund of monies or other assets of WFB or any of its Subsidiaries or any of their respective affiliates, (vi) made any fraudulent entry on the books and records of WFB or any of its Subsidiaries or any of their respective affiliates or (vii) violated or is in violation of the Money Laundering Laws. No action, suit or proceeding by or before any Governmental Entity or any arbitrator involving WFB or any of its Subsidiaries or any of their respective affiliates with respect to the money laundering Laws is pending or, to the Knowledge of WFB, threatened, and there are no conditions, facts or circumstances that could result in WFB or any of its Subsidiaries being deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, any order issued with respect to anti-money laundering by OFAC or any other applicable money laundering Law.

(f)    Except as required by the Bank Secrecy Act, to the Knowledge of the WFB, no employee of WFB or any of its Subsidiaries or their respective affiliates has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by WFB or any of its Subsidiaries or any employee thereof acting in its capacity as such. Neither WFB nor any of its Subsidiaries, nor any officer, employee, contractor, subcontractor or agent of WFB or any of its Subsidiaries, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of WFB or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(g)    Except where such disclosure is prohibited by applicable Law, there: (i) is no written, or to the Knowledge of WFB, oral unresolved violation or exception by any Governmental Authority relating to any examinations or inspections of WFB or any of its Subsidiaries; (ii) have been no written, or to the Knowledge of WFB, oral formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of WFB or any of its Subsidiaries since January 1, 2021; and (iii) is not any pending or, to the Knowledge of WFB, threatened, nor has any Governmental Authority indicated an intention to conduct, any investigation or review of the WFB or any of its Subsidiaries.

(h)    WFB and its Subsidiaries, as applicable, are the sole owners of all IIPI relating to customers, former customers and prospective customers that will be transferred to Investar or Investar Bank under to this Agreement and the other transactions contemplated hereby. As used in this Section 4.11(h), “IIPI” means any information relating to an identified or identifiable natural person, including “personally identifiable financial information” as that term is defined in 12 CFR Part 1016. WFB and its Subsidiaries have adopted and maintain privacy policies regarding the collection and use of IIPI, and such collection and use of such IIPI and the transfer of such IIPI to Investar or Investar Bank comply with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and, in each case, the rules and regulations promulgated thereunder, and all other applicable state, federal and foreign privacy Laws and with any contract or industry standard relating to privacy.

Section 4.12    WFB Material Contracts; Defaults.

(a)    Other than the WFB Benefit Plans and except as set forth in WFB Disclosure Schedule Section 4.12(a), neither WFB nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of WFB or any of its Subsidiaries to indemnification from WFB or any of its Subsidiaries other than as provided in the certificate of formation, bylaws or similar governing documents of WFB or its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of WFB or its respective Subsidiaries; (iii) related to the borrowing by WFB or any of its Subsidiaries of money or any guaranty of any obligation for the borrowing of money, other than deposits of FNB, endorsements made for collection, repurchase or resell agreements, letters of credit or guaranties made in the ordinary course of business; (iv) which provides for payments to be made by WFB or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of real property or personal property; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $25,000 individually or $100,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $30,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by WFB or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Company or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of WFB or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, Investar or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; (xi) pursuant to which WFB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity; (xii) with respect to the employment or compensation of any directors, officers or employees (whether current or for which liability remains outstanding) of WFB or any of its Subsidiaries; (xiii) which, upon the execution or delivery or shareholder adoption of this Agreement, or the consummation of the transactions contemplated hereby, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefit (whether change-of-control, severance pay or otherwise) becoming due from WFB, the Surviving Company or any of their respective Subsidiaries to any officer, director or employee thereof, or which would otherwise provide for a payment or benefit to such Person upon a change-of-control; (xiv) the liabilities or benefits of which will be increased, or the vesting of benefits or payments of which will be accelerated, or funding required, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (xv) that transfers any Intellectual Property rights (other than non-exclusive licenses to generally available commercial software), by way of assignment, license, sublicense, agreement or other permission, to or from WFB or any of its Subsidiaries and that is material; (xvi) to which any Governmental Authority is a party; (xvii) which provide for payments or benefits which, together with other payments or benefits payable to such Person, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or which provides for a “gross up” or indemnification for Taxes; (xviii) that are Recourse Agreements; (xix) which relates to the solicitation, origination and/or servicing of mortgages, excluding Loan documents; (xx) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement; or (xxi) that is not otherwise described in clauses (i)-(xx) and would be considered a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). Each contract, arrangement, commitment or understanding of the type described in this Section 4.12(a) is listed in WFB Disclosure Schedule Section 4.12(a), and is referred to herein as a “WFB Material Contract.” WFB has previously made available to Investar true, complete and correct copies of each such WFB Material Contract, including any and all amendments and modifications thereto.

(b)    Each WFB Material Contract is valid and binding on WFB and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that WFB hereby represents and warrants that, to its Knowledge, each WFB Material Contract is duly executed by all such parties), subject to the Enforceability Exception; and neither WFB nor any of its Subsidiaries is in default under any WFB Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. No power of attorney or similar authorization given directly or indirectly by WFB or any of its Subsidiaries is currently outstanding.

(c)    WFB Disclosure Schedule Section 4.12(c) sets forth a true and complete list of all WFB Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by WFB of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

(d)    With respect to any material agreement, commitment, arrangement, lease, insurance policy or other instrument that is of a nature that would be disclosed in WFB Disclosure Schedule Section 4.12(a) but for the fact that it is no longer valid or binding on WFB or any of its Subsidiaries, since January 1, 2021, neither WFB nor any of its Subsidiaries, nor to WFB’s Knowledge, any other party thereto, was in default or breach, nor did any event occur that, with the giving of notice or the passage of time or both, would have constituted a default or breach which would have given rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by another party under, or in any manner release any party thereto from any obligation under, any such material agreement, commitment, arrangement, lease, insurance policy or instrument to which it is a party, by which its assets, business, or operations may have been bound or affected, or under which its assets, business, or operations received benefits.

Section 4.13    Agreements with Regulatory Agencies. Except as set forth on WFB Disclosure Schedule Section 4.13, since January 1, 2021, neither WFB nor any of its Subsidiaries has been subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter, action plan or similar undertaking to, or a recipient of any extraordinary supervisory letter from, or subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “WFB Regulatory Agreement”) that restricts, has restricted or by its terms will in the future restrict, the conduct of WFB’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has WFB or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any WFB Regulatory Agreement. To WFB’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to WFB or any of its Subsidiaries except as related to routine regulatory exams in the Ordinary Course of Business.

Section 4.14    Brokers; Fairness Opinion. Neither WFB, nor any of its Subsidiaries, nor any of their respective officers and directors, has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that WFB has engaged, and will pay a fee or commission to Olsen Palmer LLC (“WFB Financial Advisor”), in accordance with the terms of a letter agreement between WFB Financial Advisor and WFB, a true, complete and correct copy of which has been previously delivered by WFB to Investar. WFB has received the opinion of the WFB Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to Investar) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Per-Share Merger Consideration is fair, from a financial point of view, to the Holders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 4.15    Employee Benefit Plans.

(a)    WFB Disclosure Schedule Section 4.15(a) sets forth a true and complete list of each WFB Benefit Plan. For purposes of this Agreement, “WFB Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of WFB or any of its Subsidiaries (such current and former employees collectively, the “WFB Employees”), (ii) covering current or former directors of WFB or any of its Subsidiaries, or (iii) with respect to which WFB, any of its Subsidiaries, Controlled Group Members, or ERISA Affiliates has or may have any liability or contingent liability, with respect to any “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA and whether or not in writing.

(b)    With respect to each WFB Benefit Plan, WFB has provided or made available to Investar true and complete copies of the following, to the extent applicable: (i) such WFB Benefit Plan and all amendments thereto (or a written summary of such WFB Benefit Plan where no plan document exists), (ii) any trust instruments and insurance contracts forming a part of any WFB Benefit Plan, (iii) the most current summary plan descriptions and summaries of material modifications, (iv) IRS Form 5500, including applicable schedules and reports required to be filed therewith for the three (3) most recently completed plan years, (v) the most recent IRS determination, opinion, or advisory letters with respect thereto, (vi) any correspondence from any Governmental Authority, and (vii) for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and material communications (e.g. award agreements, summary of benefits and coverage, employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5), and coverage and nondiscrimination testing data and results (e.g. under Code Sections 105(h), 125, 129, 410, 401(k), and 401(m), as applicable).

(c)    All WFB Benefit Plans are in compliance in all material respects, in form and operation, with all applicable Laws, including ERISA and the Code. Each WFB Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“WFB 401(a) Plan”) has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion or advisory letter from the IRS, and, to WFB’s Knowledge, there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion or advisory letter, and nothing has occurred that would be expected to result in the WFB 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All WFB Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to WFB’s Knowledge, threatened litigation or regulatory action relating to the WFB Benefit Plans. Neither WFB nor any of its Subsidiaries has engaged in a transaction with respect to any WFB Benefit Plan that could reasonably be expected to subject WFB or any of its Subsidiaries to a tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA. No WFB 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries, investigations, or proceedings pending or, to WFB’s Knowledge, threatened by any Governmental Authority, or participant claims (other than claims for benefits in the normal course of business), with respect to any WFB Benefit Plan. Neither WFB nor any administrator or fiduciary of any WFB Benefit Plan (or any agent of any of the foregoing) that is an employee of WFB has engaged in any transaction, or acted or failed to act in any manner with respect to any WFB Benefit Plan that could subject it to any direct or indirect material liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the WFB Benefit Plans has been made to WFB Employees that is not in conformity with the written or otherwise preexisting terms and provisions of such plans.

(d)    Neither WFB nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of WFB or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA. WFB has not contributed to (or been obligated to contribute to) a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither WFB nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA. Neither WFB nor any of its Subsidiaries has ever sponsored, maintained or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40).

(e)    All contributions required to be made with respect to all WFB Benefit Plans have been timely made or accrued on WFB’s financial statements.

(f)    Except as set forth in WFB Disclosure Schedule Section 4.15(f), no WFB Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any WFB Employee, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.

(g)    All WFB Benefit Plans that are group health plans have been operated in all material respects in compliance in all material respects with the group health plan continuation requirements of Section 4980B of the Code, the employer mandate of Section 4980H of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising thereunder have occurred and no such liabilities are expected to be assessed.

(h)    Except as otherwise provided for in this Agreement or as set forth in WFB Disclosure Schedule Section 4.15(h), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any WFB Employee to retention or other bonuses, non-competition payments, or any other payment, (ii) entitle any WFB Employee to severance pay or any increase in severance pay, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under or increase the amount payable under any of the WFB Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the WFB Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of WFB or, after the consummation of the transactions contemplated hereby, Investar or any of its Subsidiaries, to merge, amend or terminate any of the WFB Benefit Plans.

(i)    Each WFB Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all material respects with Section 409A of the Code. Neither WFB nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a WFB Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, and (y) has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(j)    No WFB Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither WFB nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.

(k)    WFB has made available to Investar copies of any Code Section 280G calculations (whether or not final) with respect to any disqualified individual, if applicable, in connection with the transactions contemplated by this Agreement.

Section 4.16    Labor Matters.

(a)    Except as disclosed on WFB Disclosure Schedule Section 4.16(a), since January 1, 2021, (i) there has not been any union representation or any labor strike, dispute, work stoppage, lockout, or union organizational campaign pending or, to the Knowledge of WFB, threatened, against WFB or any of its Subsidiaries; (ii) WFB and its Subsidiaries have been in compliance in all material respects with all applicable Laws respecting labor and employment, including provisions thereof relating to fair employment practices (including discrimination, harassment, and retaliation), terms and conditions of employment, immigration, workers’ compensation, occupational safety and health requirements, employee classification, plant closings, mass layoffs, wages and hours, withholdings and deductions, disability rights or benefits, equal opportunity, labor relations, concerted activity, employee leave issues and unemployment insurance and related matters; and (iii) there are not and have not been any pending, or, to the Knowledge of WFB, threatened, charges or claims against WFB or any of its Subsidiaries or any of their respective current or former officers, directors, or employees, before any Governmental Authority (including, without limitation, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board or any other federal, state or local agency responsible for the prevention or evaluation of unlawful employment practices); (iv) neither WFB nor any of its Subsidiaries has received written notice of an intent by any such Governmental Authority to investigate such entity and, to the Knowledge of WFB, no such investigation is contemplated; (v) all individuals who have provided services to WFB or any of its Subsidiaries have at all times been accurately classified by such entity with respect to such services as common law employees, leased employees, independent contractors or agents, have been properly classified as exempt or non-exempt employees; and have been properly compensated accordingly, as required by applicable Law; and (vi) WFB and its Subsidiaries are in material compliance with and have effectuated a “mass layoff,” “plant closing,” “relocation” or “termination,” nor incurred any liability or obligation under, the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any state or local equivalent Law that remains unsatisfied.

(b)    WFB Disclosure Schedule Section 4.16(b) sets forth a true, correct and complete list of all individuals employed or engaged by the Company as of the date hereof, including: (i) name; (ii) job title; (iii) principal work location; (iv) job classification (exempt/non-exempt/contractor); (v) full or part-time status; (vi) whether active, on a leave of absence (including the nature of the leave and anticipated return to work date) or on layoff status; (vii) method and rate of compensation (including salary or hourly rate, bonus eligibility, commission, incentive pay and/or any other compensation opportunity); (viii) accrued vacation or other paid time off; (ix) any severance pay or other benefit or right upon termination of employment; and (x) whether said employment is subject to any written agreements, including employment agreements, restrictive covenant agreements, equity or incentive agreements, bonus agreements, labor contracts, change of control agreements, or other written terms.  To WFB’s Knowledge, no officer or, to the extent related to their service to WFB or its Subsidiaries, former officer of WFB or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.

(c)    WFB Disclosure Schedule Section 4.16(c) sets forth a true, correct and complete list of any employee terminated from WFB or any of its Subsidiaries within the twelve (12) months preceding the date hereof, including the information described in (i) through (v) above, and the date of and reason for termination. All severance, settlement, or other obligations to any former employee of WFB and its Subsidiaries have been fully satisfied.

(d)    WFB has delivered to Investar true, correct and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of employees of WFB and its Subsidiaries, as well as all written agreements (including all amendments and modifications thereto) required to be identified in WFB Disclosure Schedule Section 4.16(b).

Section 4.17    Environmental Matters. WFB and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of WFB, threatened against WFB or any of its Subsidiaries or any real property or facility presently owned, operated or leased by WFB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither WFB nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by WFB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to WFB or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) there are no underground storage tanks on, in or under any property currently owned, operated or leased by WFB or any of its Subsidiaries. WFB has made available to Investar all environmental audits, site assessments, documentation regarding off-site disposal of Hazardous Substances, reports and other material environmental documents related to any immovable property owned by WFB or its Subsidiaries, including non-residential other real estate, and any immovable property formerly owned or operated by WFB or any of its Subsidiaries or any of their respective predecessors. To the WFB’s Knowledge, neither WFB nor any of its Subsidiaries has made or participated in any Loan to any Person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such Loan with any Environmental Law, or (ii) the release or the threatened release into the environment of any Hazardous Substances at a site owned, leased or operated by such Person on any property securing such Loan.

Section 4.18    Tax Matters.

(a)    Each of WFB and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects and were prepared in compliance with all applicable Laws. All Taxes due and owing by WFB or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither WFB nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither WFB nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where WFB or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of WFB or any of its Subsidiaries.

(b)    WFB and each of its Subsidiaries have collected or withheld and paid over to the appropriate Governmental Authority all amounts of Taxes required to have been collected or withheld and paid over by it, and has complied in all respects with all information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party, and Taxes required to be collected or withheld and paid pursuant to Sections 1441, 1442, and 3406 of the Code or similar provisions under state, local, or foreign Law.

(c)    No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or have been threatened in writing, in each case, with respect to Taxes of WFB or any of its Subsidiaries. Neither WFB nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where WFB or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other litigation regarding any Tax or other review with respect to Taxes or (ii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against WFB or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against WFB or any of its Subsidiaries, and neither WFB nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any Tax or agreed to a Tax assessment or deficiency.

(d)    WFB has delivered or made available to Investar true, correct and complete copies of all income and other material Tax Returns filed with respect to WFB or any of its Subsidiaries with regards to any and all Taxes, and of all examination reports and statements of deficiencies assessed against or agreed to by WFB or any of its Subsidiaries, in each case for which the statute of limitations has not expired and any material correspondence with Governmental Authorities with respect to such Tax Returns.

(e)    Neither WFB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither WFB nor any of its Subsidiaries is a party to or is otherwise bound by any Tax allocation, sharing agreement or similar agreement pursuant to which it has any material obligation to any Person with respect to Taxes. Neither WFB nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was WFB), or (ii) has any liability for the Taxes of any Person (other than WFB and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.

(f)    The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by WFB and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2024, neither WFB nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business. Since the most recent Financial Statements, neither WFB nor any of its Subsidiaries has made or is subject to any amendment or other change to any Tax Return, election, agreement, method, practice, or principle regarding Taxes (other than any change resulting from changes in applicable Law).

(g)    Neither WFB nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(h)    Since January 1, 2021, neither WFB nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(i)    Neither WFB nor any of its Subsidiaries has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b)(1) of the Regulations in any tax year.

(j)    Neither WFB nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(k)    Neither WFB nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

(l)    Set forth in WFB Disclosure Schedule Section 4.18(l) are the net operating loss, net capital loss, credit, minimum Tax, charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of WFB and each of its Subsidiaries. Except as set forth on WFB Disclosure Schedule Section 4.18(l), none of those carryforwards are, as of the Closing Date and without giving effect to the Merger, presently subject to limitation under Sections 382, 383, or 384 of the Code, or the federal consolidated return regulations, or any analogous provision of foreign, state, or local Tax Law.

(m)    Neither WFB nor any of its Subsidiaries (i) has been a member of a combined, consolidated, affiliated, or unitary group Tax purposes (other than a group the common parent of which was WFB), and (ii) has any liability for the Taxes of any Person (other than the WFB or any of its Subsidiaries), under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or as a result of similar liability, operation of law, by contract or otherwise.

(n)    Neither WFB nor any of its Subsidiaries filed a Tax Return claiming Employee Retention Credits created under Section 2301 of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136.

(o)    Neither WFB nor any of its Subsidiaries owns any equity interest in any Person classified as a Partnership for Tax purposes.

(p)    WFB made an election to be treated as an S corporation under Subchapter S of the Code effective January 1, 1998 (“S Election Date”); such election was revoked by WFB in the manner permitted under section 1362 of the Code effective January 1, 2024 (“Revocation Date”); and such election at all times remained validly in effect from the S Election Date through the Revocation Date. Effective as of the S Election Date, WFB made a valid election for FNB to be taxed as a qualified subchapter S subsidiary (within the meaning of section 1361(b)(3)(B) of the Code), and such election at all times remained validly in effect from the S Election Date through the Revocation Date. With respect to each Subsidiary of WFB (other than FNB) owned by WFB at any time between the S Election Date and the Revocation Date, WFB made a valid election for each such Subsidiary to be taxed as a qualified subchapter S subsidiary, effective as of the later of the S Election Date and the date on which WFB acquired such Subsidiary, and such election at all times remained validly in effect from such effective date through the Revocation Date. Neither WFB, nor any Subsidiary or shareholder of WFB, has taken any action that would cause WFB to cease being an S corporation within the meaning of section 1361 of the Code or any such Subsidiary to cease being a qualified subchapter S subsidiary within the meaning of section 1361(b)(3)(B) of the Code. Neither WFB nor FNB has any potential liability for any Tax under section 1374 of the Code.

(q)    For any tax year of WFB beginning on or after the S Election Date, no audit by the IRS has commenced or been completed under sections 6241 through 6245 of the Code regarding Subchapter S items. To WFB’s Knowledge, for any tax year of WFB beginning after the S Election Date, each shareholder’s treatment of Subchapter S items with respect to WFB is consistent with the manner in which WFB has filed its Tax Returns, and no audit by the IRS of any shareholder of WFB has occurred.

(r)    Neither WFB nor FNB was subject to any disallowance of interest expense under section 291(a)(3) of the Code (or any similar provision of state, local, or foreign Tax law) between the S Election Date and the Revocation Date.

Section 4.19    Investment Securities.

(a)    WFB Disclosure Schedule Section 4.19(a) sets forth, as of April 30, 2025, all investment securities owned by WFB or any of its Subsidiaries, including descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity”, book values and coupon rates, and any unrealized gain or loss with respect to any investment securities.

(b)    Each of WFB and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the Financial Statements and except to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of WFB or its Subsidiaries. Such securities and commodities are valued on the books of WFB in accordance with GAAP in all material respects. WFB and its Subsidiaries employ investment, securities, commodities, risk management, and other similar policies, practices, and procedures that management of WFB and its Subsidiaries reasonably believes are prudent and reasonable in the context of their respective businesses, and, since January 1, 2021, WFB and each of its Subsidiaries have been in compliance with such policies, practices, and procedures in all material respects. WFB has made available to Investar true, correct and complete copies (or, to the extent not in writing, summaries) of all such policies, practices and procedures.

Section 4.20    Derivative Transactions. Neither WFB nor any of its Subsidiaries engages in any Derivative Transactions, whether entered into for the account of WFB or any of its Subsidiaries or for the account of a customer of WFB or any of its Subsidiaries.

Section 4.21    Regulatory Capitalization. FNB is “well-capitalized” and “well managed,” as such terms are defined in the rules and regulations promulgated by the OCC. WFB is “well-capitalized” and “well-managed,” as such terms are defined in the rules and regulations promulgated by the FRB.

Section 4.22    Loans; Nonperforming and Classified Assets.

(a)    WFB Disclosure Schedule Section 4.22(a) sets forth all loans, loan agreements, notes or borrowing arrangements and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which WFB or any of its Subsidiaries is a creditor which, as of April 30, 2025, was over sixty (60) days or more delinquent in payment of principal or interest.

(b)    WFB Disclosure Schedule Section 4.22(b) sets forth, as of April 30, 2025, (i) each Loan of WFB or any of its Subsidiaries that was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by FNB, WFB or any bank examiner, or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectibility, together with the principal amount of and accrued and unpaid interest on each such Loan, the allocated or specific allowance for credit losses, and the identity of the borrower thereunder, and the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (ii) each Loan classified by FNB as a Troubled Debt Restructuring as defined by GAAP. No Governmental Authority or third party has: (i) asserted that FNB has violated or has not complied with the representations and warranties applicable with respect to any Loans originated or purchased and subsequently sold, in each case, since January 1, 2021, or sale of Loan servicing rights to a third party; or (ii) imposed restrictions on the activities (including commitment authority) of FNB.

(c)    WFB Disclosure Schedule Section 4.22(c) identifies (i) each asset of WFB or any of its Subsidiaries that as of April 30, 2025 was classified as other real estate owned (“OREO”), “other repossessed assets” or an asset to satisfy Loans, and the book value thereof as of April 30, 2025, (ii) each asset classified as OREO, “other repossessed assets” or an asset to satisfy Loans between December 31, 2023 and April 30, 2025, and any sales of such assets between December 31, 2023 and April 30, 2025, reflecting any gain or loss with respect to such asset.

(d)    Each Loan held in WFB’s or any of its Subsidiaries’ loan portfolio (each a “WFB Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected, (iii) to the extent guaranteed, such guarantees are valid and enforceable and (iv) is a legal, valid and binding obligation of WFB or the WFB Subsidiary, as applicable, and the obligor named therein, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exception. Except as would not reasonably be expected to be material, all pledges, mortgages, deeds of trust, and other collateral documents and security agreements related to the WFB Loans are legal, valid, binding and enforceable (except as enforceability may be limited by the Enforceability Exception).

(e)    All currently outstanding WFB Loans (i) were solicited, originated and currently exist, and the relevant WFB Loan files are maintained, in material compliance with all applicable requirements of Law, the applicable loan documents, and FNB’s lending policies at the time of origination of such WFB Loans, and (ii) were made or originated for good, valuable, and adequate consideration in the Ordinary Course of Business; and the notes or other credit or security documents with respect to each such outstanding WFB Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the WFB Loans that are not reflected in the written records of WFB or its Subsidiary, as applicable. All such WFB Loans are owned by WFB or its Subsidiary free and clear of any Liens, except for WFB Loans pledged to the Federal Home Loan Bank of Dallas, as set forth on WFB Disclosure Schedule Section 4.22(e). No claims of defense as to the enforcement of any WFB Loan have been asserted in writing against WFB or any of its Subsidiaries for which there is a reasonable possibility of an adverse determination, and WFB has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to WFB or any of its Subsidiaries. No WFB Loans are presently serviced by third parties, and there is no obligation which could result in any WFB Loan becoming subject to any third party servicing.

(f)    Neither WFB nor any of its Subsidiaries is a party to any Recourse Agreement, or is otherwise obligated to repurchase from any Person, or provide any indemnification with respect to, any Loan or other asset sold by WFB or any of its Subsidiaries. None of the agreements pursuant to which WFB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan, and, to the Knowledge of the Company, there are no claims for any such repurchase. WFB Disclosure Schedule Section 4.22(f) sets forth a true, correct and complete report regarding the current status of (i) any repurchase requests received by WFB or any of its Subsidiaries to repurchase any Loan or interests therein, and (ii) the reserves of WFB and its Subsidiaries in respect of potential repurchase requests to repurchase any Loan or interests therein. For purposes of this Agreement, “Recourse Agreements” means agreements or arrangements with any Person that obligate WFB or any of its Subsidiaries to repurchase from any such Person any Loan or other asset sold by WFB or any of its Subsidiaries under any circumstances or that entitles any such Person to pursue any other form of recourse against WFB or any of its Subsidiaries, including indemnification. WFB has made available to Investar true, correct and complete copies of Recourse Agreements and all agreements pursuant to which the WFB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans to any third party.

(g)    Neither WFB nor any of its Subsidiaries is now nor has it ever been since January 1, 2021, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

(h)    Neither WFB nor any of its Subsidiaries has canceled, released or compromised any Loan, obligation, claim or receivable other than in the ordinary course of business.

(i)    Neither WFB nor any of its Subsidiaries has, since January 1, 2021, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal Loan to or for any director, executive officer, or principal shareholder (or equivalent thereof) of WFB or any of its Subsidiaries (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (“Regulation O”)), except as permitted by Regulation O and that have been made in compliance with the provisions of Regulation O. WFB Disclosure Schedule Section 4.22(i) identifies any Loan or extension of credit maintained by WFB or any of its Subsidiaries to which Regulation O applies, and there has been no default on, or forgiveness of waiver of, in whole or in part, any such Loan during the two (2) years preceding the date hereof.

(j)    WFB Disclosure Schedule Section 4.22(j) identifies each Loan to a Governmental Authority.

Section 4.23    Allowance for Credit Losses. WFB’s allowance for credit losses as reflected in each of (a) the latest balance sheet included in the Financial Statements and (b) in the balance sheet as of December 31, 2024 included in the Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance in all material respects with WFB’s existing methodology for determining the adequacy of its allowance for credit losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

Section 4.24    Trust Business; Administration of Fiduciary Accounts. Neither WFB nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 4.25    Investment Management and Related Activities. None of WFB, any WFB Subsidiary or any of their respective directors, officers or employees, in each of their respective capacities as a director, officer, or employee of WFB or any WFB Subsidiary, is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 4.26    Repurchase Agreements. With respect to all agreements pursuant to which WFB or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, WFB or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. WFB has made available to Investar true, correct and complete copies of all such repurchase agreements, including any and all amendments and modifications thereto.

Section 4.27    Deposit Insurance. The deposits of FNB are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and FNB has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to WFB’s Knowledge, threatened.

Section 4.28    Transactions with Affiliates. Except as set forth on WFB Disclosure Schedule Section 4.03(a), there are no outstanding amounts payable to or receivable from, or advances by WFB or any of its Subsidiaries to, and neither WFB nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of WFB or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with WFB or any of its Subsidiaries and other than deposits held by FNB in the Ordinary Course of Business, or (b) any other Affiliate of WFB or any of its Subsidiaries. Neither WFB nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates, other than part of the terms of an individual’s employment or service as a director in the Ordinary Course of Business. All agreements between FNB and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB. WFB has made available to Investar true, correct and complete copies of all agreements between WFB or FNB and any of their respective Affiliates.

Section 4.29    Tangible Properties and Assets.

(a)    WFB Disclosure Schedule Section 4.29(a) sets forth a true, correct and complete list of all real property owned by each of WFB and its Subsidiaries. WFB or its Subsidiaries has good and marketable title to all of the real property owned by WFB or its respective Subsidiary, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to WFB’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that WFB or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True, correct and complete copies of all deeds evidencing ownership of all real property owned by WFB and its Subsidiaries and true, correct and complete copies of the title insurance policies and surveys, if any, for each such property, together with true, correct and complete copies of any mortgages, deeds of trust and security agreements to which such property is subject, have been furnished or made available to Investar.

(b)    No Person other than WFB and its Subsidiaries has (or will have, at Closing) (i) any right in any real property owned by WFB or its Subsidiaries or any right to use or occupy any portion of such real property or (ii) any right to use or occupy any portion of the premises subject to any lease.  Neither WFB nor any of its Subsidiaries use in its business any material real property other than the real property owned by WFB and its Subsidiaries and the premises subject to the Leases.

(c)    WFB Disclosure Schedule Section 4.29(c) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which WFB or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither WFB nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To WFB’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by WFB or any of its Subsidiaries of, or default by WFB or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To WFB’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. WFB and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases and are in possession of the properties purported to be leased thereunder. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in WFB Disclosure Schedule Section 4.29(c), have been furnished or made available to Investar.

(d)    WFB and each of its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the personal property and other assets (tangible or intangible) used, operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for statutory Liens for amounts not yet delinquent, and other similar Liens that do not materially affect the value or use of the assets subject thereto or affected thereby or otherwise materially impair the use or operation of such property.

(e)    All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of WFB and its Subsidiaries.

Section 4.30    Intellectual Property.

(a)    WFB Disclosure Schedule Section 4.30 contains a true, correct and complete list of all Intellectual Property, and all registrations (including domain name registrations) and any applications for registration of any Intellectual Property, owned or purported to be owned by WFB or any of its Subsidiaries and identifies the applicable owner. WFB or one of its Subsidiaries, as applicable, is the sole and exclusive owner of all WFB Intellectual Property owned or purported to be owned by it and holds all of its right, title and interest in and to all owned Intellectual Property and all Intellectual Property licensed by it from third parties free and clear of any Liens. Neither WFB nor any of its Subsidiaries, nor the conduct of any of their respective businesses, has infringed, misappropriated, used without authorization or otherwise violated the Intellectual Property rights of any Person. Each of WFB and its Subsidiaries owns, or otherwise has valid and sufficient rights to use, all Intellectual Property used or held for use in, or necessary for, its business as such business is currently conducted. WFB and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all WFB Intellectual Property the value of which is contingent upon maintaining the confidentiality thereof. No Person is infringing, misappropriating or otherwise violating any WFB Intellectual Property, except where such infringement, misappropriation or other violation would not have any adverse impact on WFB and its Subsidiaries. No charges, claims or litigation have been asserted or, to WFB’s Knowledge, threatened against WFB or any of its Subsidiaries (x) contesting the right to use by WFB or any of its Subsidiaries, or the validity of, any of the WFB Intellectual Property; (y) challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof; or (z) claiming that WFB or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, and no valid basis exists for the assertion of any such charge, claim or litigation. the consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of the Surviving Company or any of its Subsidiaries to own or use any of the WFB Intellectual Property.

(b)    WFB and its Subsidiaries (i) have used reasonable care in protecting the confidentiality, integrity, availability, and security of the IT Assets, their networks, and all customer, employee, confidential, proprietary or other sensitive data, (ii) respective IT Assets operate and perform in all material respects as required by WFB and its Subsidiaries in connection with their respective businesses, (iii) respective IT Assets, to WFB’s Knowledge, have not materially malfunctioned or failed since January 1, 2021, and (iv) have implemented reasonable backup, security and disaster recovery technology plans and procedures consistent with industry practices, act in compliance with such plans and procedures and have taken reasonable care to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing in all material respects. As used in this Agreement, “IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines and all other information technology equipment, and all associated documentation, owned by such Person or such Person’s Subsidiaries.

(c)    WFB and its Subsidiaries (i) are compliant with all applicable data protection and privacy Laws, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, (ii) have developed and implemented safeguards, policies, procedures, and training programs to ensure past, current, and ongoing compliance with all applicable data protection and privacy Laws, (iii) since January 1, 2021, have not received any notice asserting any violations of any of the foregoing, (iv) since January 1, 2021, have not been the subject of any data breach or cybersecurity incident in which any customer, employee, confidential, proprietary or other sensitive data was accessed, acquired or used by any unauthorized person, and (v) since January 1, 2021, have not received notice from any third party with whom WFB or any of its Subsidiaries have shared customer, employee, confidential, proprietary or other sensitive data of any unauthorized acquisition, access, use or disclosure of such data received from or on behalf of WFB or any of its Subsidiaries that would trigger a notification or reporting requirement under applicable data protection and privacy Laws. The transfer of all such personal data and nonpublic personal information to Investar’s control in connection with the consummation of the transactions contemplated hereby will not violate any such Laws, privacy policies or commitments.

Section 4.31    Insurance.

(a)    WFB Disclosure Schedule Section 4.31(a) sets forth a true, correct and complete description of all policies of insurance, including fidelity and bond insurance, but excluding BOLI (as defined below), of WFB and its Subsidiaries, including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $25,000. WFB and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of WFB and FNB reasonably have determined to be prudent and consistent with industry practice, and WFB and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of WFB and its Subsidiaries, WFB or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by WFB or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy. Neither WFB nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies. Neither WFB nor any of its Subsidiaries has received written notice that any insurer under any such insurance policy (i) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause or (ii) has filed for protection under applicable bankruptcy or insolvency Laws or is otherwise in the process of liquidating or has been liquidated. Neither WFB nor any of its Subsidiaries has or maintains any self-insurance arrangement. WFB has made available to Investar true, correct and complete copies of all insurance policies included on WFB Disclosure Schedule Section 4.31(a), including any and all amendments and modifications thereto, and copies of all other material documents related thereto.

(b)    WFB Disclosure Schedule Section 4.31(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by WFB or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. All BOLI is owned solely by FNB, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under WFB’s BOLI. Neither WFB nor any of WFB’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

Section 4.32    Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation (each, a “Takeover Statute”) is applicable to WFB with respect to this Agreement and the transactions contemplated hereby.

Section 4.33    WFB Information. The information relating to WFB and its Subsidiaries that is provided by or on behalf of WFB for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement will not (with respect to the Joint Proxy Statement/Prospectus, as of the date the Joint Proxy Statement/Prospectus is first mailed to WFB’s shareholders, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement/Prospectus relating to WFB and WFB’s Subsidiaries and other portions thereof within the reasonable control of WFB and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 4.34    Information Security. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on WFB, to the Knowledge of WFB, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of WFB and its Subsidiaries.

Section 4.35    Transactional Expenses. WFB Disclosure Schedule Section 4.35 sets forth an accounting of all Transactional Expenses that WFB and its Subsidiaries anticipates incurring or has incurred through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

Section 4.36    Deposits. All of the deposits held by FNB (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices and procedures of FNB, and (b) all applicable Laws, including money laundering Laws and anti-terrorism or embargoed Persons requirements. No deposit of FNB is a “brokered deposit” (within the meaning set forth in 12 C.F.R. § 337.6(a)(2)) or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set-off rights escrow limitations and similar actions taken in the ordinary course of business). WFB Disclosure Schedule Section 4.36 sets forth a true, correct and complete schedule of all outstanding overdrafts as of April 30, 2025.

Section 4.37    Disaster Recovery and Business Continuity.

WFB and its Subsidiaries have developed and implemented a contingency planning program in accordance with best industry standards to evaluate the effect of significant events that may adversely affect the customers, assets or employees of WFB and its Subsidiaries. To WFB’s Knowledge, such program ensures that the WFB and its Subsidiaries can recover their mission critical functions, and such program complies in all material respects with the requirements of the Federal Financial Institutions Examination Council, the OCC and applicable Law. WFB has furnished to Investar a true, correct and complete copy of its disaster recovery and business continuity arrangements.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF INVESTAR

Except as set forth (a) in any registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished to the SEC by Investar between January 1, 2020 and the date hereof (but disregarding disclosures of risks under the heading “Risk Factors” or in any “forward-looking statements” disclaimer or any other statements that are similarly nonspecific or cautionary, predictive, or forward-looking in nature) or (b) in the disclosure schedule delivered by Investar to WFB prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “Investar Disclosure Schedule”), Investar hereby represents and warrants to WFB as follows:

Section 5.01    Organization and Standing. Each of Investar and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to Investar.

Section 5.02    Capital Stock. As of the date of this Agreement, the authorized capital stock of Investar consists of 40,000,000 shares of Investar Common Stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value. As of the date of this Agreement, 9,839,848 shares of Investar Common Stock were issued and outstanding, and except as disclosed on Investar Disclosure Schedule Section 5.02, no shares of preferred stock were issued and outstanding. The outstanding shares of Investar Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any Investar shareholder. The shares of Investar Common Stock to be issued pursuant to this Agreement have been validly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights.

Section 5.03    Corporate Power. Each of Investar and its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own or lease all of its properties and assets. Investar has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to receipt of all necessary approvals of Governmental Authorities and the Requisite Investar Shareholder Approval. Investar knows of no reason that the Requisite Investar Shareholder Approval will not be received at the Investar Meeting.

Section 5.04    Corporate Authority. Except for the Requisite Investar Shareholder Approval, no other corporate proceedings on the part of Investar are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Investar has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by WFB, this Agreement is a valid and legally binding obligation of Investar, enforceable in accordance with its terms, subject to the Enforceability Exception.

Section 5.05    SEC Documents; Financial Statements.

(a)    Except as would not reasonably be expected to have a Material Adverse Effect on Investar, Investar has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since January 1, 2021 (the “Investar Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Investar Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Investar Reports, and none of the Investar Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on Investar. As of the date of this Agreement, no executive officer of Investar has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Investar Reports.

(b)    The consolidated financial statements of Investar included (or incorporated by reference) in the Investar Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of Investar and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of Investar and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.

(c)    Investar (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of Investar’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Investar’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Investar’s internal control over financial reporting. These disclosures were made in writing by management to Investar’s auditors and audit committee. Investar does not have Knowledge of any reason to believe that Investar’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2021, neither Investar nor any of its Subsidiaries nor, to Investar’s Knowledge, any director, officer, employee, auditor, accountant or representative of Investar or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Investar or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Investar or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 5.06    Regulatory Reports. Since January 1, 2021, Investar and each of its Subsidiaries has timely filed with the FRB, OCC, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to Investar. Except for normal examinations conducted by a Governmental Authority in the regular course of business of Investar and its Subsidiaries, no Governmental Authority has notified Investar that it has initiated or has pending any proceeding or, to the Knowledge of Investar, threatened an investigation into the business or operations of Investar or any of its Subsidiaries since January 1, 2021, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to Investar. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of Investar or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to Investar.

Section 5.07    Regulatory Approvals; No Defaults. No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Investar or any of its Subsidiaries in connection with the execution, delivery or performance by Investar of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals; (ii) the filing with the SEC and the filing and declaration of effectiveness of the Registration Statement; (iii) the Requisite Investar Shareholder Approval; (iv) the filing of the Certificates of Merger contemplated by Section 2.01(a) and the filing of documents with the OCC, the Secretaries of State of the States of Louisiana and Texas or other applicable state or federal banking agencies to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements; (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the Nasdaq; and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the Investar Common Stock Issuance and approval of listing of such Investar Common Stock on the Nasdaq. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Investar do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of Investar, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Investar or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Investar or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Investar or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, Investar has no Knowledge of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.

Section 5.08    Investar Information. The information relating to Investar and its Subsidiaries that is supplied by or on behalf of Investar for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement will not (with respect to the Joint Proxy Statement/Prospectus, as of the date the Joint Proxy Statement/Prospectus is first mailed to WFB shareholders, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any Investar Report as of a later date will be deemed to modify information as of an earlier date. The portions of the Joint Proxy Statement/Prospectus relating to Investar and Investar’s Subsidiaries and other portions thereof within the reasonable control of Investar and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 5.09    Absence of Certain Changes or Events. Since December 31, 2024 through the date of this Agreement, (a) there has been no change or development with respect to Investar and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Investar; and (b) neither Investar nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 6.02.

Section 5.10    Investar Regulatory Matters.

(a)    Investar is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(b)    The deposits of Investar Bank are insured by the FDIC in accordance with FDIA to the fullest extent permitted by Law, and Investar Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Investar’s Knowledge, threatened.

Section 5.11    Agreements with Regulatory Agencies. Neither Investar nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or a recipient of any extraordinary supervisory letter from, or subject to any order or directive by, or any board resolutions which have been adopted at the request of any Governmental Authority (each a “Investar Regulatory Agreement”) that restricts, has restricted or by its terms will in the future restrict, the conduct of WFB’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has Investar or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any Investar Regulatory Agreement. To Investar’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to Investar or any of its Subsidiaries except as related to routine regulatory exams in the Ordinary Course of Business.

Section 5.12    Brokers. Neither Investar nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Investar has engaged, and will pay a fee or commission to Janney Montgomery Scott LLC.

Section 5.13    Legal Proceedings.

(a)    Neither Investar nor any of its Subsidiaries is a party to any, and there are no pending or, to Investar’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Investar or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on Investar, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon Investar, any of its Subsidiaries or the assets of Investar or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates), and neither Investar nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgment or decree that is generally applicable to all Persons in businesses similar to that of Investar or any of Investar’s Subsidiaries.

Section 5.14    Regulatory Capitalization. Investar Bank is “well-capitalized” and “well managed,” as such terms are defined in the rules and regulations promulgated by the OCC. Investar is “well-capitalized” and “well-managed,” as such terms are defined in the rules and regulations promulgated by the FRB.

Section 5.15    Compliance with Laws

(a)    Each of Investar and its Subsidiaries is, and has been since January 1, 2021, in compliance in all material respects with all applicable federal, state, local and foreign Laws applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Since January 1, 2021, neither Investar nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers. The boards of directors of Investar and its Subsidiaries have adopted, and Investar and its Subsidiaries, as applicable, have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act, and that has not been deemed ineffective by any Governmental Authority.

(b)    Investar Bank has a Community Reinvestment Act rating of not less than “satisfactory” in its most recent completed exam, has received no oral or written criticism from regulators with respect to discriminatory lending practices and, to the Knowledge of Investar, there are no conditions, facts or circumstances, or pending investigations, that could result in a downgrade of Investar Bank’s Community Reinvestment Act rating to less than “satisfactory” or criticism from regulators or consumers with respect to discriminatory practices. Neither Investar nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters.

(c)    Neither Investar nor any of its Subsidiaries has received, since January 1, 2021, written or, to Investar’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces, (ii) indicating the initiation of, or the pending initiation of, any proceeding or investigation into the business or operations of Investar or any of its Subsidiaries, or (iii) threatening to revoke any license, franchise, permit or governmental authorization (nor to the Investar’s Knowledge do any grounds for any of the foregoing exist).

(d)         Neither Investar nor any of its Subsidiaries (nor, to the Knowledge of Investar, any of their respective directors, executives, officers, employees or representatives) (i) used any corporate funds of Investar or any of its Subsidiaries or any of their respective affiliates for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Investar or any of its Subsidiaries or any of their respective affiliates, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Investar or any of its Subsidiaries or any of their respective affiliates, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Investar or any of its Subsidiaries or any of their respective affiliates, (v) established or maintained any unlawful fund of monies or other assets of Investar or any of its Subsidiaries or any of their respective affiliates, (vi) made any fraudulent entry on the books and records of Investar or any of its Subsidiaries or any of their respective affiliates or (vii) violated or is in violation of the Money Laundering Laws. No action, suit or proceeding by or before any Governmental Entity or any arbitrator involving Investar or any of its Subsidiaries or any of their respective affiliates with respect to the money laundering Laws is pending or, to the Knowledge of Investar, threatened, and there are no conditions, facts or circumstances that could result in Investar or any of its Subsidiaries being deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, any order issued with respect to anti-money laundering by OFAC or any other applicable money laundering Law.

(e)         Except as required by the Bank Secrecy Act, to the Knowledge of Investar, no employee of Investar or any of its Subsidiaries or their respective affiliates has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by Investar or any of its Subsidiaries or any employee thereof acting in its capacity as such. Neither Investar nor any of its Subsidiaries, nor any officer, employee, contractor, subcontractor or agent of Investar or any of its Subsidiaries, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of Investar or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(f)         Except where such disclosure is prohibited by applicable Law, there: (i) is no written, or to the Knowledge of Investar, oral unresolved violation or exception by any Governmental Authority relating to any examinations or inspections of Investar or any of its Subsidiaries; (ii) have been no written, or to the Knowledge of Investar, oral formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of Investar or any of its Subsidiaries since January 1, 2021; and (iii) is not any pending or, to the Knowledge of Investar, threatened, nor has any Governmental Authority indicated an intention to conduct, any investigation or review of the Investar or any of its Subsidiaries.

Section 5.16    Reorganization. Neither Investar nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent the Merger from being treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE VI

COVENANTS

Section 6.01    Conduct of Business of WFB. During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the WFB Disclosure Schedule), required by Law or with the prior written consent of Investar, WFB will carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, WFB will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and Investar the present services of the current officers and employees of WFB and its Subsidiaries, (iii) preserve for itself and Investar the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (A) as set forth in WFB Disclosure Schedule Section 6.01, (B) as required by applicable Law or Governmental Authority, (C) as otherwise expressly required by this Agreement, or (D) with the prior written consent of Investar, WFB will not and will not permit its Subsidiaries to:

(a)    Stock. (i) Issue (except for the issuance of WFB Common Stock in connection with the conversion of Convertible Subordinated Debt by the holder thereof), sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the WFB Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) accelerate the vesting of any existing Rights, or (iii) directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, including any Rights issued and outstanding prior to the Effective Time.

(b)    Stock Certificates. Issue a replacement of any certificate representing securities of WFB or any of its Subsidiaries.

(c)    Dividends; Other Distributions. Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly-owned Subsidiaries to WFB.

(d)    Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of WFB or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) as contemplated by Section 6.11 of this Agreement, or (ii) to satisfy the contractual obligations existing as of the date hereof set forth on WFB Disclosure Schedule Section 4.15(a).

(e)    Hiring. Hire any person as an employee or officer of WFB or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $75,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.

(f)    Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any WFB Benefit Plan, except (i) as contemplated by Section 6.11 of this Agreement, (ii) as may be required by or to make consistent with applicable Law, or (iii) to satisfy contractual obligations existing as of the date hereof.

(g)    Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in WFB Disclosure Schedule Section 6.01(g), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business.

(h)    Dispositions. Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to WFB or any of its Subsidiaries.

(i)    Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person.

(j)    Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $200,000 in the aggregate, provided that Investar will grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) Business Days of its receipt of a written request from WFB.

(k)    Governing Documents. Amend WFB’s certificate of formation or bylaws or any equivalent documents of WFB’s Subsidiaries.

(l)    Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

(m)    Contracts. Enter into, amend, modify, terminate, renew, extend, or waive any material provision of, any WFB Material Contract, Lease or insurance policy (including BOLI), or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to WFB or any of its Subsidiaries, or enter into any contract that would constitute a WFB Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by Investar.

(n)    Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business (except for settlements in any case in which counterclaims have been asserted), (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which WFB or any of its Subsidiaries is a party or becomes a party after the date of this Agreement, which settlement or agreement involves payment by WFB or any of its Subsidiaries of an amount which exceeds $50,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of WFB or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.

(o)    Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.

(p)    Derivative Transactions. Enter into any Derivative Transaction.

(q)    Indebtedness. Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 6.01(t).

(r)    Investment Securities. (i) Sell (or otherwise dispose of, but payment at maturity is not a sale) any debt security or equity investment or any certificates of deposits issued by another bank; (ii) purchase (or otherwise acquire) any debt security or equity investment or any certificates of deposits issued by another bank, other than (A) obligations of the U.S. Department of the Treasury (or any agency thereof) with a maturity of one (1) year or less, an AAA rating by at least one nationally recognized ratings agency, and are held as “available for sale”, and (B) certificates of deposits insured by the FDIC with a maturity of one (1) year or less, or (iii) change the classification method for any of the investment securities of WFB and its Subsidiaries from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.

(s)    Deposits. Other than in the Ordinary Course of Business consistent with past practices and consistent with the deposit pricing offered by other financial institutions in FNB’s market, make any changes to deposit pricing; provided, however, no new time deposit with a term exceeding six months shall deviate from the rate sheet to be agreed as between Investar and WFB.

(t)    Loans. Make, commit to make, renew, extend the maturity of, or alter any of the material terms of any Loan, as applicable and after aggregating with any related Loan (if any) as set forth in FNB’s policies and 12 C.F.R. Part 32, (i) in excess of $2,000,000, provided that this limit will not apply to any Loan that is a renewal of an existing credit in the ordinary course of business and that is not otherwise described by subsections (ii) through (vii) of this Section 6.01(t); (ii) in excess of $100,000, if unsecured; (iii) that is not in compliance with FNB’s written loan policy or is an exception to such policy; (iv) that has been classified as, or, in the exercise of reasonable diligence by FNB or any Governmental Authority with supervisory jurisdiction over FNB, should have been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” “other assets especially mentioned,” “watch,” “pass/watch” or any comparable classifications by such Persons, in excess of $250,000; (v) to a borrower with an outstanding loan agreement, note or borrowing arrangement with FNB which has been classified as or, in the exercise of reasonable diligence by FNB or any Governmental Authority with supervisory jurisdiction over FNB, should have been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” “other assets especially mentioned,” “watch,” “pass/watch” or any comparable classifications by such Persons; (vi) that is a construction-to-permanent loan; or (vii) that is a commercial real estate loan to the extent FNB’s Loans exceed, or would exceed as a result of the Loan, the supervisory criteria set forth in the CRE Guidance; provided, however, that Investar’s consent will be deemed to have been given if WFB has made a written request via e-mail to Jeff W. Martin, Chief Credit Officer of Investar, at jeff.martin@investarbank.com, for permission to take any action otherwise prohibited by this paragraph and has provided Investar with information reasonably requested by Investar to make an informed decision with respect to such request, and Investar has failed to respond to such request within three (3) Business Days after Investar’s receipt of such request.

(u)    Growth of Consumer Construction Loan Portfolio. Make any consumer residential construction loan that would cause the aggregate principal amount of such loans originated in any single month exceed $2,000,000.

(v)    Investments or Developments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by WFB or its Subsidiaries.

(w)    Taxes. Make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 6.01(w), “material” means affecting or relating to $25,000 or more in Taxes or $100,000 or more of taxable income.

(x)    Reorganization Treatment. Take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent either the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code.

(y)    Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by WFB or any of its Subsidiaries under any agreement with any Governmental Authority or under any WFB Material Contract, Lease or other material agreement or material license to which WFB or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.

(z)    Environmental Assessments. Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(aa)    Capital Stock Purchase. Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(bb)    Facilities. Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Investar.

(cc)    Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(dd)    Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair WFB’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.01.

(ee)    Commitments. (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.

Section 6.02    Covenants of Investar.

(a)    Affirmative Covenants. From the date hereof until the Effective Time, Investar will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.

(b)    Negative Covenants. From the date hereof until the Effective Time, except as expressly permitted or contemplated by this Agreement, or as required by applicable Law or a Governmental Authority, or with the prior written consent of WFB during the period from the date of this Agreement to the Effective Time, Investar will not, and will not permit any of its Subsidiaries to:

(i)    Take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent either the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

(ii)    Take any action or knowingly fail to take any action that is reasonably likely to prevent, delay or impair Investar’s ability to consummate the Merger or the transactions contemplated by this Agreement or Investar Bank’s ability to consummate the Bank Merger or perform any of its obligations under the Bank Merger Agreement; or

(iii)    Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.02.

Section 6.03    Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VII, and will reasonably cooperate with the other Party to that end.

Section 6.04    Shareholder Approvals.

(a)    Each of Investar and WFB will call, give notice of, convene and hold a meeting of its shareholders (the “Investar Meeting” and the “WFB Meeting,” respectively) as soon as reasonably practicable (subject to applicable notice requirements) after the Registration Statement is declared effective for the purpose of obtaining the Requisite Investar Shareholder Approval and the Requisite WFB Shareholder Approval required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement or the issuance of shares contemplated thereby (as applicable). The board of directors of each of Investar and WFB will use its commercially reasonable efforts to obtain from the shareholders of Investar and WFB, as the case may be, the Requisite Investar Shareholder Approval, in the case of Investar, and the Requisite WFB Shareholder Approval, in the case of WFB. Investar or WFB will adjourn or postpone the Investar Meeting or the WFB Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Investar Common Stock or the WFB Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Investar or WFB as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Investar Shareholder Approval or the Requisite WFB Shareholder Approval. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Investar Meeting and WFB Meeting will be convened, the Investar Stock Issuance and this Agreement will be submitted to the shareholders of Investar, and this Agreement will be submitted to the shareholders of WFB, at the Investar Meeting and WFB Meeting, respectively, for the purpose of voting on the approval of such proposals and the other matters contemplated hereby, and nothing contained herein will be deemed to relieve either Investar or WFB of such obligation. Investar and WFB will use their commercially reasonable efforts to cooperate to hold the Investar Meeting and WFB Meeting as soon as reasonably practicable (subject to applicable notice requirements) after the Registration Statement is declared effective, and to set the same record date for each such meeting.

(b)    Except to the extent provided otherwise in Section 6.09, the board of directors of WFB will at all times prior to and during the WFB Meeting recommend approval of this Agreement by the shareholders of WFB and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by WFB’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “WFB Recommendation”) and will not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of Investar or take any other action or make any other public statement inconsistent with such recommendation and the Joint Proxy Statement/Prospectus will include the WFB Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite WFB Shareholder Approval, WFB will not adjourn or postpone the WFB Meeting unless WFB is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of WFB. WFB will keep Investar updated with respect to the proxy solicitation results in connection with the WFB Meeting as reasonably requested by Investar.

Section 6.05    Registration Statement; Joint Proxy Statement/Prospectus; Nasdaq Listing.

(a)    Investar and WFB agree to cooperate in the preparation of the Registration Statement. WFB will use its reasonable best efforts to promptly deliver to Investar such information with respect to WFB and its Subsidiaries, their respective affiliates and the respective holders of their capital stock as may be required in order to prepare and file the Registration Statement, and any other report required to be filed by Investar with the SEC, in each case, in compliance in all material respects with applicable Laws, and will, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to Investar to review. Subject to WFB’s cooperation as provided in this Section 6.05(a), Investar will file with the SEC the Registration Statement. Each of Investar and WFB agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Investar also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. WFB agrees to cooperate with Investar and Investar’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from WFB’s independent auditors in connection with the Registration Statement and the Joint Proxy Statement/Prospectus. After the Registration Statement is declared effective under the Securities Act, WFB, at its own expense, will promptly mail or cause to be mailed the Joint Proxy Statement/Prospectus to its shareholders.

(b)    The Joint Proxy Statement/Prospectus and the S-4 will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of the Parties hereto agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by or on behalf of itself for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to shareholders of each of Investar and WFB (or such other Persons entitled to vote in respect of matters covered thereby) or at the time of the WFB Meeting and Investar Meeting, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading. If, at any time prior to the Effective Time, any information relating to the parties hereto, or any of their respective affiliates, will be discovered by WFB or Investar that, in the reasonable judgment of Investar, should be set forth in an amendment of, or a supplement to, any of the S-4 or the Joint Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information will promptly notify the other Party hereto, and the Party hereto will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of Investar and WFB. Investar will advise the WFB, promptly after Investar receives notice thereof, of the time when the S-4 has become effective, of the issuance of any stop order or the suspension of the qualification of Investar Common Stock issuable for offering or sale in any jurisdiction, or of any request by the SEC for the amendment or supplement of the S-4 or upon the receipt of any comments (whether written or oral) from the SEC or its staff. Investar will provide WFB and its counsel with a reasonable opportunity to review and comment on the S-4, and, except to the extent such response is submitted under confidential cover, all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC. Investar will provide WFB and its counsel with a copy of all such filings made with the SEC.

(c)    Investar will use its commercially reasonable efforts to cause the shares of Investar Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Section 6.06    Regulatory Filings; Consents.

(a)    Each of Investar and WFB will, and will cause their respective Subsidiaries to, cooperate and use their respective reasonable best efforts (i) to promptly prepare all documentation, and to effect all applications, notices, and filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement (including the Regulatory Approvals) and required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein will be deemed to require Investar or any of its Subsidiaries or WFB or any of its Subsidiaries to agree to any increased minimum capital levels, or to take any other non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to WFB) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Investar, WFB, the Surviving Company or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). Investar and WFB will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Investar or WFB to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party will have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any public portions of such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, Investar and WFB will each furnish to the other for review a copy of the public portions of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

(b)    WFB will use its commercially reasonable efforts, and Investar will reasonably cooperate with WFB at WFB’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on WFB Disclosure Schedule Section 4.12(c) or that are otherwise required to be obtained under the terms of any WFB Material Contract in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such WFB Material Contract or creating any lien, claim, or charge upon any of the assets of WFB or any of its Subsidiaries. Each Party will notify the other Party promptly and will promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). WFB will consult with Investar and its representatives as often as practicable under the circumstances so as to permit WFB and Investar and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 6.07    Publicity. Investar and WFB will consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior consent of the other Party, which will not be unreasonably delayed or withheld; provided, however, that (i) a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges and (ii) a Party may issue a press release or make a public statement (including, for avoidance of doubt, any filing with the SEC), that is consistent with prior press releases issued or public statements made in compliance with this Section without such consultation. It is understood that Investar will assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.

Section 6.08    Access; Current Information.

(a)    For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, WFB agrees to afford Investar and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to WFB’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as Investar may reasonably request and WFB will use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and WFB’s privacy policy and, during such period, WFB will furnish to Investar, upon Investar’s reasonable request, all such other information concerning the business, properties and personnel of WFB and its Subsidiaries that is substantially similar in scope to the information provided to Investar in connection with its diligence review prior to the date of this Agreement.

(b)    For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, Investar agrees to furnish to WFB such information as WFB may reasonably request concerning the business of Investar and its Subsidiaries that is substantially similar in scope to the information provided to WFB in connection with its diligence review prior to the date of this Agreement.

(c)    As promptly as reasonably practicable after the end of the respective period, WFB will furnish to Investar unaudited monthly and quarterly financial statements for each month and fiscal quarter ended after the date of this Agreement.

(d)    As promptly as reasonably practicable after they become available, WFB will furnish to Investar copies of the board packages distributed to the board of directors of WFB or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of WFB or any committee thereof relating to the financial performance and risk management of WFB.

(e)    During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, WFB agrees to provide to Investar (i) to the extent permitted by applicable Law, a copy of each report filed by WFB or any of its Subsidiaries with a Governmental Authority, (ii) a copy of WFB’s monthly loan trial balance, and (iii) a copy of WFB’s monthly statement of condition and profit and loss statement and, if requested by Investar, a copy of WFB’s daily statement of condition and daily profit and loss statement, in each case, which will be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. WFB further agrees to provide Investar, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to WFB Disclosure Schedule Section 4.22(a) and WFB Disclosure Schedule Section 4.22(c) that would be required if the references to April 30, 2025 in each corresponding representation and warranty of WFB were changed to the date of the most recently ended calendar month.

(f)    No investigation by a Party or its representatives will be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of Investar and WFB to consummate the transactions contemplated hereby.

(g)    Notwithstanding anything to the contrary in this Section 6.08, WFB will not be required to copy Investar on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that WFB’s board of directors has been advised by counsel that such distribution to Investar may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of WFB’s attorney-client privilege. In the event any of the restrictions in this Section 6.08(g) will apply, WFB will use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 6.09    No Solicitation by WFB; Superior Proposals.

(a)    Except as permitted by Section 6.09(b), WFB will not, and will cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of WFB or any of WFB’s Subsidiaries (collectively, the “WFB Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Investar) any information or data with respect to WFB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which WFB is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the WFB Representatives, whether or not such WFB Representative is so authorized and whether or not such WFB Representative is purporting to act on behalf of WFB or otherwise, will be deemed to be a breach of this Agreement by WFB. WFB and its Subsidiaries will, and will cause each of the WFB Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Investar), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

For purposes of this Agreement, “Acquisition Transaction” means (i) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving WFB or any of its Subsidiaries; (ii) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of WFB or any of its Subsidiaries; (iii) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of WFB or any of its Subsidiaries; (iv) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of WFB or any of its Subsidiaries; or (v) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and WFB or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the outstanding WFB Common Stock or more than fifty percent (50%) of the assets of WFB and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of WFB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the Person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by Investar in response to such Acquisition Proposal, as contemplated by Section 6.09(e), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the Person making such proposal, is more favorable to the shareholders of WFB from a financial point of view than the Merger.

(b)    Notwithstanding Section 6.09(a) or any other provision of this Agreement, prior to the adoption of this Agreement by the Holders, WFB may take any of the actions described in Section 6.09(a)(ii) or (iv) if, but only if, (i) WFB has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 6.09(a); (ii) the board of directors of WFB reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) failure to take such actions would constitute a breach of its fiduciary duties to WFB’s shareholders under applicable Law; (iii) WFB has provided Investar with at least five (5) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to WFB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, WFB receives from such Person a confidentiality agreement with terms no less favorable to WFB than those contained in the confidentiality agreement with Investar. WFB will promptly provide to Investar any non-public information regarding WFB or its Subsidiaries provided to any other Person which was not previously provided to Investar, such additional information to be provided no later than the date of provision of such information to such other party.

(c)    WFB will promptly (and in any event within twenty-four (24) hours) notify Investar in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, WFB or the WFB Representatives, in each case in connection with any Acquisition Proposal, and such notice will indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the Person making such offer or proposal under an effective confidentiality agreement). WFB agrees that it will keep Investar informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)    Neither the board of directors of WFB nor any committee thereof will (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Investar in connection with the transactions contemplated by this Agreement (including the Merger), the WFB Recommendation, fail to reaffirm the WFB Recommendation within three (3) Business Days following a request by Investar, or make any statement, filing or release, in connection with the WFB Meeting or otherwise, inconsistent with the WFB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal will be considered an adverse modification of the WFB Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause WFB or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.09(b)) or (B) requiring WFB to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e)    Notwithstanding Section 6.09(d), prior to the adoption of this Agreement by the Holders, the board of directors of WFB may withdraw, qualify, amend or modify the WFB Recommendation (a “WFB Subsequent Determination”) after the fifth (5th) Business Day following Investar’s receipt of a notice (the “Notice of Superior Proposal”) from WFB advising Investar that the board of directors of WFB has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 6.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of WFB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would constitute a breach of its fiduciary duties to WFB’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Investar (the “Notice Period”), WFB and the board of directors of WFB will have cooperated and negotiated in good faith with Investar to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable WFB to proceed with the WFB Recommendation without a WFB Subsequent Determination; provided, however, that Investar will not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Investar since its receipt of such Notice of Superior Proposal, the board of directors of WFB has again in good faith made the determination (A) in clause (i) of this Section 6.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, WFB will be required to deliver a new Notice of Superior Proposal to Investar and again comply with the requirements of this Section 6.09(e), except that the Notice Period will be reduced to three (3) Business Days and; provided, further, that WFB shall only be obligated to extend the notice contemplated by this Section 6.09(e) twice, and in the case of a Superior Proposal, Investar and the third party who has submitted the Superior Proposal shall each be required to submit its “best and final” offer or counter-offer, as applicable, by the end of the second Notice Period.

(f)    Notwithstanding any WFB Subsequent Determination, and except if this Agreement is terminated by WFB pursuant to Section 8.01(g), this Agreement will be submitted to WFB’s shareholders at the WFB Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein will be deemed to relieve WFB of such obligation; provided, however, that if the board of directors of WFB will have made a WFB Subsequent Determination with respect to a Superior Proposal, then the board of directors of WFB may recommend approval of such Superior Proposal by the shareholders of WFB and may submit this Agreement to WFB’s shareholders without recommendation either for or against, in which event the board of directors of WFB will communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to WFB’s shareholders in the Joint Proxy Statement/Prospectus or an appropriate amendment or supplement thereto.

Section 6.10    Indemnification.

(a)    For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 6.10(c), Investar will indemnify and hold harmless the present and former directors and officers of WFB and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities or amounts that are paid in settlement (which settlement will require the prior written consent of Investar, which consent will not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for WFB or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of WFB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law; provided, however, that that notwithstanding anything to the contrary contained in the organizational documents of the WFB or its Subsidiaries, Investar will have no obligation to provide indemnification under this paragraph (a) to any Indemnified Party for any Excluded Claim; provided, further, that Investar’s obligation to indemnify any Indemnified Party under this Section 6.10 will be limited to the coverage provided under and the amounts actually covered by the D&O Insurance (as defined below).

(b)    In connection with the indemnification provided pursuant to this Section 6.10, Investar and/or an Investar Subsidiary will advance expenses, promptly after statements therefor are received, to each WFB Indemnified Party, to the same extent permitted under the organizational documents of WFB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such WFB Indemnified Party or multiple Indemnified Parties, it being understood that they collectively will only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict will exist between them in which case they may retain separate counsel) and that all such counsel will be reasonably satisfactory to Investar. Investar will have no obligation to advance expenses related to any Excluded Claim.

(c)    Any Indemnified Party wishing to claim indemnification under this Section 6.10 will promptly notify Investar upon learning of any Claim, provided that, failure to so notify will not affect the obligation of Investar under this Section 6.10, unless, and only to the extent that, Investar is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) Investar will have the right to assume the defense thereof and Investar will not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) Investar will not be liable for any settlement effected without its prior written consent, and (iv) Investar will have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction will determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws, whether or not related to banking Laws.

(d)    WFB shall obtain, and before the Effective Time, WFB shall fully accrue or pay for, an extended reporting period policy under its current directors and officers liability insurance (“D&O Insurance”) with a claims period of six (6) years from and after the Effective Time, which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by WFB; provided that, if WFB is unable to maintain or obtain the insurance called for by this Section 6.10, WFB will obtain as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 6.10(d)). In no event will the premium amount for such D&O Insurance exceed of an amount equal to two hundred percent (200%) of the annual premiums paid by WFB for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, WFB will obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage reasonably available for a cost not exceeding the Maximum D&O Tail Premium.

(e)    This Section 6.10 will survive the Effective Time, is intended to benefit each WFB Indemnified Party (each of whom will be entitled to enforce this Section 6.10 against Investar), and will be binding on all successors and assigns of Investar.

(f)    If Investar or any of its successors and assigns (i) will consolidate with or merge into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) will transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision will be made so that the successors and assigns of Investar and its Subsidiaries will assume the obligations set forth in this Section 6.10.

Section 6.11    Employees; Benefit Plans.

(a)    Following the Effective Time, Investar will maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of WFB on the Closing Date and who become employees of Investar in connection with the transaction contemplated hereunder (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Investar; provided, however, that in no event will any Covered Employee be eligible to participate in any closed or frozen plan of Investar. Investar will give the Covered Employees credit for their prior service with WFB for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by Investar and in which Covered Employees may be eligible to participate to the extent permitted by such employee plan and applicable laws.

(b)    With respect to any employee benefit plan of Investar that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year that includes the Closing, if Covered Employees are eligible to participate in such plans, Investar will use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such Investar plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the comparable WFB Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.

(c)    Following the Effective Time, Investar Bank will credit each Covered Employee with an amount of paid time off equal to such Covered Employee’s accrued but unused paid time off at FNB (“Carryover PTO”); provided, however, that amount of each employee’s Carryover PTO shall not exceed the maximum amount permitted by Investar Bank’s policies and such Carryover PTO will be forfeited if not used in accordance with the terms of Investar Bank’s policies.

(d)    Except for any employee (i) who is listed on WFB Disclosure Schedule Section 6.11(d); or (ii) any employee who receives a retention bonus pursuant to the pool established under Section 6.12 of this Agreement, any employee of WFB or FNB that becomes an employee of Investar or Investar Bank at the Effective Time who is terminated within six (6) months following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) will receive a lump sum severance payment from Investar in an amount equal to two (2) week’s compensation at such Covered Employee’s base rate of compensation, multiplied by the number of whole years of service by such employee with WFB or FNB as of the Effective Time and Investar at the time of such termination, subject to a minimum of four (4) weeks’ base salary and a maximum of twenty-four (24) weeks’ base salary, and subject to the execution of a release of claims against Investar and its Affiliates in a form provided by Investar. For purposes of this paragraph, the term “cause” means any termination of employment due to the occurrence of one of more of the following events, as determined in the sole and absolute discretion of Investar: (i) the employee’s willful refusal to comply in any material respect with the lawful employment policies of Investar, (ii) the employee’s commission of an act of fraud, embezzlement or theft against Investar, (iii) the conviction or plea of nolo contendere to any crime involving moral turpitude or a felony, or (iv) the failure to substantially perform the duties and responsibilities of his or her position with Investar.

(e)    [Reserved]

(f)    Nothing in this Section 6.11 will be construed to limit the right of the Surviving Company to amend or terminate any WFB Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor will anything in this Section 6.11 be construed to require Surviving Company to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by Surviving Company of any Covered Employee subsequent to the Effective Time will be subject in all events to Investar’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.

(g)    For purposes of this Section 6.11, all references to WFB will include each of the Subsidiaries of WFB and all references to Investar will include each of the Subsidiaries of Investar.

(h)    If requested by Investar in writing prior to the Closing Date, WFB will cause the 401(k) plan sponsored or maintained by WFB or FNB (each, a “WFB 401(k) Plan”) to be terminated effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing. In the event that Investar requests that any WFB 401(k) Plan be terminated, (i) WFB will provide Investar with evidence that such plan has been terminated (the form and substance of which will be subject to reasonable review and comment by Investar) not later than two (2) days immediately preceding the Effective Time and (ii) Covered Employees will be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Investar or one of its Subsidiaries (an “Investar 401(k) Plan”). Investar and WFB will take any and all actions as may be required, including amendments to any WFB 401(k) Plan and/or Investar 401(k) Plan, to permit Covered Employees to make rollover contributions to the Investar 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in an amount equal to the full account balance distributed to such Covered Employee from a WFB 401(k) Plan. If requested by Investar in writing prior to the Closing Date, WFB will also cause other WFB Benefit Plan to be terminated effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, and shall provide Investar with evidence that each such plan has been terminated (the form and substance of which will be subject to reasonable review and comment by Investar) not later than two (2) days immediately preceding the Effective Time.

Section 6.12    Retention Bonus Pool. Investar, in consultation with WFB, will establish a retention bonus pool, in the amount to be determined in the sole discretion of Investar but not more than $1,000,000, in order to encourage certain WFB and FNB employees to remain with Investar, thereby assisting Investar with continuity planning following the consummation of the transactions contemplated by this Agreement.

Section 6.13    Notification of Certain Changes. Investar and WFB will promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein and WFB will provide on a periodic basis written notice to Investar of any matters that WFB becomes aware of that should be disclosed on a supplement or amendment to the WFB Disclosure Schedule.

Section 6.14    Transition; Informational Systems Conversion. From and after the date hereof, Investar and WFB will use their commercially reasonable efforts to facilitate the integration of WFB with the business of Investar following consummation of the transactions contemplated hereby, and will meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of WFB and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by Investar, which planning will include, but not be limited to, (a) discussion of third-party service provider arrangements of WFB and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by WFB and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time.

Section 6.15    [Reserved].

Section 6.16    No Control of Other Party’s Business. Nothing contained in this Agreement will give Investar, directly or indirectly, the right to control or direct the operations of WFB or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement will give WFB, directly or indirectly, the right to control or direct the operations of Investar or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of WFB and Investar will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 6.17    Certain Litigation. Each Party will promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of WFB or the board of directors of Investar related to this Agreement or the Merger and the other transactions contemplated by this Agreement. WFB will: (i) permit Investar to review and discuss in advance, and consider in good faith the views of Investar in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish Investar’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with Investar regarding the defense or settlement of any such shareholder litigation, will give due consideration to Investar’s advice with respect to such shareholder litigation and will not settle any such litigation prior to such consultation and consideration; provided, however, that WFB will not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of Investar (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by WFB is reasonably expected by WFB, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by WFB) under WFB’s existing director and officer insurance policies, including any tail policy.

Section 6.18    Board Representation; Resignations. At or prior to the Effective Time, Investar will cause the number of directors that comprise the full board of directors of each of Investar and Investar Bank to be increased by two (2) and, effective as of the Effective Time, will appoint the two individuals who are current directors of WFB or FNB as of the date of this Agreement and designated on Investar Disclosure Schedule Section 6.18 (the “Board Representatives”) to serve as directors of the Surviving Company and the Surviving Bank in accordance with the bylaws of the Surviving Company or the Surviving Bank, as applicable, and shall nominate such Board Representatives and recommend such Board Representatives for re-election to the board of directors of each of Investar and Investar Bank at their next annual meeting of shareholders. Prior to the Effective Time, WFB will cause to be delivered to Investar resignations of all the directors and officers of WFB and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 6.19    Claims Letters. Concurrently with the execution and delivery of this Agreement and effective upon the Closing, WFB has caused each director and executive officer of WFB and FNB to execute and deliver the Claims Letter in the form attached hereto as Exhibit D.

Section 6.20    Coordination.

(a)    Prior to the Effective Time, subject to applicable Laws, WFB and its Subsidiaries will take any actions Investar may reasonably request from time to time to better prepare the parties for integration of the operations of WFB and its Subsidiaries with Investar and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of WFB and Investar will meet from time to time as Investar may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of WFB and its Subsidiaries, and WFB will give due consideration to Investar’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Investar nor Investar Bank will under any circumstance be permitted to exercise control of WFB or any of its Subsidiaries prior to the Effective Time. WFB will permit representatives of Investar Bank to be onsite at WFB to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts will be done without undue disruption to FNB’s business, during normal business hours and at the expense of Investar or Investar Bank (not to include FNB’s regular employee payroll).

(b)    Prior to the Effective Time, subject to applicable Laws, WFB and its Subsidiaries will take any actions Investar may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or WFB Material Contracts that Investar may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and will cooperate with Investar and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by Investar in connection with any such amendment, modification or termination.

(c)    Prior to the Effective Time, subject to applicable Laws, WFB and its Subsidiaries will cooperate with Investar, upon its request, with respect to any plans by Investar to sell certain loans or other assets of WFB or its Subsidiaries contemporaneously with or immediately following the Closing, including, but not limited to, providing documentation or other information which may be requested by Investar in connection with its negotiation of any such sale or preparations by Investar to prepare for the consummation of such sale; provided however that nothing set forth herein this Section will be deemed to grant legal control to Investar over any such loans or other assets that Investar may desire to contemporaneously with or immediately following the Closing or obligate WFB or any of its Subsidiaries to enter into or consummate such a sale prior to or in the absence of the Closing.

(d)    From and after the date hereof, subject to applicable Laws, the parties will reasonably cooperate (provided that the parties will cooperate to reasonably minimize disruption to WFB’s or FNB’s business) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and WFB will, upon Investar’s reasonable request, introduce Investar and its representatives to suppliers of WFB and its Subsidiaries for the purpose of facilitating the integration of WFB and its business into that of Investar. In addition, after satisfaction of the conditions set forth in Section 7.01(a) and Section 7.01(b), subject to applicable Laws, WFB will, upon Investar’s reasonable request, introduce Investar and its representatives to customers of WFB and its Subsidiaries for the purpose of facilitating the integration of WFB and its business into that of Investar. Any interaction between Investar and WFB’s and any of its Subsidiaries’ customers and suppliers will be coordinated by WFB. WFB will have the right to participate in any discussions between Investar and WFB’s customers and suppliers.

(e)    Investar and WFB agree to take all action necessary and appropriate to cause FNB to merge with Investar Bank in accordance with applicable Laws and the terms of the Bank Merger Agreement immediately following the Effective Time or as promptly as practicable thereafter.

Section 6.21    Confidentiality. Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of Investar and WFB, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Agreement in accordance with the terms of that certain letter agreement regarding protection of Confidential Information (as defined therein), dated November 25, 2024, that has previously been entered into between the Parties.

Section 6.22    Section 16 Matters. Investar and WFB agree that, if the parties determine that any officer or director of WFB will be subject to the requirements of Section 16 of the Exchange Act (the “WFB Insiders”) immediately following the Effective Time, the respective boards of Investar and WFB, or in each case a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will prior to the Effective Time take all such action as may be required to cause the transactions contemplated by this Agreement, including without limitation any dispositions of WFB Common Stock or WFB Equity Awards and any acquisitions of Investar Common Stock by any WFB Insiders, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

Section 6.23    Code Section 280G Matters. If, after reviewing the Code Section 280G calculations and other supporting materials prepared by WFB and the WFB Representatives, either WFB or Investar determines that any Person who is a “disqualified individual” has a right to any payments and/or benefits as a result of or in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby that would be deemed to constitute “parachute payments” (as such terms are defined in Section 280G of the Code and the Regulations promulgated thereunder) absent approval by the shareholders of WFB, then WFB will undertake its best efforts to modify its obligations to provide such payments or benefits to the extent necessary such that, after giving effect to such modifications, the modified payments or benefits would not constitute a parachute payment to a disqualified individual based on the Code Section 280G calculations. If, in the opinion of Investar, WFB is not able to modify its obligations to make such payments or benefits comply with the foregoing within thirty (30) days after determining that a payment or benefit would constitute a parachute payment to a disqualified individual, then at least three (3) Business Days prior to the Closing Date, WFB will take all necessary actions (including obtaining any required waivers or consents from each disqualified individual) to submit to a shareholder vote, in a manner that satisfies the shareholder approval requirements for exemption under Section 280G(b)(5)(A)(ii) of the Code and the regulations promulgated thereunder, the right of each disqualified individual to receive or retain, as applicable, any payments and benefits to the extent necessary so that no payment or benefit received by such disqualified person will be deemed a parachute payment. Such vote will establish the disqualified individual’s right to the payment or benefits. WFB will be responsible for all liabilities and obligations related to the matters described in this Section 6.23, including any claims by disqualified individuals that they are entitled to payment or reimbursement for any related excise taxes. WFB will provide to Investar copies of any waivers, consents, and shareholder information statements or disclosures relating to Code Section 280G and the shareholder vote described in this Section 6.23, a reasonable period of time before disseminating such materials to the disqualified individuals and WFB’s shareholders, and will work with Investar in good faith regarding the inclusion of any comments provided by Investar thereto. Prior to the Closing, WFB will deliver to Investar evidence that a vote of WFB’s shareholders who are entitled to vote was solicited in accordance with the foregoing provisions of this Section 6.23 and that the requisite number of shareholder votes was or was not obtained with respect thereto.

Section 6.24    Tax Matters.

(a)    The Parties intend that each of the Merger and the Bank Merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations for each of the Merger and the Bank Merger. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of Investar and WFB will use their respective reasonable best efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)    Investar will prepare or cause to be prepared and file or cause to be filed all Tax Returns for WFB and its Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date; provided, however, that WFB will cause its consolidated federal income Tax Return for the year ended December 31, 2024 to be filed prior to the Closing Date.

Section 6.25    Assumed Debt. The Parties agree to execute and deliver, or cause to be executed and delivered, at or prior to the Effective Time, one or more supplemental indentures and/or such other documents or instruments as may be required for the due and full assumption by Investar at the Effective Time of WFB’s obligations in respect of any outstanding debt, notes, guarantees, securities, or other instruments, including, without limitation, the trust preferred and subordinated debt securities set forth on Disclosure Schedule Section 4.02(c), to the extent required by the terms thereof. WFB agrees to cooperate as reasonably requested by Investar in connection with such assumption.

Section 6.26    Updated Disclosure Schedules. At least five (5) Business Days prior to the Closing, each Party will deliver to the other Party updated Schedules reflecting any material changes to the Schedules between the date of this Agreement and the Closing Date.

Section 6.27    Takeover Statutes. Neither Investar nor WFB, nor either of their respective boards of directors, will take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each will take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, Investar, WFB and the members of their respective boards of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.01    Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a)    Shareholder Votes. This Agreement and the transactions contemplated hereby, as applicable, will have received the Requisite WFB Shareholder Approval at the WFB Meeting and the Requisite Investar Shareholder Approval at the Investar Meeting.

(b)    Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein will have been obtained and will remain in full force and effect and all statutory waiting periods in respect thereof, if any, will have expired or been terminated, and no such Regulatory Approval will include or contain, or will have resulted in the imposition of, any Burdensome Condition.

(c)    No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby will be in effect. No statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)    Effective Registration Statement. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Governmental Authority and not withdrawn.

(e)    Tax Opinions Relating to the Merger. Investar and WFB, respectively, will have received opinions from Fenimore Kay Harrison LLP and Bradley Arant Boult Cummings LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to Investar and WFB, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Fenimore Kay Harrison LLP and Bradley Arant Boult Cummings LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of Investar and WFB, in form and substance reasonably acceptable to such counsel.

(f)    Nasdaq Listing. The shares of Investar Common Stock that will be issuance pursuant to this Agreement will have been authorized for listing on the Nasdaq, subject to official notice of issuance.

Section 7.02    Conditions to Obligations of WFB. The obligations of WFB to consummate the Merger also are subject to the fulfillment or written waiver by WFB prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of Investar set forth in (i) Section 5.09 and Section 5.12 will be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 5.01, Section 5.02, Section 5.03, Section 5.04, and Section 5.08 will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 7.02(a), will be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Investar.

(b)    Performance of Obligations of Investar. Investar will have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on Investar.

(c)    No Material Adverse Effect. Since the date of this Agreement (i) no change or event will have occurred which has resulted in a Material Adverse Effect with respect to Investar, and (ii) no condition, event, fact, circumstance or other occurrence will have occurred that may reasonably be expected to have or result in a Material Adverse Effect with respect to Investar.

Section 7.03    Conditions to Obligations of Investar. The obligations of Investar to consummate the Merger also are subject to the fulfillment or written waiver by Investar prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of WFB set forth in (i) Section 4.09 and Section 4.14 will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) Section 4.01, Section 4.02(a), Section 4.04(a), Section 4.05, and Section 4.33, will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 7.03(a), will be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to WFB.

(b)    Performance of Obligations of WFB. WFB will have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date.

(c)    No Material Adverse Effect. Since the date of this Agreement (i) no change or event will have occurred which has resulted in a Material Adverse Effect with respect to WFB and (ii) no condition, event, fact, circumstance or other occurrence will have occurred that may reasonably be expected to have or result in a Material Adverse Effect with respect to WFB.

(d)    Bank Merger Agreement. The Bank Merger Agreement will have been executed and delivered.

(e)    Dissenting Shares. Dissenting Shares will be less than ten percent (10.0%) of the issued and outstanding shares of WFB Common Stock.

(f)    Consents and Approvals. WFB has received, in form and substance satisfactory to WFB and Investar, all (i) consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under any contract, agreement or instrument to which WFB or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of WFB or any of its Subsidiaries, and (ii) consents, approvals, amendments, or cancellation agreements necessary to terminate or fully satisfy obligations of WFB as of the Effective Time under WFB Benefit Plans.

(g)    Convertible Subordinated Debt. Immediately prior to the Effective Time, or earlier upon receipt of consent from TIB-The Independent BankersBank (“TIB”), WFB will have redeemed and paid off any outstanding Convertible Subordinated Debt. In this regard, ISTR agrees to cooperate in good faith in obtaining any consents required of third-parties, particularly, TIB, required to redeem the Convertible Subordinated Debt.

(h)    WFB Shareholders Agreement. The WFB Shareholders Agreement will have been terminated.

Section 7.04    Frustration of Closing Conditions. Neither Investar nor WFB may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 6.03.

ARTICLE VIII

TERMINATION

Section 8.01    Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of Investar or WFB:

(a)    Mutual Consent. By the mutual consent, in writing, of Investar and WFB if the board of directors of Investar and the board of directors of WFB each so determines by vote of a majority of the members of its entire board.

(b)    No Regulatory Approval. By Investar or WFB, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event that (i) any Regulatory Approval required for consummation of the transactions contemplated by this Agreement will have been denied by final, non-appealable action by such Governmental Authority, (ii) an application therefor will have been permanently withdrawn at the request of a Governmental Authority; (iii) Investar makes a reasonable determination in good faith after consultation with its counsel that there is a substantial likelihood that any Regulatory Approval will be obtained only upon the imposition of a Burdensome Condition; or (iv) any Governmental Authority will have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, provided however that the right to terminative under this Section will not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action.

(c)    No Shareholder Approval. By either Investar or WFB (provided that such terminating Party will not be in breach of any of its obligations under Section 6.04), if the Requisite Investar Shareholder Approval or the Requisite WFB Shareholder Approval will not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)    Breach of Representations, Warranties, or Covenants. By either Investar or WFB (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party to not consummate this Agreement) if there will have been a breach of any of the covenants or agreements or any of the representations and warranties set forth in this Agreement on the part of the other Party, which breach, either individually or in the aggregate with all other breaches by such Party, would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.02(a), in the case of a termination by Investar, or Section 7.03(a), in the case of a termination by WFB, and which is not cured within thirty (30) days following written notice to Investar, in the case of a termination by WFB, or WFB, in the case of a termination by Investar, or which, by its nature, cannot be cured during such period (or such fewer days as remain prior to the Expiration Date).

(e)    Delay. By either Investar or WFB, if the Merger will not have been consummated on or before March 31, 2026, or such later date as will have been agreed to in writing by Investar and WFB, provided, however, that such date will be automatically extended to June 30, 2026, if the only outstanding condition to Closing under Article VII is the receipt of all Regulatory Approvals (the “Expiration Date”), provided, further, that no Party may terminate this Agreement pursuant to this Section if the failure of the Closing to occur by such date was due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

(f)    Failure to Recommend; Etc. In addition to and not in limitation of Investar’s termination rights under Section 8.01(d), by Investar if (i) there will have been a material breach of Section 6.09, or (ii) the board of directors of WFB (1) withdraws, qualifies, amends, modifies or withholds the WFB Recommendation, or makes any statement, filing or release, in connection with the WFB Meeting or otherwise, inconsistent with the WFB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal will be considered an adverse modification of the WFB Recommendation), (2) materially breaches its obligation to call, give notice of and commence the WFB Meeting under Section 6.04(a), (3) approves or recommends an Acquisition Proposal, (4) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by Investar, (5) fails to publicly reconfirm the WFB Recommendation within three (3) Business Days of being requested to do so by Investar, or (6) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

(g)    Acceptance of Superior Proposal. By WFB in connection with entering into a definitive agreement to effect a Superior Proposal after making an WFB Subsequent Determination in accordance with Section 6.09(e).

Section 8.02    Termination Fee.

(a)    In recognition of the efforts, expenses and other opportunities forgone by Investar while structuring and pursuing the Merger, WFB will pay to Investar a termination fee equal to $3,300,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by Investar in the event of any of the following: (i) in the event Investar terminates this Agreement pursuant to Section 8.01(f), WFB will pay Investar the Termination Fee within one (1) Business Day after receipt of Investar’s notification of such termination; (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal will have been made known to senior management of WFB or has been made directly to its shareholders generally or any Person will have publicly announced (and not withdrawn) an Acquisition Proposal with respect to WFB and (A) thereafter this Agreement is terminated (x) by either Investar or WFB pursuant to Section 8.01(c) because the Requisite WFB Shareholder Approval will not have been obtained or (y) by Investar pursuant to Section 8.01(d) and (B) prior to the date that is twelve (12) months after the date of such termination, WFB enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then WFB will, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay Investar the Termination Fee, provided, that for purposes of this Section 8.02(a)(ii), all references in the definition of Acquisition Proposal to “twenty percent (20%)” will instead refer to “fifty percent (50%),” and (iii) in the event WFB terminates this Agreement pursuant to Section 8.01(g), WFB will pay Investar the Termination Fee within one (1) Business Day after WFB’s notification of such termination.

(b)    WFB and Investar each agree that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Investar would not enter into this Agreement; accordingly, if WFB fails promptly to pay any amounts due under this Section 8.02, WFB will pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Investar (including reasonable legal fees and expenses) in connection with such suit. The amounts payable by WFB pursuant to Section 8.02 constitute liquidated damages and not a penalty.

(c)    Notwithstanding anything to the contrary set forth in this Agreement, but without limiting the right of any Party to recover liabilities or damages arising out of the other Party’s fraud or willful and material breach of any provision of this Agreement, the Parties agree that if WFB pays or causes to be paid to Investar the Termination Fee in accordance with Section 8.02(a), WFB (or any successor in interest of WFB) will not have any further obligations or liabilities to Investar with respect to this Agreement or the transactions contemplated by this Agreement.

Section 8.03    Effect of Termination. Except as set forth in Section 8.02, in the event of termination of this Agreement by either Investar or WFB as provided in Section 8.01, this Agreement will forthwith become void and have no effect, and none of Investar, WFB, any of their respective Subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) this Section 8.03 and Article X will survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Investar nor WFB will be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement occurring prior to termination.

ARTICLE IX

DEFINITIONS

Section 9.01    Definitions.

The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.09(a).

“Acquisition Transaction” has the meaning set forth in Section 6.09(a).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than WFB or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.

“ASTM” has the meaning set forth in Section 6.01(z).

“Audited Financial Statements” has the meaning set forth in Section 4.07(a).

“Bank Merger” has the meaning set forth in Section 1.03.

“Bank Merger Agreement” has the meaning set forth in the Recitals.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Board Representatives” has the meaning set forth in Section 6.18.

“BOLI” has the meaning set forth in Section 4.31(b).

“Book-Entry Shares” means any non-certificated share held by book entry in WFB’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of WFB Common Stock.

“Burdensome Condition” has the meaning set forth in Section 6.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Louisiana are authorized or obligated to close.

“Carryover PTO” has the meaning set forth in Section 6.11(c).

“Cash Consideration” means cash in an amount equal to the sum of (i) $7,200,000 plus (ii) the product of (A) each dollar of WFB Converted Principal multiplied by (B) $0.11.

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of WFB Common Stock.

“Certificates of Merger” has the meaning set forth in Section 2.01(a).

“Claim” has the meaning set forth in Section 6.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.01(b).

“Code” has the meaning set forth in the Recitals.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Controlled Group Members” means, with respect to the applicable entity, any related organizations described in Code Sections 414(b), (c), or (m).

“Convertible Subordinated Debt” means the indebtedness evidenced by those certain Subordinated Promissory Notes Due 2025 and described in more detail on WFB Disclosure Schedule Section 4.02(c).

“Covered Employees” has the meaning set forth in Section 6.11(a).

“CRE Guidance” means Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices, Federal Register, Vol. 71, No. 238, December 12, 2006, pp. 74580–74588.

“D&O Insurance” has the meaning set forth in Section 6.10(d).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.

“Director Support Agreement” has the meaning set forth in the Recitals.

“Dissenting Share” has the meaning set forth in Section 3.01(d).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 2.01(a).

“Enforceability Exception” has the meaning set forth in Section 4.05.

“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the applicable entity, an organization that is related under Section 4001(b) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means such exchange agent as may be designated by Investar (which will be Investar’s transfer agent), and reasonably acceptable to WFB, to act as agent for purposes of conducting the exchange procedures described in Article III.

“Exchange Pool” means an aggregate number of shares of Investar Common Stock equal to the sum of (i) 3,955,334 plus (ii) the product of (A) each dollar of WFB Converted Principal multiplied by (B) 0.0425.

“Exchange Ratio” means the quotient of (i) the Exchange Pool divided by (ii) the aggregate number of issued and outstanding shares of WFB Common Stock (excluding WFB Cancelled Shares) immediately prior to the Effective Time, as the same may be adjusted pursuant to Section 3.08.

“Excluded Claim” means (i) any Claim brought by any Indemnified Party against any other Indemnified Party or Investar or its Subsidiaries (or their respective successors) or (ii) any Claim brought by Investar or its Subsidiaries (or their respective successors) against any Indemnified Party.

“Expiration Date” has the meaning set forth in Section 8.01(e).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 4.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Statements” has the meaning set forth in Section 4.07(a).

“FNB” has the meaning set forth in the Recitals.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Holder” means the holder of record of shares of WFB Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Party” has the meaning set forth in Section 6.10(a).

“Informational Systems Conversion” has the meaning set forth in Section 6.14.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“Investar” has the meaning set forth in the preamble to this Agreement.

“Investar Bank” has the meaning set forth in the Recitals.

“Investar Common Stock” means the common stock, $1.00 par value per share, of Investar.

“Investar Common Stock Issuance” has the meaning set forth in Section 4.06(a).

“Investar Disclosure Schedule” has the meaning set forth in Article V.

“Investar Meeting” has the meaning set forth in Section 6.04(a).

“Investar Recommendation” will have the meanings set forth in Section 6.01(d).

“Investar Regulatory Agreement” has the meaning set forth in Section 5.11.

“Investar Reports” has the meaning set forth in Section 5.05(a).

“IRS” means the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” means the joint proxy statement and prospectus and other proxy solicitation materials of Investar and WFB relating to the Investar Meeting and the WFB Meeting.

“Knowledge” means, with respect to WFB, the actual knowledge of the directors and executive officers of WFB and FNB, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to Investar, the actual knowledge of the directors and executive officers of Investar and Investar Bank, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.

“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.

“LBCA” has the meaning set forth in Section 1.01

“Leases” has the meaning set forth in Section 4.29(c).

“Letter of Transmittal” has the meaning set forth in Section 3.05.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loans” has the meaning set forth in Section 4.22(a).

“Material Adverse Effect” with respect to any Party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such Party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such Party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such Party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect will not be deemed to include the impact of (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects WFB and its Subsidiaries or Investar and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which WFB and Investar operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects WFB and its Subsidiaries or Investar and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which WFB and Investar operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions in the United States or the States of Louisiana and Texas affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects WFB and its Subsidiaries or Investar and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which WFB and Investar operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other Party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by WFB or Investar to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of Investar Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).

“Maximum D&O Tail Premium” has the meaning set forth in Section 6.10(d).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means the aggregate Per-Share Merger Consideration payable to Holders of WFB Common Stock hereunder.

“Nasdaq” means The Nasdaq Global Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Notice of Superior Proposal” has the meaning set forth in Section 6.09(e).

“Notice Period” has the meaning set forth in Section 6.09(e).

“OCC” means the Office of the Comptroller of the Currency.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of WFB and WFB’s Subsidiaries consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 4.22(c).

“Party” or “Parties” have the meaning set forth in the preamble to this Agreement.

“Per-Share Cash Consideration” means the quotient of (i) the Cash Consideration divided by (ii) the aggregate number of issued and outstanding shares of WFB Common Stock (excluding WFB Cancelled Shares) immediately prior to the Effective Time.

“Per-Share Merger Consideration” has the meaning set forth in Section 3.01(c).

“Per-Share Stock Consideration” means a number of validly issued, fully paid and nonassessable shares of Investar Common Stock equal to the Exchange Ratio.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Phase I” has the meaning set forth in Section 6.01(z).

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by Investar in connection with the Investar Common Stock Issuance (including the Joint Proxy Statement/Prospectus constituting a part thereof).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” has the meaning set forth in Section 4.06(a).

“Requisite Investar Shareholder Approval” means approval of this Agreement and the transactions contemplated hereby, including the issuance of Investar Common Stock as contemplated by this Agreement, by a vote (in person or by proxy) of the greater of (i) two-thirds of the voting power present in person or by proxy at the Investar Meeting; or (ii) a majority of the outstanding shares of Investar Common Stock entitled to vote thereon at the Investar Meeting.

“Requisite WFB Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of two-thirds of the outstanding shares of WFB Common Stock entitled to vote thereon at the WFB Meeting.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“SRO” has the meaning set forth in Section 4.06.

“Subsidiary” means, with respect to any Party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Party. Any reference in this Agreement to a Subsidiary of WFB means, unless the context otherwise requires, any current or former Subsidiary of WFB.

“Superior Proposal” has the meaning set forth in Section 6.09(a).

“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Company” has the meaning set forth in the Recitals.

“Tax” and “Taxes” means all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other like assessments, including assessments for unclaimed property, as well as income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, or any amount in respect of unclaimed property or escheat, imposed by or required to be paid or withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto, and including any liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous provision of state, local or foreign Law or otherwise.

“Tax Returns” means any report, return, declaration, claim for refund, information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements provided or required to be provided to a taxing authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries and including without limitation any estimated Tax return.

“TBOC” has the meaning set forth in Section 3.01(d).

“TDB” means the Texas Department of Banking.

“Termination Fee” has the meaning set forth in Section 8.02(a).

“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.

“Transaction Expenses” any transaction expenses related to the Merger, this Agreement and the transactions contemplated hereby, including (i) the amount of any costs, fees, expenses and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with this Agreement or the transactions contemplated hereby; (ii) the amount of all legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby; (iii) the accrual of any costs, fees, expenses, contract payments, penalties or liquidated damages associated with or incurred in connection with the expected termination of any Material Contracts, including, but not limited to, the termination of any data processing contract following the Closing Date and any associated deconversion fees; (iv) amounts payable upon a change in control event under any WFB Material Contract; (v) the amount of any payments to be made or expenses to be incurred pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between WFB or FNB and any other Person, including upon termination of such agreements, regardless of whether payment under such agreement or arrangement is triggered by the transactions set forth in this Agreement; (vi) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of final payment; (vii) the amount of any additional accruals or costs to fully fund and liquidate any WFB Benefit Plan and to pay all related expenses and fees to the extent such termination is requested by Investar; and (vii) all costs associated with the assumption of the trust preferred and subordinated debt securities contemplated in Section 6.25.

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“Unaudited Financial Statements” has the meaning set forth in Section 4.07(a).

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

“Voting Agreement” or “Voting Agreements” will have the meaning set forth in the Recitals.

“WFB” has the meaning set forth in the preamble to this Agreement.

“WFB Benefit Plans” has the meaning set forth in Section 4.15(a).

“WFB Cancelled Shares” has the meaning set forth in Section 3.01(b).

“WFB Common Stock” means the common stock, $1.00 par value per share, of WFB.

“WFB Converted Principal” means the amount of principal of the Convertible Subordinated Debt that was converted from indebtedness to shares of WFB Common Stock after December 31, 2024 up to the Effective Time.

“WFB Disclosure Schedule” has the meaning set forth in Article IV.

“WFB Employees” has the meaning set forth in Section 4.15(a).

“WFB Financial Advisor” has the meaning set forth in Section 4.14.

“WFB 401(a) Plan” has the meaning set forth in Section 4.15(c).

“WFB Insiders” has the meaning set forth in Section 6.22.

“WFB Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of WFB and its Subsidiaries.

“WFB Loan” has the meaning set forth in Section 4.22(d).

“WFB Material Contracts” has the meaning set forth in Section 4.12(a).

“WFB Meeting” has the meaning set forth in Section 6.04(a).

“WFB Recommendation” has the meaning set forth in Section 6.04(b).

“WFB Regulatory Agreement” has the meaning set forth in Section 4.13.

“WFB Representatives” has the meaning set forth in Section 6.09(a).

“WFB Subsequent Determination” has the meaning set forth in Section 6.09(e).

ARTICLE X

MISCELLANEOUS

Section 10.01    Survival. No representations, warranties, agreements or covenants contained in this Agreement will survive the Effective Time, except for those agreements or covenants contained herein that by their express terms are to be performed in whole or in part after the Effective Time, including, without limitation, Section 6.10.

Section 10.02    Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the Investar Meeting or the WFB Meeting no amendment will be made which by Law requires further approval by the shareholders of Investar or WFB, as applicable, without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 10.03    Governing Law; Jurisdiction.

(a)    This Agreement will be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Louisiana, without regard for conflict of law provisions.

(b)    Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Louisiana (the “Louisiana Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Louisiana Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Louisiana Courts, (iii) waives any objection that the Louisiana Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 10.06.

Section 10.04    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.04.

Section 10.05    Expenses. Except as otherwise provided in Section 8.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement will limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 10.06    Notices. All notices, requests and other communications hereunder to a Party, will be in writing and will be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices will be deemed effective upon delivery.

(a)          if to Investar, to:

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Attention:     John D’Angelo, President

E-mail:         john.dangelo@investarbank.com

with copies (which will not constitute notice to Investar) to:

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Attention:     John R. Campbell, Executive Vice President and Chief Financial Officer

E-mail:         john.campbell@investarbank.com

and:

Fenimore Kay Harrison LLP

420 Nichols Road, Second Floor

Kansas City, Missouri 64112

Attention:     Stephanie E. Kalahurka

E-mail:         skalahurka@fkhpartners.com

(b)          if to WFB, to:

Wichita Falls Bancshares, Inc.

3801 Fairway Boulevard

Wichita Falls, Texas 76310

Attention:     Sam Beard, Chairman of the Board

E-mail:         sbeard@fnbtx.com

with a copy (which will not constitute notice to WFB) to:

Bradley Arant Boult Cummings LLP

1445 Ross Avenue, Suite 3600

Dallas, Texas 75202

Attention:     Robert N. Flowers

E-mail:         rflowers@bradley.com

Section 10.07    Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 6.10, Investar and WFB hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 6.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the Knowledge of any of the Parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.08    Severability. In the event that any one or more provisions of this Agreement will for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.09    Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.10    Interpretation.

(a)    When a reference is made in this Agreement to sections, exhibits or schedules, such reference will be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text will control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)    The WFB Disclosure Schedule and the Investar Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, will be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule will be deemed disclosed for purposes of any other section of Article IV or Article V, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by either Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement will not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d)    Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority will include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one Party or its representatives to the other Party or its representatives prior to the date hereof, (b) included in the virtual data room of a Party prior to the date hereof, or (c) included in any registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished by Investar to the SEC and which is publicly available, and (ii) the word “or” is not exclusive.

(e)    Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 10.11    Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 10.11 will be void. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.12    Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

Section 10.13    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No Party hereto or to any such agreement or instrument will raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

INVESTAR HOLDING CORPORATION

By:	/s/ John D’Angelo
John D’Angelo
President and Chief Executive Officer

WICHITA FALLS BANCSHARES, INC.

By:	/s/ Sam Beard
Sam Beard
Chairman of the Board

EXHIBIT A

FORM OF BANK MERGER AGREEMENT

AGREEMENT AND PLAN OF BANK MERGER

This Agreement and Plan of Bank Merger (this “Bank Merger Agreement”), is made and entered into as of July 1, 2025, by and between Investar Bank, National Association, a national banking association with its main office in Baton Rouge, Louisiana (“Investar Bank”), and First National Bank, a national banking association with its main office in Wichita Falls, Texas (“FNB”).

RECITALS:

WHEREAS, Investar Holding Corporation, a Louisiana corporation and registered financial holding company (“Investar”), owns all of the outstanding capital stock of Investar Bank, and Wichita Falls Bancshares, Inc., a Texas corporation and registered financial holding company (“WFB”), owns all of the outstanding capital stock of FNB;

WHEREAS, Investar and WFB are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which Investar will acquire all of the outstanding capital stock of WFB through the merger of WFB with and into Investar, with Investar surviving the merger (the “Merger”);

WHEREAS, FNB is a national banking association, duly organized and existing under the laws of the United States of America, having its principal office in the City of Wichita Falls, State of Texas, with authorized capital stock consisting of 187,500 shares of common stock, par value $5.00 per share (“FNB Stock”), of which 178,000 are issued and outstanding;

WHEREAS, Investar Bank is a national banking association, duly organized and existing under the laws of the United States of America, having its principal office in the City of Baton Rouge, State of Louisiana, with authorized capital stock consisting of 40,000,000 shares of common stock, par value $1.00 per share (“Investar Bank Stock”), of which 3,943,600 shares are issued and outstanding;

WHEREAS, each of the Board of Directors of FNB and the Board of Directors of Investar Bank has approved this Bank Merger Agreement, subject to the consummation of the Merger and the receipt of all required regulatory approvals, and has authorized the execution hereof;

WHEREAS, under this Bank Merger Agreement, FNB shall be merged with and into Investar Bank (“Bank Merger”); and

WHEREAS, as and when required by the provisions of this Bank Merger Agreement, all such actions as may be necessary or appropriate shall be taken by FNB and Investar Bank in order to consummate the Bank Merger.

NOW, THEREFORE, in consideration of the premises, Investar Bank and FNB hereby agree that FNB shall be merged with and into Investar Bank on the following terms and conditions:

1.	Merger of FNB and Investar Bank. At the Effective Time (as defined in Section 12), FNB shall be merged with and into Investar Bank in accordance with 12 U.S.C § 215.

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2.

Effects of the Bank Merger. The Bank Merger will have the effects set forth in 12 U.S.C § 215 and this Bank Merger Agreement. At the Effective Time, the corporate existence of FNB will be merged with and into and continued in Investar Bank, as the bank surviving the Bank Merger (the “Surviving Bank”). The name of the Surviving Bank will be “Investar Bank, National Association”. Without limiting the generality of and subject to the foregoing, all of the property, rights, privileges, powers and franchises of FNB will vest in Investar Bank, as the Surviving Bank, without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon, and all debts, liabilities, obligations, restrictions and duties of FNB will become the debts, liabilities, obligations, restrictions and duties of Investar Bank.

3.

Articles of Association and Bylaws. The Articles of Association and Bylaws of Investar Bank, as in effect immediately before the Effective Time, will be the Articles of Association and Bylaws of the Surviving Bank until thereafter changed or amended as provided by applicable law.

4.

Directors and Officers. At the Effective Time and until thereafter changed in accordance with any applicable law or the constituent documents of the Surviving Bank, the directors and senior officers of Investar Bank immediately prior to the Effective Time shall be the directors and senior officers of the Surviving Bank; provided, however, that at or prior to the Effective Time, Investar Bank will cause the number of directors that comprise the full Board of Directors of the Surviving Bank to be increased by two (2) and shall appoint David Flack and James Dunkerley (the “Board Representatives”) to serve as directors of the Surviving Bank from and after the Effective Time until such Board Representatives are succeeded in accordance with the Bylaws of the Surviving Bank.

5.

Conversion of Securities. At the Effective Time, by virtue of this Bank Merger Agreement and without any further action on the part of any holder, (i) each issued and outstanding share of Investar Bank Stock will continue to remain outstanding and to represent one share of common stock of Investar Bank, and (ii) each issued and outstanding share of FNB Stock will be cancelled.

6.

Shareholder Approval. This Bank Merger Agreement shall be submitted for approval to the sole shareholder of Investar Bank and the sole shareholder of FNB for approval by written consent as soon as practicable after execution of this Bank Merger Agreement. Upon approval by the sole shareholder of Investar Bank and the sole shareholder of FNB, this Bank Merger Agreement shall be made effective as soon as practicable thereafter as provided in Section 12 hereof but not prior to the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement. Any shareholder of Investar Bank or FNB voting against the Bank Merger shall have dissenters’ rights of appraisal in accordance with applicable law.

7.

Conditions to Consummation of the Bank Merger. Consummation of the Bank Merger as provided herein will be conditioned upon consummation of the Merger as contemplated by the Merger Agreement. In addition, all obligations of the parties under this Bank Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Bank Merger, including, without limitation, shareholder approval and the approval of any regulatory agency having jurisdiction over FNB or Investar Bank, including, without limitation, the Office of the Comptroller of the Currency.

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8.

Termination. This Bank Merger Agreement will terminate upon the termination of the Merger Agreement in accordance with its terms and in no other manner. Upon such termination, neither party will have any further liability or obligation by reason of this Bank Merger Agreement to the other party.

9.

Representations and Warranties of FNB. FNB is a national banking association duly organized and existing under the laws of the United States. FNB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Bank Merger Agreement.

10.

Representations and Warranties of Investar Bank. Investar Bank is a national banking association duly organized and existing under the laws of the United States. Investar Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Bank Merger Agreement.

11.

Waiver; Amendment. Any term or condition of this Bank Merger Agreement may be waived at any time prior to the Effective Time by the party that is entitled to the benefits thereof. This Bank Merger Agreement may be amended or modified at any time prior to the Effective Time, whether before or after action thereon by the shareholders of FNB and Investar Bank, by action of both FNB and Investar Bank. Any waiver, modification or amendment of this Bank Merger Agreement must be in writing.

12.

Effective Time. Subject to the terms and conditions specified in this Bank Merger Agreement and the Merger Agreement, and upon satisfaction of all requirements of law, the Bank Merger will become effective at the date and time designated by Investar Bank and specified in specified in the certification of the Merger to be issued by the Office of the Comptroller of the Currency (“Effective Time”).

13.

Multiple Counterparts. For the convenience of the parties, this Bank Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Bank Merger Agreement. A facsimile or scanned “PDF” transmission of a signed counterpart of this Bank Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

14.

Governing Law. THIS BANK MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY (I) THE LAWS OF THE STATE OF LOUISIANA APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF LOUISIANA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW AND, (II) TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES.

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15.

Further Assurances. Each party will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Bank Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

16.

Severability. If any provision of this Bank Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) this Bank Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Bank Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Bank Merger Agreement; and (iii) there will be added automatically as a part of this Bank Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

17.

Specific Performance. Each party hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Bank Merger Agreement were not performed according to its terms or otherwise were materially breached. Each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party is entitled to seek injunctive relief to prevent breach of performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled.

18.

Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Bank Merger Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Bank Merger Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Bank Merger Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

19.

Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Bank Merger Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Bank Merger Agreement, or any provision herein contained, it being the intent of the parties hereto that this Bank Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Bank Merger Agreement and for the benefit of no other person, except as expressly provided for herein. Nothing in this Bank Merger Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Bank Merger Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Bank Merger Agreement, except as expressly provided for herein. No party to this Bank Merger Agreement will assign this Bank Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Except as provided for in the preceding sentence, any assignment made or attempted in violation of this Section is void and of no effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, Investar Bank and FNB have caused this Bank Merger Agreement to be executed by their duly authorized officers as of the date first above written.

INVESTAR BANK, NATIONAL ASSOCIATION,

a national banking association

By:

      John D’Angelo

      President and Chief Executive Officer

FIRST NATIONAL BANK,

a national banking association

By:

      Stan Pinkham

      President and Chief Executive Officer

[Signature Page to Bank Merger Agreement]

EXHIBIT B

FORM OF VOTING AGREEMENT

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of July 1, 2025, by and between the undersigned holder (“Shareholder”) of common stock of Wichita Falls Bancshares, Inc., a Texas corporation (“WFB”), and Investar Holding Corporation, a Louisiana corporation (“Investar”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Investar and WFB are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which WFB will merge with and into Investar, with Investar as the surviving entity (the “Merger”), and in connection with the Merger, each share of WFB Common Stock (excluding Dissenting Shares and WFB Cancelled Shares) issued and outstanding at the Effective Time will be converted into and exchanged for the right to receive the Per-Share Merger Consideration.

WHEREAS, Shareholder is the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) (“Beneficial Owner”) of and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of WFB Common Stock indicated on the signature page of this Agreement under the heading “Number of Shares of WFB Common Stock Subject to this Agreement”; provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of WFB Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument or those issued upon conversion, being referred to collectively as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of Investar to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, Investar entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Investar in connection therewith, Shareholder and Investar agree as follows:

Section 1.	Agreement to Vote Shares. While this Agreement is in effect, except as otherwise agreed to in writing in advance by Investar, Shareholder shall:

(a)	appear at the WFB Meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of WFB and adopted in accordance with the terms thereof) at the WFB Meeting; (ii) in favor of any proposal to adjourn or postpone the WFB Meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WFB contained in the Merger Agreement or of Shareholder contained in this Agreement presented at the WFB Meeting or any other meeting of shareholders of WFB held prior or subsequent to the WFB Meeting; and (iv) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement presented at the WFB Meeting or any other meeting of shareholders of WFB held prior or subsequent to the WFB Meeting.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of WFB, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.  Shareholder agrees that, for purposes of this Section 1, Shareholder’s obligations with respect to the WFB Meeting shall also apply to any other meeting of WFB shareholders, however called, or any adjournment thereof, or in any other circumstance in which Shareholder is entitled to vote, consent or give approval of the Merger Agreement or the transactions contemplated thereby.

Section 2.

No Transfers. Until the earlier of the termination of this Agreement pursuant to Section 6 and receipt of the Requisite WFB Shareholder Approval, Shareholder will not, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (d) transfers to any other shareholder of WFB who has executed a WFB Voting Agreement on the date hereof, and (e) such transfers as Investar may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.	Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Investar as follows:

(a)	Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)

This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Investar, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. If Shareholder is married and his or her Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

(c)

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)

Shareholder is the Beneficial Owner of all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder is not the Beneficial Owner of any shares of capital stock of WFB other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock.

Section 4.

No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of WFB, shall not, nor shall such Shareholder authorize or permit any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), except in his capacity as a director or officer of WFB and under circumstances for which such actions are permitted for WFB under the Merger Agreement, (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Investar) any information or data with respect to WFB or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of WFB’s shareholders with respect to an Acquisition Proposal. Each Shareholder will promptly advise Investar of each contact the Shareholder or any of his or her representatives may receive from any person relating to any Acquisition Proposal or otherwise indicating that any person may wish to precipitate or engage in any transaction arising out of any Acquisition Proposal and will provide Investar with all information Investar requests that is available to the Shareholder regarding any Acquisition Proposal or possible Acquisition Proposal.

Section 5.

Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of Investar to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Investar if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Investar will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Investar has an adequate remedy at law. Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Investar’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Investar shall have the right to inform any third party that Investar reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Investar hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Investar set forth in this Agreement may give rise to claims by Investar against such third party. Investar will be entitled to recover reasonable attorneys’ fees and other out of pocket costs and expenses incurred by it in connection with the enforcement or protection of its rights hereunder.

Section 6.

Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) termination of the Merger Agreement in accordance with its terms and (b) completion of the transactions contemplated by the Merger Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.

Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 8.

Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

Section 9.

Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.

Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of WFB, and it shall not apply in any manner to Shareholder in his, her or its capacity as a director or officer of WFB, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of WFB, if applicable.

Section 11.

Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Louisiana, without regard for conflict of law provisions.

Section 12.

Jurisdiction. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Louisiana in East Baton Rouge Parish or the United States District Court, Middle District of Louisiana. Each party consents to the jurisdiction of such Louisiana court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Louisiana court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 13.

WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14.

Waiver of Appraisal Rights; Further Assurances. Shareholder (a) confirms such Shareholder’s knowledge of the availability of the rights of dissenting shareholders under the Texas Business Organizations Code with respect to the Merger and has reviewed the provisions thereof and (b) agrees not to exercise any right of appraisal or rights to dissent that Shareholder may now or hereafter have with respect to the Shares. From time to time prior to the termination of this Agreement, at Investar’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Investar, Investar Bank, WFB, First National Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 15.

Disclosure. Shareholder hereby authorizes WFB and Investar to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Joint Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that upon request Investar shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.

Section 16.

Notices. All notices, requests, demands and other communications required or permitted hereby must be in writing and will be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

Section 17.

Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 18.

Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

Section 19.

Nonassignability; Parties in Interest; Death or Incapacity. Neither this Agreement, nor any of the rights, interests, or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a Shareholder without the prior written consent of WFB, and any such assignment or delegation in contravention thereof will be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.  All authority conferred herein will survive the death or incapacity of a Shareholder and, in the event of a Shareholder’s death or incapacity, any obligation of the Shareholder under this Agreement will be binding upon the heirs, personal representatives, successors and assigns of the Shareholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

INVESTAR HOLDING CORPORATION

By:

      John D’Angelo

      President and Chief Executive Officer

Address:

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Attention: John D’Angelo, President

E-mail: john.dangelo@investarbank.com

with a copy to (which shall not constitute notice):

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Attention: John R. Campbell, Executive Vice President and Chief Financial Officer

E-mail: john.campbell@investarbank.com

SHAREHOLDER

[●]

Number of Shares of WFB Common Stock Subject to this Agreement:

Spouse

Address:

__________________________________________

__________________________________________

Email: ____________________________________

[Signature Page – Voting Agreement]

EXHIBIT C

FORM OF DIRECTOR SUPPORT AGREEMENT

DIRECTOR SUPPORT AGREEMENT

This Director Support Agreement (this “Agreement”), is dated as of July 1, 2025, by and between the undersigned (“Director”) and Investar Holding Corporation, a Louisiana corporation (“Investar”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Investar and Wichita Falls Bancshares, Inc., a Texas corporation (“WFB”) are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which WFB will merge with and into Investar, with Investar as the surviving entity (the “Merger”);

WHEREAS, immediately following the Effective Time or on such later date as may be determined by Investar in its sole discretion, First National Bank, a national banking association and a direct wholly-owned subsidiary of WFB (“FNB”), will merge with and into Investar Bank, a national banking association and a direct wholly-owned subsidiary of Investar, with Investar Bank as the surviving bank (the “Bank Merger”);

WHEREAS, as of and prior to the date hereof, Director serves and has served as a member of the Board of Directors of WFB and/or FNB;

WHEREAS, Director has had access to certain Confidential Information and Trade Secrets (each as hereinafter defined), including, without limitation, information concerning business, relationships between WFB and/or FNB and their respective subsidiaries, vendors, customers, and competitors; and such Confidential Information and Trade Secrets constitute a substantial asset to be acquired by Investar; and

WHEREAS, Director recognizes that Investar and WFB’s willingness to enter into the Merger Agreement is dependent on Director entering into this Agreement (including the restrictive covenants below) and therefore this Agreement is incident thereto.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, Investar and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.

Director Support. From and after the date hereof, Director agrees to refrain from knowingly and intentionally harming the goodwill of any of Investar, Investar Bank, WFB and FNB and their respective subsidiaries, and their respective customer and client relationships.

Section 2.	Restrictive Covenants.

(a)

Director acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Merger and the Bank Merger and the goodwill thereof. Director acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that Director has been engaged in the business of WFB and/or FNB and Director’s relationship with the customers of WFB and/or FNB. Director further acknowledges that the restrictions contained herein are not burdensome to Director in light of the other opportunities that remain open to Director. Moreover, Director acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time.

(b)	Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with Investar as follows:

(i)

Director will not disclose or, other than in any capacity for or on behalf of Investar, Investar Bank, WFB or FNB or their respective subsidiaries, use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law, provide Investar with prompt notice of such requirement prior to the disclosure so that Investar may waive the requirements of this Agreement or seek an appropriate protective order at Investar’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.

(ii)

For a period beginning on the date hereof and ending two (2) years after the Effective Time (the “Protection Period”), Director will not (except on behalf of or with the prior written consent of Investar), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer or former customer of Investar, Investar Bank, WFB or FNB (each a “Protected Party”), including actively sought prospective customers of FNB as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.

(iii)

During the Protection Period, Director will not call on, urge, induce or seek to induce any person known by Director to be a customer or former customer of any Protected Party to terminate its banking business with such Protected Party or to cancel, reduce, limit or in any manner interfere with any banking business between such Protected Party and the person known by Director to be a customer or former customer.

(iv)

During the Protection Period, Director will not (except on behalf of or with the prior written consent of Investar), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any Person (as hereinafter defined) engaging in a business that is Competitive anywhere within the Protected Territory. Notwithstanding the foregoing, Director is permitted hereunder to own, directly or indirectly, up to one percent (1%) of the issued and outstanding securities of any financial institution that is actively traded on a national securities exchange.

(v)

During the Protection Period, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit, hire, or recruit or attempt to solicit, hire, or recruit, directly or by assisting others, any person who is, or within the twelve (12) months preceding the Effective Time was, an employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.

(c)	For purposes of this Agreement, the following terms shall be defined as set forth below:

(i)

“Competitive,” with respect to particular products or services or a business, means products or services or a business that are the same as or similar to the products or services or the business of any Protected Party.

(ii)

“Confidential Information” means and includes all information regarding any of the Protected Parties that is not generally available to the public and/or the Trade Secrets of any Protected Party. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for any of the Protected Parties, the Surviving Company or the Surviving Bank or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of any confidentiality obligations of WFB and any of its Affiliates, or any director, officer or employee of WFB or any of its Affiliates; (ii) was available to the disclosing party, prior to disclosure by a Protected Party, on a non-confidential basis from a source other than Director and is not known by Director, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (iii) was independently acquired or developed by Director without violating any obligations of this Agreement.

(iii)

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

(iv)	“Protected Territory” means the area within fifty (50) miles of any banking location operated by WFB or FNB at any time during the twelve (12) month period immediately prior to the Effective Time.

(v)

“Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:

(A)

derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(B)	is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(d)

Director acknowledges that each of the Protected Parties’ respective businesses are highly competitive, that the Confidential Information and Trade Secrets constitute valuable, special and unique assets to be acquired by the Surviving Company in the Merger and constitute existing valuable, special, and unique assets held by each of the Protected Parties pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to each of the Protected Parties.

(e)

Director acknowledges that irreparable loss and injury would result to Investar upon the breach of any of the covenants contained in this Section 2 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, Investar may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 2, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages, and attorney’s fees, and, notwithstanding Investar’s right to so seek damages, Director waives any defense that an adequate remedy for Investar exists under law. In the event that the provisions of this Section 2 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

Section 3.

Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (a) termination of the Merger Agreement prior to the consummation of the Merger or (b) the expiration of the Protection Period; provided, however, that the restriction regarding Confidential Information and Trade Secrets in Section 2(b)(i) will survive indefinitely the expiration of the Protection Period. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement. In the event that Investar shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 2 of this Agreement by Director and Investar is successful on the merits of such lawsuit, then any time period set forth in this Agreement, including the Protection Period, will be extended one month for each month Director was in breach of this Agreement, such that Investar is provided the benefit of the full term of this Agreement and the Protection Period.

Section 4.

Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to Investar:	Investar Holding Corporation
10500 Coursey Boulevard, 3rd Floor
Baton Rouge, Louisiana 70816
Attention: John D’Angelo, President
E-mail: john.dangelo@investarbank.com

with copy to (which will not constitute notice to Investar) to:
Investar Holding Corporation
10500 Coursey Boulevard, 3rd Floor
Baton Rouge, Louisiana 70816
Attention: John R. Campbell, Executive Vice President and Chief Financial Officer
E-mail: john.campbell@investarbank.com

If to Director:	The address of Director’s principal residence as it appears in WFB’s records as of the date hereof, as subsequently modified by Director’s provision of written notice regarding the same to Investar.

Section 5.

Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Texas, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement may be brought in the courts of record of the State of Texas in Wichita County or the United States District Court, Northern District of Texas. Each party consents to the jurisdiction of such court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 6.

Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

Section 7.

Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and Investar. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

Section 8.

Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.

Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 10.

Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

Section 11.

Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 12.

Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

INVESTAR HOLDING CORPORATION

By:

      John D’Angelo

      President and Chief Executive Officer

DIRECTOR

[●]

[Signature Page – Director Support Agreement]

EXHIBIT D

FORM OF CLAIMS LETTER

CLAIMS LETTER

July 1, 2025

Investar Holding Corporation

10500 Coursey Boulevard, 3rd Floor

Baton Rouge, Louisiana 70816

Ladies and Gentlemen:

This letter is delivered pursuant to the Agreement and Plan of Merger, dated as of July 1, 2025 (the “Merger Agreement”), by and between Investar Holding Corporation, a Louisiana corporation (“Investar”), and Wichita Falls Bancshares, Inc., a Texas corporation (“WFB”).

Concerning any claims which the undersigned may have against WFB or any of its subsidiaries, including First National Bank (each, a “WFB Entity”), in his or her capacity as an officer, director or employee of any WFB Entity, and in consideration of the promises and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:

Section 1.	Definitions. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.

Section 2.	Release of Certain Claims.

(a)

The undersigned hereby releases and forever discharges each WFB Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned has or claims to have, or previously had or claimed to have, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for the items listed in Section 2(b) below.

(b)	The parties acknowledge and agree that the Released Claims do not include any of the following (collectively, the “Excluded Claims”):

(i)

compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in the Merger Agreement;

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(ii)	any Claims that the undersigned may have in connection with any deposit accounts held at First National Bank;

(iii)	any rights to the Per-Share Merger Consideration that the undersigned may have under the Merger Agreement; or

(iv)

any right to indemnification that the undersigned may have under the articles of incorporation and bylaws or equivalent organizational documents of any WFB Entity, under applicable law or the Merger Agreement.

(c)

The undersigned represents and warrants that in his or her capacity as a director, officer, employee, customer or shareholder of any WFB Entity, the undersigned has no knowledge of any Claims that the undersigned or his or her Affiliates may have against the Released Parties, other than the Excluded Claims. The undersigned further represents and warrants to the Released Parties that the undersigned is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration) to any person, any Claims that would otherwise be released by this Release, but for such sale, assignment or transfer.

(d)

Attached as Schedule 1 hereto is a list of all loans outstanding from First National Bank to the undersigned or his or her Affiliates (the “Loans”). The undersigned acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against First National Bank in respect of such Loans.

Section 3.

Forbearance. The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.

Section 4.

Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Released Party, the undersigned will indemnify and hold harmless each Released Party from and against all loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of the undersigned of any claim or matter purported to be released under this Release.

Section 5.	Miscellaneous.

(a)	This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Texas, without regard for conflict of law provisions.

(b)

This Release is executed and delivered in connection with and under the Merger Agreement and will be construed as a part of the transactions contemplated by the Merger Agreement.  If any provision of this Release or the application thereof to any person or circumstance is determined to be invalid or unenforceable to any extent, such provision will be deemed severable, the remainder of this Release and the application of all other provisions will not be affected thereby and will be enforced to the greatest extent permitted by law.  To the extent that any provision of this Release is determined to be broader than is otherwise enforceable, the undersigned directs that a court of competent jurisdiction should seek to reform that provision in a manner so that it may be enforced to the maximum extent permitted under applicable law.

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(c)

This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Released Claims, and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

(d)	This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.

(e)

This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.

(f)

The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.

(g)

The undersigned acknowledges that the Released Parties would suffer immediate and irreparable harm and would not have an adequate remedy at law for monetary damages if the undersigned or any person acting in the name or on behalf of the undersigned violates any of his or her obligations contained in this Release.  Accordingly, without the necessity of proving actual damages or posting bond or other security, a Released Party will be entitled to seek temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Released Party may be entitled, at law or in equity.  In such a situation, the Released Party may pursue any remedy available, and the pursuit of any particular remedy or remedies will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

(h)

This letter is effective as of the date hereof and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. The undersigned hereby agrees to provide a bring-down letter in connection with the consummation of the Merger extending the release provided hereunder to any Claims arising from the date hereof and the Closing Date.

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(i)

If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).

(j)

WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[Signature Page Follows]

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Sincerely,

Signature of Director or Executive Officer

Print Name

[Signature Page – Claims Letter]

On behalf of Investar Holding Corporation, I hereby acknowledge receipt of this letter as of this day of [●], 2025.

INVESTAR HOLDING CORPORATION

By:

      John D’Angelo

      President and Chief Executive Officer

[Signature Page – Claims Letter]

Schedule 1

Outstanding Loans

None

[Schedule 1 – Claims Letter]

Annex B

June 24, 2025

Board of Directors

Wichita Falls Bancshares, Inc.

3801 Fairway Boulevard

Wichita Falls, TX 76310

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Wichita Falls Bancshares, Inc. (“WFB” or the “Company”) of the Per-Share Merger Consideration (as defined below) to be received by the shareholders of the Company in the proposed merger transaction (the “Merger”) with Investar Holding Corporation (“Investar”) whereby pursuant to the Agreement and Plan of Merger to be dated on, or about, June 27, 2025 (the “Agreement”), at the Effective Time, WFB will merge with and into Investar. Investar will be the Surviving Company in the Merger and will continue its existence as a corporation under the laws of the State of Louisiana. As of the Effective Time, the separate corporate existence of WFB will cease. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

Per-Share Stock Consideration means a number of validly issued, fully paid and nonassessable shares of Investar Common Stock equal to the Exchange Ratio. Exchange Ratio means the quotient of (i) the Exchange Pool divided by (ii) the aggregate number of issued and outstanding shares of WFB Common Stock (excluding WFB Cancelled Shares) immediately prior to the Effective Time, as may be adjusted pursuant to Section 3.08 of the Agreement. Exchange Pool means an aggregate number of shares of Investar Common Stock equal to the sum of (i) 3,955,334 plus (ii) the product of (A) each dollar of WFB Converted Principal multiplied by (B) 0.0425.

Per-Share Cash Consideration means the quotient of (i) the Cash Consideration divided by (ii) the aggregate number of issued and outstanding shares of WFB Common Stock (excluding WFB Cancelled Shares) immediately prior to the Effective Time. Cash Consideration means cash in an amount equal to the sum of (i) $7,200,000 plus (ii) the product of (A) each dollar of WFB Converted Principal multiplied by (B) $0.11.

Per-Share Merger Consideration means the sum of: (i) the Per-Share Stock Consideration plus (ii) the Per-Share Cash Consideration. Per Company management, the Convertible Subordinated Debt is expected to have no impact on the Per-Share Merger Consideration.

Olsen Palmer LLC is an investment banking firm that has acted as financial advisor to the Company in connection with the Merger.  Olsen Palmer LLC, as part of its investment banking services, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. We will receive a fee for our services pursuant to the terms of our engagement with the Company, a substantial portion of which is contingent upon consummation of the Merger.  We will also receive a fee for rendering this

1501 M Street, NW │ Suite 250│ Washington, D.C. 20005

202.808.3306 │ www.olsenpalmer.com

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Board of Directors

Wichita Falls Bancshares, Inc.

June 24, 2025

opinion. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement.

Olsen Palmer LLC has not provided investment banking and financial advisory services to the Company or Investar during the two-year period prior to the date hereof, except with respect to the Merger.  Olsen Palmer LLC may provide investment banking, financial advisory and other financial services to the Company and/or Investar in the future, for which Olsen Palmer LLC may receive compensation.

In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed:

(i)	a draft version of the Agreement dated June 19, 2025;
(ii)	current and historical market prices of Investar Common Stock as well as a comparison of certain financial information for Investar with similar institutions for which publicly available information is available;
(iii)	certain financial statements and other historical financial information of the Company and Investar that we deemed relevant;
(iv)	internal financial projections for the Company for the years ending December 31, 2025, December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029, December 31, 2030, and December 31, 2031 as provided by the Company;
(v)	publicly available consensus analyst earnings per share estimates for Investar for the years ending December 31, 2025 and December 31, 2026 as well as internal financial projections for Investar for the years ending December 31, 2025 and December 31, 2026;
(vi)	a comparison of certain financial information for the Company with similar institutions for which publicly available information is available;
(vii)	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;
(viii)	an analysis of the relative contribution that the Company and Investar will make to the combined company;
(ix)	an estimated range of the intrinsic value of the Company based on internal financial projections for the Company as provided by the Company;
(x)	the estimated pro forma financial impact of the Merger on Investar, based on assumptions relating to transaction expenses, acquisition accounting adjustments, and cost savings as communicated to Olsen Palmer LLC by representatives of Investar;
(xi)	the current market environment generally and the banking industry in particular; and
(xii)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

We also discussed with certain members of senior management of the Company and its representatives the business, financial condition, results of operations and prospects of the Company. Olsen Palmer LLC had similar discussions with certain members of Investar and its representatives regarding the business, financial condition, results of operations, and prospects of Investar.

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Board of Directors

Wichita Falls Bancshares, Inc.

June 24, 2025

In performing our review, and for purposes of rendering our opinion, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or Investar or their representatives or that was otherwise reviewed by us and have assumed, without independent verification, such accuracy and completeness of all such information. We have further relied on the assurances of the management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of any assets, the collateral securing any assets or the liabilities (contingent or otherwise) of the Company or any of its subsidiaries and no such evaluation or appraisal was provided to us. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of the Company. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company, or the combined entity after the Merger and we have not reviewed any individual credit files relating to Investar or the Company. We have assumed, with your consent, that the allowance for loan losses for both Investar and the Company is adequate to cover such losses. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances or reviewed or examined any individual loan or credit files. We assumed, with your consent, that the respective allowances for loan and lease losses set forth in the financial statements of Investar and the Company are adequate to cover such losses and comply fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements.

We have assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement and all related agreements will perform, in all material respects, all of the covenants required to be performed by such party thereunder, that the conditions precedent in the Agreement are not waived and that the Merger is lawful.  We have also assumed that in the course of obtaining any necessary regulatory approvals for the consummation of the Merger, no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Merger. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the version of the Agreement identified above.  Finally, with your consent, we have relied upon the advice the Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement, and we have assumed that all such advice was correct.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our opinion. We have not undertaken to update, revise, reaffirm

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Board of Directors

Wichita Falls Bancshares, Inc.

June 24, 2025

or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Our opinion is directed solely to the Board of Directors of the Company (solely in its capacity as such) in connection with its consideration of the Merger and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company) or used for any other purpose without our prior written consent. This Opinion does not constitute a recommendation to the Board of Directors of the Company or to any shareholder of either the Company or Investar as to how any such member of such board or any shareholder should vote at any meeting called to consider and vote upon the Merger.  We express no opinion as to the fairness of the Per-Share Merger Consideration to the creditors or other constituencies of the Company.  Our opinion is directed only to the fairness, from a financial point of view, of the Per-Share Merger Consideration to the shareholders of the Company and does not address the underlying business decision of the Company to engage in the Merger or the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company.  This opinion should not be construed as creating any fiduciary duty on the part of Olsen Palmer LLC to any party or person.  This opinion shall not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, or used for any other purposes, without Olsen Palmer LLC’s prior written consent. This Opinion was not reviewed or issued by a fairness opinion committee.  We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents),  or (ii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Per-Share Merger Consideration or otherwise.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Per-Share Merger Consideration to be received by the shareholders of the Company in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

Olsen Palmer LLC

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Annex C

June 24, 2025

PERSONAL AND CONFIDENTIAL

Board of Directors

Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, LA 70816

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be paid to Wichita Falls Bancshares, Inc. (“FNB”) in connection with the proposed acquisition (the “Merger”) by Investar Holding Corporation (“ISTR") subject to the terms and conditions of the Agreement and Plan of Merger dated June 24, 2025 (the "Agreement"). Capitalized terms used herein that are not defined shall have the meaning given to such items in the Agreement.

The Agreement provides that the shares of Company Stock outstanding immediately prior to the Effective Time (excluding any Treasury Shares and including any shares of restricted Company Stock, all such shares are defined in the Agreement as the “Outstanding Company Shares”) shall, subject to Section 3.1 of the Agreement with respect to any Dissenting Shares, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into and represent the right to receive in the aggregate (i) Seven Million, Two Hundred Thousand Dollars ($7,200,000) in cash, and (ii) 3,955,334 shares of ISTR common stock. The preceding is referred to herein as “the Merger Consideration” and is subject to certain adjustments as detailed in the Agreement.

Janney Montgomery Scott LLC ("Janney"), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of Janney and its affiliates may from time-to-time effect transactions and hold

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June 24, 2025

securities of ISTR. To the extent that we have any such position as of the date of this opinion, it has been disclosed to ISTR. This opinion has been reviewed and approved by Janney’s Fairness Committee. In addition, Janney has not had a relationship with ISTR for which we have received compensation during the prior two years.

We have acted as ISTR’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive compensation from ISTR for rendering this opinion, of which we became entitled to receive upon delivery of this opinion. The portion of our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Merger. ISTR has agreed to indemnify us and our affiliates for certain liabilities arising out of our engagement and to reimburse us for certain out-of-pocket expenses incurred in connection with our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement and assumed it to be in substantially the same form as the final agreement in all material respects;

(ii)	familiarized ourselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of ISTR and FNB;

(iii)	reviewed certain financial statements, both audited and unaudited, and related financial information of ISTR and FNB, including annual and quarterly reports filed by the parties with the Federal Deposit Insurance Corporation;

(iv)	discussed with management the future financial prospects of ISTR and FNB in preparing financial projections and pro formas;

(v)	compared certain aspects of the financial performance of ISTR and FNB with similar data available for certain other financial institutions;

(vi)	reviewed the potential amount and timing of cost savings expected to be achieved as a result of the Merger;

(vii)	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant; and

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June 24, 2025

(viii)	performed such other analyses and considered such other factors as we deemed appropriate.

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by ISTR and FNB and in the discussions with ISTR’s representatives.  We have not independently verified the accuracy or completeness of any such information.  In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of ISTR and FNB and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections.  We were not retained to and did not conduct a physical inspection of any of the properties or facilities of ISTR or FNB or any of their respective subsidiaries.  In addition, we have not reviewed individual credit files, nor have we made an independent evaluation or appraisal of the assets and liabilities of ISTR or FNB nor any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Agreement, when executed by the parties thereto, will conform, in all material respects to our analyses and this opinion, to the draft of the Agreement reviewed by us and that the proposed Merger will be consummated in accordance with the terms set forth in the Agreement. We have assumed that the proposed Merger is, and will be, in compliance with all laws and regulations that are applicable to ISTR and FNB.  In rendering this opinion, we have been advised by both ISTR and FNB that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof.  Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm,

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June 24, 2025

revise or update this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

Our opinion does not address the merits of the underlying decision by ISTR to engage in the proposed Merger and does not constitute a recommendation to any shareholder of ISTR as to how such shareholder should vote on the proposed Merger or any other matter related thereto.  We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Merger by any officer, director, or employee, or class of such persons.

This letter is solely for the information of the Board of Directors of ISTR in its evaluation of the proposed Merger and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid to FNB in the Merger pursuant to the Agreement is fair, from a financial point of view, to the shareholders of ISTR.

Sincerely,

Janney Montgomery Scott LLC

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Annex D

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS
(TEXAS DISSENTERS’ RIGHTS STATUTE)

Sec. 10.351. APPLICABILITY OF SUBCHAPTER. (a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 56, eff. September 1, 2007.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 2, eff. September 1, 2017.

Sec. 10.353. FORM AND VALIDITY OF NOTICE. (a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL. (a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2005, 79th Leg., Ch. 64 (H.B. 1319), Sec. 39, eff. January 1, 2006.

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 14, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 15, eff. September 1, 2015.

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 3, eff. September 1, 2017.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 2, eff. September 1, 2019.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL. (a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by (A) a copy of this subchapter; or (B) information directing the owner to a publicly available electronic resource at which this subchapter may be accessed without subscription or cost; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 15, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 16, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 3, eff. September 1, 2019.

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL. (a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 16, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 17, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 4, eff. September 1, 2019.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER. (a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 17, eff. September 1, 2011.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS. (a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 19, eff. September 1, 2009.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST. (a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 57, eff. September 1, 2007.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES. (a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING. (a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall pay the amount of the judgment to the holder of the ownership interest on the terms and conditions ordered by the court.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER. (a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER. (a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 20, eff. September 1, 2009.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT. (a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 58, eff. September 1, 2007.

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 21, eff. September 1, 2009.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL. In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 59, eff. September 1, 2007.